                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-53012


The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED JULY 8, 2002
              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 2, 2002

                                  $783,736,000
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CP3
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                              mortgage loan sellers

                                 --------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of a segregated pool of commercial and multifamily mortgage loans. The trust fund will issue 20 classes of certificates, 6 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in August 2002. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of % of the total initial principal balance of the offered certificates plus accrued interest from July 1, 2002. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT.

                           APPROXIMATE            INITIAL                                                EXPECTED
                          TOTAL INITIAL        PASS-THROUGH        ASSUMED FINAL       RATED FINAL        RATINGS
    OFFERED CLASS       PRINCIPAL BALANCE          RATE          DISTRIBUTION DATE  DISTRIBUTION DATE  MOODY'S/FITCH
    -------------       -----------------          ----          -----------------  -----------------  -------------
Class A-1..........       $  50,680,000                %            March 2007          July 2035        Aaa /AAA
Class A-2..........       $ 127,174,000                %           February 2012        July 2035        Aaa /AAA
Class A-3..........       $ 521,910,000                %             June 2012          July 2035        Aaa /AAA
Class B............       $  34,708,000                %             July 2012          July 2035         Aa2/AA
Class C............       $  40,307,000                %             July 2012          July 2035          A2/A
Class D............       $   8,957,000                %             July 2012          July 2035          A3/A-

     Delivery of the offered certificates, in book-entry form only, will be made on or about July , 2002.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston Corporation will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON
                                 MORGAN STANLEY
                                                       PNC CAPITAL MARKETS, INC.

            The date of this prospectus supplement is July   , 2002.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-CP3

----   (LESS THAN) 1.00% OF INITIAL NET MORTGAGE POOL BALANCE
----   1.00% - 5.99% OF INITIAL NET MORTGAGE POOL BALANCE
----   6.00% - 9.99% OF INITIAL NET MORTGAGE POOL BALANCE
----   (GREATER THAN) 10.00% OF INITIAL NET MORTGAGE POOL BALANCE

COLORADO                2 PROPERTIES            0.84% OF TOTAL
NEBRASKA                2 PROPERTIES            1.09% OF TOTAL
MISSOURI                1 PROPERTY              5.06% OF TOTAL
IOWA                    4 PROPERTIES            2.07% OF TOTAL
WISCONSIN               1 PROPERTY              0.51% OF TOTAL
ILLINOIS                3 PROPERTIES            2.87% OF TOTAL
MICHIGAN                1 PROPERTY              1.45% OF TOTAL
OHIO                    4 PROPERTIES            2.61% OF TOTAL
PENNSYLVANIA            3 PROPERTIES            0.53% OF TOTAL
NEW YORK                1 PROPERTY              2.67% OF TOTAL
MASSACHUSETTS           1 PROPERTY              3.70% OF TOTAL
CONNECTICUT             5 PROPERTIES           11.07% OF TOTAL
NEW JERSEY              2 PROPERTIES            4.07% OF TOTAL
DELAWARE                1 PROPERTY              6.82% OF TOTAL
MARYLAND                4 PROPERTIES            1.90% OF TOTAL
VIRGINIA                2 PROPERTIES            0.65% OF TOTAL
NORTH CAROLINA          3 PROPERTIES            0.88% OF TOTAL
SOUTH CAROLINA          2 PROPERTIES            8.51% OF TOTAL
GEORGIA                 3 PROPERTIES            1.56% OF TOTAL
FLORIDA                12 PROPERTIES            8.01% OF TOTAL
ALABAMA                 3 PROPERTIES            2.99% OF TOTAL
ARKANSAS                2 PROPERTIES            0.27% OF TOTAL
OKLAHOMA                6 PROPERTIES            0.90% OF TOTAL
KANSAS                  2 PROPERTIES            0.76% OF TOTAL
TEXAS                  22 PROPERTIES           12.37% OF TOTAL
NEW MEXICO              1 PROPERTY              0.97% OF TOTAL
ARIZONA                 2 PROPERTIES            0.74% OF TOTAL
CALIFORNIA             15 PROPERTIES           14.15% OF TOTAL


                  MORTGAGED REAL PROPERTIES (BY PROPERTY TYPE)
                PERCENTAGE OF INITIAL NET MORTGAGE POOL BALANCE

INDUSTRIAL                     8.46%
OTHER                          2.67%
SELF STORAGE                   1.61%
MIXED USE                      1.36%
MANUFACTURED HOUSING           0.67%
RETAIL                        37.18%
MULTIFAMILY                   30.12%
OFFICE                        17.93%

[GRAPHIC OMITTED]

21.  ONE EL PASEO PLAZA
     Palm Desert CA


[GRAPHIC OMITTED]

15.  COLONIAL GRAND @ PALAMA SOLA
     Bradenton FL


[GRAPHIC OMITTED]

24B. 301 RIVERSIDE AVENUE
     Westport CT


[GRAPHIC OMITTED]

8.   LINCOLN TOWERS GARAGE
     New York NY


[GRAPHIC OMITTED]

1.   WESTFARMS MALL
     Farmington CT

[GRAPHIC OMITTED]

7.   PORTER RANCH TOWN CENTER
     Porter Ranch CA


[GRAPHIC OMITTED]

4.   GANNON WEST POINTE APARTMENTS
     Maryland Heights MO


[GRAPHIC OMITTED]

25.  SANDIA RIDGE APARTMENTS
     Albuquerque NM


[GRAPHIC OMITTED]

3.   1201 NORTH MARKET STREET - CHASE BUILDING
     Wilmington DE

                                TABLE OF CONTENTS
                                -----------------

                              PROSPECTUS SUPPLEMENT
                              ---------------------


IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING
   PROSPECTUS ....................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........S-4
SUMMARY OF PROSPECTUS SUPPLEMENT..................S-5
RISK FACTORS.....................................S-29
CAPITALIZED TERMS USED IN THIS PROSPECTUS
   SUPPLEMENT ...................................S-47
FORWARD-LOOKING STATEMENTS.......................S-47
DESCRIPTION OF THE UNDERLYING MORTGAGE
   LOANS.........................................S-47
DESCRIPTION OF THE OFFERED CERTIFICATES..........S-95
YIELD AND MATURITY CONSIDERATIONS...............S-114
THE POOLING AND SERVICING AGREEMENT.............S-117
FEDERAL INCOME TAX CONSEQUENCES.................S-141
ERISA CONSIDERATIONS............................S-143
LEGAL INVESTMENT................................S-146
USE OF PROCEEDS.................................S-146
UNDERWRITING....................................S-146
LEGAL MATTERS...................................S-148
RATING..........................................S-148
GLOSSARY........................................S-150

                        SCHEDULE TO PROSPECTUS SUPPLEMENT
                        ---------------------------------

SCHEDULE I    --   RATES USED IN DETERMINATION OF CLASS A-SP AND CLASS A-X PASS-
                   THROUGH RATES EXHIBITS TO PROSPECTUS SUPPLEMENT


                       EXHIBITS TO PROSPECTUS SUPPLEMENT
                       ----------------------------------

EXHIBIT A-1   --   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                   RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2   --   MORTGAGE POOL INFORMATION

EXHIBIT A-3   --   TERM SHEET

EXHIBIT B     --   FORM OF TRUSTEE REPORT

EXHIBIT C     --   DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D     --   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


                                   PROSPECTUS
                                   ----------

IMPORTANT NOTICE ABOUT THE INFORMATION
   PRESENTED IN THIS PROSPECTUS ....................3
AVAILABLE INFORMATION; INCORPORATION BY
   REFERENCE........................................3
SUMMARY OF PROSPECTUS...............................4
RISK FACTORS.......................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS..........29
CREDIT SUISSE FIRST BOSTON MORTGAGE
   SECURITIES CORP.................................29
USE OF PROCEEDS....................................29
DESCRIPTION OF THE TRUST ASSETS....................30
YIELD AND MATURITY CONSIDERATIONS..................53
DESCRIPTION OF THE CERTIFICATES....................59
DESCRIPTION OF THE GOVERNING DOCUMENTS.............67
DESCRIPTION OF CREDIT SUPPORT......................77
LEGAL ASPECTS OF MORTGAGE LOANS....................79
FEDERAL INCOME TAX CONSEQUENCES....................90
STATE AND OTHER TAX CONSEQUENCES..................124
ERISA CONSIDERATIONS..............................124
LEGAL INVESTMENT..................................127
PLAN OF DISTRIBUTION..............................129
LEGAL MATTERS.....................................130
FINANCIAL INFORMATION.............................130
RATING............................................130
GLOSSARY..........................................132

                              --------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION
                      -------------------------------------

     UNTIL OCTOBER , 2002 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The offered certificates described in this prospectus supplement may only be promoted (whether by a communication as referred to in the following restriction or otherwise) by an "authorised person" within the meaning of
Article 21(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the "FP Order") and pursuant to the requirements for authorisation set forth in Part IV of the Financial Services and Markets Act 2000.

     The offered certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the offered certificates may only be communicated to, persons who
(i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the FP Order; or
(iii) are persons falling within Article 22(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Eligible Persons"). The offered certificates to which this prospectus supplement relates are available only to Relevant Eligible Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Eligible Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Eligible Persons and will be engaged in only with Relevant Eligible Persons.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW
                              --------------------

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-CP3 Commercial Mortgage Pass-Through Certificates. The series 2002-CP3 certificates will consist of 20 classes. The table below identifies and specifies various characteristics for 18 of those classes.

                                                  APPROXIMATE
                                INITIAL TOTAL        % OF
                                  PRINCIPAL          TOTAL
                EXPECTED         BALANCE OR         INITIAL       APPROXIMATE    PASS-THROUGH
                RATINGS           NOTIONAL         PRINCIPAL        CREDIT           RATE
 CLASS       MOODY'S/FITCH         AMOUNT           BALANCE         SUPPORT       DESCRIPTION
 -----       -------------         ------           -------         -------       -----------
A-1             Aaa/AAA         $ 50,680,000          5.66%          21.88%
A-2             Aaa/AAA         $127,174,000         14.20%          21.88%
A-3             Aaa/AAA         $521,910,000         58.27%          21.88%
B                Aa2/AA         $ 34,708,000          3.87%          18.00%
C                 A2/A          $ 40,307,000          4.50%          13.50%
D                A3/A-          $  8,957,000          1.00%          12.50%
E              Baa1/BBB+        $ 10,076,000          1.12%          11.38%
F               Baa2/BBB        $ 14,555,000          1.62%           9.75%
G              Baa3/BBB-        $ 15,675,000          1.75%           8.00%
H               Ba1/BB+         $ 11,196,000          1.25%           6.75%
J                Ba2/BB         $ 17,914,000          2.00%           4.75%
K               Ba3/BB-         $  6,718,000          0.75%           4.00%
L                B1/B+          $  4,479,000          0.50%           3.50%
M                 B2/B          $ 11,196,000          1.25%           2.25%
N                B3/B-          $  4,478,000          0.50%           1.75%
O                NR/NR          $ 15,675,612          1.75%           0.00%
A-X             Aaa /AAA        $895,698,612        100.00%           N/A         Variable IO
A-SP            Aaa /AAA        $757,687,000         84.59%           N/A         Variable IO

                              ASSUMED
                             WEIGHTED
                 INITIAL     AVERAGE        ASSUMED       ASSUMED FINAL
              PASS-THROUGH     LIFE        PRINCIPAL       DISTRIBUTION
 CLASS            RATE       (YEARS)        WINDOW             DATE
 -----            ----       -------        ------             ----
A-1                 %           2.7       8/02 - 3/07       March 2007
A-2                 %           7.0       3/07 - 2/12     February 2012
A-3                 %           9.8       2/12 - 6/12       June 2012
B                   %           9.9       6/12 - 7/12       July 2012
C                   %          10.0       7/12 - 7/12       July 2012
D                   %          10.0       7/12 - 7/12       July 2012
E                   %          N/A            N/A              N/A
F                   %          N/A            N/A              N/A
G                   %          N/A            N/A              N/A
H                   %          N/A            N/A              N/A
J                   %          N/A            N/A              N/A
K                   %          N/A            N/A              N/A
L                   %          N/A            N/A              N/A
M                   %          N/A            N/A              N/A
N                   %          N/A            N/A              N/A
O                   %          N/A            N/A              N/A
A-X                 %          N/A            N/A              N/A
A-SP                %          N/A            N/A              N/A

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, B, C and D certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and/or Fitch, Inc., respectively. "NR" means not rated.

     o Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in July 2035. That is the first distribution date that is at least three (3) years after the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the date of the issuance of the offered certificates.

     o All of the classes identified in the foregoing table, except the class A-X and A-SP certificates, will have principal balances.

     o Solely for the calculation of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates. The total principal balance of each of those classes of series 2002-CP3 certificates will constitute a separate component (or, solely in the
         case of the class     certificates, two
     separate components) of the total notional amount of the class A-X
     certificates. The total principal balance of the class    certificates will
     constitute two separate components of the class A-X certificates which components will be as follows: (1) as of any date of determination through
     and including the distribution date in         (a) the first component will
     equal         ; and (b) the second consisting of the entire total principal
     balance of the class     certificates; (2) as of any date of determination
     from      through and including the distribution date in    , (a) the first
     consisting of that portion of the total principal balance of the class
     certificates in excess of $      (if any); and (b) the second consisting of
     that portion of the total principal balance of the class       certificates
     equal to the lesser of $       and the then total principal balance of the
     class      certificates; and (3) as of any date of determination from
     through and including the distribution date in            , (a) the first
     consisting of that portion of the total principal balance of the class
     certificates in excess of $         (if any); and (b) the second consisting
     of that portion of the total principal balance of the class certificates
     equal to the lesser of $        and the then total principal balance of the
     class      certificates. Accordingly, as of the date of initial issuance of the offered certificates, the total notional amount of the class A-X certificates will consist of components.

     o Solely for the calculation of interest, the class A-SP certificates will have a total notional amount that is the sum of the following--

         1.    as of any date of determination through and including the
               distribution date in             , equal to the then total
               principal balance of the class       certificates; as of any date
               of determination from           through and including the
               distribution date in               , equal to          ,

         2.    as of any date of determination through and including the
               distribution date in         , equal to the total principal
               balance of the class       certificates; as of any date of
               determination from       through and including the distribution
               date in               , equal to the lesser of $        and the
               then total principal balance of the class       certificates; and
               as of any date of determination from     M through and including
               the distribution date in         , equal to the lesser of
               $             and the then total principal balance of the class
                          certificates,

         3.    as of any date of determination through and including the
               distribution date in              , equal to the total principal
               balance of the class     ,     ,     and     certificates, and

         4.    as of any date of determination through and including the
               distribution date in                  , equal to the total
               principal balance of the class       certificates; as of any date
               of determination from                     through and including
               the distribution date in                  , equal to        .

         As of any date of determination after the distribution date in        ,
         the class A-SP certificates will have a total notional amount equal to $0.

     o The total initial principal balance or the total initial notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

     o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table. See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

     o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

         1. the initial pass-through rate shown for that class in that table, and

         2. a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

         See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o The class A-X, identified in the table on page S-5 as having a "Variable IO" pass-through rate, has a variable rate equal to weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

         1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the class , , , , , , and certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the particular pass-through rate for the corresponding class of principal and interest certificates;

         2. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and
               including the   interest accrual period on the component of the
               related total notional amount consisting of the total principal
               balance of the class    certificates, the applicable class A-X
               strip rate for such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the rate per annum corresponding to the related distribution date as set forth on
               Schedule I hereto;

         3. for purposes of accruing interest during the period after the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-X strip rate for such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the pass-through rate for the class certificates;

         4. for purposes of accruing interest during the period (a) from and including the July 2002 interest accrual period through and
               including the   interest accrual period on the component of the
               related total notional amount consisting of an amount equal to
               the total principal balance of the class   certificates, (b) from
               and including the interest accrual period through and including
               the   interest accrual period on the component of the related
               total notional amount consisting of an amount equal to the lesser
               of $    and the then total principal balance of the class
               certificates, and (c) from and including the   interest accrual
               period through and including the   interest accrual period on the
               component of the related total notional amount consisting of an
               amount equal to the lesser of $    and the then total principal
               balance of the class certificates the applicable class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the rate per annum corresponding to the related distribution date as set forth on
               Schedule I hereto;

         5. for purposes of accruing interest during the period (a) from and including the July 2002 interest accrual period through and
               including    the interest accrual period on the related class
               component of the total notional amount consisting of an amount
               equal to   , (b) from and including the   interest accrual period
               through and including the interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal
               balance of the class   certificates over $    and (c) from and
               including the   interest accrual period through and including the
               interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if
               any, of the total principal balance of the class   certificates
               over $   , the applicable class A-X strip rate for that component
               will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage
               loans, over the pass-through rate for the class   certificates;

         6.    for purposes of accruing interest during the   period after the
               interest accrual period on the components of the related total notional amount described in the immediately preceding clauses 4. and 5., collectively constituting the total principal balance of
               the class    certificates, the applicable class A-X strip rate
               for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the pass-through rate for the
               class   certificates;

         7. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on those components of the related total notional amount consisting of the respective total
               principal balances of the class   ,   ,   and   certificates, the
               applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto;

         8. for purposes of accruing interest during the period after the interest accrual period on those components of the related total notional amount consisting of the respective total principal
               balances of the class   ,   ,   and   certificates, the
               applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the particular pass-through rate for the corresponding class of principal and interest certificates;

         9. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-X strip rate for such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the rate per annum corresponding to the related distribution date as set forth on
               Schedule I hereto; and

         10. for purposes of accruing interest during the period after the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the
               class   certificates, the applicable class A-X strip rate for
               such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the pass-through rate for the class certificates.

         See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o The class A-SP, identified in the table on page S-5 as having a "Variable IO" pass-through rate, has a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-SP strip rates, are as follows:

         A. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and
               including the   interest accrual period on the component of the
               related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-SP strip rate for such component will equal the excess, if any, of--

               (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

               (2)  the pass-through rate for the class   certificates;

               and as of any interest accrual period after   , equal to .

         B. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and
               including the   interest accrual period on the component of the
               related total notional amount consisting of an amount equal to
               the total principal balance of the class   certificates, the
               applicable class A-SP strip rate for that component will equal the excess, if any, of--

         (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

         (2)   the pass-through rate for the class       certificates;

         C.    for purposes of accruing interest during the period from and
               including the   interest accrual period through and including the
               interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $
               and the then total principal balance of the class   certificates,
               the applicable class A-SP strip rate for that component will equal the excess, if any, of--

               (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

               (2)  the pass-through rate for the class   certificates;

         D. for purposes of accruing interest during the period from and including the interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $
               and the then total principal balance of the class   certificates,
               the applicable class A-SP strip rate for that component will equal the excess, if any, of--

               (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

               (2)  the pass-through rate for the class certificates;

         E. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and
               including the   interest accrual period on those components of
               the related total notional amount consisting of the respective
               total principal balances of the class   ,   ,   and
               certificates, the applicable class A-SP strip rate for each such component will equal the excess, if any, of--

               (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

               (2) the particular pass-through rate for the corresponding class of principal and interest certificates;

         F. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and
               including the   interest accrual period on the component of the
               related total notional amount consisting of the total principal
               balance of the class   certificates, the applicable class A-SP
               strip rate for such component will equal the excess, if any, of--

               (1) the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over

               (2)  the pass-through rate for the class   certificates;

               and as of any interest accrual period after , equal to.

         The class A-SP certificates will cease accruing interest after   the
         interest accrual period.

         See "Description of the Offered Certificates--Distributions-- Calculation of Pass-Through Rates" in this prospectus supplement.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

         1. Nine (9) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

         2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

         3. there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of
         time in years between the assumed settlement date of July   , 2002 for
         the offered certificates and the payment of each dollar of principal on that class.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

     o The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2002-CP3 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of July 1, 2002, between us, as depositor, and a trustee, a fiscal agent, a master servicer and a special servicer.

     The series 2002-CP3 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from two separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in July 2002. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

      Initial mortgage pool balance........................................................    $      895,698,613
      Number of mortgage loans.............................................................                   106
      Number of mortgaged real properties..................................................                   110

      Largest cut-off date principal balance...............................................    $       79,000,000
      Smallest cut-off date principal balance..............................................    $          406,406
      Average cut-off date principal balance...............................................    $        8,449,987

      Highest mortgage interest rate.......................................................                8.110%
      Lowest mortgage interest rate........................................................                5.882%
      Weighted average mortgage interest rate..............................................                7.186%

      Longest original term to maturity or anticipated repayment date(1)...................                   180
      Shortest original term to maturity or anticipated repayment date(1)..................                    60
      Weighted average original term to maturity or anticipated repayment date(1)..........                   117

      Longest remaining term to maturity or anticipated repayment date(1)..................                   180
      Shortest remaining term to maturity or anticipated repayment date(1).................                    54
      Weighted average remaining term to maturity or anticipated repayment date(1).........                   115

      Highest debt service coverage ratio, based on underwritten net cash flow.............                 2.37x
      Lowest debt service coverage ratio, based on underwritten net cash flow..............                 1.15x
      Weighted average debt service coverage ratio, based on underwritten net cash flow....                 1.45x

      Highest cut-off date loan-to-value ratio.............................................                 85.0%
      Lowest cut-off date loan-to-value ratio..............................................                 44.8%
      Weighted average cut-off date loan-to-value ratio....................................                 71.7%

---------------
(1)  Shown in months.


                                          RELEVANT PARTIES
                                          ----------------

TRUST FUND................................  CSFB Commercial Mortgage Trust 2002-CP3, a New York
                                            common law trust, will issue the series 2002-CP3
                                            certificates. The primary assets of the issuing trust
                                            fund will be the mortgage loans that we are acquiring
                                            from the two mortgage loan sellers.

DEPOSITOR.................................  Credit Suisse First Boston Mortgage Securities Corp., a
                                            Delaware corporation and an affiliate of one of the
                                            mortgage loan sellers and one of the underwriters. Our
                                            principal executive office is located at Eleven Madison
                                            Avenue, New York, New York 10010. All references to
                                            "we," "us" and "our" in this prospectus supplement and
                                            the accompanying prospectus are intended to mean Credit
                                            Suisse First Boston Mortgage Securities Corp. See
                                            "Credit Suisse First Boston Mortgage Securities Corp."
                                            in the accompanying prospectus.

MASTER SERVICER...........................  Midland Loan Services, Inc., a Delaware corporation.
                                            Midland's primary servicing offices are located at 210
                                            West Tenth Street, 6th Floor, Kansas City, Missouri
                                            64105. See "The Pooling and Servicing Agreement--The
                                            Master Servicer" in this prospectus supplement.

SPECIAL SERVICER..........................  Clarion Partners, LLC will act as the special servicer with respect to the mortgage loans. The special servicer
                                            will be responsible for servicing and administering:

                                            o    Mortgage loans that, in general, are in default or
                                                 as to which default is imminent; and

                                            o    Any real estate acquired by the trust fund upon
                                                 foreclosure of a related mortgage loan.

                                            See "The Pooling and Servicing Agreement--The Special
                                            Servicer" in this prospectus supplement.

PRIMARY SERVICER..........................  Midland Loan Services, Inc. will act as primary servicer with respect to ninety-nine (99) of the mortgage loans
                                            representing 76.23% of the initial mortgage pool
                                            balance. KeyCorp Real Estate Capital Markets, Inc.
                                            ("KRECM") will act as primary servicer with respect to
                                            three (3) of the mortgage loans representing 17.10% of
                                            the initial mortgage pool balance. Various other parties
                                            will act as primary servicer with respect to four (4)
                                            mortgage loans representing 6.67% of the initial
                                            mortgage pool balance. See "The Pooling and Servicing
                                            Agreement--Servicing Under the Pooling and Servicing
                                            Agreement" and "--Servicing and Other Compensation and
                                            Payment of Expenses."

TRUSTEE...................................  LaSalle Bank National Association. The trustee maintains an office at 135 South LaSalle Street, Suite 1625,
                                            Chicago, Illinois 60603. See "The Pooling and Servicing
                                            Agreement--The Trustee" in this prospectus supplement.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

CONTROLLING CLASS OF SERIES 2002-CP3
CERTIFICATEHOLDERS........................  At any time of determination, the holders of the most subordinate of the classes of series 2002-CP3
                                            certificates (other than class A-X, A-SP, R and V
                                            certificates) that has a total principal balance at
                                            least equal to 25% of the total initial principal
                                            balance of that class, will be the controlling class of
                                            series 2002-CP3 certificates. If none of those classes
                                            of series 2002-CP3 certificates has a total principal
                                            balance at least equal to 25% of the total initial
                                            principal balance of that class, then the controlling
                                            class of series 2002-CP3 certificateholders will be the
                                            holders of the most subordinate of those classes of
                                            series 2002-CP3 certificates that has a total principal
                                            balance greater than zero.

                                            See "The Pooling and Servicing Agreement--Realization
                                            Upon Mortgage Loans" in this prospectus supplement.

                                            If any mortgage loan in the trust fund becomes
                                            delinquent as to any balloon payment or becomes 60 days
                                            delinquent as to any other monthly debt service payment
                                            (in each case without giving effect to any applicable
                                            grace period) or becomes a specially serviced mortgage
                                            loan as a result of any non-monetary event of default,
                                            then the directing certificateholder, a
                                            certificateholder of the series 2002-CP3 controlling
                                            class selected by holders of certificates representing
                                            greater than 50% of the total principal balance of the
                                            series 2002-CP3 controlling class, may, at its option,
                                            purchase that mortgage loan from the trust fund at the
                                            price and on the terms described under "The Pooling and
                                            Servicing Agreement--Realization Upon Mortgage Loans" in
                                            this prospectus supplement.

                                            Subject to the conditions described under "The Pooling
                                            and Servicing Agreement--Realization Upon Mortgage
                                            Loans" and "--Replacement of the Special Servicer" in
                                            this prospectus supplement, the directing
                                            certificateholder may direct the special servicer with
                                            respect to various special servicing matters involving
                                            the mortgage loans.

UNDERWRITERS..............................  Credit Suisse First Boston Corporation, Morgan Stanley &
                                            Co. Incorporated and PNC Capital Markets, Inc. are the
                                            underwriters with respect to this offering. Credit
                                            Suisse First Boston Corporation will be lead and
                                            bookrunning manager. Credit Suisse First Boston
                                            Corporation is an affiliate of us and Column Financial,
                                            Inc., one of the mortgage loan sellers. PNC Capital
                                            Markets, Inc. is an affiliate of PNC Bank, National
                                            Association, one of the mortgage loan sellers and an
                                            affiliate of Midland Loan Services, Inc., a primary
                                            servicer and the master servicer.

MORTGAGE LOAN SELLERS.....................  We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan
                                            sellers:

                                            o    Column Financial, Inc., a Delaware corporation and
                                                 an affiliate of us and one of the underwriters.
                                                 Column maintains an office at 3414 Peachtree Road,
                                                 N.E., Suite 1140, Atlanta, Georgia 30326.

                                            o    PNC Bank, National Association, a national banking
                                                 association and an affiliate of PNC Capital
                                                 Markets, Inc., one of the underwriters and an
                                                 affiliate of Midland Loan Services, Inc., a primary
                                                 servicer and the master servicer. PNC Bank
                                                 maintains an office at 249 Fifth Avenue, One PNC
                                                 Plaza, Pittsburgh, Pennsylvania 15222.

                                            See "Description of the Underlying Mortgage Loans--The
                                            Mortgage Loan Sellers and the Originators" in this
                                            prospectus supplement.

                                    SIGNIFICANT DATES AND PERIODS
                                    -----------------------------

CUT-OFF DATE..............................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in July
                                            2002. All payments and collections received on each of
                                            the underlying mortgage loans after its due date in July
                                            2002, excluding any payments or collections that
                                            represent amounts due on or before that date, will
                                            belong to the trust fund. The respective due dates for
                                            the underlying mortgage loans in July 2002 are
                                            individually and collectively considered the cut-off
                                            date for the trust fund.

ISSUE DATE................................  The date of initial issuance for the series 2002-CP3
                                            certificates will be on or about July   , 2002.

DUE DATES.................................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of
                                            principal and/or interest will be due on the underlying
                                            mortgage loans are as follows:

                                                                                 % OF INITIAL
                                                              NUMBER OF         MORTGAGE POOL
                                              DUE DATE     MORTGAGE LOANS          BALANCE
                                              --------     --------------          -------
                                                 1st            33                  27.32%
                                                11th            73                  72.68%

DETERMINATION DATE........................  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and
                                            information regarding the underlying mortgage loans that
                                            is to be reported, to the holders of the series 2002-CP3
                                            certificates on any distribution date will be the close
                                            of business on the determination date in the same month
                                            as that distribution date. The determination date will
                                            be the 11th calendar day of each month, commencing with
                                            August 2002, or, if the 11th calendar day of that month
                                            is not a business day, then the next succeeding business
                                            day.

DISTRIBUTION DATE.........................  Distributions on the series 2002-CP3 certificates are scheduled to occur monthly, commencing in August 2002.
                                            During any given month, the distribution date will be
                                            the fourth business day following the determination date
                                            in that month.

RECORD DATE...............................  The record date for each monthly distribution on a series 2002-CP3 certificate will be the last business
                                            day of the prior calendar month. The registered holders
                                            of the series 2002-CP3 certificates at the close of
                                            business on each record date will be entitled to receive
                                            any distribution on those certificates on the following
                                            distribution date, except that the final distribution on
                                            any offered certificate will only be made upon
                                            presentation and surrender of that certificate.

COLLECTION PERIOD.........................  Amounts available for distribution on the series
                                            2002-CP3 certificates on any distribution date will
                                            depend on the payments and other collections received,
                                            and any advances of payments due, on or with respect to
                                            the underlying mortgage loans during the related
                                            collection period. Each collection period--

                                            o    will relate to a particular distribution date,

                                            o    will begin when the prior collection period ends
                                                 or, in the case of the first collection period,
                                                 will begin as of the issue date, and

                                            o    will end at the close of business on the
                                                 determination date that occurs in the same month as
                                                 the related distribution date.

INTEREST ACCRUAL PERIOD...................  The amount of interest payable with respect to the interest-bearing classes of the series 2002-CP3
                                            certificates on any distribution date will be a function
                                            of the interest accrued during the related interest
                                            accrual period. The interest accrual period for any
                                            distribution date will be the calendar month immediately
                                            preceding the month in which that distribution date
                                            occurs.

                                      THE OFFERED CERTIFICATES
                                      ------------------------

GENERAL...................................  The series 2002-CP3 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, B, C
                                            and D certificates. Each class of offered certificates
                                            will have the initial total principal balance and
                                            pass-through rate set forth in the table on page S-5 or
                                            otherwise described under "--Transaction Overview"
                                            above. There are no other securities offered by this
                                            prospectus supplement.

DISTRIBUTIONS

A.  GENERAL...............................  Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net
                                            of specified trust fund expenses including servicing
                                            fees, trustee fees and related compensation.

B.  PRIORITY OF DISTRIBUTIONS.............  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes
                                            of series 2002-CP3 certificateholders, in the following
                                            order:

                                              DISTRIBUTION ORDER                     CLASS
                                              ------------------                     -----
                                                     1st                  A-1, A-2, A-3, A-X and A-SP
                                                     2nd                               B
                                                     3rd                               C
                                                     4th                               D
                                                  Thereafter                 The Other Non-Offered
                                                                         Classes, Exclusive of R and V

                                            Allocation of interest distributions among the class
                                            A-1, A-2, A-3, A-X and A-SP certificates will be pro
                                            rata based on the respective amounts of interest payable
                                            on those classes. Principal distributions among the
                                            class A-1, class A-2 and class A-3 will be allocated as
                                            described under "--Principal Distributions" below. The
                                            class A-X and A-SP certificates do not have principal
                                            balances and do not entitle holders to distributions of
                                            principal.

                                            See "Description of the Offered Certificates--Distributions--
                                            Priority of Distributions" in this prospectus supplement.

C.  INTEREST DISTRIBUTIONS................  Each class of series 2002-CP3 certificates, other than the class R and V certificates, will bear interest. With
                                            respect to each interest-bearing class of series
                                            2002-CP3 certificates, that interest will accrue during
                                            each interest accrual period based upon:

                                            o    the pass-through rate with respect to that class
                                                 for that interest accrual period;

                                            o    the total principal balance or notional amount, as
                                                 the case may be, of that class outstanding
                                                 immediately prior to the related distribution date;
                                                 and

                                            o    the assumption that each year consists of twelve
                                                 30-day months;

                                            provided that the class A-SP certificates will not
                                            accrue interest beyond the interest accrual period.

                                            A whole or partial prepayment on an underlying mortgage
                                            loan may not be accompanied by the amount of one (1)
                                            full month's interest on the prepayment. These
                                            shortfalls (to the extent not covered by the master
                                            servicer as described under "The Pooling and Servicing
                                            Agreement--Servicing and Other Compensation and Payment
                                            of Expenses" in this prospectus supplement) will be
                                            allocated to reduce the amount of accrued interest
                                            otherwise payable to the holders of the offered
                                            certificates pro rata, based on the respective amounts
                                            of interest payable on all interest-bearing classes of
                                            series 2002-CP3 certificates. See "Description of the
                                            Offered Certificates--Distributions--Interest
                                            Distributions" in this prospectus supplement.

                                            On each distribution date, subject to available funds
                                            and the distribution priorities described under
                                            "--Priority of Distributions" above, you will be
                                            entitled to receive your proportionate share of all
                                            unpaid distributable interest accrued with respect to
                                            your class of offered certificates through the end of
                                            the related interest accrual period.


                                            See "Description of the Offered
                                            Certificates--Distributions--Interest Distributions" and
                                            "--Distributions--Priority of Distributions" in this
                                            prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS...............  Subject to--

                                            o    available funds,

                                            o    the distribution priorities described under
                                                 "--Priority of Distributions" above, and

                                            o    the reductions to principal balances described
                                                 under "--Allocation of Collateral Support Deficits"
                                                 below,

                                            the holders of each class of offered certificates will
                                            be entitled to receive a total amount of principal over
                                            time equal to the total principal balance of their
                                            particular class.

                                            The trustee must make principal distributions in a
                                            specified sequential order to ensure that:

                                            o    no principal distributions will be made to the
                                                 holders of any non-offered certificates until the
                                                 total principal balance of the offered certificates
                                                 is reduced to zero;

                                            o    no principal distributions will be made to the
                                                 holders of the class B, C or D certificates until,
                                                 in the case of each of those classes, the total
                                                 principal balance of all more senior classes of
                                                 offered certificates is reduced to zero; and

                                            o    except as described in the following paragraph, no
                                                 principal distributions will be made to the holders
                                                 of the class A-3 certificates until the total
                                                 principal balance of the class A-1 and A-2
                                                 certificates is reduced to zero, and no
                                                 distributions of principal will be made with
                                                 respect to the class A-2 certificates until the
                                                 total principal balance of the class A-1
                                                 certificates is reduced to zero.

                                            Because of the losses on the underlying mortgage loans
                                            and/or default-related or other unanticipated trust fund
                                            expenses, the total principal balance of the class B, C,
                                            D, E, F, G, H, J, K, L, M, N and O certificates could be
                                            reduced to zero at a time when the class A-1, A-2 and
                                            A-3 certificates remain outstanding. Under those
                                            circumstances, any principal distributions on the class
                                            A-1, A-2 and A-3 certificates will be made on a pro rata
                                            basis in accordance with the relative sizes of the
                                            respective total principal balances of those three
                                            classes at the time of the distribution.

                                            The total distributions of principal to be made on the
                                            series 2002-CP3 certificates on any distribution date
                                            will be a function of--

                                            o    the amount of scheduled payments of principal due
                                                 or, in some cases, deemed due, on the underlying
                                                 mortgage loans during the related collection
                                                 period, which payments are either received as of
                                                 the end of that collection period or advanced by
                                                 the master servicer, the trustee or the fiscal
                                                 agent, as applicable, and

                                            o    the amount of any prepayments, including in the
                                                 form of accelerated amortization on any mortgage
                                                 loan that remains outstanding past any applicable
                                                 anticipated repayment date, and other unscheduled
                                                 collections of previously unadvanced principal with
                                                 respect to the underlying mortgage loans that are
                                                 received during the related collection period.

                                            The class A-X, A-SP, R and V certificates do not have
                                            principal balances. They do not entitle holders to any
                                            distributions of principal.

                                            See "Description of the Offered
                                            Certificates--Distributions--Principal Distributions"
                                            and "--Distributions--Priority of Distributions" in this
                                            prospectus supplement.

E.  DISTRIBUTIONS OF YIELD MAINTENANCE
      CHARGES.............................  Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in
                                            the proportions described under "Description of the
                                            Offered Certificates--Distributions--Distributions of
                                            Yield Maintenance Charges" in this prospectus
                                            supplement, to the holders of the class A-X certificates
                                            and/or any holders of class A-1, A-2, A-3, B, C, D, E, F
                                            or G certificates that are then entitled to receive a
                                            portion of the subject principal prepayment.

ALLOCATION OF COLLATERAL
SUPPORT DEFICITS..........................  As and to the extent described under "Description of the
                                            Offered Certificates--Allocation of Collateral Support
                                            Deficits" in this prospectus supplement, losses on, and
                                            default-related or other unanticipated trust fund
                                            expenses attributable to, the underlying mortgage loans
                                            will, in general, be allocated to reduce the principal
                                            balances of the following classes of series 2002-CP3
                                            certificates in the following order:

                                                REDUCTION ORDER                  CLASS
                                                ---------------                  -----
                                                      1st                          O
                                                      2nd                          N
                                                      3rd                          M
                                                      4th                          L
                                                      5th                          K
                                                      6th                          J
                                                      7th                          H
                                                      8th                          G
                                                      9th                          F
                                                      10th                         E
                                                      11th                         D
                                                      12th                         C
                                                      13th                         B
                                                      14th                  A-1, A-2 and A-3

                                            Any reduction of the principal balances of the class
                                            A-1, A-2 and A-3 certificates will be made on a pro rata
                                            basis in accordance with the relative sizes of those
                                            principal balances at the time of the reduction.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.....................  Except as described in the next three paragraphs, the master servicer will be required to make advances with
                                            respect to any delinquent scheduled monthly payments,
                                            other than balloon payments, of principal and/or
                                            interest due on the underlying mortgage loans and,
                                            subject to certain conditions described in the pooling
                                            and servicing agreement, for the Westfarms Mall
                                            companion loan. The master servicer will be required to
                                            make advances for those balloon loans that become
                                            defaulted upon their maturity dates on the same
                                            amortization schedule as if the maturity date had not
                                            occurred. In addition, the trustee must make any of
                                            those advances that the master servicer fails to make,
                                            and if the trustee fails to make a required advance, the
                                            fiscal agent will be required to make the advance. As
                                            described under "Description of the Offered
                                            Certificates--Advances of Delinquent Monthly Debt
                                            Service Payments" in this prospectus supplement, any
                                            party that makes an advance will be entitled to be
                                            reimbursed for the advance, together with interest at
                                            the prime rate described in that section of this
                                            prospectus supplement.

                                            Neither the master servicer, the trustee nor the fiscal
                                            agent will advance master servicing fees, primary
                                            servicing fees or workout fees.

                                            Notwithstanding the foregoing, neither the master
                                            servicer, the trustee nor the fiscal agent will be
                                            required to make any advance that it determines will not
                                            be recoverable from proceeds of the related mortgage
                                            loan.

                                            In addition, if any of the adverse events or
                                            circumstances that we refer to under "The Pooling and
                                            Servicing Agreement--Required Appraisals" in this
                                            prospectus supplement, occur or exist with respect to
                                            any underlying mortgage loan or the related mortgaged
                                            real property, the special servicer will generally be
                                            obligated to obtain a new appraisal or, in cases
                                            involving mortgage loans with principal balances of
                                            $2,000,000 or less, conduct an internal valuation of
                                            that property. If, based on that appraisal or other
                                            valuation, it is determined that--

                                            o    the principal balance of, and other delinquent
                                                 amounts due under, the subject mortgage loan,
                                                 exceed

                                            o    an amount equal to--

                                                 1.    90% of the new estimated value of that real
                                                       property, minus

                                                 2.    any liens on that real property that are
                                                       prior to the lien of the subject mortgage
                                                       loan, plus

                                                 3.    the amount of related escrow payments,
                                                       reserve funds and letters of credit which are
                                                       posted as additional security for payments
                                                       due on the mortgage loans,

                                            then the amount otherwise required to be advanced with
                                            respect to interest on the subject mortgage loan will be
                                            reduced. That reduction will be in the same proportion
                                            that the excess bears to the stated principal balance of
                                            the subject mortgage loan. Due to the distribution
                                            priorities, any reduction will first reduce the funds
                                            available to pay interest on the most subordinate
                                            interest-bearing class of series 2002-CP3 certificates
                                            outstanding.

                                            See "Description of the Offered Certificates--Advances
                                            of Delinquent Monthly Debt Service Payments" and "The
                                            Pooling and Servicing Agreement--Required Appraisals" in
                                            this prospectus supplement. See also "Description of the
                                            Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.............  On each distribution date, the trustee will provide or make available to the registered holders of the offered
                                            certificates a monthly report substantially in the form
                                            of Exhibit B to this prospectus supplement. The
                                            trustee's report will detail, among other things, the
                                            distributions made to the series 2002-CP3
                                            certificateholders on that distribution date and the
                                            performance of the underlying mortgage loans and the
                                            mortgaged real properties.

                                            You may also review via the trustee's website or, upon
                                            reasonable prior notice, at the trustee's offices during
                                            normal business hours, a variety of information and
                                            documents that pertain to the underlying mortgage loans
                                            and the mortgaged real properties for those loans. We
                                            expect that the available information and documents will
                                            include loan documents, borrower operating statements,
                                            rent rolls and property inspection reports, to the
                                            extent received by the trustee.

                                            See "Description of the Offered Certificates--Reports to
                                            Certificateholders; Available Information" in this
                                            prospectus supplement.

OPTIONAL TERMINATION......................  The following parties will each in turn, according to the order listed below, have the option to purchase all
                                            of the mortgage loans and all other property remaining
                                            in the trust fund on any distribution date on which the
                                            total principal balance of

                                            the underlying mortgage loans from the perspective of
                                            the series 2002-CP3 certificateholders, based on
                                            collections and advances of principal on those mortgage
                                            loans previously distributed, and losses on those
                                            mortgage loans previously allocated, to the series
                                            2002-CP3 certificateholders, is less than 1.0% of the
                                            initial mortgage pool balance:

                                            o    any single holder or group of holders of the
                                                 majority of the total outstanding principal balance
                                                 of certificates of the series 2002-CP3 controlling
                                                 class;

                                            o    the master servicer; and

                                            o    the special servicer.

                                            In the event that any party above exercises this option,
                                            the trust fund will terminate and all outstanding
                                            offered certificates will be retired, as described in
                                            more detail in this prospectus supplement.

                                            Following the date on which the total principal balance
                                            of the offered certificates and class E, F and G
                                            certificates is reduced to zero, the trust fund may also
                                            be terminated in connection with an exchange of all the
                                            remaining series 2002-CP3 certificates for all the
                                            mortgage loans and foreclosure properties in the trust
                                            fund at the time of the exchange.

DENOMINATIONS.............................  The offered certificates will be issuable in registered form, in the following denominations:

                                                                              MULTIPLES IN EXCESS
                                                              MINIMUM              OF MINIMUM
                                              CLASS        DENOMINATION           DENOMINATION
                                              -----        ------------           ------------
                                               A-1            $10,000                 $1
                                               A-2            $10,000                 $1
                                               A-3            $10,000                 $1
                                                B             $10,000                 $1
                                                C             $10,000                 $1
                                                D             $10,000                 $1

CLEARANCE AND SETTLEMENT..................  You will initially hold your offered certificates through The Depository Trust Company, in the United
                                            States, or Clearstream Banking, societe anonyme or The
                                            Euroclear System, in Europe. As a result, you will not
                                            receive a fully registered physical certificate
                                            representing your interest in any offered certificate,
                                            except under the limited circumstances described under
                                            "Description of the Offered Certificates--Registration
                                            and Denominations" in this prospectus supplement and
                                            "Description of the Certificates--Book-Entry
                                            Registration" in the accompanying prospectus. We may
                                            elect to terminate the book-entry system through DTC
                                            with respect to all or any portion of any class of
                                            offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX CONSEQUENCES...........  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as
                                            multiple real estate mortgage investment conduits in a
                                            tiered structure under Sections 860A through 860G of the
                                            Internal Revenue Code of 1986.

                                            Any assets not included in a REMIC will constitute a
                                            grantor trust for federal income tax purposes.

                                            The offered certificates will be treated as regular
                                            interests in a REMIC. This means that they will be
                                            treated as newly issued debt instruments for federal
                                            income tax purposes. You will have to report income on
                                            your offered certificates in accordance with the accrual
                                            method of accounting even if you are

                                            otherwise a cash method taxpayer. The offered
                                            certificates will not represent any interest in the
                                            grantor trust referred to above.

                                            The   certificates will be issued with more than a de
                                            minimis amount of original issue discount. The other
                                            classes will not be issued with more than de minimis
                                            original issue discount.

                                            When determining the rate of accrual of original issue
                                            discount, market discount and premium, if any, for
                                            federal income tax purposes, the prepayment assumption
                                            will be that, subsequent to the date of any
                                            determination--

                                            o    the underlying mortgage loans with anticipated
                                                 repayment dates will, in each case, be paid in full
                                                 on that anticipated repayment date,

                                            o    no underlying mortgage loan will otherwise be
                                                 prepaid prior to maturity, and

                                            o    there will be no extension of maturity for any
                                                 underlying mortgage loan.

                                            However, no representation is made as to the actual rate
                                            at which the underlying mortgage loans will prepay, if
                                            at all.

                                            For a more detailed discussion of the federal income tax
                                            aspects of investing in the offered certificates, see
                                            "Federal Income Tax Consequences" in this prospectus
                                            supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS......................  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the
                                            Employee Retirement Income Security Act of 1974, as
                                            amended, or to Section 4975 of the Internal Revenue Code
                                            of 1986, as amended, could, in some instances, result in
                                            a prohibited transaction or other violation of the
                                            fiduciary responsibility provisions of these laws.

                                            We anticipate, however, that, subject to satisfaction of
                                            the conditions referred to under "ERISA Considerations"
                                            in this prospectus supplement, retirement plans and
                                            other employee benefit plans and arrangements subject
                                            to--

                                            o    Title I of ERISA, or

                                            o    Section 4975 of the Internal Revenue Code,

                                            will be able to invest in the offered certificates
                                            without giving rise to a prohibited transaction. This is
                                            based upon individual prohibited transaction exemptions
                                            granted to Credit Suisse First Boston Corporation, PNC
                                            Capital Markets, Inc. and Morgan Stanley & Co.
                                            Incorporated by the U.S. Department of Labor.

                                            If you are a fiduciary of any retirement plan or other
                                            employee benefit plan or arrangement subject to Title I
                                            of ERISA or Section 4975 of the Internal Revenue Code or
                                            any materially similar provisions of applicable federal,
                                            state or local law, you should consult your own legal
                                            advisors to determine whether the purchase or holding of
                                            the offered certificates could give rise to a
                                            transaction that is prohibited under ERISA, Section 4975
                                            of the Internal Revenue Code or applicable similar law.
                                            See "ERISA Considerations" in this prospectus supplement
                                            and in the accompanying prospectus.

LEGAL INVESTMENT..........................  The class A-1, class A-2, class A-3 and class B certificates will constitute "mortgage related
                                            securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended, so long as
                                            they are rated in one of the two highest rating
                                            categories by one of the rating agencies. None of the
                                            other


                                            offered certificates will constitute "mortgage related
                                            securities" for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended.

                                            You should consult your own legal advisors to determine
                                            whether and to what extent the offered certificates will
                                            be legal investments for you. See "Legal Investment" in
                                            this prospectus supplement and in the accompanying
                                            prospectus.

INVESTMENT CONSIDERATIONS.................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage
                                            loans will affect the yield to maturity on each offered
                                            certificate. In the case of offered certificates
                                            purchased at a discount, a slower than anticipated rate
                                            of payments and other collections of principal on the
                                            underlying mortgage loans could result in a lower than
                                            anticipated yield. In the case of offered certificates
                                            purchased at a premium, a faster than anticipated rate
                                            of payments and other collections of principal on the
                                            underlying mortgage loans could result in a lower than
                                            anticipated yield.

                                            See "Yield and Maturity Considerations" in this
                                            prospectus supplement and in the accompanying
                                            prospectus.

                                    THE UNDERLYING MORTGAGE LOANS
                                    -----------------------------

GENERAL...................................  We intend to include the one hundred six (106) mortgage loans identified on Exhibit A-1 to this prospectus
                                            supplement in the trust fund for the offered
                                            certificates. With respect to the mortgage loan
                                            identified on Exhibit A-1 to this prospectus supplement
                                            as Westfarms Mall loan, references to mortgage loans in
                                            this prospectus supplement include only the Westfarms
                                            Mall loan (and not the Westfarms Mall companion loan or
                                            Westfarms Mall B note). In this section, "--The
                                            Underlying Mortgage Loans," we provide summary
                                            information with respect to those mortgage loans. For
                                            more detailed information regarding those mortgage
                                            loans, you should review the following sections in this
                                            prospectus supplement:

                                            o    "Description of the Underlying Mortgage Loans,"

                                            o    "Description of the Underlying Mortgage Loans--The
                                                 Westfarms Mall Loan,"

                                            o    "Risk Factors--Risks Related to the Underlying
                                                 Mortgage Loans,"

                                            o    Exhibit A-1--Characteristics of the Underlying
                                                 Mortgage Loans and the Related Mortgaged Real
                                                 Properties, and

                                            o    Exhibit A-2--Mortgage Pool Information.

                                            When reviewing the information that we have included in
                                            this prospectus supplement with respect to the mortgage
                                            loans that are to back the offered certificates, please
                                            note that--

                                            o    All numerical information provided with respect to
                                                 the mortgage loans is provided on an approximate
                                                 basis.

                                            o    All weighted average information provided with
                                                 respect to the mortgage loans reflects a weighting
                                                 based on their respective cut-off date principal
                                                 balances. We will transfer the cut-off date
                                                 principal balance for each of the mortgage loans to
                                                 the trust fund. We show the cut-off date principal
                                                 balance for each of the mortgage loans on Exhibit
                                                 A-1 to this prospectus supplement. References in
                                                 this prospectus supplement to the initial mortgage
                                                 pool balance are to the total cut-off date
                                                 principal balance of the mortgage loans.

                                            o    In calculating the cut-off date principal balances
                                                 of the mortgage loans, we have assumed that--

                                                 1.    all scheduled payments of principal and/or
                                                       interest due on the mortgage loans on or
                                                       before their respective due dates in July
                                                       2002 are timely made, and

                                                 2.    there are no prepayments or other unscheduled
                                                       collections of principal with respect to any
                                                       of the mortgage loans during the period from
                                                       its due date in June 2002 up to and including
                                                       its due date in July 2002.

                                            o    When information with respect to mortgaged real
                                                 properties is expressed as a percentage of the
                                                 initial mortgage pool balance, the percentages are
                                                 based upon the cut-off date principal balances of
                                                 the related mortgage loans.

                                            o    Some of the mortgage loans are cross-collateralized
                                                 and cross-defaulted with one or more other mortgage
                                                 loans in the trust fund. Except as otherwise
                                                 indicated, when a mortgage loan is
                                                 cross-collateralized and cross-defaulted with
                                                 another mortgage loan, we present the information
                                                 regarding those mortgage loans as if each of them
                                                 was secured only by a mortgage lien on the
                                                 corresponding mortgaged real property identified on
                                                 Exhibit A-1 to this prospectus supplement. One
                                                 exception is that each and every mortgage loan in
                                                 any particular group of cross-collateralized and
                                                 cross-defaulted mortgage loans is treated as having
                                                 the same loan-to-value ratio and the same debt
                                                 service coverage ratio. Other than as described
                                                 under "Description of the Underlying Mortgage
                                                 Loans--The Westfarms Mall Loan," none of the
                                                 mortgage loans in the trust fund will be
                                                 cross-collateralized with any loan that is not in
                                                 the trust fund.

                                            o    In some cases, an individual mortgage loan is
                                                 secured by multiple mortgaged real properties. For
                                                 purposes of providing property-specific
                                                 information, we have allocated each of those
                                                 mortgage loans among the related mortgaged real
                                                 properties based upon--

                                                 1.    relative appraised values,

                                                 2.    relative underwritten net cash flow, or

                                                 3.    prior allocations reflected in the related
                                                       loan documents.

                                            o    If a mortgage loan is secured by multiple parcels
                                                 of real property and the operation or management of
                                                 those parcels so warranted, we treat those parcels
                                                 as a single parcel of real property.

                                            o    Whenever we refer to a particular mortgaged real
                                                 property by name, we mean the property identified
                                                 by that name on Exhibit A-1 to this prospectus
                                                 supplement.

                                            o    Statistical information regarding the mortgage
                                                 loans may change prior to the date of initial
                                                 issuance of the offered certificates due to changes
                                                 in the composition of the mortgage pool prior to
                                                 that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS............................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire
                                            those mortgage loans from two separate sellers. Each of
                                            the mortgage loans that will comprise the trust fund was
                                            originated or acquired by--

                                            o    the related mortgage loan seller from whom we are
                                                 acquiring the mortgage loan,

                                            o    an affiliate of the related mortgage loan seller,
                                                 or

                                            o    a correspondent in the related mortgage loan
                                                 seller's or its affiliate's conduit lending
                                                 program.

                                            The following table sets forth the number of underlying
                                            mortgage loans, and the percentage of initial mortgage
                                            pool balance, that we will have acquired from each of
                                            the mortgage loan sellers:

                                                                                     NUMBER OF            % OF INITIAL
                                                   MORTGAGE LOAN SELLER           MORTGAGE LOANS     MORTGAGE POOL BALANCE
                                                   --------------------           --------------     ---------------------

                                           Column Financial, Inc..............            83*               86.04%
                                           PNC Bank, National Association.....            23                13.96%
                                                                                         ---               ------
                                                                                         106               100.00%

                                            ------------------
                                            *    Seven of these mortgage loans were acquired by
                                                 Column Financial, Inc. from PNC Bank, National
                                                 Association prior to the closing date.

PAYMENT AND OTHER TERMS...................  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay
                                            a specified sum with interest.

                                            Repayment of each of the mortgage loans is secured by a
                                            mortgage lien on the ownership and/or leasehold interest
                                            of the related borrower or another party in one or more
                                            commercial or multifamily real properties. That mortgage
                                            lien will be a first priority lien, except for limited
                                            permitted encumbrances, which we refer to under
                                            "Description of the Underlying Mortgage Loans--General"
                                            in, and describe in the glossary to, this prospectus
                                            supplement.

                                            Most of the mortgage loans that we intend to include in
                                            the trust fund are, with limited exceptions,
                                            nonrecourse. Even where a mortgage loan that we intend
                                            to include in the trust fund is fully recourse, we have
                                            not always evaluated the creditworthiness of the subject
                                            obligor. Accordingly, all mortgage loans that we will
                                            include in the trust fund should be considered
                                            nonrecourse.

                                            None of the mortgage loans are insured or guaranteed by
                                            any governmental agency or instrumentality or by any
                                            private mortgage insurer.

                                            Each of the mortgage loans currently accrues interest at
                                            the annual rate specified with respect to that mortgage
                                            loan on Exhibit A-1 to this prospectus supplement.
                                            Except as otherwise described below with respect to
                                            mortgage loans that have anticipated repayment dates,
                                            the mortgage interest rate for each mortgage loan is, in
                                            the absence of default, fixed for the entire term of the
                                            loan.

BALLOON LOANS.............................  Ninety-seven (97) of the mortgage loans that we intend to include in the trust fund, representing 66.57% of the
                                            initial mortgage pool balance, are balloon loans that
                                            provide for:

                                            o    an amortization schedule that is significantly
                                                 longer than its remaining term to stated maturity
                                                 or for no amortization prior to stated maturity;
                                                 and

                                            o    in either case above, a substantial payment of
                                                 principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES.....................................  Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 33.43% of the initial
                                            mortgage pool balance, provide material incentives to,
                                            but do not require, the related borrower to pay the
                                            mortgage loan in full by a specified date prior to
                                            stated maturity. We consider that date to be

                                            the anticipated repayment date for the mortgage loan.
                                            There can be no assurance, however, that these
                                            incentives will result in any of these mortgage
                                            loans being paid in full on or before its
                                            anticipated repayment date. The incentives
                                            generally include the following:

                                            o    Commencing on the related anticipated repayment
                                                 date, the subject mortgage loan will accrue
                                                 interest in excess of interest at the initial
                                                 mortgage interest rate. The additional interest
                                                 will--

                                                 1.    be deferred,

                                                 2.    in some cases, compound,

                                                 3.    be payable only after the outstanding
                                                       principal balance of the mortgage loan is
                                                       paid in full; and

                                                 4.    be payable only to the holders of the class V
                                                       certificates, which are not offered by this
                                                       prospectus supplement.

                                            o    Commencing no later than the related anticipated
                                                 repayment date, the subject mortgage loan may be
                                                 freely prepaid.

                                            o    Commencing no later than the related anticipated
                                                 repayment date, cash flow from the related
                                                 mortgaged real property will be deposited into a
                                                 lockbox under the control of the master servicer.

                                            o    Commencing on the related anticipated repayment
                                                 date, cash flow from the related mortgaged real
                                                 property that is not otherwise applied to pay the
                                                 normal monthly debt service payment or to pay or
                                                 escrow for the payment of various expenses, will be
                                                 applied to pay down the principal balance of the
                                                 subject mortgage loan.

LOANS WITH INTEREST ONLY PERIODS..........  Seven (7) of the balloon mortgage loans, representing
                                            8.87% of the initial mortgage pool balance, also
                                            provides for payments of interest only for a period of
                                            12 months after the loan's origination date, or in the
                                            case of 1 (one) loan representing 0.37% of the initial
                                            mortgage pool balance for 24 months.

CROSSED LOANS.............................  The trust fund will include two (2) groups of mortgage loans that are cross-collateralized and cross-defaulted
                                            within each such group. The table below identifies those
                                            crossed loans.

                                                                                                         % OF INITIAL
                                                                                   NUMBER OF               MORTGAGE
                                                       LOAN NAMES                  PROPERTIES            POOL BALANCE
                                                       ----------                  ----------            ------------
                                           1. Saratoga Springs,                        4                    0.66%
                                                Willowbrook Apartments,
                                                Winshire Square Apartments,
                                                and Hunters Run
                                           2. Oakwood Estates                          2                    0.59%
                                                Apartments and Waterside
                                                Village

                                            In reviewing the foregoing table, you should note that
                                            individual related mortgaged real properties may be
                                            released subject to property performance criteria. See
                                            "Description of the Underlying Mortgage
                                            Loans--Cross-Collateralized Mortgage Loans,
                                            Multi-Property Mortgage Loans and Mortgage Loans with
                                            Affiliated Borrowers" in this prospectus supplement.


MULTI-PROPERTY LOANS......................  The trust fund will include three (3) mortgage loans that are, in each such case, secured by multiple real
                                            properties. The table below identifies those
                                            multi-property loans.

                                                                                                           % OF INITIAL
                                                                                   NUMBER OF                 MORTGAGE
                                                      LOAN NAMES                  PROPERTIES               POOL BALANCE
                                                      ----------                  ----------               ------------
                                            1.  Metaldyne                               3                      2.01%
                                            2.  Westport Portfolio                      2                      0.97%
                                            3.  College Square Portfolio                2                      0.89%

                                            In reviewing the foregoing table, you should note that
                                            individual related mortgaged real properties may be
                                            released subject to property performance criteria or
                                            upon certain permitted property substitutions. See
                                            "Description of the Underlying Mortgage
                                            Loans--Cross-Collateralized Mortgage Loans,
                                            Multi-Property Mortgage Loans and Mortgage Loans with
                                            Affiliated Borrowers" in this prospectus supplement.


DEFEASANCE LOANS..........................  Ninety-seven (97) of the mortgage loans that we intend to include in the trust fund, representing 93.17% of the
                                            initial mortgage pool balance, permit the borrower to
                                            obtain the release of the related mortgaged real
                                            property, or, in the case of some of the crossed loans
                                            or multi-property loans, of one or more of the related
                                            mortgaged real properties, from the lien of the related
                                            mortgage instrument(s) upon the pledge to the trustee of
                                            certain noncallable U.S. government obligations. The
                                            U.S. government obligations must provide for payments
                                            that equal or exceed scheduled interest and principal
                                            payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS...............  Two (2) mortgage loans, representing 1.82% of the initial mortgage pool balance, are secured by cash
                                            reserves and/or letters of credit that in each such case
                                            will:

                                            o    be released to the related borrower upon
                                                 satisfaction by the related borrower of certain
                                                 operating performance related conditions, such as
                                                 meeting debt service coverage ratio levels and/or
                                                 satisfying leasing conditions; and

                                            o    at the discretion of the lender, may be applied to
                                                 prepay a portion of the subject mortgage loan if
                                                 such performance related conditions are not
                                                 satisfied within specified time periods.

                                            The total amount of the additional collateral is
                                            $400,000.

                                            See "Description of the Underlying Mortgage
                                            Loans--Certain Terms and Conditions of the Underlying
                                            Mortgage Loans--Mortgage Loans Which May Require
                                            Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS.............................  Thirty-one (31) mortgage loans that we intend to include in the trust fund, representing 63.29% of the initial
                                            mortgage pool balance, generally provide that all rents,
                                            credit card receipts, accounts receivable payments and
                                            other income derived from the related mortgaged real
                                            properties will be paid into one of the following types
                                            of lockboxes, each of which is described below:

                                            HARD LOCKBOX. Income is paid directly to a lockbox
                                            account controlled by the applicable master servicer on
                                            behalf of the trust fund, except that with respect to
                                            multifamily rental properties and parking garage
                                            properties, income is collected and deposited in the
                                            lockbox account by the manager of the mortgaged real
                                            property and, with respect to hospitality properties,
                                            cash or "over-the-counter" receipts are deposited into
                                            the lockbox account by the manager, while credit card
                                            receivables will be deposited directly into a lockbox
                                            account.



                                            MODIFIED LOCKBOX. Income is collected by the property
                                            manager and is deposited into the lockbox account within
                                            1 day of receipt. The borrower has no direct access to
                                            the lockbox account.

                                            SPRINGING LOCKBOX. Income is collected and retained by
                                            or is otherwise accessible by the borrower until the
                                            occurrence of a triggering event, following which a
                                            modified or hard lockbox is put in place. Examples of
                                            triggering events include:

                                            o    a failure to pay the related mortgage loan in full
                                                 on or before any related anticipated repayment
                                                 date; or

                                            o    a decline, by more than a specified amount, in the
                                                 net operating income of the related mortgaged real
                                                 property; or

                                            o    a failure to meet a specified debt service coverage
                                                 ratio; or

                                            o    an event of default under the mortgage.

                                            For purposes of this prospectus supplement, a springing
                                            lockbox can be either an account that is currently under
                                            the control of both the lender and the borrower, but
                                            which comes under the sole control of the lender upon
                                            the occurrence of the triggering event, or an account
                                            that is required to be established by the borrower upon
                                            the occurrence of the triggering event.

                                            The above-referenced thirty-one (31) mortgage loans
                                            provide for the following types of lockbox accounts:

                                                                                                           % OF INITIAL
                                                                                 NUMBER OF                   MORTGAGE
                                                  TYPE OF LOCKBOX             MORTGAGE LOANS               POOL BALANCE
                                                  ---------------             --------------               ------------
                                            Springing                               19                         33.37%
                                            Hard                                    10                         25.80%
                                            Modified                                 2                          4.11%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.....................  Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                            o    by prohibiting any voluntary prepayments for a
                                                 specified period of time after the mortgage loan is
                                                 originated; and/or

                                            o    by prohibiting any voluntary prepayments for a
                                                 specified period of time after the mortgage loan is
                                                 originated, although, for a portion of that period,
                                                 beginning no sooner than the second anniversary of
                                                 the date of initial issuance of the offered
                                                 certificates, the mortgage loan may be defeased;
                                                 and/or

                                            o    by requiring that any voluntary principal
                                                 prepayment made during a specified period of time
                                                 be accompanied by a yield maintenance charge.

                                            However, as described under "--Additional Collateral
                                            Loans" above, some mortgage loans may require partial
                                            principal prepayments during the related lock-out
                                            period.

                                            In addition, the holder of the Westfarms Mall Companion
                                            Loan and the holder of the Westfarms Mall B Note will
                                            have the right to purchase the Westfarms Mall Loan,
                                            under certain circumstances following a default under
                                            such mortgage, which would have the same effect on the
                                            offered certificates as a prepayment in full of such
                                            loan. See "Certain Characteristics of the Mortgage
                                            Loans--Westfarms Mall Loan" in this prospectus
                                            supplement.

                                            As of the cut-off date, all of the mortgage loans that
                                            we intend to include in the trust fund were within their
                                            respective lock-out periods, and the weighted average of
                                            the remaining lock-out and/or defeasance periods was 107
                                            months. All of the mortgage loans in the trust fund that
                                            provide for a yield maintenance charge also provide that
                                            such yield maintenance charge will not be less than a
                                            fixed percentage of the amount prepaid. See "Description
                                            of the Underlying Mortgage Loans--Certain Terms and
                                            Conditions of the Underlying Mortgage Loans--Prepayment
                                            Provisions" in this prospectus supplement.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect
                                            of any monthly debt service payment--

                                            o    as of the related due date in July 2002, or

                                            o    at any time during the 12-month period preceding
                                                 the related due date in July 2002.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS...............  The pool of mortgage loans that we intend to include in the trust fund will have the following general
                                            characteristics as of their respective due dates in July
                                            2002:

                                            Initial mortgage pool balance................................     $   895,698,613
                                            Number of mortgage loans.....................................                 106
                                            Number of mortgaged real properties..........................                 110

                                            Largest cut-off date principal balance.......................     $    79,000,000
                                            Smallest cut-off date principal balance......................     $       406,406
                                            Average cut-off date principal balance.......................     $     8,449,987

                                            Highest mortgage interest rate...............................             8.110%
                                            Lowest mortgage interest rate................................             5.882%
                                            Weighted average mortgage interest rate......................             7.186%

                                            Longest original term to maturity or anticipated repayment
                                               date(1)...................................................                 180
                                            Shortest original term to maturity or anticipated repayment
                                               date(1)...................................................                  60
                                            Weighted average original term to maturity or anticipated
                                               repayment date(1).........................................                 117

                                            Longest remaining term to maturity or anticipated repayment
                                               date(1)...................................................                 180
                                            Shortest remaining term to maturity or anticipated
                                               repayment date(1).........................................                  54
                                            Weighted average remaining term to maturity or anticipated
                                               repayment date(1).........................................                 115

                                            Highest debt service coverage ratio, based on underwritten
                                               net cash flow.............................................               2.37x
                                            Lowest debt service coverage ratio, based on underwritten
                                               net cash flow.............................................               1.15x
                                            Weighted average debt service coverage ratio, based on
                                               underwritten net cash flow................................               1.45x

                                            Highest cut-off date loan-to-value ratio.....................               85.0%
                                            Lowest cut-off date loan-to-value ratio......................               44.8%
                                            Weighted average cut-off date loan-to-value ratio............               71.7%

                                            ---------------------
                                            (1)  Shown in months

B.  GEOGRAPHIC CONCENTRATION..............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                            real properties located in the indicated states:

                                                                                                           % OF INITIAL
                                                                                 NUMBER OF                   MORTGAGE
                                                       STATE                    PROPERTIES                 POOL BALANCE
                                                       -----                    ----------                 ------------
                                            1.  California.................         15                        14.15%
                                            2.  Texas......................         22                        12.37%
                                            3.  Connecticut................          5                        11.07%
                                            4.  South Carolina.............          2                         8.51%
                                            5.  Florida....................         12                         8.01%
                                            6.  Delaware...................          1                         6.82%
                                            7.  Missouri...................          1                         5.06%

                                            The remaining mortgaged real properties with respect to
                                            the mortgage pool are located throughout twenty-one
                                            other states. No more than 5% of the initial mortgage
                                            pool balance is secured by mortgaged real properties
                                            located in any of these other states. In circumstances
                                            where a particular pooled mortgage loan is secured by
                                            multiple mortgaged real properties located in two or
                                            more states, the foregoing information reflects the
                                            allocated loan amounts for those properties.

C.  PROPERTY TYPES........................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                            real properties operated for each indicated purpose:

                                                                                                           % OF INITIAL
                                                                                 NUMBER OF                   MORTGAGE
                                                   PROPERTY TYPE                PROPERTIES                 POOL BALANCE
                                                   -------------                ----------                 ------------
                                            Retail                                   19                        37.18%
                                            Multifamily                              54                        30.12%
                                            Office                                   18                        17.93%
                                            Industrial                                9                         8.46%
                                            Other                                     1                         2.67%
                                            Self Storage                              3                         1.61%
                                            Mixed Use                                 2                         1.36%
                                            Manufactured Housing                      4                         0.67%

D.  ENCUMBERED INTERESTS..................  All of the mortgage loans are secured by fee interests in the related mortgaged real properties (including
                                            mortgage loans as to which both the fee and leasehold
                                            interest in the entire mortgaged real property are
                                            encumbered).

E.  SIGNIFICANT MORTGAGE LOANS............  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to
                                            include in the trust fund have--

                                            o    cut-off date principal balances that range from
                                                 $79,000,000 to $22,135,143, and

                                            o    a total cut-off date principal balance of
                                                 $420,516,846, which represents 46.95% of the
                                                 initial mortgage pool balance.

                                            See "Description of the Underlying Mortgage
                                            Loans--Significant Mortgage Loans" in this prospectus
                                            supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o   anchored, including shadow anchored, and unanchored retail properties;

     o   multifamily properties;

     o   office properties;

     o   industrial properties;

     o   garage properties;

     o   mixed-use properties;

     o   manufactured housing properties; and

     o   self storage properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o   any governmental entity;

     o   any private mortgage insurer;

     o   us;

     o   either mortgage loan seller;

     o   the master servicer;

     o   the special servicer;

     o   any sub-servicer of the master servicer or the special servicer;

     o   the trustee;

     o   the fiscal agent; or

     o   any of their respective affiliates.

     Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate over Time. Although certain of the mortgage loans that we intend to include in the trust fund may provide for limited recourse to the related borrower or to the sponsor, you should consider all of the mortgage loans to be non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

     o   the net operating income of the related mortgaged real property;

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     Ninety-seven (97) of the mortgage loans that we intend to include in the trust fund, representing 66.57% of the initial mortgage pool balance, are balloon loans; and nine (9) of the mortgage loans that we intend to include in the trust fund, representing 33.43% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Ninety-four (94) of these mortgage loans, representing 77.79% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from July 1, 2011 to and including July 1, 2012. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o   the ability to cover debt service;

     o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     o   the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o   national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o   demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o   location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation or changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties. Fifty-four (54) mortgaged real properties, securing mortgage loans that represent 30.12% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:


     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o   the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o   local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

     o compliance with and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single-family housing.

     Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules: either--

     o at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

     o at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

     The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

     The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Nineteen (19) mortgaged real properties, securing mortgage loans that represent 37.18% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o   the strength, stability, number and quality of the tenants;

     o   whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors.

     We consider sixteen (16) of the subject retail properties, securing 36.15% of the initial mortgage pool balance, to be anchored, including shadow anchored, and three (3) of the subject retail properties, securing 1.03% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Eighteen (18) mortgaged real properties, securing mortgage loans that represent 17.93% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o   the strength, stability, number and quality of the tenants;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o   the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Five percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Industrial Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Industrial Properties. Nine (9) mortgaged real properties, securing mortgage loans that represent 8.46% of the initial mortgage pool balance, are primarily used for industrial purposes. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on-

     o location of the property, the desirability of which in a particular instance may depend on--

         1.    availability of labor services,

         2.    proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

         1.    ceiling heights,

         2.    column spacing,

         3.    number and depth of loading bays,

         4.    divisibility,

         5.    floor loading capacities,

         6.    truck turning radius,

         7.    overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Risks Associated with the Performance of Parking Garage Properties. One (1) mortgaged real property, securing a mortgage loan that represents 2.67% of the initial mortgage pool balance, is primarily used for parking garage purposes. The primary source of income for parking garages is the rental fees charged for parking spaces. A number of factors may adversely affect the value and successful operation of a parking garage property. Some of these factors include: o the number of rentable parking spaces and rates charged; o the location of the garage and, in particular, its proximity to places where large numbers of people work, shop or live; o the amount of alternative parking spaces in the area; o the availability of mass transit; and o the perceptions of the safety, convenience and services of the parking garage.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o   operating the property and providing building services;

     o   establishing and implementing the rental structure;

     o   managing operating expenses;

     o   responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single Tenant May Increase the Risk that Cash Flow Will Be Interrupted. Seven (7) mortgaged real properties, representing 4.13% of the initial mortgage pool balance, are, in each case, leased by a single tenant. In addition, ten (10) other mortgaged real properties, securing 10.74% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

  TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                              % OF INITIAL
                                                                         CUT-OFF DATE           MORTGAGE
                     PROPERTY/PORTFOLIO NAME                           PRINCIPAL BALANCE      POOL BALANCE
                     -----------------------                           -----------------      ------------
Westfarms Mall                                                            $79,000,000             8.82%
Northwoods Mall                                                           $65,000,000             7.26%
1201 North Market Street - Chase Building                                 $61,079,180             6.82%
Gannon West Pointe Apartments                                             $45,277,992             5.06%
The Mall at Mill Creek                                                    $34,948,681             3.90%
Riverview Commerce Center II                                              $33,176,473             3.70%
Porter Ranch Town Center                                                  $32,958,849             3.68%
Lincoln Towers Garage                                                     $23,940,527             2.67%
Roosevelt Square Shopping Center                                          $23,000,000             2.57%
The Bristol Place Apartments                                              $22,135,143             2.47%

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                                                              % OF INITIAL
                                                                          CUT-OFF DATE          MORTGAGE
         LOAN NO.                    PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE     POOL BALANCE
         --------                    -----------------------            -----------------     ------------
               2             Northwoods Mall                                 $65,000,000            7.26%
              23             The Landing @ Arbor Place                        $9,200,000            1.03%

              15             Colonial Village @ Palma Sola                   $15,950,000            1.78%
              17             McGehee Place Apartments                        $14,900,000            1.66%
              22             Colonial Village                                 $9,550,000            1.07%
              27             Ski Lodge Apartments                             $7,640,000            0.85%
              57             Colonial Village at Cordova Apartments           $4,250,000            0.47%
              58             Colonial Village at Hillcrest                    $4,200,000            0.47%

              13             Metaldyne                                       $18,000,000            2.01%
             13a             Lamons Gasket Co.                                $8,090,753            0.90%
             13b             Entegra Fastner Corporation                      $5,370,719            0.60%
             13c             Fulton Performance Products, Inc.                $4,538,527            0.51%
              18             5440 Corporate Drive Office Building            $12,970,652            1.45%

              24             Westport Portfolio                               $8,680,625            0.97%
             24a             191 Post Road West                               $4,714,477            0.53%
             24b             301 Riverside Avenue                             $3,966,148            0.44%
              42             500 Post Road                                    $5,787,083            0.65%
              44             276 Post Rd West                                 $5,687,306            0.63%

              25             Sandia Ridge Apartments                          $8,675,011            0.97%
              43             Woods on the Fairway Apartments                  $5,688,151            0.64%
              50             Foxwood I & II Apartments                        $5,089,521            0.57%

              45             EZ Storage - Laurel                              $5,583,408            0.62%
              52             EZ Storage - Catonsville                         $5,084,889            0.57%
              64             EZ Storage - Owings Mill                         $3,788,741            0.42%

              35             Orange Villa Shopping Center Phase II            $6,120,859            0.68%
              46             Orange Villa Shopping Center                     $5,313,298            0.59%

     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Five (5) groups of either cross-collateralized or multi-property mortgage loans that we intend to include in the trust fund, representing 5.12% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o   at the time the lien was granted, the borrower was:

         1.    insolvent;

         2.    inadequately capitalized; or

         3.    unable to pay its debts.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, five (5) groups of either cross-collateralized or multi-property mortgage loans and multi-property mortgage loans that we intend to include in the trust fund, representing 5.12% of the initial mortgage pool balance, are secured by mortgaged real properties located in seven (7) different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Other Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by, or may allow, subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade, operational or other debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o   complicate bankruptcy proceedings; and

     o   delay foreclosure on the related mortgaged real property.

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the Westfarms Mall Loan, representing 8.82% of the initial mortgage pool balance, is secured by the Westfarms Mall Property on a pari passu basis with the Westfarms Mall Companion Loan. The Westfarms Mall B Note is secured by the Westfarms Mall Property on a subordinated basis. See "Description of the Underlying Mortgage Loans--The Westfarms Mall Loan."

     Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage Loans-- Additional Loan and Property Information--Other Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of the borrowers under the mortgage loans may not be limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, class A-2 or class A-3 certificates.

     The Operation of a Mortgaged Real Property upon Foreclosure of an Underlying Mortgage Loan May Affect the Tax Status of the Trust Fund and Adversely Affect the Offered Certificates. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal tax on this income at the highest marginal federal corporate tax rate, which is currently 35%, and possibly state or local tax. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of operating businesses, such as hospitality properties and parking garage properties. This would reduce net proceeds available for distribution to the series 2002-CP3 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties the trust fund may, in certain jurisdictions (particularly in New York), be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2002-CP3 certificateholders.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loan pool, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o   economic conditions, including real estate market conditions;

     o   changes in governmental rules and fiscal policies;

     o   acts of God, which may result in uninsured losses; and

     o   other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 28 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that are expected to secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES


                                                               % OF INITIAL
                                      NUMBER OF                  MORTGAGE
           STATE                     PROPERTIES                POOL BALANCE
           -----                     ----------                ------------
1.  California............               15                        14.15%
2.  Texas.................               22                        12.37%
3.  Connecticut...........                5                        11.07%
4.  South Carolina........                2                         8.51%
5.  Florida...............               12                         8.01%
6.  Delaware..............                1                         6.82%
7.  Missouri..............                1                         5.06%

     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of a mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include debt-acceleration clauses which permit the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     o the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to substantially all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of seventy-four (74) mortgaged real properties, securing 92.61% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment which states that it meets ASTM standards was conducted during the 12-month period ending on July 11, 2002 and in the case of seventy-six (76) mortgaged real properties, securing 93.61% of the initial mortgage pool balance, such an assessment or update was conducted within a 16-month period ending on July 11, 2002. In the case of thirty-four
(34) mortgaged real properties, securing 6.39% of the initial mortgage pool balance and covered by environmental insurance, the environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. The environmental insurance policies have coverage limits and do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead based paint. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this test was warranted under the circumstances.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

         1. those conditions were remediated or abated prior to the closing date,

         2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in some cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, or the environmental reports indicated that it was not likely that the related mortgaged real property had contributed to any environmental contamination, or a responsible party other than the related borrower has been identified under applicable law, and either--

         1. that condition is not known to have affected the mortgaged real property,

         2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

         3.    an environmental insurance policy was obtained; or

     o in some cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1985 and for radon gas only in the case of a multifamily property.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;


     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     The Directing Certificateholder and Certificateholders May Experience Conflicts of Interest. In the case of certain actions taken by the master servicer or special servicer on behalf of the trust, the directing certificateholder may have the ability to direct and/or approve such certain actions which may result in a conflict of interest between the directing certificateholder and the certificateholders because:

     o the directing certificateholder may have interests that are adverse to or different from the certificateholders; and

     o as a result, it is possible that the master servicer or special servicer may take actions that are adverse to certain of the certificateholders.

     The directing certificateholder will have no liability to any certificateholder for any action that it directs or consents to.

     Mortgage Loans Secured By Fee and Leasehold Interests May Be Subject to Terms of the Ground Lease If Granting of a Mortgage By Feeholder Is Deemed a Fraudulent Conveyance. In the case of one mortgage loan, representing 0.65% of the initial mortgage pool balance, the ground lessor has mortgaged its fee interest to secure the borrower's debt. This fee mortgage may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including under certain circumstances, invalidating the mortgage over the ground lessor's fee interest and leaving the mortgage loan secured only by the leasehold interest in the related mortgaged real property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is rejected by a debtor ground lessor may elect to treat the ground lease as terminated under certain circumstances or to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. Upon a bankruptcy of the ground lessee/borrower, the ground lease could be assumed or rejected by the ground lessee/borrower.

     Because rejection of the ground lease by a debtor ground lessor may enable the ground lessee to treat the ground lease as terminated and because rejection of the ground lease by a debtor ground lessee/borrower may constitute or result in termination of the ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o   density;

     o   use;

     o   parking;

     o   set-back requirements; or

     o   other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of two (2) of those mortgaged real properties, securing 1.00% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to July 11, 2002. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At certain of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements. In many of these cases, the related originator, if the identified repairs or replacements were deemed material, required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover the costs of these repairs or replacements. While the aforementioned escrows, when required, were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     Availability of Casualty Insurance Covering Damage from Terrorist Acts May Be Limited and May Result in Additional Costs to Borrowers. With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. You should be aware that--

     o many primary insurance companies have eliminated terrorism insurance coverage in their standard policies,

     o coverage for terrorist acts may be available only at rates significantly higher than other types of insurance, and

     o borrowers may not be able to obtain renewal policy coverage for terrorist acts at any price.

The master servicer will use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related note and mortgage. The master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain such insurance, if the special servicer has determined in accordance with the servicing standard that either--

     o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o   such insurance is not available at any rate.

In the event that any mortgaged real property sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

     If the borrower is required, as determined by the special servicer, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

     Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Certain Loans May Require Principal Paydowns Which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Offered Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     The Class B, C and D Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2 and A-3 Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

         In addition, if losses and/or shortfalls relating to the trust fund exceed amounts payable out of collections on the trust fund, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class E, F, G, H, J, K, L, M, N and O certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2002-CP3 certificates,

     o the order in which the principal balances of the respective classes of the series 2002-CP3 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o   the characteristics and quality of the underlying mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o   the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2002-CP3 certificates, and

     o   servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges. None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2002-CP3 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     If the Master Servicer or the Special Servicer Purchases Series 2002-CP3 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2002-CP3 Certificates. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2002-CP3 certificates. It is anticipated that the special servicer may purchase all or a portion of the class A-X, H, J, K, L, M, N and O certificates. However, there can be no assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of series 2002-CP3 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2002-CP3 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2002-CP3 certificates.

     Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     You May Be Bound by the Actions of Other Series 2002-CP3 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2002-CP3 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2002-CP3 certificates.

     Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     Potential Defaults Under Certain Mortgage Loans May Affect the Timing and/or Payment on Your Offered Certificates. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2002-CP3 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Arlington, Virginia. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the one-hundred six (106) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $895,698,613. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in July 2002, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

         1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in July 2002 are timely made, and

         2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in June 2002 up to and including its due date in July 2002.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The Westfarms Mall Loan," none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

         1.    relative appraised values,

         2.    relative underwritten net cashflow, or

         3.    prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include five (5) groups of mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                              NUMBER OF STATES WHERE       % OF INITIAL MORTGAGE
                     PROPERTY/PORTFOLIO NAMES                 PROPERTIES ARE LOCATED            POOL BALANCE
                     ------------------------                 ----------------------            ------------
        1.  Saratoga Springs, Willowbrook Apartments,                    1                          0.66%
            Winshire Square Apartments and Hunters Run
        2.  Oakwood Estates and Waterside Village                        1                          0.59%

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                            NUMBER OF STATES WHERE         % OF INITIAL MORTGAGE
                   PROPERTY/PORTFOLIO NAMES                 PROPERTIES ARE LOCATED              POOL BALANCE
                   ------------------------                 ----------------------              ------------
        1.  Metaldyne                                                  3                             2.01%
        2.  Westport Portfolio                                         1                             0.97%
        3.  College Square Portfolio                                   1                             0.89%

     The table below shows each group of mortgaged real properties that--

     o   have the same or affiliated borrowers, and

     o secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                             RELATED BORROWER LOANS

                                                                                              % OF INITIAL
                                                                          CUT-OFF DATE          MORTGAGE
         LOAN NO.                    PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE     POOL BALANCE
         --------                    -----------------------            -----------------     ------------
               2             Northwoods Mall                                 $65,000,000            7.26%
              23             The Landing @ Arbor Place                        $9,200,000            1.03%

              15             Colonial Village @ Palma Sola                   $15,950,000            1.78%
              17             McGehee Place Apartments                        $14,900,000            1.66%
              22             Colonial Village                                 $9,550,000            1.07%
              27             Ski Lodge Apartments                             $7,640,000            0.85%
              57             Colonial Village at Cordova Apartments           $4,250,000            0.47%
              58             Colonial Village at Hillcrest                    $4,200,000            0.47%

              13             Metaldyne                                       $18,000,000            2.01%
             13a             Lamons Gasket Co.                                $8,090,753            0.90%
             13b             Entegra Fastner Corporation                      $5,370,719            0.60%
             13c             Fulton Performance Products, Inc.                $4,538,527            0.51%
              18             5440 Corporate Drive Office Building            $12,970,652            1.45%

              24             Westport Portfolio                               $8,680,625            0.97%
             24a             191 Post Road West                               $4,714,477            0.53%
             24b             301 Riverside Avenue                             $3,966,148            0.44%
              42             500 Post Road                                    $5,787,083            0.65%
              44             276 Post Rd West                                 $5,687,306            0.63%

              25             Sandia Ridge Apartments                          $8,675,011            0.97%
              43             Woods on the Fairway Apartments                  $5,688,151            0.64%
              50             Foxwood I & II Apartments                        $5,089,521            0.57%

                                                                                              % OF INITIAL
                                                                          CUT-OFF DATE          MORTGAGE
         LOAN NO.                    PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE     POOL BALANCE
         --------                    -----------------------            -----------------     ------------
              45             EZ Storage - Laurel                              $5,583,408            0.62%
              52             EZ Storage - Catonsville                         $5,084,889            0.57%
              64             EZ Storage - Owings Mill                         $3,788,741            0.42%

              35             Orange Villa Shopping Center Phase II            $6,120,859            0.68%
              46             Orange Villa Shopping Center                     $5,313,298            0.59%

PARTIAL RELEASES OF PROPERTY

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as North Coast Health Center and Metaldyne, representing 2.01% each, of the initial mortgage pool balance, the related borrower may obtain a release of an undeveloped portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements, providing a title policy endorsement and providing evidence that the loan-to-value and debt service coverage ratios of the remaining property meet specified requirements.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Northwoods Mall, representing 7.26% of the initial mortgage pool balance, the borrower may obtain a release of an identified portion of the mall stores in connection with the expansion of the Dillard's department store. See "Description of the Mortgage Loans--Northwoods Mall."

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                              % OF INITIAL
                                     NUMBER OF                  MORTGAGE
         DUE DATE                 MORTGAGE LOANS              POOL BALANCE
         --------                 --------------              ------------
            1st                         33                         27.32%
           11th                         73                         72.68%

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.8817% per annum to 8.110% per annum, and the weighted average of those mortgage interest rates was 7.186% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred four (104) of the mortgage loans that we intend to include in the trust fund, representing 91.72% of the initial net mortgage pool balance, accrue interest on an Actual/360 Basis. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 8.28% of the initial net mortgage pool balance, accrue interest on a 30/360 Basis.

     Balloon Loans. Ninety-seven (97) of the mortgage loans that we intend to include in the trust fund, representing 66.57% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     o in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 33.43% of the initial mortgage pool balance, are characterized by the following features:

     o   A maturity date that is generally 25 to 30 years following origination.

     o The designation of an anticipated repayment date that is generally 10 to 12 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally one (1) to six (6) months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Excess Interest may, in some cases, compound at the new revised mortgage interest rate. Any Excess Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Excess Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Additional Amortization Considerations. Seven (7) of the balloon mortgage loans, representing 8.87% of the initial mortgage pool balance, also provides for an initial interest only period of 12 months after the loan's origination date. One (1) loan representing 0.37% of the initial mortgage pool balance, provides for an initial interest only period of 24 months after the loan's origination date.

     Some of the pooled mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions.  As of origination:

     o Ninety-seven (97) of the mortgage loans that we intend to include in the trust fund, representing 93.17% of the initial mortgage pool balance, provided for--

         1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

         2. a prepayment lock-out/defeasance period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, during which voluntary principal prepayments are prohibited, but the mortgage loan may be defeased, followed by

         3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 6.83% of the initial mortgage pool balance, provided for--

         1. a prepayment lock-out period, during which voluntary prepayments are prohibited, followed by

         2. a Yield Maintenance Period during which voluntary principal prepayments may be made if accompanied by the greater of a Yield Maintenance Charge or 1% of the principal prepaid, followed by

         3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     The open prepayment period, if any, for any mortgage loan may begin up to seven (7) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     Prepayment Lock-Out Periods. One hundred six (106) of the mortgage loans that we intend to include in the trust fund, representing 100% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in July 2002. With respect to those mortgage loans, and including defeasance periods during which a mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in July 2002 is one hundred seventy-six (176) months;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in July 2002 is forty-eight (48) months; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in July 2002 is one hundred eleven (111) months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     Yield Maintenance Periods. Nine (9) of the mortgage loans that we intend to include in the trust fund, representing 6.83% of the initial mortgage pool balance, provide for a Yield Maintenance Period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out period and/or a prepayment lock-out/defeasance period.

     In the case of all of the mortgage loans with Yield Maintenance Periods, the related Yield Maintenance Charge will generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as a Yield Maintenance Charge.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are in excess of a specified amount or a specified percentage of the value of the related mortgaged real property, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay the entire principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Gannon West Pointe Apartments, in connection with a condemnation action which is expected to occur within the next five years, the related borrower will be required to prepay the principal balance of the Gannon West Pointe Apartments Loan in the amount of $50,000 per unit condemned. See "Description of the Underlying Mortgage Loans--Gannon West Pointe Apartments."

     Mortgage Loans Which May Require Principal Paydowns. Two (2) mortgage loans, representing 1.82% of the initial mortgage pool balance, are secured by cash reserves and/or letters of credit that in each such case:

     o will be released to the related borrower upon satisfaction by the related borrower of certain operating performance related conditions, such as meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of that additional collateral is $400,000.

     Defeasance Loans. Ninety-seven (97) of the mortgage loans that we intend to include in the trust fund, representing 93.17% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. The related borrower will be required to pay all costs and expenses with respect to a defeasance.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Lockboxes. Thirty-one (31) of the mortgage loans that we intend to include in the trust fund, representing approximately 63.29% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties and parking garage properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     o MODIFIED LOCKBOX. Income is collected by the property manager and is deposited into the lockbox account within 1 day of receipt. The borrower has no direct access to the lockbox account.

     o SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a modified or hard lockbox is put in place. Examples of triggering events include:

         1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

         2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

         3.    a failure to meet a specified debt service coverage ratio; or

         4.    an event of default under the mortgage.

         For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The thirty-one (31) mortgage loans referred to above provide for lockbox accounts as follows:

                                                          % OF INITIAL
                                   NUMBER OF                MORTGAGE
     TYPE OF LOCKBOX            MORTGAGE LOANS            POOL BALANCE
     ---------------            --------------            ------------
     Springing                        19                     33.37%
     Hard                             10                     25.80%
     Modified                          2                      4.11%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

         o     taxes and insurance,

         o     capital improvements,

         o     furniture, fixtures and equipment, and/or

         o     various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     Tax and Insurance Escrows. In the case of one hundred (100) of the mortgage loans that we intend to include in the trust fund, representing 87.14% of the initial mortgage pool balance, escrows were established for taxes and, in the case of ninety-four (94) of the mortgage loans, representing 79.92% of the initial mortgage pool balance, escrows were established for insurance, in each case either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

         o one-twelfth of the annual real estate taxes and assessments, and/or

         o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     In the case of the Westfarms Mall Loan, representing 8.82% of the initial mortgage pool balance, upon the occurrence of a "Lockbox Event" the borrower will be required to make monthly payments into a tax and insurance escrow fund. See "--Significant Mortgage Loans--Westfarms Mall."

     Recurring Replacement and TI&LC Reserves. The table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

         o capital replacements, repairs and furniture, fixtures and equipment, or

         o     leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that will secure a m ortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     Engineering Reserves. The table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

         o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

         o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Other Financing" below, these clauses either--

         o permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

         o prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

         1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2002-CP3 certificates, or

         2.    the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified persons, entities or types of persons or entities;

     o issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control;

     o   a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o   other transfers similar in nature to the foregoing.

         Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

         1.    the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

         1.    the outstanding principal balance of the related mortgage loan,

         2. the replacement cost or the full insurable value of the insured property, and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o   obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties securing a mortgage loan, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     o   the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates as determined by the controlling class representative, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

     With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. You should be aware that--

     o many primary insurance companies have eliminated terrorism insurance coverage in their standard policies,

     o coverage for terrorist acts may be available only at rates significantly higher than other types of insurance, and

     o borrowers may not be able to obtain renewal policy coverage for terrorist acts at any price.

In order to offset the increased cost of terrorism insurance coverage, legislation has been introduced in the United States Congress that would provide some financial assistance to insurers in the event of another terrorist attack that was the subject of an insurance claim. In November 2001, the House of Representatives passed the Terrorism Risk Protection Act, H.R. 3210, which would provide assistance to insurers if industry-wide terrorism claims exceed $1 billion, with any government sponsorship of such claims being required to be repaid by the insurers from future property and casualty insurance premiums. The Senate in June 2002 passed different legislation, the Terrorism Risk Insurance Act of 2002, S.2600, which would provide assistance to insurers in the form of grants for 80% to 90% of terrorism claims paid. The provisions of the House and Senate bills differ in several material ways, including among other things, with respect to the maximum amount of the insurers' liability and the extent of the government's liability for punitive damages. In order for legislation to be enacted, these differences must be reconciled in a joint Congressional committee, and the conference report must be adopted by both houses. Under both bills, the amount of government assistance is limited. There can be no assurance that the proposed bills will be adopted as law or that they will not undergo further significant changes before being adopted as law. If enacted as currently written, assistance provided under each bill would expire on January 1, 2003, and there can be no assurance that subsequent terrorism insurance legislation would be passed. Furthermore, there can be no assurance that the passage of any federal or state legislation would substantially lower the cost of obtaining terrorism insurance.

     The master servicer is required to use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related note or mortgage. The master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance and the master servicer will not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related borrower is required to incur under the related loan documents, or if the special servicer has determined in accordance with the Servicing Standard that either--

     o such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o   such insurance is not available at any rate.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing a mortgage loan, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

     o   to restore the mortgaged real property, or

     o   towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the series 2002-CP3 controlling class representative), as was previously required under the mortgage instrument that had covered the property.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o   are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

THE WESTFARMS MALL LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as mortgage loan no. 1 (referred to herein as the "Westfarms Mall Loan") is secured, on a pari passu basis with another note (the "Westfarms Mall Companion Loan"), by the related mortgaged real property.

     Such mortgaged real property also secures a subordinated B Note (the "Westfarms Mall B Note" and, collectively with the Westfarms Mall Loan and the Westfarms Mall Companion Loan, the "Westfarms Mall Total Loan"). The Westfarms Mall Companion Loan is not included in the trust and has an outstanding principal balance, as of the cut-off date, of $79,000,000. Legal title to the Westfarms Mall Companion Loan will initially be held by Column Financial, Inc., which may sell or transfer the Westfarms Mall Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Westfarms Mall Companion Loan has the same interest rate, maturity date and amortization term as the Westfarms Mall Loan. For purposes of the information presented in this prospectus supplement with respect to the Westfarms Mall Loan, the Loan-to-Value Ratio and Debt Service Coverage Ratio reflects the aggregate indebtedness evidenced by the Westfarms Mall Loan and the Westfarms Mall Companion Loan (but excludes the indebtedness represented by the Westfarms B Note).

     The Westfarms Mall B Note has an outstanding principal balance, as of the cut-off date, of $52,000,000. The Westfarms Mall B Note is not an asset of the trust. The Westfarms Mall Total Loan will be serviced pursuant to the pooling and servicing agreement.

     The trust, as holder of the Westfarms Mall Loan and the holder of the Westfarms Mall Companion Loan will be a party to an intercreditor agreement and the trust and the holder of the Westfarms Mall Companion Loan are parties to a separate intercreditor agreement with the holder of the Westfarms Mall B Note (collectively, the "Westfarms Mall Intercreditor Agreements").

     The following describes certain provisions of the Westfarms Mall Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of the Westfarms Mall Intercreditor Agreements.

     Allocation of Payments Among the Westfarms Mall Loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note. To the extent described below, the right of the holders of the Westfarms Mall B Note to receive payments with respect to the Westfarms Mall Total Loan are subordinated to the rights of the holders of the Westfarms Mall Loan and the Westfarms Mall Companion Loan. Prior to a monetary default of the Westfarms Mall Loan, acceleration of the Westfarms Mall Loan or a Servicing Transfer Event with respect to the Westfarms Mall Loan, on or prior to each servicer remittance date, amounts received during the related collection period on the Westfarms Mall Total Loan will be applied first to payment of any related primary servicing fees, trustee fees, servicing fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:

     o first, pro rata, in respect of interest accrued and unpaid on the Westfarms Mall Loan and the Westfarms Mall Companion Loan;

     o second, in respect of accrued and unpaid interest on the Westfarms Mall B Note;

     o third, pro rata, in reduction of the Stated Principal Balance of each of the Westfarms Mall Loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note, up to an amount equal to a pro rata portion (based on the Stated Principal Balances of the Westfarms Mall Loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note) of (x) any principal payments or prepayments received on the Westfarms Mall Total Loan; and (y) all principal due (including the balloon payment, if then due);

     o fourth, to reimburse the holder of the Westfarms Mall B Note for any unreimbursed costs and expenses, including unreimbursed cure payments; and

     o fifth, any excess, pro rata to each of the Westfarms Mall Loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note.

     Following a monetary default on the Westfarms Mall Loan, acceleration of the Westfarms Mall Loan or after a Servicing Transfer Event with respect to the Westfarms Mall Loan, on or prior to each servicer remittance date, amounts received during the related collection period on the Westfarms Mall Total Loan will be applied first to payment of any related primary servicing fees, servicing fees, trustee fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:


     o first, pro rata in respect of interest accrued and unpaid on the Westfarms Mall Loan and the Westfarms Mall Companion Loan;

     o second, pro rata, in reduction of the Stated Principal Balance of each of the Westfarms Mall Loan and the Westfarms Mall Companion Loan until the balance of each is reduced to zero;

     o third, in respect of accrued and unpaid interest on the Westfarms Mall B Note;

     o fourth, in reduction of the Stated Principal Balance of the Westfarms Mall B Note until the balance thereof is reduced to zero;

     o fifth, pro rata, to the Westfarms Mall Loan and the Westfarms Mall Companion Loan any prepayment premium, to the extent actually paid, which is allocable to such loans;

     o sixth, pro rata, to the Westfarms Mall Loan and the Westfarms Mall Companion Loan any default interest to the extent actually paid;

     o seventh, to the Westfarms Mall B Note, any prepayment premium, to the extent actually paid, which is allocable to such loan;

     o eighth, to the Westfarms Mall B Note any default interest to the extent actually paid; and

     o ninth, to reimburse the holder of the Westfarms Mall B Note for any unreimbursed costs and expenses.

     Certain Rights of Holders of the Westfarms Mall Companion Loan and the Westfarms Mall B Note with Respect to Servicing of the Westfarms Total Loan. In the event that the Westfarms Mall loan becomes specially serviced, the special servicer is required to deliver a copy of the Asset Status Report to the holders of the Westfarms Mall Companion Loan and the Westfarms Mall B Note. As described herein under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Specially Serviced Mortgage Loans," the holder of the Westfarms Mall Companion Loan and the holder of the Westfarms Mall B Note will have differing rights to advise and otherwise consult with the special servicer and the Directing Certificateholder with regard to matters covered by an Asset Status Report.

     If the Trustee has determined that an event of default has occurred with respect to the special servicer, which does not relate solely to any mortgage loan other than the Westfarms Mall Loan and the Westfarms Mall Companion Loan, the holder of the Westfarms Mall Companion Loan will be entitled to direct the trustee to terminate the special servicer solely with respect to the Westfarms Mall Total Loan and direct the trustee to appoint a successor special servicer that meets the requirements of the pooling and servicing agreement.

     Right to Purchase the Westfarms Mall Total Loan. The holder of the Westfarms Mall Companion Loan will have the right, under certain circumstances following the occurrence of a default on the Westfarms Mall Total Loan that is not cured by the holder of the Westfarms Mall B Note (as described below), to purchase within 45 days the Westfarms Mall Loan in whole but not in part at the Purchase Price (generally equal to the principal balance of the loan, accrued interest thereon, all related unreimbursed servicing advances thereon, all expenses incurred by the master servicer, special servicer or other party with respect to the repurchase and any accrued special servicing fees but which does not include any yield maintenance that may be due thereon). The holder of the Westfarms Mall B Note will also have the right within 45 days following the termination of any applicable cure period (as described below), to purchase the Westfarms Mall Total Loan in whole but not in part at the Purchase Price.

     Cure Rights of the Holder of the Westfarms Mall B Note. The master servicer or the special servicer will be required to deliver to the holder of the Westfarms Mall B Note notice of any failure by the related borrower to make a scheduled payment and such holder will have the option to cure such failure within 4 business days of receipt of such notice. The master servicer or the special servicer will also be required to deliver to the holder of the Westfarms Mall B Note notice of any other monetary default by the borrower (other than failure to make a scheduled monthly payment) and such holder will have the option to cure such default within 10 business days of receipt of such notice. The master servicer or the special servicer will also be required to deliver to the holder of the Westfarms Mall B Note notice of any other default by the borrower which can be cured by the payment of money and such holder will have the option to cure such default within 30 business days of receipt of such notice. The holder of the Westfarms Mall B Note will not have the right to cure more than four consecutive scheduled payment defaults within any twelve month period.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in July 2002, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

     o Seven (7) of the mortgaged real properties, securing 4.13% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Ten (10) of the mortgaged real properties, securing 10.74% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     Other Financing. Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In the case of mortgage loans where the related borrower is a special purpose entity, such borrowers may also be allowed to incur additional unsecured debt from affiliates or third parties to fund trade payables and expenses incurred in the ordinary course of its operation of the related mortgaged real property. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1201 North Market Street - Chase Building, representing 6.82% of the initial mortgage pool balance, the borrower was permitted to maintain $4,000,000 in subordinate debt that is secured by the related mortgaged real property.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Little Boys Way Apartments, representing 0.20% of the initial mortgage pool balance, the borrower was permitted to maintain $1,108,567 in subordinate debt that is secured by the related mortgaged real property.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Chapel-Ridge El Dorado Phase I, representing 0.12% of the initial mortgage pool balance, the borrower was permitted to maintain $300,000 in subordinate debt that is secured by the related mortgaged real property.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Brookstone Park Housing Development, representing 0.05% of the initial mortgage pool balance, the borrower was permitted to maintain $25,000 in subordinate debt that is secured by the related mortgaged real property.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Gannon West Pointe Apartments, representing 5.06% of the initial mortgage pool balance, the related mortgage loan documents permit future mezzanine financing only from a Qualified Institutional Lender and if certain other conditions are satisfied. See "Description of the Underlying Mortgage Loans--Gannon West Pointe Apartments."

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Westfarms Mall, the mortgage loan is secured by the mortgaged real property on a pari passu basis with one other note that is not included in the trust and on a subordinated basis with one other note that is not included in the trust. That mortgage loan is referred to herein as the "Westfarms Mall Loan." See "--The Westfarms Mall Loan" above.

     Title, Survey and Similar Issues. In the case of certain of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Environmental Assessments. An independent third-party environmental consultant conducted some form of environmental investigation with respect to substantially all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of seventy-four (74) mortgaged real properties, securing 92.61% of the initial mortgage pool balance, a Phase I environmental site assessment or an update of a previously conducted assessment which states that it meets ASTM standards was conducted during the 12-month period ending on July 11, 2002 and in the case of seventy-six (76) mortgaged real properties, securing 93.61% of the initial mortgage pool balance, such an assessment or update was conducted within a 16-month period ending on July 11, 2002. In the case of thirty-four (34) mortgaged real properties, securing 6.39% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. The environmental insurance policies have coverage limits and do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

         1. those conditions were remediated or abated prior to the closing date,

         2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

         1. that condition is not known to have affected the mortgaged real property,

         2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

         3. an environmental insurance policy was obtained; or in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

     1.  to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and generally deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental reports or testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o the mortgaged real property had not been affected, had been minimally affected or has not likely contributed to any environmental contamination,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o a person responsible for remediation, other than the related borrower, had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o   us,

     o   any of the other parties to the pooling and servicing agreement,

     o   any of the mortgage loan sellers,

     o   any of the underwriters, or o the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. As discussed above, some of the mortgaged real properties securing pooled mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, if required to be obtained by the lender to address environmental issues raised in the environmental investigation conducted in connection with the origination of the related mortgage loan, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a rating of "AAA" by Fitch, "Aaa" rating by Moody's, "AAA" by S&P, and "A++" by A. M. Best.

     Property Condition Assessments. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of two (2) of those mortgaged real properties, securing 1.00% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to July 11, 2002. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and were deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Westfarms Mall, representing 8.82% of the initial mortgage pool balance, the inspection reports recommended $1,177,500 in repairs or replacements. If the recommended repairs or replacements are not completed by December 2002, the borrower will be required to fund a repair reserve in the amount of $1,295,250.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of one hundred eight
(108) mortgaged real properties, securing 99.00% of the initial mortgage pool balance, those appraisals were conducted within the 12-month period preceding July 11, 2002.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o   buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o   a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of those mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

         1.    satisfy the entire mortgage loan, or

         2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

         Small Balance Loans. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

     o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     o review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property;

     o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans; and

     o the mortgage loan documents for certain of the Column loans provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                                              CUT-OFF        PERCENTAGE
                                                                DATE         OF INITIAL
                                                              PRINCIPAL        MORTGAGE
  #             LOAN NAME                 PROPERTY TYPE        BALANCE       POOL BALANCE      SF/UNITS
  -             ---------                 -------------        -------       ------------      --------
1       Westfarms Mall                    Retail             $79,000,000        8.82%          1,080,641
2       Northwoods Mall                   Retail             $65,000,000        7.26%            426,545
3       1201 North Market Street          Office             $61,079,180        6.82%            439,027
        - Chase Building
4       Gannon West Pointe Apartments     Multifamily        $45,277,992        5.06%              1,083
5       The Mall at Mill Creek            Retail             $34,948,681        3.90%            288,948
6       Riverview Commerce Center II      Industrial         $33,176,473        3.70%            707,222
7       Porter Ranch Town Center          Retail             $32,958,849        3.68%            201,572
8       Lincoln Towers Garage             Other (Garage)     $23,940,527        2.67%              1,339
9       Roosevelt Square Shopping Center  Retail             $23,000,000        2.57%            291,729
10      The Bristol Place Apartments      Multifamily        $22,135,143        2.47%                390
                                                            ------------       ------
        Total / Wtd. Avg.                                   $420,516,846       46.95%
                                                CUT-OFF
                        MORTGAGE                  DATE
          LOAN PER      INTEREST      U/W          LTV
  #           SF          RATE        DSCR        RATIO
  -           --          ----        ----        -----
1             $146        5.882%      2.37x       48.2%
2             $152        6.510%      1.59x       78.2%
3             $139        7.450%      1.30x       74.0%

4          $41,808        7.330%      1.27x       76.9%
5             $121        6.950%      1.39x       68.4%
6              $47        7.730%      1.27x       60.4%
7             $164        7.600%      1.20x       78.5%
8          $17,879        7.650%      1.29x       59.9%
9              $79        6.970%      1.27x       79.8%
10         $56,757        6.990%      1.25x       79.6%
                          -----       ----        ----
                          6.950%      1.54x       68.7%


                                 WESTFARMS MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
PRINCIPAL BALANCE(1)                 ORIGINAL       CUT-OFF DATE
                                     --------       ------------

WESTFARMS MALL LOAN:                $79,000,000     $79,000,000

WESTFARMS MALL COMPANION LOAN:      $79,000,000     $79,000,000

WESTFARMS MALL B NOTE:              $52,000,000     $52,000,000

WESTFARMS MALL TOTAL LOAN:         $210,000,000    $210,000,000
                                   ------------    ------------

ORIGINATION DATE:                  July 1, 2002

FIRST PAYMENT DATE:                August 11, 2002

INTEREST RATE:                     5.8817% per annum

AMORTIZATION TERM:                 360 months

HYPERAMORTIZATION:                 After July 11, 2012, the interest rate
                                   increases by 2% to 7.8817% and all excess cash flow is used to reduce the outstanding principal balance on the Westfarms Mall Loan until the principal balance is reduced to zero.

MATURITY DATE:                     July 11, 2032

MATURITY/ARD BALANCE:              $66,779,339

BORROWER:                          West Farms Mall, LLC

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   Lockout/defeasance until after
                                   the date that is three months
                                   prior to the anticipated
                                   repayment date.

LOAN PER UNIT/SQUARE FOOT(2):      $146

UP-FRONT RESERVES:                 Engineering Reserve(3):  $1,295,250

ONGOING RESERVES:                  Tax and Insurance Escrow(4):    Yes

                                   Replacement Reserve(5):         Yes

                                   Rollover Reserve(6):            Yes

LOCKBOX:                           Springing

MEZZANINE:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Retail

LOCATION:                              Farmington, Connecticut

YEAR BUILT/RENOVATED:                  1974/1997

SQUARE FEET:                           1,080,641(7)

OCCUPANCY AT U/W:                      96%(8)

FEE OR LEASEHOLD:                      Fee

                                          NET
                                        RENTABLE                   LEASE
MAJOR TENANTS                          SQUARE FEET   % OF NRA    EXPIRATION
-------------                          -----------   --------    ----------

Filene's(9)                             208,790         N/A      12/31/2093

JC Penney(10)                           190,378       17.62%      9/30/2012

Nordstrom(10)                           175,415       16.23%      7/31/2027

PROPERTY MANAGEMENT:                   The Taubman Company, LLC

U/W NCF:                               $26,544,982

APPRAISED VALUE:                       $328,000,000

CUT-OFF DATE LTV
RATIO(11)(12):                            48.2%

MATURITY/ARD LTV
RATIO(11)(12):                            40.7%

U/W DSCR(11)(12):                         2.37x
--------------------------------------------------------------------------------

(1)      Based on the cut-off date principal balance.
(2) Calculated based on the Westfarms Mall Loan and the Westfarms Mall Companion Loan.
(3) An engineering reserve may be required to be funded by borrower in the amount of $1,295,250 for immediate repairs at the Westfarms Mall Property with an estimated cost of $1,177,500 if such required repairs are not completed by December 31, 2002, or in the case of the recommended escalator repairs, by December 31, 2003.
(4) Upon the occurrence of a "Lockbox Event" which includes the occurrence of: (i) an event of default under the Westfarms Mall Total Loan, (ii) the debt service coverage ratio falling below 1.23 for the Westfarms Mall Total Loan or (iii) the Anticipated Repayment Date if the Westfarms Mall Total Loan is not paid in full by such date, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) Upon the occurrence of a Lockbox Event, the borrower is required to deposit $8,783.62 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) Upon the occurrence of Lockbox Event, the borrower is required to deposit $83,000 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations.
(7)      Square footage includes anchor spaces under ground leases.
(8) Occupancy is based on the June 19, 2002 rent roll and does not include ground lease square footage.
(9)      Non-owned anchor.
(10)     Anchors under ground leases.
(11) Based on principal balance of Westfarms Mall Loan and Westfarms Mall Companion Loan. Based on the aggregate principal balance of the Westfarms Mall Total Loan, the cut-off date LTV ratio is 64.0%; the maturity/ARD LTV ratio is 54.5%; and the U/W DSCR is 1.74x.
(12) The borrower is required to make level monthly debt service payments with respect to the Westfarms Mall Total Loan based upon the interest rate of 6.1005%. However, the principal portion of the borrower's monthly debt service payments are allocated to each of the Westfarms Mall Loan, Westfarms Mall Companion Loan and Westfarms Mall B Note on a pro rata basis (except after the occurrence of a default), which will cause the payments on the Westfarms Mall Loan to vary from month to month. As a result, the Westfarms

         Mall Loan will not have level monthly debt service payments. The debt service coverage ratio disclosed herein was calculated based on the Westfarms Mall Loan and Westfarms Mall Companion Loan for the due date following the closing of the Westfarms Mall Total Loan.

     The Loan. The largest Loan was originated on July 1, 2002. The Westfarms Mall Total Loan is evidenced by three (3) notes, which evidence the Westfarms Mall Loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note and which are all secured by a mortgage encumbering a regional shopping mall in Farmington, Connecticut. The Westfarms Mall Loan and the Westfarms Mall Companion Loan are secured on a pari passu basis. The Westfarms Mall B Note is secured by the Westfarms Mall Property on a subordinated basis. Only the Westfarms Mall Loan is included in the trust.

     The Borrower. The borrower under the Westfarms Mall Loan is West Farms Mall, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. West Farms Associates is the sole member of the borrower. The sponsor, The Taubman Realty Group Limited Partnership, was founded in 1950 and has developed and presently owns and manages over 22 million square feet of commercial retail properties comprised of 19 regional/super-regional shopping malls across the United States and manages an additional 13 million square feet of commercial retail properties throughout the United States.

     The Westfarms Mall Property. The Westfarms Mall Property is a regional shopping mall located in Farmington, Connecticut. The building is occupied by in-line tenants comprising in the aggregate of approximately 520,000 square feet and anchor tenants comprising in the aggregate of approximately 776,000 square feet. National anchors include Filene's, JC Penney, Nordstrom and Lord & Taylor's. National in-line tenants include Pottery Barn, Talbots, Ann Taylor, Williams-Sonoma, Johnston & Murphy, Verizon Wireless, Foot Locker, The GAP, Abercrombie & Fitch and Restoration Hardware.

     Property Management. The Westfarms Mall Property is managed by The Taubman Company, LLC, an affiliate of the borrower. Management fees in excess of $1,000,000.00 per annum are subordinated to the Westfarms Mall Loan. The management of the Westfarms Mall Property will be performed by either The Taubman Company, LLC or a substitute manager which is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, and value as the Westfarms Mall Property provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender has the right to terminate the management agreement and replace the property manager of the Westfarms Mall Property in the event that (a) a default occurs under the Westfarms Mall loan documents and the lender has accelerated the Westfarms Mall Loan or (b) the Westfarms Mall Loan is not paid in full by July 12, 2012.

     Cash Management/Lockbox. The borrower must cause the tenants to deposit all rents directly into a bank account controlled by the lender. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Westfarms Mall Loan, the lender will transfer these funds to the borrower's operating account for the borrower's use.

     Other Financing. The Westfarms Mall Loan is secured on a pari passu basis with the Westfarms Mall Companion Loan. The Westfarms Mall B Note is subordinate to the Westfarms Mall Loan and the Westfarms Mall Companion Loan. The trust, as holder of the Westfarms Mall Loan will be a party to an intercreditor agreement (the "A Note Intercreditor Agreement") with the holder of the Westfarms Mall Companion Loan. Additionally, the holders of the Westfarms Mall Loan and the Westfarms Mall Companion Loan entered into a separate intercreditor agreement with the holder of the Westfarms Mall B Note (the "A/B Note Intercreditor Agreement"). See "--The Westfarms Mall Loan" in this prospectus supplement.

                                 NORTHWOODS MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $65,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000

ORIGINATION DATE:                      June 20, 2002

FIRST PAYMENT DATE:                    August 11, 2002

INTEREST RATE:                         6.510% per annum

AMORTIZATION TERM:                     300 months

HYPERAMORTIZATION:                     N/A

MATURITY DATE:                         July 11, 2012

MATURITY/ARD BALANCE:                  $50,397,210

BORROWER:                              North Charleston Joint
                                       Venture II, LLC

INTEREST CALCULATION:                  30/360

CALL PROTECTION:                       Lockout/defeasance until the date that is
                                       six months prior to the maturity date.

LOAN PER UNIT/SQUARE FOOT(1):          $152

UP-FRONT RESERVES:                     None

ONGOING RESERVES:                      Tax and Insurance Escrow(2):Yes

                                       Replacement Reserve(3):     Yes

                                       Rollover Reserve(4):        Yes

LOCKBOX:                               Springing

MEZZANINE:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Retail

LOCATION:                              North Charleston, South Carolina

YEAR BUILT/RENOVATED:                  1972/1985

SQUARE FEET:                           426,545

OCCUPANCY AT U/W:                      86%(5)

FEE OR LEASEHOLD:                      Fee

                                          NET
                                        RENTABLE                    LEASE
MAJOR TENANTS                          SQUARE FEET    % OF NRA    EXPIRATION
-------------                          -----------    --------    ----------

Sears(6)                               136,605          N/A        12/31/2050

JC Penney                              114,425          26.83%      2/28/2014

Belk's(6)                              101,925          N/A         1/31/2010

PROPERTY MANAGEMENT:                   CBL & Associates Management, Inc.

U/W NCF:                               $8,358,580

APPRAISED VALUE:                       $83,100,000

CUT-OFF DATE LTV RATIO:                78.2%

MATURITY/ARD LTV RATIO:                60.6%

U/W DSCR:                              1.59x
--------------------------------------------------------------------------------


-----------------------
(1)      Based on the cut-off date principal balance.
(2) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) The borrower is required to deposit $4,447.58 per month into a replacement reserve to fund ongoing replacements and reserves, provided that the borrower is not required to make a deposit to the replacement reserve in any month when the balance of the reserve equals or exceeds $106,742.
(4) If the debt service coverage ratio for the prior fiscal year is less than 1.25x or upon the occurrence of an event of default, the borrower is required to deposit $22,417 per month in the rollover reserve to fund potential tenant improvement and leasing commission obligations.
(5)      Occupancy is based on the May 23, 2002 rent roll.
(6)      Non-owned anchors.

     The Loan. The second largest Loan was originated on June 20, 2002. The Northwoods Mall Loan is secured by a first priority mortgage encumbering a shopping mall in Charleston, South Carolina.

     The Borrower. The borrower under the Northwoods Mall Loan is North Charleston Joint Venture II, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. North Charleston Joint Venture, an Ohio general partnership, is the sole member of the borrower. The sponsor, CBL & Associates Properties, Inc., was founded in 1978 and is a publicly owned Real Estate Investment Trust (REIT) that primarily engages in the development and management of regional malls and community neighborhood centers. CBL's present portfolio is approximately 56.0 million square feet, making it the third largest shopping center REIT in the United States. CBL owns regional malls and smaller shopping centers, primarily in mid-sized trade centers in the Southeastern and Midwestern regions of the United States. The company boasts approximately 140 properties, featuring approximately 50 malls with total space of approximately 50 million square feet.

     The Northwoods Mall Property. The Northwoods Mall Property is a retail shopping mall located in North Charleston, South Carolina. The building is occupied by in-line tenants comprising in the aggregate of approximately 312,000 square feet and anchor tenants in the aggregate of approximately 452,000 square feet. National anchors include Sears, JC Penney and Belk's. National in-line tenants include Express, The Gap, Structure, Foot Action USA, Sam Goody,

Victoria's Secret, Ruby Tuesday, Body Shop, American Eagle Outfitters, Lenscrafters, The Disney Store, Foot Locker, Payless Shoe Store, Radio Shack, Bath & Body Works, Verizon Wireless and General Nutrition Center.

     Property Management. The Northwoods Mall Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinated to the Northwoods Mall Loan. The management of the property will be performed by either CBL & Associates Management, Inc. or a substitute manager, which in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Northwoods Mall Property, provided, that the borrower shall have obtained prior written confirmation from the applicable rating agencies that management of the Northwoods Mall Property by such substitute manager will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Northwoods Mall Loan has the right to require termination of the management agreement following the occurrence of among other circumstances, an event of default under the Northwoods Mall Loan.

     Cash Management Lockbox. The borrower must cause all rents from the Northwoods Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Northwoods Mall Loan, the borrower will have access to those funds.

     Release to Dillard's. In connection with the Dillard's department store expansion, the borrower will cause the lender to release an identified portion of the mall stores from the lien securing the Northwoods Mall Loan, provided that the borrower shall have relocated the tenants currently occupying such identified portion of the mall stores at the same aggregate rents or, if the rents are reduced, the borrower shall have delivered a letter of credit in an amount equal to the present value of the difference between the aggregate rents from such tenants before and after such relocation discounted at a rate of 9.4%.

                     1201 NORTH MARKET STREET-CHASE BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $61,125,000

CUT-OFF DATE PRINCIPAL BALANCE:        $61,079,180

ORIGINATION DATE:                      May 13, 2002

FIRST PAYMENT DATE:                    July 11, 2002

INTEREST RATE:                         7.450% per annum

AMORTIZATION TERM:                     360 months

HYPERAMORTIZATION:                     After June 11, 2012, the interest rate
                                       increases by 2% to 9.450% and all excess cash flow is used to reduce the outstanding principal balance on the 1201
                                       North Market Street Loan until the
                                       principal balance is reduced to zero.

MATURITY DATE:                         June 11, 2032

MATURITY/ARD BALANCE:                  $53,944,238

BORROWER:                              1201 North Market Street LLC

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is four months prior to the
                                       anticipated repayment date.

LOAN PER UNIT/SQUARE FOOT(1):          $139

UP-FRONT RESERVES:                     TI/LC Reserve(2):              $2,890,286

                                       Engineering Reserve(3):          $360,906

ONGOING RESERVES:                      Tax and Insurance Escrow(4):          Yes

                                       Replacement Reserve(5):               Yes

                                       Rollover Reserve(6):                  Yes

                                       Morris Nichols Reserve(7):            Yes

                                       Subordinate Mortgage Reserve(8):      Yes

LOCKBOX:                               Hard

MEZZANINE:                             Yes(9)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                  Single Asset

PROPERTY TYPE:                           Office

LOCATION:                                Wilmington, Delaware

YEAR BUILT/RENOVATED:                    1988/N/A

SQUARE FEET:                             439,027

OCCUPANCY AT U/W:                        95%(10)

FEE OR LEASEHOLD:                        Fee

                                           NET
                                         RENTABLE
                                          SQUARE                 LEASE
MAJOR TENANTS                              FEET    % OF NRA    EXPIRATION
-------------                              ----    --------    ----------
Chase Manhattan Bank U.S.A., National
Association(11)                          101,584     23.14%    6/30/2008

Morris, Nichols, Arsht & Tunnell          61,552     14.02%    12/31/2013

Blank Rome Cominsky & McCauley            40,960      9.33%    12/31/2016


PROPERTY MANAGEMENT:                     McConnell Johnson Real Estate
                                         Company  LLC

U/W NCF:                                 $6,636,628

APPRAISED VALUE:                         $82,500,000

CUT-OFF DATE LTV RATIO:                  74.0%

MATURITY/ARD LTV RATIO:                  65.4%

U/W DSCR:                                1.30x
--------------------------------------------------------------------------------

-----------------

(1)      Based on the cut-off date principal balance.
(2) The TI/LC reserve was established at closing to fund certain tenant improvement, leasing commission, tenant relocation and other current contractual lease obligations of the 1201 North Market Street borrower incurred prior to the date of closing.
(3) The engineering reserve was established at closing to fund specified renovation items.
(4) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The 1201 North Market Street borrower is required to deposit $9,167 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The 1201 North Market Street borrower is required to pay to lender the following monthly amounts to be deposited with and held by lender to fund potential tenant improvement and leasing commission obligations:

                 PAYMENT DATE                                  MONTHLY AMOUNT
                 ------------                                  --------------

         July 11, 2002 to June 11, 2005:                         $34,583.33
         July 11, 2005 to June 11, 2006:                         $50,603.33
         July 11, 2006 to June 11, 2009:                         $90,833.33
         July 11, 2009 to June 11, 2012:                         $65,833.33

         In addition, the 1201 North Market Street borrower is required to escrow all funds received by the 1201 North Market Street borrower in connection with any cancellation, termination or surrender of any lease.

(7) The 1201 North Market Street borrower is required to pay to lender the following monthly amounts to be deposited with and held by lender for payment of a tenant improvement allowance to the tenant under the Morris, Nichols, Arsht & Tunnell lease:

                 PAYMENT DATE                                   MONTHLY AMOUNT
                 ------------                                   --------------
         July 11, 2002 to June 11, 2005:                          $6,250.00
         July 11, 2005 to June 11, 2006:                          $6,896.67

(8) Commencing on the first payment date, the 1201 North Market Street borrower is required to pay to lender on each payment date the sum of $47,314.82 in order to accumulate with lender sufficient funds to make quarterly interest payments due under the subordinate loan.

(9)      See "--Other Financing" below.

(10)     Occupancy is based on the March 1, 2002 rent roll.

(11) Chase has requested that the borrower agree to terminate its lease with respect to approximately 23,000 square feet of its space in the 1201 North Market Street Property. In connection with such request, the borrower is in negotiations to lease such space to Advance Magazine Publishers Inc., an affiliate of Conde Nast. It is anticipated that Advance Magazine Publishers will be in occupancy by October 2002. In the event that the Advance Magazine Publishers lease is executed, Chase's request to terminate would be granted. In connection with Chase's requested termination, under the current proposal, Chase would continue to pay rent through September 30, 2002 and Chase would pay a $1.3 million lease termination payment, which would be used to defray any tenant improvement costs associated with such re-tenanting.

     The Loan. The third largest Loan was originated on May 13, 2002. The 1201 North Market Street Loan is secured by a first priority mortgage encumbering an office building located in Wilmington, Delaware.

     The Borrower. The borrower under the 1201 North Market Street Loan is 1201 North Market Street LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. McConnell-Johnson Properties, LLC is the sole managing member of the borrower. The borrower's managing member is a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsor, McConnell Johnson Properties, was founded in 2000 and has developed and managed over 2 million square feet of industrial/warehouse and office real estate assets in the State of Delaware.

     The 1201 North Market Street Property. The 1201 North Market Street Property is an office building located at 1201 North Market Street, Wilmington, Delaware and is commonly known as The Chase Centre. The building is a 23-story office tower comprised of 22 stories of office space, 1 level of retail space and 4 sublevels of parking. The office building contains approximately 439,027 square feet.

     Property Management. The 1201 North Market Street Property is managed by McConnell Johnson Real Estate Company LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the 1201 North Market Street Loan. The management of the 1201 North Market Street Property will be performed by either McConnell Johnson Real Estate Company LLC or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the subject property provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 1201 North Market Street Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, a default by the manager under the management agreement under the 1201 North Market Street Loan. McConnell Johnson Real Estate Company LLC manages 14 industrial/warehouse and office properties comprising over 2 million square feet of space. McConnell Johnson Real Estate Company LLC is headquartered in Wilmington, Delaware.

     Cash Management/Lockbox. The 1201 North Market Street borrower must cause the tenants to deposit all rents directly into a bank account controlled by the lender.

     Other Financing. The 1201 North Market Street borrower is also indebted to 1201 North Market Mezzanine Financing LLC, a Delaware limited liability company under the management of Knickerbocker LLC, an investment management firm in the principal amount of $4,000,000. Certain members of 1201 North Market Mezzanine Financing LLC, or their affiliates are direct or indirect owners of the 1201 North Market Street borrower. The subordinate loan made by 1201 North Mezzanine Financing LLC is secured by a second mortgage on the 1201 North Market Street Property. Such subordinate loan is fully subordinate to the 1201 North Market Street Loan and subject to the terms of a standstill agreement with the lender for so long as the 1201 North Market Street Loan remains unpaid. The subordinate note evidencing the subordinate financing has an original term of five (5) years and is interest only until maturity. In the event of a default under the subordinate note or if the 1201 North Market Street borrower fails to pay the subordinate note in full at maturity, the term of the subordinate note is automatically extended to be co-terminus with the 1201 North Market Street Loan, the interest rate increases to 20%, provided that, notwithstanding such increase in the interest rate the lender under the subordinate note, would be entitled, on a monthly basis to retain a maximum of 85% of the borrower's net monthly cash flow (after payment of all amounts due under the 1201 North Market Street Loan documents) for application to amounts due under the subordinate note. Until such time as the 1201 North Market Street Loan is paid in full, 1201 North Mezzanine Financing LLC shall not among other items,
(i) exercise any of its remedies under the subordinate loan documents, (ii) commence any legal proceedings against the 1201 North Market Street borrower or commence any enforcement action against the 1201 North Market Street borrower; or (iii) commence or consent to any bankruptcy, insolvency, reorganization or similar proceeding by or against the 1201 North Market Street borrower.

                          GANNON WEST POINTE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:           $45,400,000

CUT-OFF DATE PRINCIPAL BALANCE:       $45,277,992

ORIGINATION DATE:                     March 8, 2002

FIRST PAYMENT DATE:                   April 11, 2002

INTEREST RATE:                        7.330% per annum

AMORTIZATION TERM:                    360 months

HYPERAMORTIZATION:                    After March 11, 2012, if the loan is not
                                      prepaid on such date, the interest rate
                                      increases by 2% to 9.330% and all excess cash flow is used to reduce the outstanding principal balance on the
                                      Gannon West Pointe Apartments Loan until the principal balance is reduced to zero.

MATURITY DATE:                        March 11, 2032

MATURITY/ARD BALANCE:                 $39,951,759

BORROWER:                             West Pointe Apartments, LLC

INTEREST CALCULATION:                 Actual /360

CALL PROTECTION:                      Lockout/defeasance until after the date
                                      that is three months prior to the
                                      anticipated repayment date.

LOAN PER UNIT/SQUARE FOOT(1):         $41,808

UP-FRONT RESERVES:                    Engineering Reserve(2):         $1,707,000

                                      Supplemental Replacement
                                      Reserve(3):                     $1,500,000

ONGOING RESERVES:                     Tax and Insurance Escrow(4):           Yes

                                      Replacement Reserve(5):                Yes

                                      Supplemental Replacement
                                      Reserve(6):                            Yes

                                      Debt Service Reserve(7):               Yes

LOCKBOX:                              Hard

MEZZANINE:                            Yes(8)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Multifamily

LOCATION:                              Maryland Heights, Missouri

YEAR BUILT/RENOVATED:                  1969/2002

UNITS:                                 1,083

OCCUPANCY AT U/W:                      92%(9)

FEE OR LEASEHOLD:                      Fee

PROPERTY MANAGEMENT:                   The Gannon Management Company of Missouri

U/W NCF:                               $4,773,357

APPRAISED VALUE:                       $58,900,000

CUT-OFF DATE LTV RATIO:                76.9%

MATURITY/ARD LTV RATIO:                67.8%

U/W DSCR:                              1.27x
--------------------------------------------------------------------------------

-----------------------

(1)      Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund renovation work at the Gannon West Pointe Apartments Property anticipated to be completed within 24 months. Failure to complete such renovation within 24 months may result in the application of such reserve amounts against the loan balance and payment of a yield maintenance fee.
(3) The supplemental replacement reserve will be released to borrower provided no event of default has occurred and is continuing, when the Gannon West Pointe Apartments Property has achieved a monthly gross income from operations of $672,715 for three consecutive calendar months.
(4) In addition to the up-front deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $22,563 per month into a replacement reserve to fund ongoing repairs and replacements. Additional amounts are required to be deposited into the replacement reserve upon the occurrence of a condemnation as described under "--Condemnation Settlement" below.
(6) If gross income from operations is less than $659,605 for any calendar month, the borrower is thereafter required to deposit excess cash flow on a monthly basis up to a maximum balance of $1,750,000 into the supplemental replacement reserve. Absent a default, the entire supplemental replacement reserve balance is available for disbursement to the borrower when the Gannon West Pointe Apartments Property has achieved a monthly gross income from operations of $672,715 for 3 consecutive calendar months.
(7) A debt service reserve is required to be funded upon the occurrence of a condemnation as described under "--Condemnation Settlement" below. The debt service reserve is held to fund any shortfalls in monthly debt service as may be caused by construction relative to the condemnation and may ultimately be fully released upon completion of such construction and satisfaction of specified financial criteria.
(8)      See "--Other Financing" below.
(9)      Occupancy is based on the June 4, 2002 rent roll.

     The Loan. The fourth largest Loan was originated on March 8, 2002. The Gannon West Pointe Apartments Loan is secured by a first priority mortgage encumbering a single large multifamily project in Maryland Heights, Missouri.

     The Borrower. The borrower under the Gannon West Pointe Apartments Loan is Gannon West Pointe Apartments, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Missouri. WPA, Inc., one of the managing members of the borrower, is a corporation organized under the laws of the state of Missouri. William E. Frank, the largest member of the borrower owns a 74% interest in the borrower and owns 100% of WPA, Inc. The sponsor, Gannon International Ltd., was founded in 1983 and manages a multifamily property portfolio of over 5,600 units.

     The Gannon West Pointe Apartments Property. The Gannon West Pointe Apartments Property is a multifamily project located at and commonly known as 2037 Chablis, Maryland Heights, Missouri. The project consists of 1083 apartment units in 70 buildings.

     Property Management. The Gannon West Pointe Apartments Property is managed by the Gannon Management Company of Missouri, an affiliate of the borrower. The management agreement generally provides for a management fee equal to 4% of gross collections, which is subordinated to the Gannon West Pointe Apartments Loan. The management of the Gannon West Pointe Apartments Property will be performed by either Gannon Management Company of Missouri or a substitute manager which, in the reasonable judgment of lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the subject property provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Gannon West Pointe Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Gannon West Pointe Apartments Loan. Gannon Management Company has more than 15 years of management experience and currently manages more than 5,600 apartment units in 16 separate complexes.

     Cash Management/Lockbox. The borrower under the Gannon West Pointe Apartments Loan must cause the property manager to collect and deposit all rents into a lockbox account under the control of the lender.

     Other Financing. The parent of the borrower is permitted to incur future mezzanine financing of up to $5,200,000, which financing may be secured by their membership interest in the borrower, from a qualified institutional lender as may be approved by lender but subject to (i) satisfaction of certain financial hurdles, including the property having combined debt service coverage ratio of 1.1:1.0, and loan to value of 86.0% (ii) utilization of a portion of the mezzanine loan proceeds for additional capital improvements to the property
(iii) the mezzanine loan not being secured by the Gannon West Pointe Apartments Property and not debt of and not guaranteed by the Gannon West Pointe Apartments borrower (iv) the initial Gannon West Pointe Apartments borrower continues to own the Gannon West Pointe Apartments Property and (v) certain additional requirements, including requalification of any property manager, rating agency approval and related conditions. Forty percent (40%) of the mezzanine financing shall be used for building improvements, major renovations or other capital expenditures for the property which do not qualify for payment out of the renovation reserve.

     Condemnation Settlement. Thirty-six (36) units of the Gannon West Pointe Apartments Property have been subject to a condemnation action with respect to the widening of Basston Drive and certain related developments relative to a proposed Adams Mark Hotel and office development in the vicinity of the Gannon West Pointe Apartments Property. The lender has consented to a Settlement Agreement dated May 7, 2002. As a result of this condemnation action and the related Settlement Agreement, an initial payment is to be made to the borrower of $800,000 plus interest (all of which is to be funded into a replacement reserve pursuant to the Gannon West Pointe Apartments loan agreement but up to $200,000 of which is to be subsequently released back to the borrower under the Gannon West Pointe Apartments Loan for reimbursement of legal fees). Subsequent to such initial payment, a final payment of $2,975,000 (plus interest and, in some instances, other funds), by the condemning authority would be funded contemporaneously with the condemnation which, under the terms of the Settlement Agreement, may happen at any time during the next five years. Upon receipt of the final payment, the Gannon West Pointe Apartments Loan is to be partially prepaid on the next succeeding payment date in an amount of $50,000 per apartment condemned plus the amount of any yield maintenance fee as calculated based on the proportion of the Gannon West Pointe Apartments Loan being prepaid. Amounts received by the borrower from the condemning authority that remain after the required partial prepayment and yield maintenance under the Gannon West Pointe Apartments Loan will be used to fund the debt service reserve in the amount up to $950,000. Any amount remaining after the funding of the debt service reserve account will be required to be deposited in the replacement reserve account.

                               MALL AT MILL CREEK

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $35,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $34,948,681

ORIGINATION DATE:                      May 8, 2002

FIRST PAYMENT DATE:                    June 11, 2002

INTEREST RATE:                         6.950% per annum

AMORTIZATION TERM:                     360 months

HYPERAMORTIZATION:                     After May 11, 2012, the interest rate
                                       increases by 2% to 8.950% and all excess cash flow is used to reduce the outstanding principal balance on the Mall at Mill Creek Loan until the principal balance is reduced to zero.

MATURITY DATE:                         May 11, 2032

MATURITY/ARD BALANCE:                  $30,493,785

BORROWER:                              Mill Creek Mall, L.L.C.

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three months prior to the
                                       anticipated mrepayment date.

LOAN PER UNIT/SQUARE FOOT(1):          $121

UP-FRONT RESERVES:                     None

ONGOING RESERVES:                      Tax and Insurance Escrow(2):        Yes

                                       Replacement Reserve(3):             Yes

                                       Rollover Reserve(4):                Yes

LOCKBOX:                               Springing

MEZZANINE:                             None
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

LOCATION:                               Secaucus, New Jersey

YEAR BUILT/RENOVATED:                   1986/1998

SQUARE FEET:                            288,948

OCCUPANCY AT U/W:                       96%(5)

FEE OR LEASEHOLD:                       Fee
                                                                LEASE
MAJOR TENANTS                            NRSF     % OF NRA    EXPIRATION
-------------                            ----     --------    ----------

Kohl's Dept. Store                      93,733      32.44%     1/31/2012

Stop & Shop                             43,959      15.21%     8/31/2006

Modell's NJ, Inc.                       15,973       5.53%     7/31/2006


PROPERTY MANAGEMENT:                    Hartz Mountain Industries, Inc.

U/W NCF:                                $3,864,335

APPRAISED VALUE:                        $51,000,000

CUT-OFF DATE LTV RATIO:                 68.4%

MATURITY/ARD LTV RATIO:                 59.7%

U/W DSCR:                               1.39x
--------------------------------------------------------------------------------

-------------------------
(1)      Based on the cut-off date principal balance.
(2) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. However, the borrower is not required to escrow taxes for the tenant Olive Garden so long as (i) Olive Garden maintains a rating of "BBB-" by Fitch or "Baa3" by Moody's, (ii) Olive Garden is paying its taxes directly to the appropriate governmental agency and
         (iii) evidence of such payment is promptly delivered to lender. Additionally, the borrower is not required to escrow insurance premiums for the tenants Olive Garden and Kohl's because such tenants maintain their own insurance.
(3) The borrower is required to deposit $4,500 per month into a replacement reserve to fund ongoing repairs and replacements.
(4) The borrower is required to deposit $5,000 per month into a rollover reserve to fund potential tenant improvements and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve in any month when the balance of the reserve equals or exceeds $240,000.
(5)      Occupancy is based on the March 1, 2002 rent roll.

     The Loan. The fifth largest Loan was originated on May 8, 2002. The Mall at Mill Creek Loan is secured by a first priority mortgage encumbering a single retail property located in Secaucus, New Jersey.

     The Borrower. The borrower under the Mall at Mill Creek Loan is Mill Creek Mall, L.L.C. The borrower is a single-purpose limited liability company organized under the laws of the State of New Jersey. Mill Creek Mall, Inc. is the managing member of the borrower. The sponsor, Hartz Mountain Industries, Inc. was founded in 1926 and has developed and presently owns and manages over 35 million square feet of retail, hotel, office and industrial properties. Hartz Mountain Industries has also built and currently manages and owns 7 retail centers in the northern New Jersey area.

     The Mall at Mill Creek Property. The Mall at Mill Creek Property is a retail property located in Secaucus, New Jersey and commonly known as the Mall at Mill Creek. The building contains in-line tenancy of 55 suites and a food court of 6,839 square feet. National anchors include Kohl's, Stop & Shop and Modell's. Some national in-line tenants at the mall include Modell's, Payless Shoes, and Radio Shack. The property contains approximately 288,948 square feet.

     Property Management. The Mall at Mill Creek Property is managed by Hartz Mountain Industries, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinated to the Mall at Mill Creek Loan. The management of the property will be performed by either Hartz Mountain Industries, Inc. or in the reasonable judgment of lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Mall at Mill Creek Property, provided that borrower shall have obtained prior written confirmation from the applicable rating agencies that management of the Mall at Mill Creek Property by such entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Mall at Mill Creek Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Mall at Mill Creek Loan. Hartz Mountain Industries, Inc. manages over 185 buildings comprising 35 million square feet and includes industrial, office, retail, and hospitality properties. Hartz Mountain Industries, Inc. is headquartered in Secaucus, New Jersey.

     Cash Management/Lockbox. The borrower must cause all rents from the Mall at Mill Creek Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Mall at Mill Creek Loan, the borrower will have access to those funds.

                            RIVERVIEW COMMERCE CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $33,200,000

CUT-OFF DATE PRINCIPAL BALANCE:        $33,176,473

ORIGINATION DATE:                      June 3, 2002

FIRST PAYMENT DATE:                    July 11, 2002

INTEREST RATE:                         7.730% per annum

AMORTIZATION TERM:                     360 months

HYPERAMORTIZATION:                     After June 11, 2012, the interest rate
                                       increases by 2% to 9.730% and all excess cash flow is used to reduce the outstanding principal balance on the
                                       Riverview Commerce Center Loan until the principal balance is reduced to zero.

MATURITY DATE:                         June 11, 2032

MATURITY/ARD BALANCE:                  $29,505,131

BORROWER:                              Merrimack Valley Industrial Associates
                                       Limited Partnership

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three months prior to the
                                       anticipated repayment date.

LOAN PER UNIT/SQUARE FOOT(1):          $47

UP-FRONT RESERVES:                     Engineering Reserve:           $48,125(2)

ONGOING RESERVES:                      Tax and Insurance Escrow(3):          Yes

                                       Replacement Reserve(4):               Yes

                                       Rollover Reserve(5):                  Yes

                                       Monthly Access Easement
                                       Reserve(6):                           Yes

LOCKBOX:                               Hard

MEZZANINE:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Industrial

LOCATION:                             Billerica and Tewksbury, Massachusetts

YEAR BUILT/RENOVATED:                 1940/2002

SQUARE FEET:                          707,222

OCCUPANCY AT U/W:                     100%(7)

FEE OR LEASEHOLD:                     Fee
                                                                 LEASE
MAJOR TENANTS                           NRSF       % OF NRA    EXPIRATION
-------------                           ----       --------    ----------

Jabil Circuit                          502,847       71.10%     1/31/2011

Teleplan                                90,000       12.73%     8/31/2006

Radio Waves, Inc.                       38,138        5.39%     3/31/2005

PROPERTY MANAGEMENT:                  Levco Development Corp.

U/W NCF:                              $3,612,889

APPRAISED VALUE:                      $54,935,000

CUT-OFF DATE LTV RATIO:               60.4%

MATURITY/ARD LTV RATIO:               53.7%

U/W DSCR:                             1.27x
--------------------------------------------------------------------------------

----------------------------

(1)      Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs and replacements.
(3) In addition to the initial deposits, the borrower is required to make monthly payments in the tax & insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and
         (b) pay insurance premiums prior to the expiration of the related policies.
(4) Borrower is required to deposit $8,840.28 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) Borrower is required to deposit $29,467.58 per month into the rollover reserve until 12/31/2006 and thereafter $35,361.08 per month from 1/11/2007 until payment in full of the Riverview Commerce Center Loan, to fund potential tenant improvements and leasing commission obligations. In the event that the tenant Jabil Circuit does not give notice of renewal by 5/1/2010 for an additional term of 5 years, a full excess cash sweep to the rollover reserve will commence. If Jabil Circuit does not exercise their renewal option, these funds can be used to subsidize the borrower's monthly debt service payments.
(6) The borrower is required to deposit $131.53 per month into the monthly access easement reserve for payment of the annual fees due the Massachusetts Bay Transit Authority under the grant of easement which provides access to and from the Riverview Commerce Center Property.
(7)      Occupancy is based on the February 15, 2002 rent roll.

     The Loan. The sixth largest Loan was originated on June 3, 2002. The Riverview Commerce Center Loan is secured by a first priority mortgage encumbering an industrial development located in Massachusetts.

     The Borrower. The borrower under the Riverview Commerce Center Loan is Merrimack Valley Industrial Associates Limited Partnership, a Massachusetts limited partnership. The borrower is a single-purpose limited partnership organized under the laws of the State of Massachusetts. The sponsor, Equity Industrial Properties, was founded in 1997 and has developed and presently owns and manages over 4.2 million square feet of industrial real estate assets throughout the Boston area. The three principals of Equity Industrial Properties have each been in the real estate development and operations business for an average of 20 years.

     The Riverview Commerce Center Property. The Riverview Commerce Center Property is an industrial development located at and commonly known as 495 & 515 Woburn Street, Billerica and Tewksbury, Massachusetts. The four buildings contain a total of 707,222 square feet.

     Property Management. The Riverview Commerce Center Property is managed by Levco Development, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 4% of gross collections, which is subordinated to the Riverview Commerce Center Loan. The management of the property will be performed by either Levco Development, Inc. or in the reasonable judgment of lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Riverview Commerce Center Property. The lender under the Riverview Commerce Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Riverview Commerce Center Loan.

     Guaranty. At all times the lesser of (i) the entire outstanding balance, principal and interest of the loan, or (ii) $3,350,000.00 is recourse to the borrower and to indemnitors, Donald A. Levine, Lewis Heafitz and Neal Shalom.

     Cash Management/Lockbox. The borrower must cause the tenants at the Riverview Commerce Center Property to deposit all rents directly into a bank account controlled by the lender.

                            PORTER RANCH TOWN CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $33,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $32,958,849

ORIGINATION DATE:                      April 10, 2002

FIRST PAYMENT DATE:                    June 11, 2002

INTEREST RATE:                         7.600% per annum

AMORTIZATION TERM:                     360 months

HYPERAMORTIZATION:                     After May 11, 2012, the interest rate
                                       increases by 2% to 9.600% and all excess cash flow is used to reduce the outstanding principal balance on the
                                       Porter Ranch Town Center Loan until the
                                       principal balance is reduced to zero.

MATURITY DATE:                         May 11, 2032

MATURITY/ARD BALANCE:                  $29,238,097

BORROWER:                              PRTC, L.P.

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three months prior to the
                                       anticipated repayment date.

LOAN PER UNIT/SQUARE FOOT(1):          $164

UP-FRONT RESERVES:                     None

ONGOING RESERVES:                      Tax and Insurance Escrow(2):         Yes

                                       Replacement Reserve(3):              Yes

                                       Debt Service Reserve(4):             Yes

LOCKBOX:                               Modified

MEZZANINE:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

LOCATION:                           Porter Ranch, California

YEAR BUILT/RENOVATED:               1999/N/A

SQUARE FEET:                        201,572

OCCUPANCY AT U/W:                   92%(5)

FEE OR LEASEHOLD:                   Fee
                                                              LEASE
MAJOR TENANTS                         NRSF      % OF NRA    EXPIRATION
-------------                         ----      --------    ----------

Wal-Mart(6)                          129,567      N/A           N/A

Ralph's(6)                            58,366      N/A           N/A

Toys R' Us(6)                         47,610      N/A           N/A

JoAnn's Fabrics                       45,157     22.40%      6/30/2015

Best Buy(6)                           45,121      N/A           N/A

Long's Drugs                          23,077     11.45%     10/13/2019

PROPERTY MANAGEMENT:                Shapell Industries, Inc.

U/W NCF:                            $3,342,356

APPRAISED VALUE:                    $42,000,000

CUT-OFF DATE LTV RATIO:             78.5%

MATURITY/ARD LTV RATIO:             69.6%

U/W DSCR:                           1.20x
--------------------------------------------------------------------------------

---------------------------

(1)      Based on the cut-off date principal balance.
(2) In addition to the initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) The borrower is required to deposit $1,680 per month into the replacement reserve to fund ongoing repairs and replacements.
(4) The borrower is required to fund the debt service reserve or provide a letter of credit in an amount to be determined in the future if the following financial criteria have not occurred by May 11, 2005: (i) construction has been completed on all of the Master Leased Premises;
         (ii) all the Master Leased Premises are subject to leases meeting the requirements of the related loan documents; (iii) the property realizes base rental income of at least $3,900,000 and has an occupancy rate of at least ninety-five percent (95%); (iv) no material adverse change in the rent roll or the financial condition of the tenants at the property has occurred and (v) no default under the related loan documents has occurred.
(5)      Occupancy is based on the January 1, 2002 rent roll.
(6)      Non-owned anchor.

     The Loan. The seventh largest Loan was originated on April 10, 2002. The Porter Ranch Town Center Loan is secured by a first priority mortgage encumbering a retail center known as Porter Ranch Town Center located at 19759-19931 Rinaldi Street, Porter Ranch, California.

     The Borrower. The borrower under the Porter Ranch Town Center Loan is PRTC, L.P. The borrower is a single-purpose limited partnership organized under the laws of the State of California. The borrower is operated through Porter Ranch Town Center, LLC, a California limited liability company and the borrower's sole general partner. The sponsor, Shapell Industries is a privately owned development company with assets of approximately $1 billion and a net worth of approximately $603 million. Since 1955, Shapell Industries has developed over 62,000 homes and various communities throughout Southern California.

     The Porter Ranch Town Center Property. The Porter Ranch Town Center Property is a retail center located at and commonly known as 19759-19931 Rinaldi Street, Porter Ranch, California. The retail center consists of in-line retail and pad buildings and comprises 201,572 square feet.

     Property Management. The Porter Ranch Town Center Property is managed by Shapell Industries, Inc., an affiliate of the borrower. The property management agreement generally provides for a management fee equal to 3.25% of gross collections, which is subordinated to the Porter Ranch Town Center Loan. The management of the Porter Ranch Town Center Property will be performed by either Shapell Industries, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the subject property provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitution management does not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates. The lender under the Porter Ranch Town Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Porter Ranch Town Center Loan.

     Cash Management/Lockbox The borrower under the Porter Ranch Town Center Loan must cause the property manager to collect and deposit all rents into a lockbox account under the control of the lender.

                             LINCOLN TOWERS GARAGES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $24,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $23,940,527

ORIGINATION DATE:                      March 4, 2002

FIRST PAYMENT DATE:                    April 11, 2002

INTEREST RATE:                         7.650% per annum

AMORTIZATION TERM:                     360 months

HYPERAMORTIZATION:                     N/A

MATURITY DATE:                         March 11, 2007

MATURITY/ARD BALANCE:                  $22,902,274

BORROWER:                              ACP Lincoln Garages, LLC

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three months prior to the
                                       maturity date.

LOAN PER UNIT/SQUARE FOOT(1):          $17,879

UP-FRONT RESERVES:                     Engineering Reserve(2):           $14,750

                                       Common Charges Reserve(3):        $65,000

                                       Letter of Credit(4):           $1,500,000

ONGOING RESERVES:                      Tax and Insurance Escrow (5):         Yes

LOCKBOX:                               Hard

MEZZANINE:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Other

LOCATION:                              New York, New York

YEAR BUILT/RENOVATED:                  1962/N/A

SPACES:                                1,339

OCCUPANCY AT U/W:                      N/A

FEE OR LEASEHOLD:                      Fee

PROPERTY MANAGEMENT:                   Gemini Parking Corporation (IKON Parking)

U/W NCF:                               $2,634,008

APPRAISED VALUE:                       $40,000,000

CUT-OFF DATE LTV RATIO:                59.9%

MATURITY/ARD LTV RATIO:                57.3%

U/W DSCR:                              1.29x
--------------------------------------------------------------------------------

--------------------------

(1)      Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs at the Lincoln Towers Garages Property.
(3) In addition to the initial deposit of $65,000, the common charges reserve was established to fund, an amount equal to the current monthly common charges payable by borrower at the Lincoln Towers Garages Property.
(4) The borrower pledged a letter of credit which may be drawn upon by lender in the event that the management company does not remit to borrower its appropriate share of revenues under the Lincoln Towers Garages loan documents.
(5) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

     The Loan. The eighth largest loan was originated on March 4, 2002. The Lincoln Towers Garages Loan is secured by a first priority mortgage encumbering one parking garage property in New York, New York.

     The Borrower. The borrower under the Lincoln Towers Garages Loan is ACP Lincoln Garages, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of New York. ACP Lincoln Garages, Inc. is the managing member of the borrower. The sponsor American Continental Properties, has been engaged in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties since 1978 and currently has interests in 47 income-producing properties in the United States, which consist of shopping centers, office building, apartments, townhouses and various other types of properties.

     The Lincoln Towers Garages Property. The Lincoln Towers Garages Property is a Parking Garage located at and commonly known as 105, 165, 185 and 205 West End Avenue, New York, New York. The garage contains 1,339 parking spaces.

     Property Management. The Lincoln Towers Garages Property is managed by Gemini Parking Corp., which is not an affiliate of borrower. The property management agreement provides for a management fee of $40,000 annually, payable in equal monthly installments ("Base Management Fee"). In addition to the Base Management Fee, borrower pays to the property manager an annual incentive fee equal to 50% of the profits over and above operating expenses for such fiscal year. The management of the Lincoln Towers Garages Property will be performed by either Gemini Parking Corp. or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the subject property provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitution of management does not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates. The lender under the Lincoln Towers Garages Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, a default by the manager under the management agreement under the Lincoln Towers Garages Loan.

     Cash Management/Lockbox. The borrower under the Lincoln Towers Garages Loan must cause all rents from the Lincoln Towers Garages Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Lincoln Towers Garages Loan, the borrower will have access to those funds.

                        ROOSEVELT SQUARE SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $23,000,000

CUT-OFF DATE PRINCIPAL BALANCE:        $23,000,000

ORIGINATION DATE:                      April 18, 2002

FIRST PAYMENT DATE:                    June 11, 2002

INTEREST RATE:                         6.970% per annum

AMORTIZATION TERM:                     336 months(2)

HYPERAMORTIZATION:                     N/A

MATURITY DATE:                         May 11, 2012

MATURITY/ARD BALANCE:                  $19,952,861

BORROWER:                              Roosevelt Square Limited Liability
                                       Limited Partnership

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout/defeasance until after the date
                                       that is three months prior to the
                                       maturity date.

LOAN PER UNIT/SQUARE FOOT(1):          $79

UP-FRONT RESERVES:                     None

ONGOING RESERVES:                      Tax and Insurance Escrow(3):          Yes

                                       Replacement Reserve(4):               Yes

                                       Rollover Reserve(5):                  Yes

LOCKBOX:                               Springing

MEZZANINE:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Retail

LOCATION:                             Jacksonville, Florida

YEAR BUILT/RENOVATED:                 1960/1998

SQUARE FEET:                          291,729

OCCUPANCY AT U/W:                     96%(6)

FEE OR LEASEHOLD:                     Fee
                                                              LEASE
MAJOR TENANTS                          NRSF     % OF NRA    EXPIRATION
-------------                          ----     --------    ----------

Belk                                  67,267     23.06%      1/1/2007

Publix                                51,420     17.62%      7/31/2008

Steinmart                             46,021     15.77%     11/30/2008

PROPERTY MANAGEMENT:                  Dewberry Capital Corporation

U/W NCF:                              $2,383,420

APPRAISED VALUE:                      $28,840,000

CUT-OFF DATE LTV RATIO:               79.8%

MATURITY/ARD LTV RATIO:               69.2%

U/W DSCR:                             1.27x
--------------------------------------------------------------------------------

-----------------------

(1)      Based on the cut-off date principal balance.
(2)      The loan is interest only for the first twelve payment dates.
(3) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $2,287.48 per month into a replacement reserve to fund ongoing replacements and reserves.
(5) The borrower is required to deposit $4,000 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve in any month when the balance of the reserve equals or exceeds $150,000.
(6)      Occupancy is based on the March 1, 2002 rent roll.

     The Loan. The ninth largest Loan was originated on April 18, 2002. The Roosevelt Square Shopping Center Loan is secured by a first priority mortgage encumbering one retail property in Jacksonville, Florida.

     The Borrower. The borrower under the Roosevelt Square Shopping Center Loan is Roosevelt Square Limited Liability Limited Partnership. The borrower is a single-purpose limited liability limited partnership organized under the laws of the State of Florida. Roosevelt Square Shopping Center Manager, Inc., a single-purpose corporation organized under the laws of the State of Florida, is the sole general partner of the borrower. The sponsor, John K. Dewberry, has since 1987 developed and manages over $200 million square feet of real estate assets throughout the United States including office, multi-family and retail properties.

     The Roosevelt Square Shopping Center Property. The Roosevelt Square Shopping Center Property is a retail shopping center located at 4495 Roosevelt Boulevard, Jacksonville, Florida 32210, and commonly known as Roosevelt Square Shopping Center. The center contains 291,729 square feet of rentable space.

     Property Management. The Roosevelt Square Shopping Center Property is managed by Dewberry Capital Corporation, an affiliate of the borrower. The property management agreement generally provides for a management fee of a maximum of five percent (5%) of gross collections, which is subordinated to the Roosevelt Square Shopping Center Loan. The management of the Roosevelt Square Shopping Center Property will be performed by either Dewberry Capital Corporation or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the subject property provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitution management does not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates. The lender under the Roosevelt Square Shopping Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Roosevelt Square Shopping Center Loan. Dewberry Capital Corporation manages all of the properties in the sponsor's portfolio, which currently consists of 12 projects, including retail, multifamily and office properties. Dewberry Capital Corporation is headquartered in Atlanta, Georgia.

     Guaranty. John K. Dewberry executed a Guaranty of Completion which guarantees the completion of a 17,870 square foot addition to the Roosevelt Square Shopping Center Property (the "Expansion"). Mr. Dewberry also executed a Personal Guaranty Agreement which is limited in amount to $2,000,000, which Personal Guaranty Agreement terminates upon satisfaction of, among other things, each of the following terms and conditions: (1) the borrower delivers to Lender a final certificate of occupancy for the Expansion; (2) the borrower delivers to Lender a final architect's certificate certifying that the Expansion has been substantially completed in accordance with plans and specifications approved by Lender; (3) the borrower delivers to Lender evidence reasonably satisfactory to Lender of lien free completion of the Expansion; (4) the borrower delivers to Lender fully executed leases for tenants representing not less than 13,200 square feet of the total of the 26,905 square foot space consisting of the 17,870 square foot Expansion and the existing 9,035 square feet of vacant space in the existing improvements. Each such lease shall evidence rent to be paid at a minimum annual rental rate of $17.50 per square foot for a minimum period of three (3) years; (5) the borrower delivers to Lender evidence that each tenant under each such lease has commenced payment of full rental under each such lease, together with a tenant estoppel from each such tenant satisfactory to Lender, and, if the rental income payable by any such tenant is greater than $60,000 per year, a subordination, non-disturbance and attornment agreement from each such tenant in form and substance satisfactory to Lender; and (6) the borrower delivers evidence reasonably satisfactory to Lender that the Roosevelt Square Shopping Center Property has maintained for a period of three (3) consecutive months an overall occupancy rate (for the existing Improvements and the Expansion) of at least ninety percent (90%), and an annualized rent roll indicating base rental collections, including the most recent year's percentage rent collections, of at least $2,950,000.

     Cash Management/Lockbox. The borrower under the Roosevelt Square Shopping Center Loan must cause all rents from the Roosevelt Square Shopping Center Property to be deposited into a rent account under the control of the borrower. Unless and until a monetary event of default occurs under the cash management agreement under the Roosevelt Square Shopping Center Loan, the borrower will have access to those funds.

                          THE BRISTOL PLACE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:            $22,200,000

CUT-OFF DATE PRINCIPAL BALANCE:        $22,135,143

ORIGINATION DATE:                      February 27, 2002

FIRST PAYMENT DATE:                    April 1, 2002

INTEREST RATE:                         6.990% per annum

AMORTIZATION TERM:                     360 months

HYPERAMORTIZATION:                     N/A

MATURITY DATE:                         March 1, 2012

MATURITY/ARD BALANCE:                  $19,362,967

BORROWER:                              MBS-The Bristol Place Apartments, Ltd.

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lockout until March 1, 2005, the greater
                                       of Yield Maintenance or 1% from March 1,
                                       2005 through December 1, 2011, freely
                                       payable thereafter.

LOAN PER UNIT/SQUARE FOOT(1):          $56,757

UP-FRONT RESERVES:                     Engineering Reserve(2):          $100,000

ONGOING RESERVES:                      Tax and Insurance Escrow(3):          Yes

                                       Replacement Reserve(4):               Yes

LOCKBOX:                               None

MEZZANINE:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single Asset

PROPERTY TYPE:                         Multifamily

LOCATION:                              Houston, Texas

YEAR BUILT/RENOVATED:                  1999/N/A

UNITS:                                 390

OCCUPANCY AT U/W:                      94%(5)

FEE OR LEASEHOLD:                      Fee

PROPERTY MANAGEMENT:                   MBS-Management Services, Inc.

U/W NCF:                               $2,217,002

APPRAISED VALUE:                       $27,800,000

CUT-OFF DATE LTV RATIO:                79.6%

MATURITY/ARD LTV RATIO:                69.7%

U/W DSCR:                              1.25x
--------------------------------------------------------------------------------

--------------------

(1)      Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs and replacements.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $8,125 per month into a replacement reserve to fund ongoing repairs and replacement.
(5)      Occupancy is based on the 01/14/02 rent roll.

     The Loan. The tenth largest Loan was originated on February 27, 2002. The Bristol Place Apartments Loan is secured by a first priority mortgage encumbering 76 separate two and three-story apartment buildings in Houston, Texas.

     The Borrower. The borrower under the Bristol Place Apartments Loan is MBS-The Bristol Place Apartments, Ltd. The borrower is a single-purpose, bankruptcy remote limited partnership organized under the laws of the State of Louisiana. 11245 West, LLC, is the 1% general partner of the borrower. The sponsor, Michael B. Smuck is the president of MBS-BP, Inc., the managing member of 11245 West, LLC. The sponsor, MBS Companies, was founded in 1987 and has acquired multifamily properties valued in excess of $385 million and currently owns and manages 65 multifamily properties.

     The Bristol Place Apartments Property. The Bristol Place Apartments Property is an apartment complex located at and commonly known as 11245 West Road, Houston, Texas. The complex has 76 separate two and three-story buildings which include 267 one-bedroom units, 83 two-bedroom units and 40 three-bedroom units. General amenities include a lap pool, a jacuzzi and a picnic area with barbecue pits. Individual unit amenities include intrusion alarms and washer/dryers.

     Property Management. The Bristol Place Apartments are managed by MBS-Management Services, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 3% of gross collections, which is subordinated to the Bristol Place Apartments Loan. The management of the property will be performed by either MBS-Management Services, Inc., or in the reasonable judgment of lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Bristol Place Apartments. The lender under the Bristol Place Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Bristol Place Apartments Loan. MBS-Management Services, Inc. manages MBS Companies currently owns and manages 65 multifamily properties containing 11,960 apartment units. Since their inception in 1987, the MBS companies have formed 85 ownership entities for the acquisition of multi-family properties valued in excess of $385 Million.

THE MORTGAGE LOAN SELLERS AND THE ORIGINATORS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     o Column Financial, Inc.--eighty-three (83) mortgage loans, representing 86.04% of the initial mortgage pool balance; and

     o PNC Bank, National Association--twenty-three (23) mortgage loans, representing 13.96% of the initial mortgage pool balance

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as University Center East, Metaldyne, North Coast Health Center, Colonial Grand @ Palma Sola, 5440 Corporate Drive Building, Diversified Carlsbad and Colonial Village, Column has previously acquired each of these mortgage loans from PNC Bank, which originated each of those mortgage loans (the "PNC Acquired Loans"). Column originated or acquired each of the other mortgage loans that it is selling to us.

     PNC Bank or its affiliates originated thirty (30) of the mortgage loans, representing 25.71% of the initial mortgage pool balance which includes the PNC Acquired Loans. Twenty-three (23) mortgage loans will be sold directly by PNC Bank to the depositor.

     Column Financial, Inc. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2800 commercial and multifamily rental mortgage loans totaling approximately $16 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

     PNC Bank, National Association and Affiliates. PNC Bank, National Association ("PNC Bank") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's origins as a national bank date back to 1864. PNC Bank and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. At December 31, 2001, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Midland Loan Services, Inc., the master servicer, is a wholly owned subsidiary of PNC Bank.

     PNC Financial. PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC Financial was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographical presence, business mix and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. PNC Financial is one of the largest diversified financial services companies in the United States, operating businesses engaged in regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC Financial provides certain products and services nationally and others in its primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC Financial also provides certain banking, asset management and global fund services internationally.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o   either--

         1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     o copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2002-CP3 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of, or the interests of any series 2002-CP3 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2002-CP3 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     o   the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include--

     1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is true and correct in all material respects;

     2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests;

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the cut-off date;

     4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related mortgaged real property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid and enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

     7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related mortgaged real property has not been released from the lien of such mortgage, in whole or in material part;

     8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

     9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property;

     10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, a report of each such assessment has been delivered to the depositor and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

     18. except as disclosed herein with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property.

     With respect to the PNC Acquired Loans, PNC Bank, acting in its capacity as interim servicer of such loans, will be making the representations described above, except that Column will make the representations described in items 2 and 5 above. See "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers and the Originators" and "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in the prospectus supplement.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     o that breach materially and adversely affects the value of, or the interests of any series 2002-CP3 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2002-CP3 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan or the interests of the certificateholders or the trust therein, then that mortgage loan seller will be required to take one of the following courses of action:

     o   cure such breach or defect in all material respects; or

     o repurchase the affected mortgage loan. The purchase price for any mortgage loan repurchase will be equal to the sum of--

         1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

         2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the due date in the due period of purchase (which includes unpaid master servicing fees and primary servicing fees), plus

         3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as defined herein), plus

         4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, the depositor, the trustee and the fiscal agent in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

         5. the amount of any special servicing fees accrued on such mortgage loan and if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below) the amount of the liquidation fee payable to the special servicer ; or

     o replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event shall a substitution occur later than the second anniversary of the closing date; or

     o   for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     o any mortgage loan is required to be repurchased or substituted as contemplated above, and

     o   such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the mortgage loan seller which sold the loan to the depositor will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     (i) the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     (ii) the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the Special Servicer at the expense of the related mortgage loan seller) is not greater than the lesser of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the Special Servicer at the expense of the related mortgage loan seller) (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

     (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CP3 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the Special Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and the depositor have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of certificateholders in a mortgage loan and be a defect deemed to materially and adversely affect the interest of the certificateholders:

     o the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     o the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     o the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property, relating to such mortgage loan;

     o the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

     o the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by any substitute letter of credit; or

     o   the absence from the mortgage file of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach of the mortgage loan sellers' representations or warranties regarding the mortgage loans.

     If there is a defect in any of the mortgage files of the PNC Acquired Loans or a breach of a representation or warranty Column made with respect to such Loans, it will be Column's obligation to cure any such defect or breach in accordance with the applicable mortgage loan purchase agreement. See "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers and the Originators" in this prospectus supplement.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that either Column or PNC Bank, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in July 2002. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                    DESCRIPTION OF THE OFFERED CERTIFICATES
GENERAL

     The series 2002-CP3 certificates will be issued, on or about July , 2002, under a pooling and servicing agreement to be dated as of July 1, 2002, between us, as depositor, and the trustee, the fiscal agent, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     o the mortgage loans;

     o any and all payments under and proceeds of the mortgage loans received after their respective due dates in July 2002, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o   the loan documents for the mortgage loans;

     o   our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2002-CP3 certificates will include the following classes:

     o the A-1, A-2, A-3, B, C and D classes, which are the classes of series 2002-CP3 certificates that are offered by this prospectus supplement; and

     o the A-X, A-SP, E, F, G, H, J, K, L, M, N, O, R and V classes, which are the classes of series 2002-CP3 certificates that--

         1.    will be retained or privately placed by us, and

         2.    are not offered by this prospectus supplement.

     Each class of series 2002-CP3 certificates, other than the class A-X, A-SP, R and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Allocation of Collateral Support Deficits" below.

     The class A-X, A-SP, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal.

     Solely for the calculation of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates. The total principal balance of each of the A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O classes will constitute a separate
component (or, solely in the case of the class   certificates, two separate
components) of the total notional amount of the class A-X certificates. The
total principal balance of the class   certificates will constitute two separate
components of the class A-X certificates which components will be as follows:
(1) as of any date of determination through and including the distribution date
in   (a) the first component will equal   ; and (b) the second consisting of the
entire total principal balance of the class   certificates; (2) as of any date
of determination from through and including the distribution date in   , (a) the
first consisting of that portion of the total principal balance of the class
certificates in excess of $   (if any); and (b) the second consisting of that
portion of the total principal balance of the class certificates equal to the
lesser of $   and the then total principal balance of the class   certificates;
and (3) as of any date of determination from   through and including the
distribution date in   , (a) the first consisting of that portion of the total
principal balance of the class   certificates in excess of $   (if any); and
(b) the second consisting of that portion of the total principal balance of the
class certificates equal to the lesser of $   and the then total principal
balance of the class   certificates. Accordingly, as of the date of initial
issuance of the offered certificates, the total notional amount of the class
A-X certificates will consist of   components.

     Solely for the calculation of interest, the class A-SP certificates will have a total notional amount that is--

     1.  as of any date of determination through and including the distribution
         date in   , equal to the then total principal balance of the class
         certificates; as of any date of determination from through and
         including the distribution date in   , equal to   ;

     2. as of any date of determination through and including the distribution date in , equal to the total principal balance of the class
         certificates; as of any date of determination from   through and
         including the distribution date in , equal to the lesser of $ and the then total principal balance of the class certificates; and as of any
         date of determination from   through and including the distribution
         date in   , equal to the lesser of $   and the then total principal
         balance of the class certificates,

     3.  as of any date of determination through and including the distribution
         date in , equal to the total principal balance of the class   ,   ,
         and certificates; and

     4.  as of any date of determination through and including the distribution
         date in   , equal to the total principal balance of the class
         certificates; as of any date of determination   from through and
         including the distribution date in   , equal to   .

     As of any date of determination after the distribution date in   , the
class A-SP certificates will have a total notional amount that is equal to $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2002-CP3 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures.

See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     None of the depositor, the master servicer, the certificate registrar, the underwriters, the special servicer, the trustee or the fiscal agent will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to the beneficial owners of offered certificates or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if--

     o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor;

     o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates; or

     o the trustee determines that Definitive Certificates are required because the trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the certificateholders under the certificates, and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of all or any portion of those certificates evidenced in book-entry form.

     Upon the occurrence of any of the events described in the preceding sentence, the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the certificate registrar and the authenticating agent will reissue the offered certificates as definitive certificates issued in the respective certificate balances owned by individual certificate owners, and thereafter the certificate registrar, the trustee, the fiscal agent, the special servicer and the master servicer will recognize the holders of such Definitive Certificates as certificateholders under the pooling and servicing agreement.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2002-CP3 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Generally, the trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the trustee may be so obligated if it fails to comply with certain requirements in the pooling and servicing agreement.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:


     o All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2. payments and other collections received after the end of the related collection period;

         3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2002-CP3 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances with respect to the related mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

         4. net investment income on the funds in the collection account and certain other accounts; and

         5. amounts deposited in the master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2003, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable reimbursements and indemnifications with respect to the fiscal agent;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2003, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. Total Available Funds will not include amounts on deposit in the trustee's distribution account that represent amounts received in the case of the REO Property related to the Westfarms Mall Total Loan that are required to be paid to the holder of the related Westfarms Mall B Note pursuant to the terms of the related Westfarms Mall B Note and the related intercreditor agreement and amounts on deposit in the trustee's distribution account that represent amounts payable to the holder of the Westfarms Mall Companion Loan. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2002-CP3 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent Yield Maintenance Charges collected on the mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates, and/or any holders of class A-1, A-2, A-3, B, C, D, E, F or G certificates entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     o the portion of those funds that represent Excess Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Excess Interest" below;

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2002-CP3 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     Generally, the trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the trustee may be so obligated if it fails to comply with certain requirements in the pooling and servicing agreement.

     During January, except in a leap year, and February, of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrues interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate, the primary servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Excess Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2002-CP3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2002-CP3 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2002-CP3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Interest Distributions. All of the classes of the series 2002-CP3 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2002-CP3 certificates, that interest will accrue during each interest accrual period based upon:

     o   the pass-through rate for that class and the related distribution date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o   the assumption that each year consists of twelve 30-day months;

provided that no interest will accrue with respect to the class A-SP certificates following the interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2002-CP3 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2002-CP3 certificates.

     If the holders of any interest-bearing class of the series 2002-CP3 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to available funds for those future distribution dates and the distribution priorities described under "--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2002-CP3 certificates will equal the product of--

     the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by a fraction--

     1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

     2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-CP3 certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2002-CP3 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates for the class   ,   ,   ,   ,   ,   ,   ,   ,   and
certificates for each interest accrual period will, in the case of each of those classes, be fixed at the pass-through rate applicable to the subject class for the initial accrual period.

     The pass-through rate for the class   ,   ,   and   certificates for each
interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Rate for that interest accrual period.

     The pass-through rates for the class   ,   ,   and   certificates for each
interest accrual period will, in the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the subject class for the initial accrual period,

     o   the Weighted Average Net Mortgage Rate.

     The pass-through rate for the class A-X certificates for each interest accrual period will equal the weighted average of the various class A-X strip rates for that interest accrual period, weighted on the basis of the respective components of the total notional amount of the class A-X certificates to which each of those class A-X strip rates relates and (ii) after such interest accrual period, the weighted average of such class A-X strip rates. The class A-X strip rates are calculated as follows:

     1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal
         balances of the class   ,   ,   ,   ,   ,   ,   ,   and   certificates,
         the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the particular pass-through rate for the corresponding class of principal and interest certificates;

     2. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-X strip rate for such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto;

     3. for purposes of accruing interest during the period after the interest accrual period on the component of the related total notional amount
         consisting of the total principal balance of the class   certificates,
         the applicable class A-X strip rate for such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the
         pass-through rate for the class   certificates;

     4. for purposes of accruing interest during the period (a) from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of an amount equal to the total principal
         balance of the class   certificates, (b) from and including the
         interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $ and the then total
         principal balance of the class   certificates, and (c) from and
         including the   interest accrual period through and including the
         interest accrual period on the component of the related total notional
         amount consisting of an amount equal to the lesser of $   and the then
         total principal balance of the class   certificates the applicable
         class A-X strip rate for that component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the rate per annum corresponding to the related distribution date as set forth on
         Schedule I hereto;

     5. for purposes of accruing interest during the period (a) from and including the July 2002 interest accrual period through and including
         the interest accrual period on the related   class component of the
         total notional amount consisting of an amount equal to   , (b) from and
         including the   interest accrual period through and including the
         interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the
         total principal balance of the class   certificates over $   , (c) from
         and including the   interest accrual period through and
         including the interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class certificates over
         $    , the applicable class A-X strip rate for that component will equal the excess, if any, of the Weighted Average Net Mortgage Rate,
         over the pass-through rate for the class   certificates;

     6.  for purposes of accruing interest during the period after the interest accrual period on the components of the related total notional amount described in the immediately preceding clauses 4. and 5., collectively constituting the total principal balance of the class certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net
         Mortgage Rate, over the pass-through rate for the class   certificates;

     7. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class , , and certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto;

     8. for purposes of accruing interest during the period after the interest accrual period on those components of the related total notional amount consisting of the respective total principal balances
         of the class   ,   ,   and    certificates, the applicable class A-X
         strip rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the particular pass-through rate for the corresponding class of principal and interest certificates;

     9. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the total notional amount
         consisting of the total principal balance of the class   certificates,
         the applicable class A-X strip rate for such component will equal the excess, if any, of a weighted average coupon derived from the net interest rates on the underlying mortgage loans, over the rate per annum corresponding to the related distribution date as set forth on
         Schedule I hereto; and

     10. for purposes of accruing interest during the period after the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-X strip rate for such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate, over the
         pass-through rate for the class   certificates.

     The pass-through rate for the class A-SP certificates for each interest accrual period will equal the weighted average of the various class A-SP strip rates for that interest accrual period, weighted on the basis of the respective components of the class A-SP certificates to which each of those class A-SP strip rates relate. The class A-SP strip rates are calculated as follows:

     A. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-SP strip rate for such component will equal the excess, if any, of--

         o the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) the Weighted Average Net Mortgage Rate, over

         o     the pass-through rate for the class   certificates;

          and as of any interest accrual period after           , equal to
                     .

     B. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the then related total notional amount consisting of an amount equal to the total principal
         balance of the class certificates, the applicable class   A-SP strip
         rate for that component will equal the excess, if any, of--

         o the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) the Weighted Average Net Mortgage Rate, over

         o     the pass-through rate for the class   certificates;

     C.  for   purposes of accruing interest during the period from and
         including the interest accrual period through and including the interest accrual period on the component of the related total notional
         amount consisting of an amount equal to the lesser of $   and the then
         total principal balance of the class   certificates, the applicable
         class   A-SP strip rate for that component will equal the excess, if any, of--

         o the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) the Weighted Average Net Mortgage Rate, over

         o     the pass-through rate for the class   certificates;

     D.  for purposes of accruing interest during the period from and including
         the   interest accrual period through and including the    interest
         accrual period on the component of the related total notional amount
         consisting of an amount equal to the lesser of $   and the then total
         principal balance of the class   certificates, the applicable class
         A-SP strip rate for that component will equal the excess, if any, of--

         o the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) the Weighted Average Net Mortgage Rate, over

         o     the pass-through rate for the class   certificates;

     E. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on those components of the related total notional amount consisting of the respective total principal balances
         of the class   ,   ,   and   certificates, the applicable class A-SP
         strip rate for each such component will equal the excess, if any, of--

         o the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) the Weighted Average Net Mortgage Rate, over

         o the particular pass-through rate for the corresponding class of principal and interest certificates;

     F. for purposes of accruing interest during the period from and including the July 2002 interest accrual period through and including the interest accrual period on the component of the related total notional amount consisting of the total principal balance of the class certificates, the applicable class A-SP strip rate for such component will equal the excess, if any, of--

         o the lesser of (a) the rate per annum corresponding to the related distribution date as set forth on Schedule I hereto, and (b) the Weighted Average Net Mortgage Rate, over

         o     the pass-through rate for the class   certificates;

         and   as of any interest accrual period after   , equal to   .

The class A-SP certificates will cease accruing interest after the   interest
accrual period.

     The calculation of the Weighted Average Net Mortgage Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available P&I Funds and the priority of distributions described under "--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2002-CP3 certificates, other than the class A-X, A-SP, R and V certificates, on each distribution date, will equal that class' allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2 and class A-3 certificates on each distribution date will equal:

     o   in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Distribution Amount for that distribution date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

     o   in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet point, and

         2. the total principal balance of the class A-2 certificates immediately prior to that distribution date; and

     o   in the case of the class A-3 certificates, the lesser of--

         1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and class A-2 certificates as described in the two preceding bullet points, and

         2. the total principal balance of the class A-3 certificates immediately prior to that distribution date.

     However, if the A-1, A-2 and A-3 classes are outstanding on or after the date on which the principal balances of all other classes of series 2002-CP3 certificates have been reduced to zero by the application of Collateral Support Deficits thereto, and, in any event, as of the final distribution date for the series 2002-CP3 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1, A-2 and A-3 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2002-CP3 certificates.

     Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2002-CP3 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that distribution date.

                ORDER OF ALLOCATION             CLASS
                -------------------             -----
                        1st                        B
                        2nd                        C
                        3rd                        D
                        4th                        E
                        5th                        F
                        6th                        G
                        7th                        H
                        8th                        J
                        9th                        K
                       10th                        L
                       11th                        M
                       12th                        N
                       13th                        O

     In no event will the holders of any class of series 2002-CP3 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2002-CP3 certificates listed in the foregoing table be entitled to receive any distribution of principal until the total principal balance of all other classes of series 2002-CP3 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Loss Reimbursement Amounts. As discussed under "--Allocation of Collateral Support Deficits" below, the total principal balance of any class of series 2002-CP3 certificates, other than the class A-X, A-SP, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2002-CP3 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Distributions. The portion of the Available P&I Funds allocable to distributions of principal and interest on the series 2002-CP3 certificates on any distribution date will be applied on that distribution date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of those funds:

   ORDER OF            RECIPIENT
 DISTRIBUTION      CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------
      1st           A-1, A-2, A-3,      Interest up to the total interest distributable on those classes, pro rata
                     A-X and A-SP       based on the total interest distributable on each class

      2nd          A-1, A-2 and A-3     Principal up to the total principal distributable on those classes, allocable as among those classes as described immediately following this table.

      3rd          A-1, A-2 and A-3     Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each class
----------------------------------------------------------------------------------------------------------------------
      4th                  B            Interest up to the total interest distributable on that class
      5th                  B            Principal up to the total principal distributable on that class
      6th                  B            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
      7th                  C            Interest up to the total interest distributable on that class
      8th                  C            Principal up to the total principal distributable on that class
      9th                  C            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     10th                  D            Interest up to the total interest distributable on that class
     11th                  D            Principal up to the total principal distributable on that class
     12th                  D            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     13th                  E            Interest up to the total interest distributable on that class
     14th                  E            Principal up to the total principal distributable on that class
     15th                  E            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     16th                  F            Interest up to the total interest distributable on that class
     17th                  F            Principal up to the total principal distributable on that class
     18th                  F            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     19th                  G            Interest up to the total interest distributable on that class
     20th                  G            Principal up to the total principal distributable on that class
     21st                  G            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     22nd                  H            Interest up to the total interest distributable on that class
     23rd                  H            Principal up to the total principal distributable on that class
     24th                  H            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     25th                  J            Interest up to the total interest distributable on that class
     26th                  J            Principal up to the total principal distributable on that class
     27th                  J            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     28th                  K            Interest up to the total interest distributable on that class
     29th                  K            Principal up to the total principal distributable on that class
     30th                  K            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

   ORDER OF            RECIPIENT
 DISTRIBUTION      CLASS OR CLASSES                            TYPE AND AMOUNT OF DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------
     31st                  L            Interest up to the total interest distributable on that class
     32nd                  L            Principal up to the total principal distributable on that class
     33rd                  L            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     34th                  M            Interest up to the total interest distributable on that class
     35th                  M            Principal up to the total principal distributable on that class
     36th                  M            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     37th                  N            Interest up to the total interest distributable on that class
     38th                  N            Principal up to the total principal distributable on that class
     39th                  N            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     40th                  O            Interest up to the total interest distributable on that class
     41st                  O            Principal up to the total principal distributable on that class
     42nd                  O            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
     43rd                  R            Any remaining portion of the funds being distributed


     In general, no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the date on which the principal balances of all other classes of series 2002-CP3 certificates subordinate to the class A-1, A-2 and A-3 certificates have been reduced to zero by the application of Collateral Support Deficit thereto, and in any event on the final distribution date for the series 2002-CP3 certificates, the trustee will make distributions of principal on the class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the relative sizes of the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-CP3 certificates identified in the foregoing table, other than the class A-X, A-SP and R certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Allocation of Collateral Support Deficits" below.

     Distributions of Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, B, C, D, E, F and G certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

         1.    the amount of that Yield Maintenance Charge, multiplied by

         2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2002-CP3 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

         3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2002-CP3 certificates on that distribution date, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date; and

     o any portion of the Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2002-CP3 certificates.

     Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the mortgage loans requiring the payment of any prepayment consideration, or

     o   the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Excess Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Excess Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Excess Interest).

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o   distributions on the series 2002-CP3 certificates,

     o allocations of Collateral Support Deficits to the series 2002-CP3 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the series 2002-CP3 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Rate, and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

ALLOCATION OF COLLATERAL SUPPORT DEFICITS

     As a result of Collateral Support Deficits, the total Stated Principal Balance of the mortgage loans may decline below the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates. If this occurs following the distributions made to the 2002-CP3 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2002-CP3 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2002-CP3 certificates equals the sum of the total Stated Principal Balance of the mortgage loans that will, in each case, be outstanding immediately following that distribution date.

                ORDER OF ALLOCATION              CLASS
                -------------------              -----
                        1st                        O
                        2nd                        N
                        3rd                        M
                        4th                        L
                        5th                        K
                        6th                        J
                        7th                        H
                        8th                        G
                        9th                        F
                       10th                        E
                       11th                        D
                       12th                        C
                       13th                        B
                       14th                A-1, A-2 and A-3,
                                           pro rata based on
                                            total principal
                                               balances

     The above-described reductions in the total principal balances of the respective classes of the series 2002-CP3 certificates identified in the foregoing table, will represent an allocation of the Collateral Support Deficits that caused the particular mismatch in balances between the mortgage loans and those classes of series 2002-CP3 certificates.

     In general, Collateral Support Deficits could result from the occurrence of--

     o losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies, the payment to the special servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," the payment of interest on advances (to the extent not covered by Default Interest and late payment charges collected on the related mortgage loans) and certain servicing expenses; and

     o certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the trustee, the fiscal agent, the master servicer, the special servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement."

     Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund. A class of the series 2002-CP3 certificates will be considered outstanding until its certificate balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such class.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, primary servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the mortgage loans or the Westfarms Mall Companion Loan (however, no such advance will be required to be made unless such advance is determined to be recoverable and such Westfarms Mall Companion Loan is part of a commercial mortgage trust in connection with a rated securitization, which trust shall provide for reimbursement of certain advances) during the related collection period, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o   a fraction--

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan or the Westfarms Mall Companion Loan, as the case may be, net of the Appraisal Reduction Amount (or, in the case of the Westfarms Mall Loan or the Westfarms Mall Companion Loan, the portion of the Appraisal Reduction Amount that is allocable to such Westfarms Mall Loan or such Westfarms Mall Companion Loan), and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan or the Westfarms Mall Companion Loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2002-CP3 certificates on that distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. If the trustee fails to make such an advance and the fiscal agent is aware of that failure, the fiscal agent will be obligated to make that advance.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes a monthly debt service advance with respect to any of the mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. To the extent the master servicer determines in its sole discretion that a monthly debt service advance with respect to a Westfarms Mall Companion Loan will not be ultimately recoverable out of collections on such Westfarms Mall Companion Loan, the monthly debt service advance and interest accrued thereon will be reimbursable or payable by the related holder of such Westfarms Mall Companion Loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. The trustee and the fiscal agent may conclusively rely on the determination of the master servicer regarding the recoverability of any monthly debt service advance.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance on a mortgage loan or Westfarms Mall Companion Loan will be payable out of any amounts then on deposit in the master servicer's collection account.

     A monthly debt service payment will be assumed to be due with respect to:

     o each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan or Westfarms Mall Companion Loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan or Westfarms Mall Companion Loan on the relevant date if the related balloon payment had not come due and the mortgage loan or Westfarms Mall Companion Loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan or Westfarms Mall Companion Loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan or Westfarms Mall Companion Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Excess Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2002-CP3 certificate, a reporting statement substantially in the form of, and generally containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2002-CP3 certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in October 2002.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as series 2002-CP3 certificateholders only those persons in whose names the series 2002-CP3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of any certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.etrustee.net." For assistance with the trustee's internet website certificateholders may call (714) 238-6712.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-CP3 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2002-CP3 certificates will be allocated as follows:

     o 99% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates, in proportion to the respective total principal balances of those classes;

     o 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective total notional amounts of those classes; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2002-CP3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o   the price at which the certificate is purchased by an investor, and

     o   the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     o   the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Collateral Support Deficits and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o   the amount of distributions on your offered certificates,

     o   the yield to maturity of your offered certificates,

     o   the rate of principal distributions on your offered certificates, and

     o   the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o   prevailing interest rates;

     o   the terms of the mortgage loans, including--

         1. provisions that impose prepayment lock-out periods or Yield Maintenance Charges, and

         2.    amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o   the quality of management of the mortgaged real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o   the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of July , 2002 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o   summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2 and/or A-3 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2002-CP3 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o   the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-3, B, C and D certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2002-CP3 certificates will be issued, the trust fund will be created and the mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of July 1, 2002, by and among us, as depositor, and the master servicer, the special servicer, the trustee and the fiscal agent.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

     Midland Loan Services, Inc. will be the initial master servicer with respect to the mortgage pool.

     Midland, a wholly-owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. As of July 8, 2002, Midland's principal offices will be located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     As of April 30, 2002, Midland was servicing approximately 13,428 commercial and multifamily loans with a principal balance of approximately $70.7 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 9,678 of the loans, with a total principal balance of approximately $54.0 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     o   financial institutions,

     o   private investors, and

     o   issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(SM), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2002-CP3 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(SM) through Midland's website, "www.midlandls.com." Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(SM). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE SPECIAL SERVICER

     Clarion Partners, LLC ("Clarion"), a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands (ING). Clarion manages a portfolio of over $10 billion in commercial real estate investments and is currently the named special servicer on over $1.3 billion of CMBS transactions. Clarion, with a staff of nearly 500 employees located in offices in major cities across the country, has been approved as special servicer by S&P, Fitch and Moody's. It is anticipated that Clarion or an affiliate will purchase a significant portion of the certificates. Clarion is headquartered at 335 Madison Avenue, 7th Floor, New York, NY 10017.

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

     KRECM is a corporation organized under the laws of Ohio. Its principal offices are in Cleveland, Ohio. KRECM is a wholly-owned subsidiary of KeyBank, which is a wholly-owned subsidiary of KeyCorp.

THE TRUSTEE

     LaSalle Bank National Association will act as trustee under the pooling and servicing agreement. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group
- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3. As of December 31, 2001, the trustee had assets of approximately $54.7 billion. See "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement and "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any advance required to be made, and not made, by the master servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent will not be obligated to make any advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of servicing advances -- or the trustee that an advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of December 31, 2001, the fiscal agent had consolidated assets of approximately $527.30 billion. On May 22, 2002, Moody's Investors Service announced that it is reviewing its ratings of ABN AMRO Bank N.V. and LaSalle Bank National Association for possible downgrade. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The trustee and the fiscal agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2002-CP3 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     The master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o   any and all applicable laws,

     o   the express terms of the pooling and servicing agreement,

     o   the express terms of the respective mortgage loans, and

     o   to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to specified requirements and certain consents and approvals of the series 2002-CP3 controlling class representatives contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     Ninety-nine (99) of the mortgage loans representing 76.23% of the initial mortgage pool balance will be primarily serviced by Midland. KRECM will act as primary servicer with respect to three (3) of the mortgage loans representing 17.10% of the initial mortgage pool balance. Various other parties will act as primary servicer with respect to the remaining four (4) of the mortgage loans representing 6.67% of the initial mortgage pool balance.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan (excluding the Westfarms Mall Companion Loan and Westfarms Mall B Note) including--

         1.    each specially serviced mortgage loan if any,

         2. each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, and

         3.    each mortgage loan as to which defeasance has occurred; and

     o   in the case of each mortgage loan will--

         1. be calculated on the same interest accrual basis as that mortgage loan,

         2. accrue at a master servicing fee rate equal to 0.02% per annum (exclusive of any primary servicing fee),

         3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

         4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     The master servicer will also be entitled to a primary servicing fee with respect to those mortgage loans for which it is primary servicer. The mortgage loans not primarily serviced by the master servicer will be serviced by KRECM and various other parties. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

     In the event that Midland resigns or is terminated as master servicer, it will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of Midland as master servicer under the pooling and servicing agreement. In the event that Midland resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of Midland as primary servicer under the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Directing Certificateholder or the Special Servicer or (v) as permitted by the related loan documents), the master servicer must make, with respect to each such Prepayment Interest Shortfall, a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall attributable to the related mortgage loan for the related collection period.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of-- o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-CP3 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o   the special servicing fee,

     o   the workout fee, and

     o   the liquidation fee.


     Special Servicing Fee. The special servicing fee:

     o   will be earned with respect to--

         1.    each specially serviced mortgage loan if any, and

         2. each mortgage loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each mortgage loan, the Westfarms Mall Companion Loan and the Westfarms Mall B Note (which special servicing fee with respect to the Westfarms Mall Total Loan will be paid first from amounts otherwise distributable to the Westfarms Mall B Note as described under "Certain Terms and Conditions of the Underlying Mortgage Loans--The Westfarms Mall Loan") described in the foregoing bullet, will--

         1. be calculated on the same interest accrual basis as that mortgage loan, Westfarms Mall Companion Loan or Westfarms Mall B Note,

         2. accrue at a special servicing fee rate of 0.35% per annum (subject to a minimum of $4,000 per loan per month), and

         3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, the Westfarms Mall Companion Loan or the Westfarms Mall B Note; and

     o will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicer's collection account from time to time.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal received on the mortgage loan or Westfarms Mall B Note for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2002-CP3 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period;

     o the purchase of any Defaulted Loan by the special servicer, as described under "--Realization Upon Mortgage Loans" below; or

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2002-CP3 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-CP3 certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     o the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     o the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

     In addition, the following items collected on the mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o any late payment charges and Default Interest actually collected on a mortgage loan and that are not otherwise applied--

         1. to pay the master servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

         2. to reimburse the trust fund for any unreimbursed advances that were made with respect to that mortgage loan or the related mortgaged real property, together with interest on such advances if such interest was paid to the master servicer, the trustee or the fiscal agent, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

         3. to Additional Trust Fund Expenses related to that mortgage loan, and

     o any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the master servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2002-CP3 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that the master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the master servicer's failure to make such servicing advances by expiration of any applicable cure period in the definition of a master servicer event of default.

     Additionally, to the extent that the trustee fails to make such a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the fiscal agent has been notified in writing of such failure, the fiscal agent will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the receipt of such written notification.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the master servicer, the trustee nor the fiscal agent will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the trustee or the fiscal agent makes a servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee and the fiscal agent may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any servicing advance.

     The pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-CP3 certificateholders, as a collective whole.

     The master servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of amounts then on deposit in the collection account.

REPLACEMENT OF THE SPECIAL SERVICER

     The holder or holders of more than 50% of the total principal balance of the series 2002-CP3 controlling class may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2002-CP3 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Fitch and Moody's, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2002-CP3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer may be entitled to--

     o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     o continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related mortgaged real property or (b) provide that the mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The special servicer will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the special servicer determines, in accordance with the Servicing Standard, that--

     o   not declaring an event of default under the related mortgage; or

     o   granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

     If the special servicer, determines that--

     o   not declaring an event of default under the related mortgage; or

     o   granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the special servicer is authorized to (or may authorize the master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related mortgage; and

     (2) with respect to any mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a mortgage loan, part of a cross-collateralized group or a group of mortgage loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, (a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time, the special servicer has received, as written confirmation from Fitch and Moody's that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2002-CP3 certificates. The master servicer or special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation. Any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage Loans described in (2) are referred to as "Significant Mortgage Loans."

     The special servicer is required to provide notice to each of Fitch and Moody's of the assumption of any mortgage loan or transfer of a direct or indirect controlling interest in the borrower under a mortgage loan to the extent the special servicer is aware of such transfer which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     The consent of the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     The mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     o that the mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property; or

     o require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property.

     The special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless--

     o the special servicer determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the trust fund, and

     o with respect to Significant Mortgage Loans, the special servicer receives prior written confirmation from each of the rating agencies, that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2002-CP3 certificates.

See "Legal Aspects of Mortgage Loans" in the accompanying prospectus. The special servicer must use reasonable efforts to require the borrower to pay the cost of any such confirmation. Any such costs not paid by the borrower shall be an expense of the trust fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer, a primary servicer or the special servicer, as applicable, to modify, waive or amend any term of the related mortgage loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not--

     o affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

     o affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     o except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     o in the judgment of the master servicer or special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the mortgage loan is in default or default is reasonably foreseeable, the master servicer or special servicer, as applicable, has determined (and may rely upon an opinion of counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding clause (b) of the preceding paragraph, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     o reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     o waive Excess Interest if such waiver conforms to the Servicing Standard; and/or

     o   accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     However, in no event will the special servicer be permitted to--

     (1) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans; or

     (3) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless, among other things, the master servicer or special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer with respect to a specially serviced mortgage loan will notify the master servicer, the trustee, the fiscal agent and the rating agencies, and the master servicer with respect to a non-specially serviced mortgage loan will notify the trustee, the fiscal agent and the rating agencies of any modification, waiver or amendment of any term of a mortgage loan and must deliver to the trustee (with a copy to the master servicer and the fiscal agent) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

     Any amendment made to the pooling and servicing agreement will not be binding on the holder of the Westfarms Mall Companion Loan unless such holder consents to such amendment.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan (or the Westfarms Mall Total Loan). If such appraisal is not received, and an internal valuation is not completed, by such date or if, for any mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related mortgage loan (or the Westfarms Mall Total Loan) will be 25% of the Stated Principal Balance of such mortgage loan or as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan (or the Westfarms Mall Total Loan). See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee, the fiscal agent and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the pooling and servicing agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

     o no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates--

     o   all principal payments collected, including principal prepayments;

     o all interest payments collected, including late payment charges, Default Interest and Excess Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     o   any Yield Maintenance Charges;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" and in this prospectus supplement;

     o any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o   any amount transferred by the special servicer from its REO account;
         and

     o any amounts required to be deposited by the master servicer as a reduction in the compensation to the master servicer to cover Prepayment Interest Shortfalls as contemplated under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest Shortfalls" above.

     Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:


     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

         (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2002-CP3 certificateholders in accordance with any of clauses 2. through
               18. below;

     2. to reimburse itself, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee, earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

         (a)   a specially serviced mortgage loan, or

         (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the trustee or the fiscal agent, as applicable, out of general collections on the mortgage loans and any REO Properties, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay itself, the trustee or the fiscal agent, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement;

     8. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     10. to pay, out of general collections on the mortgage loans and any REO Properties, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage loans and any REO Properties, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

     12. to pay itself, the special servicer, the trustee, the fiscal agent, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     13. to pay, out of general collections on the mortgage loans and any REO Properties, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer;

     14. to reimburse itself, the special servicer, the depositor, the trustee or the fiscal agent, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15. to pay for--

         o the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

         o the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to pay any other items described in this prospectus supplement as being payable from the collection account;

     18. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in July 2002 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

     20. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON MORTGAGE LOANS

     The pooling and servicing agreement grants the Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2002-CP3 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of certificates is no longer the controlling class with respect to the applicable Defaulted Loan.

     Promptly after the determination that a mortgage loan or a specially serviced mortgaged loan has become a Defaulted Loan, the special servicer will be required to notify the trustee, the fiscal agent, the master servicer and the Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or a Directing Certificateholder that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The special servicer must give prompt written notice of its fair value determination to the trustee, the fiscal agent, the master servicer and the Directing Certificateholders.

     Each holder of the Purchase Option may, at its option, purchase the Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     o if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     o if the special servicer has made such fair market value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

If the most recent fair market value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     o the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan, o the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or

     o the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

     Pursuant to the pooling and servicing agreement, if a default on a mortgage loan has occurred or, in the master servicer's or special servicer's, as applicable, judgment, a payment default is imminent, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2002-CP3 certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

     o such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report (taking into account the existence of any environmental insurance), determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) above, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     Tax Considerations. If title to any REO Property is acquired by the trust fund, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged real property prior to the close of the third calendar year beginning after the year of acquisition, unless--

     o the Internal Revenue Service grants an extension of time to sell such property; or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for such longer period will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2002-CP3 certificate is outstanding.

     The special servicer will also be required to ensure that any REO Property acquired by the trust fund by the special servicer is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of such property does not result in the receipt by the trust fund of any "income from nonpermitted assets" as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any mortgaged real property, the special servicer, on behalf of the trust fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged real property as required under the pooling and servicing agreement.

     Generally, neither the upper-tier REMIC nor the lower-tier REMIC will be taxed on income received with respect to a mortgaged real property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(d) of the Code and Treasury Regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a mortgaged real property owned by the trust fund, based on the charges for any non-customary services, or all of such income if such charges are not separately stated or such non-customary services are not performed by an independent contractor, would not constitute "rents from real property."

     Any of the foregoing types of income and any income from the operation of a trade or business, such as a hotel or parking garage, may instead constitute "net income from foreclosure property," which would be taxable to the lower-tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the mortgaged real properties, it is generally viewed as beneficial to series 2002-CP3 certificateholders to permit the trust fund to continue to earn them if it acquires a mortgaged real property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of series 2002-CP3 certificates. See "Federal Income Tax Consequences" in this prospectus supplement.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one (1) business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     Liquidation Proceeds. To the extent that liquidation proceeds collected with respect to any mortgage loan are less than the sum of--

     o   the outstanding principal balance of such mortgage loan;

     o   interest accrued thereon;

     o interest accrued on any monthly debt service advance made with respect to such mortgage loan; and

     o the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to such mortgage loan, then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the fiscal agent, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on a mortgage loan, prior to the distribution of such liquidation proceeds to series 2002-CP3 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fee in respect of such mortgage loan, certain unreimbursed expenses incurred with respect to such mortgage loan and any unreimbursed advances made with respect to such mortgage loan. In addition, amounts otherwise distributable on the series 2002-CP3 certificates will be further reduced by interest payable to the master servicer, the trustee or the fiscal agent, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless--

     o the special servicer determines that such restoration will increase the proceeds to the series 2002-CP3 certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer, the trustee or the fiscal agent, as the case may be, for its expenses; and

     o the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     Specially Serviced Mortgage Loans.  With respect to any mortgage loan--

     o as to which a payment default has occurred at its maturity date (except, if the borrower is making its assumed payment and delivers a firm commitment to refinance acceptable to the Directing
         Certificateholder within 90 days of such default, which may be extended to 150 days at the Directing Certificateholders' discretion);

     o as to which any monthly payment is more than 60 or more days delinquent;

     o   as to which such borrower has--

         (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

         (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

         (3) has admitted in writing its inability to pay its debts generally as they become due;

     o as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     o as to which, in the judgment of the master servicer or the special servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days;

     o as to which any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related Mortgage Note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

         (1) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

         (2)   such insurance is not available at any rate;

the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The special servicer will continue to be responsible for the operation and management of an REO Property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement.

     The special servicer will return the full servicing of a Corrected Mortgage Loan to the master servicer.

     A series 2002-CP3 controlling class certificateholder is a holder of the most subordinate of the classes of series 2002-CP3 certificates (other than the class A-X, A-SP, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2002-CP3 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the holder of the most subordinate of the classes of series 2002-CP3 certificates that has a total principal balance greater than zero.

     The series 2002-CP3 controlling class as of the closing date will be the class O certificates.

     The "Directing Certificateholder" is a certificateholder of the series 2002-CP3 controlling class selected by the holders of more than 50% of the total principal balance of in the series 2002-CP3 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2002-CP3 controlling class that a Directing Certificateholder is no longer designated, the series 2002-CP3 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2002-CP3 controlling class certificates will be the Directing Certificateholder.

     Asset Status Report. Pursuant to the pooling and servicing agreement, the special servicer is required to prepare and deliver a report (the "Asset Status Report") to each rating agency, the master servicer, the Directing Certificateholder with respect to any mortgage loan that becomes a Specially Serviced Mortgage Loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to the Westfarms Mall Loan will also be delivered to the holders of the Westfarms Mall B Note and the Westfarms Mall Companion Loan.

     Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     o   a summary of the status of such Specially Serviced Mortgage Loan;

     o a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     o a current rent roll and income or operating statement available for such mortgaged real property;

     o a recommendation by the special servicer as to how such Specially Serviced Mortgage Loan might be returned to performing status;

     o   a summary of any proposed actions; and

     o a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property.

     With respect to any mortgage loan that becomes a Specially Serviced Mortgage Loan (excluding the Westfarms Mall Loan), if, within ten business days following delivery of the Asset Status Report, the Directing Certificateholder, does not disapprove in writing of any action proposed to be taken in such Asset Status Report, the Special Servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves in writing such Asset Status Report, the Special Servicer is required to revise and deliver a new Asset Status Report within 30 days after the Directing Certificateholder's disapproval. The Special Servicer shall continue to revise such Asset Status Report until either the Directing Certificateholder fails to disapprove such revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report.

     In addition to the foregoing, the special servicer is required to, subject to the Servicing Standard, obtain the consent of the Directing Certificateholder prior to the taking by the special servicer of the following actions--

     o any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     o any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of a mortgage loan in the trust fund;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     o any proposed or actual sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     o any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o any release of material collateral for a mortgage loan in the trust fund, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the specific terms of that mortgage loan;

     o any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund; and

     o any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund.

     If any of the previous listed items is set forth as proposed action in any Asset Status Report, the Special Servicer is required to follow the consultation procedures set forth above under "--Asset Status Report".

     The Westfarms Mall Loan. In the event that the Westfarms Mall Loan becomes specially serviced, each of the Directing Certificateholder, the holder of the Westfarms Mall Companion Loan and the holder of the Westfarms Mall B Note will have the right to consult with the special servicer concerning any of the matters contained in the Asset Status Report and to suggest alternate strategies or actions with respect to the Westfarms Mall Total Loan for a period of ten business days following the delivery of such Asset Status Report; provided, that if any such party has not responded within such period, it will be deemed to have approved the actions proposed in the Asset Status Report. The special servicer is under no obligation to comply with any advice or consultation provided by the holder of the Westfarms Mall B Note. In the event that the holder of the Westfarms Mall Companion Loan and/or the Directing Certificateholder disagree with any element of the Asset Status Report, but such parties are in agreement with each other about an alternate course of action, the special servicer shall revise the Asset Status Report to reflect such alternate course, and shall follow such alternate course of action. In the event that the holder of the Westfarms Mall Companion Loan and the Directing Certificateholder are not in agreement with respect to the matters covered by the Asset Status Report (either because one of such parties agrees with the recommended actions and the other doesn't or because each such party has suggested different alternative actions), then the holder of the Westfarms Mall Companion Loan, the Directing Certificateholder and the special servicer shall use good faith efforts for an additional five business days to agree upon a mutually acceptable course of action. In the event that such parties reach agreement upon an alternate course of action within such time period, the special servicer shall revise the Asset Status Report to reflect such alternate course, and shall follow such alternate course of action. In the event that the parties are unable to arrive at a mutually agreeable course of action, then the special servicer shall decide, in accordance with the Servicing Standard, between the course of action favored by the holder of the Westfarms Mall Companion Loan, on the one hand, and the course of action favored by the Directing Certificateholder, on the other hand, and shall follow such course of action.

     Notwithstanding the foregoing, the special servicer may take any action set forth in an Asset Status Report at any time if (i) the special servicer determines that failure to take such action would materially and adversely affect the interests of the certificateholders, the holder of the Westfarms Mall B Note or the holder of the Westfarms Mall Companion Loan, as the case may be, and (ii) the special servicer has made a reasonable effort to contact the Directing Certificateholder. The special servicer is not permitted to take any action inconsistent with an approved Asset Status Report, unless such action would be required in the special servicer's reasonable judgement in accordance with the Servicing Standard.

     Notwithstanding the foregoing, no advice, direction or objection by the Directing Certificateholder or the holder of the Westfarms Companion Loan or the Westfarms B Note contemplated by any of the foregoing may--

     o   require or cause the special servicer to violate any applicable law;

     o   be inconsistent with the Servicing Standard;

     o require or cause the special servicer to violate the provisions of the pooling and servicing agreement relating to the status of the upper-tier REMIC or lower-tier REMIC as REMICs;

     o require or cause the special servicer to violate any other provisions of the pooling and servicing agreement;

     o require or cause the special servicer to violate the terms of a mortgage loan;

     o expose the master servicer, the special servicer, the depositor, any of the mortgage loan sellers, the trust fund, the trustee, the fiscal agent or their affiliates, officers, directors, employees or agents to any claim, suit or liability; or

     o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and the special servicer will neither follow any such direction if given by the Directing Certificateholder nor initiate any such actions.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2003, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two (2) years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CP3 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

         1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

         2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o (a) any failure by the master servicer to make any deposit or remittance required to be made by the master servicer (including any monthly debt service advances) into, or to the trustee for deposit into, the collection account, distribution or any other account pursuant to the terms of the pooling and servicing agreement, provided, however, that if the master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by the master servicer on the business day preceding the related distribution date (without regard to any grace period), the master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the prime rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the master servicer to make any required servicing advance within the time specified in the pooling and servicing agreement, which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     o any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the collection account, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the pooling and servicing agreement, which failure continues unremedied for one business day;

     o any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for thirty days (or 60 days so long as the master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement;

     o any breach by the master servicer or the special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 2002-CP3 certificateholders and continues unremedied for thirty days after the date on which notice of such breach shall have been given; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such thirty-day period shall be extended for an additional thirty days;

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days;

     o the trustee has received written notice from Fitch that the continuation of the master servicer or the special servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of certificates;

     o Moody's places the rating of any class of the series 2002-CP3 certificates on a "watchlist" status for possible ratings downgrade or withdrawal, citing servicing concerns with respect to the master servicer or the special servicer as the sole or a contributory factor in such rating action, and Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing concerns are no longer a contributory factor; and

     o the trustee receives written notice from Moody's to the effect that the master servicer's or special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by Moody's to any class of the series 2002-CP3 certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2002-CP3 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2002-CP3 certificateholder, in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2002-CP3 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2002-CP3 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2002-CP3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2002-CP3 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2002-CP3 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2002-CP3 certificateholders entitled to not less than 25% of the series 2002-CP3 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2002-CP3 certificateholders, unless in the trustee's opinion, those series 2002-CP3 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     o   be authorized under those laws to exercise trust powers,

     o   have a combined capital and surplus of at least $50,000,000, and

     o   be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0025% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2002-CP3 controlling class, the special servicer or the master servicer, in that order of preference, and

     3.  the distribution date in July 2035.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2002-CP3 certificateholder. The final distribution with respect to each series 2002-CP3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-CP3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single certificateholder or group of certificateholders of the series 2002-CP3 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o   the sum of--

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Excess Interest, on those mortgage loans through their respective due dates in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

               o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2002-CP3 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2002-CP3 controlling class, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-CP3 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2002-CP3 certificates may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

AMENDMENT

         In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     o the holders of the series 2002-CP3 certificates entitled to not less than 66 2/3% of the series 2002-CP3 voting rights, not taking into account series 2002-CP3 certificates held by us or any of our affiliates or agents, and

     o all of the series 2002-CP3 certificateholders that will be adversely affected by the amendment in any material respect.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2002-CP3 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2002-CP3 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer are required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (the lower-tier REMIC and the upper-tier REMIC) will qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Excess Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of the lower-tier REMIC will generally include--

     o   the mortgage loans,

     o any REO Properties acquired on behalf of the series 2002-CP3 certificateholders with respect to the mortgage loans,

     o   the master servicer's collection account,

     o   the special servicer's REO account, and

     o   the trustee's distribution account and interest reserve account,

but will exclude any collections of Excess Interest on the ARD Loans.

     For federal income tax purposes,

     o The REMICs will be "tiered," meaning that the upper-tier REMIC will hold as assets the regular interests issued by the lower-tier REMIC. The upper-tier REMIC will issue the class A-X, A-SP, A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates as "regular interests." The class R certificates will evidence the residual interest in each REMIC for federal income tax purposes; and

     o The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Excess Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class certificates will be issued with more than de minimis original issue discount and the class certificates will not be issued with more than de minimis original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     It is anticipated that the classes of the offered certificates will be treated for federal income tax purposes as having been issued at a premium. The amount of amortizable bond premium will depend on the certificateholder's purchase price and the stated redemption price at maturity of the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
         Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.  the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charges had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o   a fiduciary of a Plan, or

     o   any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2002-CP3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-CP3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-CP3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's assets. However, if the trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to Credit Suisse First Boston Corporation and to Morgan Stanley & Co. Incorporated identified as PTE 89-90 and PTE 90-24, respectively, each as amended by PTE 97-34 and PTE 2000-58, and to PNC Capital Markets, Inc., PTE 98-08, as amended by PTE 2000-58. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o   fourth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificate, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o   the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of a Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

         1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

         2.    an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o   the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o   providing services to the Plan, or

     o   having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The class A-1, class A-2, class A-3 and class B certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical rating organization. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o   are legal investments for them, or

     o   are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o   prudent investor provisions,

     o   percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated July , 2002, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts of the offered certificates:

                               PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL     PRINCIPAL     PRINCIPAL
                               AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF     AMOUNT OF     AMOUNT OF
                               CLASS A-1      CLASS A-2      CLASS A-3       CLASS B       CLASS C       CLASS D
        UNDERWRITER          CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES  CERTIFICATES
        -----------          ------------   ------------   ------------   ------------   ------------  ------------
Credit Suisse First Boston
Corporation                   $              $               $             $              $            $
Morgan Stanley & Co.
Incorporated                  $              $               $             $              $            $
PNC Capital Markets, Inc.     $              $               $             $              $            $
                             ------------   ------------   ------------   ------------   ------------  ------------
Total......................   $              $               $             $              $            $
                             ============   ============   ============   ============   ============  ============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be
approximately    % of the total initial principal balance of the offered
certificates, plus accrued interest from July 1, 2002, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering
will be approximately $      .

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

     The trust fund described in this prospectus supplement may only be promoted (through any communication as referred to in the following restriction or otherwise) by an "authorised person" within the meaning of Article 21(1) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order") and pursuant to the requirements for authorisation set forth in Part IV of the Financial Services and Markets Act 2000.

     Credit Suisse First Boston Corporation is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. Credit Suisse First Boston Corporation is an also an affiliate of Metaldyne Corporation, which is the sole tenant of the three properties securing the mortgage loan referred to on Exhibit A-1 to this prospectus supplement as Metaldyne representing 2.01% of the initial mortgage pool balance. The Metaldyne Industrial Portfolio loan was originated by PNC Bank, National Association. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and an affiliate of Midland Loan Services, Inc., a primary servicer and the master servicer.

     The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the FP Order; or (iii) are persons falling within
Article 22(2)(a) to (d) (high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Eligible Persons"). The offered certificates to which this prospectus supplement relates are available only to Relevant Eligible Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Eligible Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Eligible Persons and will be engaged in only with Relevant Eligible Persons.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the th business day following the date of pricing of the offered certificates (this settlement cycle being referred to
as "T+   "). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of
1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the offered certificates will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and Credit Suisse First Boston Corporation by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                 CLASS              MOODY'S            FITCH
                 -----              -------            -----
                  A-1                 Aaa               AAA
                  A-2                 Aaa               AAA
                  A-3                 Aaa               AAA
                   B                  Aa2                AA
                   C                  A2                 A
                   D                  A3                 A-

         The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o   the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o   the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Excess Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

         "AIG" means American International Group, Inc.

     "Anticipated Repayment Date" means the date on which ARD Loans begin accruing Excess Interest in accordance with this prospectus supplement.

     "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the stated principal balance of such mortgage loan over (b) the excess of (i) (A) 90% of the appraised value of the related mortgaged real property as determined (x) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the special servicer as a servicing advance) or (y) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the mortgage loan over (ii) the sum of (a) to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all unpaid interest on such mortgage loan at a per annum rate equal to its mortgage rate, (b) all unreimbursed advances in respect of such mortgage loan and interest thereon at the Prime Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer, the trustee or the fiscal agent and/or for which funds have not been escrowed). In the case of the Westfarms Mall Loan, any Appraisal Reduction Event will be calculated in respect of the Westfarms Mall Total Loan and the holder of the Westfarms Mall B Note will absorb any Appraisal Reduction Amount until the outstanding principal balance of the Westfarms Mall B
Note is reduced to zero and then allocated pro rata between the Westfarms Mall Loan and the Westfarms Mall Companion Loan according to their respective outstanding principal balances.

     "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     o 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except with respect to a balloon payment, such date may extend until the mortgage loan becomes specially serviced);

     o the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     o 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

     o   30 days after a borrower declares bankruptcy;

     o 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     o immediately after a mortgaged real property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of certificates (other than the series 2002-CP3 class A-1, A-2 and A-3 certificates) have been reduced to zero.

     "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Audit Program" means the Audit Program for Mortgages serviced for FHLMC.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     o   Yield Maintenance Charges, or

     o   Excess Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2002-CP3 certificates on that date.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Collateral Support Deficit" means the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans (including any mortgage loan as to which the corresponding mortgaged real property has become an REO Property) expected to be outstanding immediately following such distribution date is less than (ii) the then aggregate certificate balance of the regular certificates after giving effect to distributions of principal on such distribution date.

     "Column" means Column Financial, Inc.

     "Corrected Mortgage Loan" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the pooling and servicing agreement, for three consecutive monthly payments; provided, that no additional event of default is foreseeable in the reasonable judgment of the special servicer.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

         1.    the cut-off-date principal balance of the mortgage loan, to

         2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

         1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

         2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Excess Interest accrued on the mortgage loan.

     "Defaulted Loan" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "Directing Certificateholder" means the certificateholder of the series 2002-CP3 controlling class selected by holders of certificates representing greater than 50% of the total principal balance of the series 2002-CP3 controlling class.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

         1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999, 2000 or 2001 or a trailing 12-month period ended in 1999, 2000, 2001 or 2002,

         2. by annualizing the amount of expenses for partial 2000, 2001, 2002 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

         3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

         4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

         1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

         2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

         3.    the underwritten recurring replacement reserve amounts,

         4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

         5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

         6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

         7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     o   salaries and wages,

     o   the costs or fees of--

         1.    utilities,

         2.    repairs and maintenance,

         3.    replacement reserves,

         4.    marketing,

         5.    insurance,

         6.    management,

         7.    landscaping,

         8.    security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

         1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

         2. in the case of a hospitality property, the estimated average room sales, and

         3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

         1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

         2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

         3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass-throughs, pet charges, janitorial services, furniture rental and parking fees,

         4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

         5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues,

     o for hospitality properties, room, food and beverage, telephone and other revenues, and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Euroclear" means The Euroclear System.

     "Excess Interest": Nine (9) of the mortgage loans, representing 33.34% of the initial mortgage pool balance, are ARD Loans which bear interest at their respective mortgage rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, the ARD Loans will bear interest at a fixed rate (the "Revised Rate") per annum equal to the mortgage rate plus a specified percentage (generally, no more than 2%, so long as the mortgage loan is included in the trust fund). Until the principal balance of each such mortgage loan has been reduced to zero, such mortgage loan will only be required to pay interest at the mortgage rate, and the interest accrued at the excess of the related Revised Rate over the related mortgage interest rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to in this prospectus supplement as Excess Interest).

     "Excess Servicing Strip" means a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum.

     "Exemption-Favored Party" means any of the following--

     o   Credit Suisse First Boston Corporation,

     o   PNC Capital Markets, Inc.,

     o   Morgan Stanley & Co. Incorporated,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, PNC Capital Markets, Inc. or Morgan Stanley & Co. Incorporated, and

     o any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Defaulted Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

     "Fitch" means Fitch Ratings, Inc.

     "GAAP" means generally accepted accounting principles.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited.

     "Major Tenant" means the top three (3) tenants of a commercial property including Shadow Anchors, based on the net rentable area of its space.

     "Manager" means, with respect to any mortgaged real property securing a mortgage loan, the property manager, except that, when no management agreement is in place, it is referred to as "owner managed."

     "Maturity/ARD Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

         1.    the Maturity/ARD Balance of the mortgage loan, to

         2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

         1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

         2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "Midland" means Midland Loan Services, Inc.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2002-CP3 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $895,698,613;

     o the total initial principal balance or notional amount, as the case may be, of each class of series 2002-CP3 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2002-CP3 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or Yield Maintenance Period;

     o   each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o   all prepayments on the mortgage loans are assumed to be--

         (1)   accompanied by a full month's interest, and

         (2)   received on the applicable due date of the relevant month;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     o no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     o payments on the offered certificates are made on the 15th day of each month, commencing in August 2002; and

     o the offered certificates are settled on July , 2002, the "Assumed Settlement Date."

     "Moody's" means Moody's Investors Service, Inc.

     "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     o   the "as is" value set forth in the related appraisal, plus

     o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o   an estimate by the individual appraiser, o

     an  estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o   a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

         1. the Most Recent Net Cash Flow for the related mortgaged real property, to

         2. twelve times the monthly debt service payment for that mortgage loan due on its due date in August 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

         1.    the total Most Recent Net Cash Flow for those properties, to

         2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in August 2002 or, in the case of any underlying mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

     "Most Recent Expenses" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o   salaries and wages,

     o   the costs or fees of--

         1.    utilities,

         2.    repairs and maintenance,

         3.    marketing,

         4.    insurance,

         5.    management,

         6.    landscaping,

         7.    security, if provided at the property, and

     o   the amount of--

         1.    real estate taxes,

         2.    general and administrative expenses,

         3.    ground lease payments, and

         4.    other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "Most Recent Net Cash Flow" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income less any underwritten recurring replacement reserve amounts.

     "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "Most Recent Operating Statement Date" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o   the sum of--

         1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

         2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "Net Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of the initial issuance of the series 2002-CP3 certificates, minus the sum of the master servicing fee rate, the primary servicing fee rate and the trustee fee rate for that mortgage loan; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to twelve times a fraction, expressed as a percentage--

         (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of the date of the initial issuance of the series 2002-CP3 certificates, minus the sum of the master servicing fee rate, the primary servicing fee rate and the trustee fee rate for that mortgage loan, and

         (2) the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in the first bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in the first bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than parking garage properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

     "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     o   other matters to which like properties are commonly subject,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any retirement plan or other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "PNC Bank" means PNC Bank, National Association.

     "PNC Financial" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Excess Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any voluntary full or partial voluntary prepayment of a mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Excess Interest.

     "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "Purchase Price" means, with respect to any repurchased mortgage loan, the purchase price described under "Description of the Underlying Mortgage Loans----Cures, Repurchases and Substitutions" in this prospectus supplement.

     "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the greater of the original debt service coverage ratio or current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Fitch and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Fitch or Moody's to any class of certificates then rated by Fitch or Moody's, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller);
(m) have been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the closing date; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     o   the trustee,

     o   the Exemption-Favored Parties,

     o   us,

     o   the master servicer,

     o   the special servicer,

     o   any sub-servicers,

     o   each of the mortgage loan sellers,

     o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o   any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Servicing Standard" means the standard by which the master servicer and special servicer will service and administer the mortgage loans (including the Westfarms Mall Total Loan) that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the Westfarms Mall B Note, the holder of such Westfarms Mall B Note and, in the case of the Westfarms Mall Companion Loan, the holder of such Westfarms Mall Companion Loan) (as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, Westfarms Mall Companion Loan and Westfarms Mall B Note (and, in the case of the Westfarms Mall Total Loan, the Westfarms Mall Intercreditor Agreements) and, to the extent consistent with the foregoing, further as follows--

     o (i) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (ii) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

     o with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans and the best interests of the trust and the certificateholders (or in the case of the Westfarms Mall Total Loan, the maximization of recovery thereon to the certificateholders and the holder of the Westfarms Mall B Note or Westfarms Mall Companion Loan, as applicable, all taken as a collective whole), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment; and

     o   without regard to--

         o any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

         o the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

         o     the master servicer's obligation to make advances,

         o the special servicer's obligation to request that the master servicer make servicing advances,

         o the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

         o the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer or any affiliate of the master servicer or special servicer, as applicable,

         o any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

         o any debt that the master servicer or special servicer or any affiliate of the master servicer or special servicer, as applicable, has extended to any borrower.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     o a payment default has occurred at its maturity date (except, if the borrower is making its assumed payment and delivers a firm commitment to refinance acceptable to the Directing Certificateholder within 90 days of such default, which may be extended to 150 days in the discretion of the Directing Certificateholder);

     o   any monthly payment is more than 60 or more days delinquent;

     o   the related borrower has--

         (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

         (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

         (3) has admitted in writing its inability to pay its debts generally as they become due;

     o the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     o in the judgment of the master servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; or

     o any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

         (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

         (2)   such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     If a default occurs under the Westfarms Mall Total Loan, which the holder of the Westfarms Mall B Note has the option to cure pursuant to the Westfarms Mall Intercreditor Agreements, then a Servicing Transfer Event will not be deemed to have occurred with respect to the Westfarms Mall Total Loan and the Westfarms Mall Total Loan will not be considered a Specially Serviced Mortgage Loan until the expiration of the applicable cure period as described in such Westfarms Mall Intercreditor Agreements.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "Significant Mortgage Loans" means, with respect to any mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a mortgage loan, part of a group of crossed loans or a group of mortgage loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Underlying Mortgage Loans" that, in each case, in the aggregate,
(a) represents 5% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund and for the Westfarms Companion Loan, an amount that:

     o will initially equal its unpaid principal balance as of its due date in July 2002 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

         2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "TI/LC or TI&LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2002-CP3 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the mortgage loans (but not in respect of the Westfarms Mall Companion Loan, Westfarms Mall B Note) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in July 2002 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

         2. all monthly payments of principal received by or on behalf of the trust fund with respect to the mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the mortgage loans (but not in respect of any Westfarms Mall Companion Loan or Westfarms Mall B Note) or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan (but not in respect of any Westfarms Mall Companion Loan or Westfarms Mall B
               Note) or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in July 2002, and

         4. all advances of principal made with respect to the mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "Underwriter Exemption" means PTE 89-90 and PTE 90-24, each as subsequently amended by PTE 97-34 and PTE 2000-58, and PTE 98-08, as amended by PTE 2000-58.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

         1. the Underwritten Net Cash Flow for the related mortgaged real property, to

         2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in August 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

         1.    the total Underwritten Net Cash Flow for those properties, to

         2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in August 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

     "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o   is equal to the excess of--

         1.    the Estimated Annual Revenues for the property, over

         2.    the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o   underwritten recurring replacement reserve amounts;

     o   capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "United States Person" means--

     o   a citizen or resident of the United States,

     o   a domestic partnership,

     o   a domestic corporation,

     o   any estate, other than a foreign estate within the meaning of paragraph
         (31) of Section 7701(a) of the Internal Revenue Code, and

     o   any trust if--

         1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

         2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Weighted Average Net Mortgage Rate" means, as to any distribution date, the average, as of such distribution date, of the Net Mortgage Pass-Through Rates of the mortgage loans, weighted by the Stated Principal Balance thereof.

     "Westfarms Mall B Note" means, with respect to the Westfarms Mall Loan, the mortgage note not included in the trust.

     "Westfarms Mall Loan" means the loan secured by the property identified on Exhibit A-1 to this prospectus supplement as the Westfarms Mall which is secured on a pari passu basis with the Westfarms Mall Companion Loan.

     "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "Yield Maintenance Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE I

                  RATES USED IN DETERMINATION OF CLASS A-SP AND
                          CLASS A-X PASS-THROUGH RATES


DISTRIBUTION DATE                                 DISTRIBUTION DATE
-----------------                                 -----------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                   Major Tenants of the Commercial Properties

     Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves

                              Multifamily Schedule















                                      A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

      LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                                                      CUT-OFF DATE
                                                                                                       PRINCIPAL
      #          CROSSED     PROPERTY NAME                                                            BALANCE (1)
      -          -------     -------------                                                            -----------
      1                      Westfarms Mall                                                         $ 79,000,000
      2                      Northwoods Mall                                                          65,000,000
      3                      1201 North Market Street - Chase Building                                61,079,180
      4                      Gannon West Pointe Apartments                                            45,277,992
      5                      The Mall at Mill Creek                                                   34,948,681
      6                      Riverview Commerce Center                                                33,176,473
      7                      Porter Ranch Town Center                                                 32,958,849
      8                      Lincoln Towers Garage                                                    23,940,527
      9                      Roosevelt Square Shopping Center                                         23,000,000
     10                      The Bristol Place Apartments                                             22,135,143
     11                      University Center East                                                   19,300,000
     12                      Annex of Arlington                                                       18,215,885
     13A                     Lamons Gasket Co.                                                         8,090,753
     13B                     Entegra Fastener Corporation                                              5,370,719
     13C                     Fulton Performance Products, Inc.                                         4,538,527
     14                      North Coast Health Center                                                17,974,926
     15                      Colonial Grand @ Palma Sola                                              15,950,000
     16                      River Street Square                                                      14,969,608
     17                      McGehee Place Apartments                                                 14,900,000
     18                      5440 Corporate Drive Office Building                                     12,970,652
     19                      Diversified Carlsbad                                                     11,500,000
     20                      North Charleston Center                                                  11,212,000
     21                      One El Paseo Plaza                                                       10,137,473
     22                      Colonial Village                                                          9,550,000
     23                      The Landing @ Arbor Place                                                 9,200,000
     24A                     191 Post Rd West                                                          4,714,477
     24B                     301 Riverside Ave                                                         3,966,148
     25                      Sandia Ridge Apartments                                                   8,675,011
     26A                     College Square Apartments I & II                                          6,621,021
     26B                     College Square Manor                                                      1,356,113
     27                      Ski Lodge Apartments                                                      7,640,000
     28                      1200 East Anderson Lane                                                   7,240,701
     29                      Canyon Crossing I                                                         6,997,981
     30                      Sterling Point II                                                         6,681,128
     31                      Bentwood Apartments                                                       6,524,808
     32                      Woods Edge Apartments                                                     6,411,470
     33                      2012 Abalone Avenue Building                                              6,287,765
     34                      Timmaron Ridge Apartments                                                 6,182,149
     35                      Orange Villa Shopping Center - Phase II                                   6,120,859
     36                      Fredericksburg Apartments                                                 6,037,713
     37            (A)       Saratoga Springs                                                          2,492,234
     38            (A)       Willowbrook Apartments                                                    1,595,030
     39            (A)       Winshire Square Apartments                                                1,196,272
     40            (A)       Hunters Run                                                                 647,981
     41                      NBR Marketplace                                                           5,821,946
     42                      500 Post Road                                                             5,787,083
     43                      Woods on the Fairway Apartments                                           5,688,151
     44                      276 Post Rd West                                                          5,687,306
     45                      EZ Storage - Laurel                                                       5,583,408
     46                      Orange Villa Shopping Center                                              5,313,298
     47            (B)       Oakwood Estates Apartments                                                2,812,183
     48            (B)       Waterside Village                                                         2,468,649
     49                      La Ronda Centre                                                           5,139,821
     50                      Foxwood I & II Apartments                                                 5,089,521
     51                      Towne Oaks Apartments                                                     5,089,200
     52                      EZ Storage - Catonsville                                                  5,084,889
     53                      Highland Plaza Shopping Center                                            4,989,314
     54                      Ludwell Apartments                                                        4,988,763
     55                      Bay Medical Plaza                                                         4,896,290
     56                      Dove Park                                                                 4,486,980
     57                      Colonial Village at Cordova Apartments                                    4,250,000
     58                      Colonial Village at Hillcrest                                             4,200,000
     59                      Keokuk Apartments                                                         4,140,374
     60                      The Arbors                                                                4,019,254
     61                      Reliable Circle Industrial                                                3,994,986
     62                      Aurora Commons                                                            3,989,622
     63                      BI-LO Lexington                                                           3,884,480
     64                      EZ Storage - Owings Mills                                                 3,788,741
     65                      Williamsburg Apartments                                                   3,742,384
     66                      Texaco/Good Times                                                         3,518,645
     67                      Woodside Place Apartments                                                 3,300,000
     68                      Irving Oaks Apartments                                                    3,137,619
     69                      Puma Building                                                             3,110,786
     70                      Watermark at Lake Highlands                                               3,091,311
     71                      Glen Oaks                                                                 3,090,680
     72                      2855 Mangum                                                               2,796,372
     73                      Golden Mile Shopping Center                                               2,584,493
     74                      Riverside-Clybourne Office                                                2,498,107
     75                      10101 Harwin                                                              2,446,826
     76                      6666 Harwin                                                               2,396,890
     77                      Takara South Apartments                                                   2,393,757
     78                      Crealde Executive Center                                                  2,330,863
     79                      Oak Bluff Condominiums                                                    2,294,374
     80                      Woodsmill Apartments                                                      2,234,805
     81                      Vollstedt-Alameda Building                                                2,208,327
     82                      Abbott Acres Apartments                                                   2,121,018
     83                      Brea/Imperial Building                                                    2,088,000
     84                      Mission Trails Manufactured Housing Community                             1,954,824
     85                      Brentwood Apartments-FL                                                   1,836,527
     86                      415-17 S. 10th Street/1634-38 Lombard Street                              1,827,653
     87                      Villas of Loiret Phase III                                                1,798,576
     88                      Shattalon Oaks Mobile Home Park                                           1,794,479
     89                      Little Boys Way Apartments                                                1,773,221
     90                      La Villa Apartments                                                       1,700,000
     91                      Sagebrush Apartments                                                      1,593,697
     92                      McCoy's / Desert Estates MHP                                              1,492,991
     93                      Nicole Gardens                                                            1,481,461
     94                      Rincon Business Park                                                      1,447,315
     95                      Norton Apartments                                                         1,438,048
     96                      2251 E. Division St. Warehouse                                            1,398,474
     97                      Chapel Ridge-El Dorado Phase II                                           1,334,000
     98                      Executive Quarters at Delray                                              1,272,411
     99                      1912 Spruce Street                                                        1,178,487
     100                     Austin Lake Apartments                                                    1,074,552
     101                     Chapel Ridge-El Dorado Phase I                                            1,069,000
     102                     Manchester Leeds Office                                                     996,261
     103                     Santa Monica Apts                                                           899,295
     104                     Marlborough House & Christiana House                                        848,221
     105                     Pecan Grove Mobile Manor MHP                                                716,947
     106                     Brookstone Park Housing Development                                         406,406

  #      MANAGEMENT COMPANY                                          ADDRESS
  -      ------------------                                          -------
  1      The Taubman Company, LLC                                    500 Westfarms Mall
  2      CBL & Associates Management Inc.                            2150 Northwoods Boulevard
  3      McConnell Johnson Real Estate Company, LLC                  1201 North Market Street
  4      The Gannon Management Company of Missouri                   2037 Chablis Drive
  5      Hartz Mountain Industries, Inc.                             1-201 Mill Creek Drive
  6      Levco Development Corp.                                     495 and 515 Woburn Street
  7      Shapell Industries, Inc.                                    19759-19931 Rinaldi Street
  8      Gemini Parking Corporation (IKON Parking)                   150, 165, 185, and 205 West End Avenue
  9      Dewberry Capital Corporation                                4495 Roosevelt Boulevard
 10      MBS Management Inc                                          11245 West Road
 11      Nexus Properties                                            9381 Judicial Dr.
 12      M&J Wilkow, Ltd.                                            1-115 West Rand Road
 13A     Kojaian Management Company                                  7300 Airport Boulevard
 13B     Kojaian Management Company                                  321 Foster Avenue
 13C     Kojaian Management Company                                  50 Indianhead Drive
 14      AmeriCare Health & Retirement                               477 North El Camino Real
 15      Colonial Properties Trust                                   3900 75TH Street West
 16      Owner Managed                                               149 Midway Boulevard
 17      Colonial Properties Trust                                   3580 McGehee Place Drive S
 18      Grubb & Ellis Management                                    5440 Corporate Drive
 19      Diversified Properties                                      1890 Rutherford Road
 20      Benderson Development Company, Inc.                         5900 Rivers Avenue
 21      Ocean Properties Development Corporation                    74199 El Paseo & 74225 US Highway 111
 22      Colonial Properties Trust                                   8990 North Davis Highway
 23      CBL & Associates Management Inc.                            The Landing Drive
 24A     Paragon Management Group, LLC                               191 Post Rd West
 24B     Paragon Management Group, LLC                               301 Riverside Ave
 25      CNC Investments, Inc.                                       12021 Skyline Road NE
 26A     BH Management Services, Inc.                                725 and 923 Maplewood Drive
 26B     BH Management Services, Inc.                                3112 Boulder Drive
 27      Colonial Properties Trust                                   4527 18TH Avenue East
 28      The Madison Commercial Group                                1200 East Anderson Lane
 29      Owner Managed                                               2102 West Loop 289
 30      Owner Managed                                               6500 Dunlap
 31      Owner Managed                                               3201 W Loop 289
 32      Clarke Companies                                            2200 East Rose Avenue
 33      Alden Realty Management                                     2012 Abalone Avenue
 34      Owner Managed                                               9850 Whitehurst Drive
 35      Williams Real Estate Management                             2000-2090 Tustin Street
 36      Owner Managed                                               10052 Wirt Plaza
 37      Owner Managed                                               1830 12th Avenue SE
 38      Owner Managed                                               1846 East Lindsey Avenue
 39      Owner Managed                                               1120 McGee Drive
 40      Owner Managed                                               1301 East Gate Drive
 41      Benderson Development Company, Inc. (Owner Managed)         3500 53RD Avenue West
 42      Owner Managed                                               500 Post Road East
 43      CNC Investments, Ltd.                                       8311 FM 1960 East
 44      Owner Managed                                               276 Post Rd West
 45      Owner Managed                                               8401 Contee Road
 46      Williams Real Estate Management                             2050 AND 2090 Tustin Street
 47      Owner Managed                                               900 21st Street East
 48      Owner Managed                                               3600 49th Avenue North
 49      Summit Properties                                           14621-14821 and 14646-14820  North Del Webb Boulevard
 50      CNC Investments, LTD. L.L.P                                 19920 Foxwood Forest
 51      TOCC Properties, Inc.                                       6310 South Padre Island Drive
 52      Owner Managed                                               5525 Baltimore National Pike
 53      Commercial Ventures, Inc.                                   10100 West  119TH Street
 54      Gumenick Properties LLC                                     502 Rolfe Road
 55      Meissner Jacquet Investment Management                      450 Fourth Avenue
 56      Owner Managed                                               7501 Seville St
 57      Colonial Properties Trust                                   3500 Creighton Road
 58      Colonial Properties Trust                                   1601 Hillcrest Road
 59      Southgate Development Company, Inc.                         2001-2167 Keokuk  Street
 60      Kole Management Co. Inc.                                    4035 Kessler Avenue
 61      Charles J. Murphy d/b/a Murphy  & Company                   1850-2255 Reliable Circle
 62      Owner Managed                                               300-360 Aurora Commons Circle
 63      S.C.O.C. Management Corporation                             135 Lowes Boulevard
 64      Owner Managed                                               11333 Owings Mills Boulevard
 65      Owner Managed                                               3400 Serenity Circle
 66      Willary Management, LLC                                     120 Blue River Parkway
 67      M/I Real Estate Co., LLC                                    3444 Tivoli Court
 68      Lawtex Homes, Inc.                                          1900 Rock Island Road
 69      Owner Managed                                               856 Market Street
 70      Powers Companies, Inc.                                      9763 Audelia Road
 71      Owner Managed                                               1007 E. Rundberg Lane
 72      Boxer Property Management Corporation                       2855 Mangum
 73      WSG Management Company                                      1046 West Patrick Street
 74      Volwood Company (Owner Managed)                             4444 Riverside Drive
 75      Boxer Property Management Corporation                       10101 Harwin Drive
 76      Boxer Property Management Corporation                       6666 Harwin Drive
 77      Owner Managed                                               1919 West Main Street
 78      Owner Managed                                               2431 Aloma Ave
 79      Owner Managed                                               4545 Live Oak Street
 80      BNP Residential Management Services, LLC                    748 A Jonestown Road
 81      Volwood Company (Owner Managed)                             4001 Alameda Avenue
 82      Owner Managed                                               1505 Hobson Drive
 83      ASB Property Management                                     300 East Imperial Highway
 84      Owner Managed                                               1515 Mission Road
 85      Owner Managed                                               2350 NE 173rd Street
 86      Owner Managed                                               415-17 S. 10th Street/1634-38 Lombard Street
 87      Owner Managed                                               9111-9149 Boehm Dr. & 15902-15904 W. 91st Terr.
 88      Owner Managed                                               North Side of Shattalon Drive
 89      Owner Managed                                               209 Cuthbert Street
 90      McSha Properties                                            6305 North Villa Avenue
 91      Owner Managed                                               2604 Manor Road
 92      Owner Managed                                               7293 & 7302 West Peoria Avenue
 93      Owner Managed                                               1025 West Blancke Street
 94      Stadium Properties                                          529-539 Rincon Street
 95      Owner Managed                                               1450 S. Greenwood Avenue
 96      Security Commercial Management, Inc.                        2251 East Division Street
 97      ERC Properties                                              301 Moorewood Road
 98      Owner Managed                                               1030 - 1060 S. Federal Hwy
 99      Owner Managed                                               1912 Spruce Street
 100     Owner Managed                                               549 5th Street Lane
 101     ERC Properties                                              301 Moorewood Road
 102     Owner Managed                                               2717 W. Cypress Creek Road
 103     Owner Managed                                               838 15th Street
 104     Owner Managed                                               1533 North Colonial Terrace and 1505 North Key Boulevard
 105     Owner Managed                                               Hwy 341 M
 106     ERC Properties, Inc.                                        220 - 229 Brad Street

      #            CITY                              COUNTY                       STATE        ZIP CODE
      -            ----                              ------                       -----        --------
      1            Farmington                        Hartford                       CT           06032
      2            North Charleston                  Charleston                     SC           29406
      3            Wilmington                        New Castle                     DE           19801
      4            Maryland Heights                  St. Louis                      MO           63146
      5            Secaucus                          Hudson                         NJ           07094
      6            Billerica and Tewksbury           Middlesex                      MA           01876
      7            Porter Ranch                      Los Angeles                    CA           91326
      8            New York                          New York                       NY           10023
      9            Jacksonville                      Duval                          FL           32210
     10            Houston                           Harris                         TX           77065
     11            San Diego                         San Diego                      CA           92121
     12            Arlington Heights                 Cook                           IL           60004
     13A           Houston                           Harris                         TX           77061
     13B           Wood Dale                         Dupage                         IL           60191
     13C           Mosinee                           Marathon                       WI           54455
     14            Encinitas                         San Diego                      CA           92024
     15            Bradenton                         Manatee                        FL           34209
     16            Elyria                            Lorain                         OH           44035
     17            Montgomery                        Montgomery                     AL           36111
     18            Troy                              Oakland                        MI           48098
     19            Carlsbad                          San Diego                      CA           92008
     20            North Charleston                  Charleston                     SC           29406
     21            Palm Desert                       Riverside                      CA           92260
     22            Pensacola                         Escambia                       FL           32514
     23            Douglasville                      Douglas                        GA           31305
     24A           Westport                          Fairfield                      CT           06880
     24B           Westport                          Fairfield                      CT           06880
     25            Albuquerque                       Bernalillo                     NM           87123
     26A           Cedar Falls                       Black Hawk                     IA           50613
     26B           Cedar Falls                       Black Hawk                     IA           50613
     27            Tuscaloosa                        Tuscaloosa                     AL           35405
     28            Austin                            Travis                         TX           78752
     29            Lubbock                           Lubbock                        TX           79407
     30            Houston                           Harris                         TX           77074
     31            Lubbock                           Lubbock                        TX           79407
     32            Des Moines                        Polk                           IA           50320
     33            Torrance                          Los Angeles                    CA           90501
     34            Dallas                            Dallas                         TX           75243
     35            Orange                            Orange                         CA           92865
     36            Omaha                             Douglas                        NE           68154
     37            Norman                            Oklahoma City                  OK           73071
     38            Norman                            Cleveland                      OK           73071
     39            Norman                            Cleveland                      OK           73069
     40            Norman                            Cleveland                      OK           73071
     41            Bradenton                         Manatee                        FL           34210
     42            Westport                          Fairfield                      CT           06880
     43            Atascocita                        Harris                         TX           77346
     44            Westport                          Fairfield                      CT           06880
     45            Laurel                            Prince George's                MD           20708
     46            Orange                            Orange                         CA           92865
     47            Palmetto                          Manatee                        FL           34221
     48            St. Petersburg                    Pinellas                       FL           33714
     49            Sun City                          Maricopa                       AZ           85351
     50            Humble                            Harris                         TX           77338
     51            Corpus Christi                    Nueces                         TX           78412
     52            Baltimore                         Baltimore                      MD           21229
     53            Overland Park                     Johnson                        KS           66210
     54            Williamsburg                      Richmond-Petersburg            VA           23185
     55            Chula Vista                       San Diego                      CA           91910
     56            Amarillo                          Randall                        TX           79121
     57            Pensacola                         Escambia                       FL           32504
     58            Mobile                            Mobile                         AL           36695
     59            Iowa City                         Johnson                        IA           52240
     60            Savannah                          Chatham                        GA           31408
     61            Colorado Springs                  El Paso                        CO           80906
     62            Aurora                            Portage                        OH           44202
     63            Lexington                         Davidson                       NC           27292
     64            Owings Mills                      Baltimore                      MD           21117
     65            Lincoln                           Lancaster                      NE           68516
     66            Silverthorne                      Summit                         CO           80498
     67            Gahanna                           Franklin                       OH           43230
     68            Irving                            Dallas                         TX           75060
     69            San Francisco                     San Francisco                  CA           94102
     70            Dallas                            Dallas                         TX           75238
     71            Austin                            Travis                         TX           78753
     72            Houston                           Harris                         TX           77092
     73            Frederick                         Frederick                      MD           21703
     74            Burbank                           Los Angeles                    CA           91505
     75            Houston                           Harris                         TX           77036
     76            Houston                           Harris                         TX           77036
     77            Houston                           Harris                         TX           77098
     78            Winter Park                       Orange                         FL           32792
     79            Dallas                            Dallas                         TX           75204
     80            Winston-Salem                     Forsyth                        NC           27103
     81            Burbank                           Los Angeles                    CA           91505
     82            Rantoul                           Champaign                      IL           61866
     83            Brea                              Orange                         CA           92821
     84            San Antonio                       Bexar                          TX           78210
     85            North Miami                       Dade                           FL           33160
     86            Philadelphia                      Montgomery                     PA           19146
     87            Lenexa                            Johnson                        KS           66219
     88            Winston-Salem                     Forsyth                        NC           27106
     89            Philadelphia                      Montgomery                     PA           19106
     90            Oklahoma City                     Oklahoma                       OK           73112
     91            Austin                            Travis                         TX           78722
     92            Peoria                            Maricopa                       AZ           85345
     93            Linden                            Union                          NJ           07036
     94            Corona                            Riverside                      CA           92880
     95            Clearwater                        Pinellas                       FL           33756
     96            Arlington                         Tarrant                        TX           76011
     97            El Dorado                         Union                          AR           71730
     98            Delray Beach                      Palm Beach                     FL           33483
     99            Philadelphia                      Montgomery                     PA           19103
     100           Barberton                         Summit                         OH           44203
     101           El Dorado                         Union                          AR           71730
     102           Fort Lauderdale                   Broward                        FL           33309
     103           Santa Monica                      Los Angeles                    CA           90403
     104           Arlington                         Arlington                      VA           22209
     105           Perry                             Houston                        GA           31069
     106           Edmond                            Oklahoma                       OK           73013

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SARATOGA SPRINGS, WILLOWBROOK APARTMENTS, WINSHIRE SQUARE APARTMENTS, AND HUNTERS RUN ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY OAKWOOD ESTATES APARTMENTS AND WATERSIDE VILLAGE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  ASSUMES A CUT-OFF DATE IN JULY 2002.

                 DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                                      PROPERTY            UNITS/
   #      CROSSED    PROPERTY NAME                                      PROPERTY TYPE                 SUB-TYPE             SQ.FT
   -      -------    -------------                                      -------------                 --------             -----
   1                 Westfarms Mall                                     Retail                        Anchored           1,080,641
   2                 Northwoods Mall                                    Retail                        Anchored             426,545
   3                 1201 North Market Street - Chase Building          Office                           CBD               439,027
   4                 Gannon West Pointe Apartments                      Multifamily                 Conventional             1,083
   5                 The Mall at Mill Creek                             Retail                        Anchored             288,948
   6                 Riverview Commerce Center                          Industrial                       N/A               707,222
   7                 Porter Ranch Town Center                           Retail                        Anchored             201,572
   8                 Lincoln Towers Garage                              Other                      Parking Garage            1,339
   9                 Roosevelt Square Shopping Center                   Retail                        Anchored             291,729
   10                The Bristol Place Apartments                       Multifamily                 Conventional               390
   11                University Center East                             Office                        Suburban              97,754
   12                Annex of Arlington                                 Retail                        Anchored             197,328
  13A                Lamons Gasket Co.                                  Industrial                       N/A               223,599
  13B                Entegra Fastener Corporation                       Industrial                       N/A               137,607
  13C                Fulton Performance Products, Inc.                  Industrial                       N/A               193,200
   14                North Coast Health Center                          Office                        Suburban              93,271
   15                Colonial Grand @ Palma Sola                        Multifamily                 Conventional               340
   16                River Street Square                                Retail                        Anchored             266,803
   17                McGehee Place Apartments                           Multifamily                 Conventional               468
   18                5440 Corporate Drive Office Building               Office                        Suburban              91,917
   19                Diversified Carlsbad                               Industrial                       N/A               112,585
   20                North Charleston Center                            Retail                        Anchored             229,239
   21                One El Paseo Plaza                                 Mixed Use                   Office/Retail           64,022
   22                Colonial Village                                   Multifamily                 Conventional               176
   23                The Landing @ Arbor Place                          Retail                        Anchored              85,336
  24A                191 Post Rd West                                   Office                        Suburban              30,000
  24B                301 Riverside Ave                                  Office                        Suburban              17,972
   25                Sandia Ridge Apartments                            Multifamily                 Conventional               272
  26A                College Square Apartments I & II                   Multifamily                 Conventional               216
  26B                College Square Manor                               Multifamily                 Conventional                80
   27                Ski Lodge Apartments                               Multifamily                 Conventional               304
   28                1200 East Anderson Lane                            Office                           CBD                79,104
   29                Canyon Crossing I                                  Multifamily                 Conventional               232
   30                Sterling Point II                                  Multifamily                 Conventional               257
   31                Bentwood Apartments                                Multifamily                 Conventional               216
   32                Woods Edge Apartments                              Multifamily                 Conventional               210
   33                2012 Abalone Avenue Building                       Industrial                       N/A               107,154
   34                Timmaron Ridge Apartments                          Multifamily                 Conventional               196
   35                Orange Villa Shopping Center - Phase II            Retail                        Anchored              50,336
   36                Fredericksburg Apartments                          Multifamily                 Conventional               174
   37       (A)      Saratoga Springs                                   Multifamily                 Conventional               108
   38       (A)      Willowbrook Apartments                             Multifamily                 Conventional                76
   39       (A)      Winshire Square Apartments                         Multifamily                 Conventional                62
   40       (A)      Hunters Run                                        Multifamily                 Conventional                16
   41                NBR Marketplace                                    Retail                        Anchored              79,784
   42                500 Post Road                                      Office                        Suburban              35,442
   43                Woods on the Fairway Apartments                    Multifamily                 Conventional               165
   44                276 Post Rd West                                   Office                        Suburban              32,565
   45                EZ Storage - Laurel                                Self Storage                     N/A                73,475
   46                Orange Villa Shopping Center                       Retail                        Anchored              33,952
   47       (B)      Oakwood Estates Apartments                         Multifamily                 Conventional               120
   48       (B)      Waterside Village                                  Multifamily                 Conventional               102
   49                La Ronda Centre                                    Retail                        Anchored             107,540
   50                Foxwood I & II Apartments                          Multifamily                 Conventional               184
   51                Towne Oaks Apartments                              Multifamily                 Conventional               184
   52                EZ Storage - Catonsville                           Self Storage                     N/A                73,075
   53                Highland Plaza Shopping Center                     Retail                        Anchored              36,912
   54                Ludwell Apartments                                 Multifamily                    Student                 118
   55                Bay Medical Plaza                                  Office                           CBD                36,119
   56                Dove Park                                          Multifamily                 Conventional               160
   57                Colonial Village at Cordova Apartments             Multifamily                 Conventional               152
   58                Colonial Village at Hillcrest                      Multifamily                 Conventional               104
   59                Keokuk Apartments                                  Multifamily                 Conventional               101
   60                The Arbors                                         Multifamily                 Conventional               108
   61                Reliable Circle Industrial                         Industrial                       N/A                82,628
   62                Aurora Commons                                     Retail                        Anchored              74,687
   63                BI-LO Lexington                                    Retail                        Anchored              46,624
   64                EZ Storage - Owings Mills                          Self Storage                     N/A                71,185
   65                Williamsburg Apartments                            Multifamily                 Conventional               138
   66                Texaco/Good Times                                  Retail                       Unanchored              4,900
   67                Woodside Place Apartments                          Multifamily                 Conventional               112
   68                Irving Oaks Apartments                             Multifamily                 Conventional               113
   69                Puma Building                                      Retail                       Unanchored             10,970
   70                Watermark at Lake Highlands                        Multifamily                 Conventional               114
   71                Glen Oaks                                          Multifamily                 Conventional               112
   72                2855 Mangum                                        Office                        Suburban              72,142
   73                Golden Mile Shopping Center                        Retail                       Unanchored             13,433
   74                Riverside-Clybourne Office                         Office                        Suburban              25,775
   75                10101 Harwin                                       Office                        Suburban              64,158
   76                6666 Harwin                                        Office                        Suburban              75,141
   77                Takara South Apartments                            Multifamily                 Conventional                77
   78                Crealde Executive Center                           Office                        Suburban              33,934
   79                Oak Bluff Condominiums                             Multifamily                 Conventional                80
   80                Woodsmill Apartments                               Multifamily                 Conventional                88
   81                Vollstedt-Alameda Building                         Office                        Suburban              22,723
   82                Abbott Acres Apartments                            Multifamily                 Conventional               152
   83                Brea/Imperial Building                             Mixed Use                   Office/Retail           11,660
   84                Mission Trails Manufactured Housing Community      Manufactured Housing             N/A                   196
   85                Brentwood Apartments-FL                            Multifamily                 Conventional                50
   86                415-17 S. 10th Street/1634-38 Lombard Street       Multifamily                 Conventional                20
   87                Villas of Loiret Phase III                         Multifamily                 Conventional                16
   88                Shattalon Oaks Mobile Home Park                    Manufactured Housing             N/A                   144
   89                Little Boys Way Apartments                         Multifamily                 Conventional                29
   90                La Villa Apartments                                Multifamily                 Conventional                44
   91                Sagebrush Apartments                               Multifamily                 Conventional                60
   92                McCoy's / Desert Estates MHP                       Manufactured Housing             N/A                    80
   93                Nicole Gardens                                     Multifamily                 Conventional                21
   94                Rincon Business Park                               Industrial                Office/Warehouse          41,260
   95                Norton Apartments                                  Multifamily                 Conventional                48
   96                2251 E. Division St. Warehouse                     Industrial                       N/A                60,500
   97                Chapel Ridge-El Dorado Phase II                    Multifamily                  Section 42                 64
   98                Executive Quarters at Delray                       Office                        Suburban              20,170
   99                1912 Spruce Street                                 Multifamily                 Conventional                 7
  100                Austin Lake Apartments                             Multifamily                 Conventional               128
  101                Chapel Ridge-El Dorado Phase I                     Multifamily                  Section 42                 64
  102                Manchester Leeds Office                            Office                        Suburban              11,943
  103                Santa Monica Apts                                  Multifamily                 Conventional                 6
  104                Marlborough House & Christiana House               Multifamily                 Conventional                 7
  105                Pecan Grove Mobile Manor MHP                       Manufactured Housing             N/A                    82
  106                Brookstone Park Housing Development                Multifamily                 Conventional                12

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

              OWNERSHIP                       YEAR         OCCUPANCY            DATE OF
   #          INTEREST        YEAR BUILT    RENOVATED    RATE AT U/W (1)    OCCUPANCY RATE        APPRAISED VALUE
   -          --------        ----------    ---------    ---------------    --------------        ---------------
   1             Fee             1974         1997            96%               6/19/02            $ 328,000,000
   2             Fee             1972         1985            86%               5/23/02               83,100,000
   3             Fee             1988          N/A            95%               3/1/02                82,500,000
   4             Fee             1969         2002            92%               6/4/02                58,900,000
   5             Fee             1986         1998            96%               3/1/02                51,100,000
   6             Fee             1940         2002           100%               2/15/02               54,935,000
   7             Fee             1999          N/A            92%               1/1/02                42,000,000
   8             Fee             1962          N/A            N/A                 N/A                 40,000,000
   9             Fee             1960         1998            96%               3/1/02                28,840,000
   10            Fee             1999          N/A            94%               1/14/02               27,800,000
   11            Fee             2002          N/A           100%               2/1/02                30,350,000
   12            Fee             1986         1999            97%               2/1/02                24,500,000
  13A            Fee             1999          N/A           100%               1/23/02               10,500,000
  13B            Fee             1988          N/A           100%               1/23/02                6,970,000
  13C            Fee             1992          N/A           100%               1/23/02                5,890,000
   14            Fee             1987          N/A           100%               4/16/02               24,600,000
   15            Fee             1992          N/A            94%               5/12/02               20,500,000
   16            Fee             1992          N/A            97%               2/1/02                20,700,000
   17            Fee             1985         1995            90%               3/18/02               22,100,000
   18            Fee             1999          N/A           100%               4/30/02               17,000,000
   19            Fee             1999          N/A           100%               2/27/02               15,400,000
   20            Fee             1986         1998            99%               1/30/02               14,950,000
   21            Fee             2001          N/A            90%               4/17/02               13,670,000
   22            Fee             1996          N/A            96%               1/8/02                12,000,000
   23            Fee             1999          N/A            90%               4/5/02                14,400,000
  24A            Fee             1980         1993           100%               1/1/02                 6,300,000
  24B            Fee             1984          N/A           100%               1/1/02                 5,300,000
   25            Fee             1986          N/A            91%               4/12/02               10,900,000
  26A            Fee             1973         1999            97%               5/20/02                8,300,000
  26B            Fee             1978         1999           100%               5/20/02                1,700,000
   27            Fee             1975         1992            94%               3/19/02                9,550,000
   28            Fee             1982         2000           100%               4/23/02                9,300,000
   29            Fee             1983         2000            99%               4/20/02                8,800,000
   30            Fee             1978         2000            92%               5/20/02                8,400,000
   31            Fee             1983         2000            96%               4/20/02                8,200,000
   32            Fee             1989         2001            97%               3/31/02                8,175,000
   33            Fee             2000          N/A           100%               3/7/02                 8,950,000
   34            Fee             1980         1996            92%               3/25/02                8,200,000
   35            Fee             1965         1999           100%               4/30/02                8,250,000
   36            Fee             1986          N/A            98%               2/28/02                7,730,000
   37            Fee             1970         2001            98%               5/1/02                 3,300,000
   38            Fee             1970         1998            97%               5/1/02                 2,235,000
   39            Fee             1971         1997            98%               5/1/02                 1,680,000
   40            Fee             1983         1992            94%               5/1/02                   915,000
   41            Fee             2000          N/A            91%               12/3/01                7,630,000
   42            Fee             1977          N/A            93%               2/28/02                7,600,000
   43            Fee             1984          N/A            95%               4/20/02                7,900,000
   44            Fee             1987          N/A           100%               2/28/02                7,900,000
   45            Fee             1999          N/A           100%               5/9/02                 7,700,000
   46            Fee             1965         1999           100%               4/30/02                7,150,000
   47            Fee             1981          N/A            98%               5/5/02                 3,520,000
   48            Fee             1972         2001            98%               5/5/02                 3,100,000
   49            Fee             1971          N/A            89%               4/22/02                7,440,000
   50            Fee             1983          N/A            97%               2/20/02                6,550,000
   51            Fee             1973         2000            96%               2/15/02                7,100,000
   52            Fee             1999          N/A           100%               5/9/02                 7,100,000
   53            Fee             1987         2000           100%               1/31/02                6,400,000
   54            Fee             1946         2001           100%               7/1/02                 6,350,000
   55            Fee             1985         1999           100%               5/9/02                 6,450,000
   56            Fee             1983         2001            99%               2/20/02                5,650,000
   57            Fee             1984         2002            95%               3/17/02                5,520,000
   58            Fee             1982         2002            95%               1/8/02                 5,250,000
   59            Fee             1995          N/A            99%               5/1/02                 5,400,000
   60            Fee             1988         2001            97%               2/28/02                5,150,000
   61            Fee             1997          N/A           100%               4/15/02                5,400,000
   62            Fee             1974          N/A            94%               3/1/02                 5,100,000
   63            Fee             1999          N/A           100%               7/1/02                 4,900,000
   64            Fee             1997          N/A           100%               5/9/02                 7,000,000
   65            Fee             1979          N/A            92%               4/1/02                 5,010,000
   66            Fee             1997          N/A           100%               3/15/02                4,880,000
   67            Fee             1986          N/A            98%               2/14/02                4,750,000
   68            Fee             1982          N/A           100%               4/1/02                 4,000,000
   69            Fee             1909         2000           100%               8/7/01                 5,350,000
   70            Fee             1971          N/A            90%               2/27/02                4,000,000
   71            Fee             1977         1985            96%               4/25/02                3,875,000
   72            Fee             1980          N/A            95%               3/31/02                4,400,000
   73            Fee             2001          N/A           100%               3/31/02                3,500,000
   74            Fee             1974         1995           100%               4/1/02                 3,950,000
   75            Fee             1981          N/A            98%               2/28/02                3,500,000
   76            Fee             1981          N/A            95%               2/28/02                4,380,000
   77            Fee             1963         1997            97%               4/30/02                3,060,000
   78            Fee             1975         1994            89%               4/30/02                3,120,000
   79            Fee             1982         1990            96%               4/1/02                 2,875,000
   80            Fee             1985         1999            93%               3/14/02                2,800,000
   81            Fee             1973         1992            92%               3/31/02                3,400,000
   82            Fee             1974         1999            97%               5/1/02                 2,700,000
   83            Fee             2002          N/A           100%               3/30/02                2,800,000
   84            Fee             1971          N/A            84%               4/30/02                2,625,000
   85            Fee             1969          N/A           100%               5/1/02                 2,300,000
   86            Fee             1920         2000           100%               5/1/02                 2,400,000
   87            Fee             2000          N/A           100%               5/23/02                2,275,000
   88            Fee             1960         1981            99%               5/6/02                 2,275,000
   89            Fee             1861         1978            97%               4/14/02                2,225,000
   90            Fee             1962         2000            91%               3/21/02                2,175,000
   91            Fee             1964         2000            93%               5/1/02                 2,120,000
   92            Fee             1981          N/A            93%               4/1/02                 1,995,000
   93            Fee             2001          N/A           100%               5/8/02                 1,900,000
   94            Fee             1987          N/A           100%               2/19/02                2,300,000
   95            Fee             1982          N/A           100%               5/5/02                 2,000,000
   96            Fee             1981         2000           100%               4/11/02                1,925,000
   97            Fee             2000          N/A           100%               1/18/02                1,570,000
   98            Fee             1979         1984            92%               4/30/02                1,750,000
   99            Fee             1880         1987           100%               5/1/02                 1,500,000
  100            Fee             1958          N/A            96%               2/19/02                2,400,000
  101            Fee             1999          N/A            97%               1/18/02                1,330,000
  102            Fee             1979          N/A            96%               3/18/02                1,600,000
  103            Fee             1968         2000           100%               4/24/02                1,400,000
  104            Fee             1930         1998           100%               5/1/02                 1,310,000
  105            Fee             1980          N/A            94%               1/9/02                   900,000
  106            Fee             1999          N/A           100%               3/29/02                  480,000

                             ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          1980         1997            95%                                $ 1,441,255,000
                             ====================================================================================

MAXIMUM:                         2002         2002           100%                                  $ 328,000,000
MINIMUM:                         1861         1978            84%                                      $ 480,000

                MOST RECENT              MOST             MOST             MOST
            OPERATING STATEMENT         RECENT           RECENT           RECENT
   #                DATE               REVENUE          EXPENSES           NOI              U/W NOI         U/W NCF (2)
   -                ----               -------          --------           ----             -------         -----------
   1              3/31/02              $ 38,624,769     $ 13,014,111      $ 25,610,658      $ 27,185,388      $ 26,544,982
   2              2/28/02                10,781,196        3,483,173         7,298,023         8,645,294         8,358,580
   3              2/28/02                12,898,485        5,496,389         7,402,096         7,492,296         6,636,628
   4              12/31/01                7,917,676        3,028,947         4,888,729         5,044,107         4,773,357
   5              12/31/01                7,611,087        3,171,646         4,439,441         4,135,425         3,864,335
   6                N/A                         N/A              N/A               N/A         4,010,269         3,612,889
   7              12/31/01                4,757,829        1,426,313         3,331,516         3,400,725         3,342,356
   8              12/31/01                7,043,565        3,675,034         3,368,531         2,689,138         2,634,008
   9              2/28/02                 2,931,390          712,447         2,218,943         2,524,813         2,383,420
   10             12/31/01                3,747,635        1,624,423         2,123,212         2,314,502         2,217,002
   11               N/A                         N/A              N/A               N/A         2,929,432         2,722,771
   12            10/31/2001               3,914,388        1,700,200         2,214,188         2,094,728         1,950,835
  13A               N/A                         N/A              N/A               N/A           874,561           811,675
  13B               N/A                         N/A              N/A               N/A           636,904           595,622
  13C               N/A                         N/A              N/A               N/A           600,260           550,124
   14             12/31/01                2,721,632          545,023         2,176,609         2,083,425         1,916,513
   15             12/31/01                3,081,979        1,053,246         2,028,733         1,826,307         1,736,547
   16             10/31/01                2,308,547          536,919         1,771,628         2,008,063         1,885,796
   17             12/31/01                2,695,648          845,417         1,850,231         1,738,589         1,621,589
   18             12/31/01                2,322,464          753,662         1,568,802         1,438,550         1,303,729
   19             3/31/02                 1,731,513          284,204         1,447,309         1,381,009         1,258,818
   20             12/31/01                2,007,219          444,752         1,562,467         1,413,308         1,269,544
   21               N/A                         N/A              N/A               N/A         1,157,542         1,077,542
   22             12/31/01                1,726,108          497,494         1,228,614         1,051,055         1,007,055
   23             2/28/02                 1,592,264          299,739         1,292,525         1,384,750         1,314,414
  24A             12/31/01                  600,900           11,369           589,531           541,069           496,682
  24B             12/31/01                  674,811          199,909           474,902           456,683           421,389
   25             2/28/02                 1,605,616          660,888           944,728           942,902           874,902
  26A             12/31/01                1,441,850          628,633           813,217           809,774           755,774
  26B             12/31/01                  482,797          289,292           193,505           168,993           148,993
   27             12/31/01                1,561,326          543,796         1,017,530           928,908           852,908
   28               N/A                         N/A              N/A               N/A           803,946           764,990
   29             12/31/01                1,387,603          618,854           768,749           795,705           731,905
   30             4/1/2002                1,459,163          760,332           698,831           751,408           687,158
   31            12/31/2001               1,326,846          574,842           752,004           753,015           693,615
   32             12/31/01                1,431,962          696,215           735,747           734,061           681,561
   33             12/31/01                  733,100          107,439           625,660           761,710           689,459
   34             3/31/02                 1,474,612          715,792           758,820           742,256           693,256
   35             12/31/01                  790,138          166,637           623,501           721,145           668,176
   36             12/31/01                1,122,915          452,106           670,809           670,147           626,647
   37             4/30/02                   599,057          226,851           372,206           364,995           327,195
   38             4/30/02                   415,265          197,168           218,097           235,190           208,590
   39             4/30/02                   321,053          144,093           176,960           163,746           142,046
   40             4/30/02                   138,071           34,703           103,368            95,455            89,855
   41             3/31/02                   925,868          321,964           603,904           722,123           672,640
   42             12/31/01                1,011,849          341,089           670,760           703,696           644,209
   43             2/20/02                 1,241,933          657,098           584,835           646,982           605,732
   44             12/31/01                  901,448          230,567           670,881           642,372           591,798
   45            12/31/2001                 828,937          275,309           553,628           808,528           801,180
   46             12/31/01                  532,932          112,392           420,540           591,694           562,126
   47             4/30/02                   708,485          239,579           468,906           418,064           388,064
   48             4/30/02                   610,252          233,385           376,867           341,439           314,919
   49             3/31/02                   906,354          232,030           672,324           652,010           588,387
   50            12/20/2001               1,204,509          616,422           588,087           603,155           557,155
   51             12/31/01                1,334,446          645,493           688,953           747,794           701,794
   52            12/31/2001                 786,024          259,211           526,813           702,914           695,606
   53             12/31/01                  803,115          237,497           565,619           574,308           537,723
   54             12/31/01                  847,378          205,439           641,939           604,671           575,171
   55             3/31/02                   883,652          239,932           643,720           595,422           529,829
   56             12/31/01                  944,880          385,117           559,763           576,946           536,946
   57             12/31/01                  941,313          357,114           584,199           518,480           480,480
   58             12/31/01                  785,311          238,884           546,427           490,934           464,934
   59             12/31/01                  773,206          288,337           484,869           462,284           434,509
   60             12/31/01                  866,990          322,541           544,449           547,498           520,390
   61               N/A                         N/A              N/A               N/A           511,617           460,171
   62             3/31/02                   972,184          302,966           669,218           546,231           479,759
   63               N/A                         N/A              N/A               N/A           417,664           407,730
   64            12/31/2001                 771,174          220,508           550,666           690,223           683,104
   65             12/31/01                  793,097          344,865           448,232           466,321           431,821
   66               N/A                         N/A              N/A               N/A           398,935           387,959
   67             12/31/01                  747,831          302,890           444,941           411,308           383,308
   68             12/31/01                  804,953          436,113           368,840           377,448           349,198
   69               N/A                         N/A              N/A               N/A           467,451           444,510
   70             1/31/02                   813,501          386,442           427,059           407,576           379,076
   71             3/31/02                   874,148          511,914           362,234           375,191           343,047
   72             3/31/02                   878,961          431,435           447,526           409,503           322,933
   73             12/31/01                  250,940           31,348           219,592           307,908           295,101
   74             12/31/01                  590,598          233,352           357,245           321,855           274,321
   75            12/31/2001                 626,004          377,400           248,604           353,809           301,199
   76             12/31/01                  862,307          450,594           411,713           382,980           304,082
   77             3/31/02                   613,976          246,796           367,180           299,363           279,651
   78             3/31/02                   584,476          227,872           356,604           331,716           284,174
   79             3/31/02                   500,256          124,935           375,321           320,355           300,355
   80             12/31/01                  482,072          194,608           287,464           276,181           254,181
   81             12/31/01                  548,926          218,610           330,315           285,871           248,529
   82             4/30/02                   614,338          299,040           315,298           293,465           255,465
   83               N/A                         N/A              N/A               N/A           245,395           228,269
   84             12/31/01                  466,263          262,046           204,217           238,015           228,115
   85             3/31/02                   395,634          124,615           271,019           220,116           207,416
   86             3/31/02                   289,912           50,805           239,107           220,878           215,788
   87               N/A                         N/A              N/A               N/A           197,122           192,567
   88             3/31/02                   338,091          112,874           225,217           208,277           201,077
   89             12/31/01                  333,798          112,832           220,966           207,804           198,425
   90             12/31/01                  325,909          140,252           185,657           181,670           181,669
   91             3/31/02                   381,684          179,956           201,728           220,789           205,789
   92             3/31/02                   269,285           71,128           198,157           188,770           184,770
   93            4/30/2002                  255,620           54,096           201,524           171,572           166,322
   94             12/31/01                  248,239           64,728           183,511           190,832           168,355
   95             4/30/02                   354,253          151,402           202,851           207,423           195,423
   96            12/31/2001                 241,916           91,236           150,680           188,253           155,093
   97             1/31/02                   324,634          167,585           157,049           156,025           140,025
   98             3/31/02                   275,577          103,887           171,690           170,451           145,844
   99             12/31/02                  176,700           29,600           147,100           137,408           135,329
  100             3/31/02                   650,759          452,830           197,929           202,524           170,012
  101             12/31/01                  289,000          160,899           128,101           118,187           102,187
  102             3/31/02                   279,536           76,412           203,124           169,623           153,621
  103            4/30/2002                  151,248           24,101           127,147            98,387            96,887
  104             4/30/02                   157,620           21,955           135,665           120,843           119,093
  105             12/31/01                  155,576           30,338           125,238            96,234            91,478
  106             12/31/01                   81,308           20,449            60,860            48,309            45,033

           ----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               $ 174,593,665     $ 63,907,172     $ 110,684,492     $ 126,310,740     $ 118,947,085
           ================================================================================================================

MAXIMUM:                               $ 38,624,769     $ 13,014,111      $ 25,610,658      $ 27,185,388      $ 26,544,982
MINIMUM:                                   $ 81,308         $ 11,369          $ 60,860          $ 48,309          $ 45,033

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SARATOGA SPRINGS, WILLOWBROOK APARTMENTS, WINSHIRE SQUARE APARTMENTS, AND HUNTERS RUN ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) The Underlying Mortgage Loans secured by Oakwood Estates Apartments and Waterside Village are cross-collateralized and cross-defaulted.
(1)  DOES NOT INCLUDE THE PARKING GARAGE PROPERTY.
(2) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                               ORIGINAL          CUT-OFF DATE
                                                                              PRINCIPAL           PRINCIPAL
   #      CROSSED   LOAN NAME                                                  BALANCE           BALANCE (1)
   -      -------   ---------                                                  -------           -----------
   1                Westfarms Mall                                           $ 79,000,000        $ 79,000,000
   2                Northwoods Mall                                            65,000,000          65,000,000
   3                1201 North Market Street - Chase Building                  61,125,000          61,079,180
   4                Gannon West Pointe Apartments                              45,400,000          45,277,992
   5                The Mall at Mill Creek                                     35,000,000          34,948,681
   6                Riverview Commerce Center                                  33,200,000          33,176,473
   7                Porter Ranch Town Center                                   33,000,000          32,958,849
   8                Lincoln Towers Garage                                      24,000,000          23,940,527
   9                Roosevelt Square Shopping Center                           23,000,000          23,000,000
  10                The Bristol Place Apartments                               22,200,000          22,135,143
  11                University Center East                                     19,300,000          19,300,000
  12                Annex of Arlington                                         18,250,000          18,215,885
  13                Metaldyne                                                  18,000,000          18,000,000
  17                North Coast Health Center                                  18,000,000          17,974,926
  18                Colonial Grand @ Palma Sola                                15,950,000          15,950,000
  19                River Street Square                                        15,000,000          14,969,608
  20                McGehee Place Apartments                                   14,900,000          14,900,000
  21                5440 Corporate Drive Office Building                       13,000,000          12,970,652
  22                Diversified Carlsbad                                       11,500,000          11,500,000
  23                North Charleston Center                                    11,212,000          11,212,000
  24                One El Paseo Plaza                                         10,150,000          10,137,473
  25                Colonial Village                                            9,550,000           9,550,000
  26                The Landing @ Arbor Place                                   9,200,000           9,200,000
  27                Westport Portfolio                                          8,700,000           8,680,625
  30                Sandia Ridge Apartments                                     8,700,000           8,675,011
  31                College Square Portfolio                                    8,000,000           7,977,133
  34                Ski Lodge Apartments                                        7,640,000           7,640,000
  35                1200 East Anderson Lane                                     7,250,000           7,240,701
  36                Canyon Crossing I                                           7,025,000           6,997,981
  37                Sterling Point II                                           6,700,000           6,681,128
  38                Bentwood Apartments                                         6,550,000           6,524,808
  39                Woods Edge Apartments                                       6,420,000           6,411,470
  40                2012 Abalone Avenue Building                                6,300,000           6,287,765
  41                Timmaron Ridge Apartments                                   6,200,000           6,182,149
  42                Orange Villa Shopping Center - Phase II                     6,128,000           6,120,859
  43                Fredericksburg Apartments                                   6,050,000           6,037,713
  44        (A)     Saratoga Springs                                            2,500,000           2,492,234
  45        (A)     Willowbrook Apartments                                      1,600,000           1,595,030
  46        (A)     Winshire Square Apartments                                  1,200,000           1,196,272
  47        (A)     Hunters Run                                                   650,000             647,981
  48                NBR Marketplace                                             5,850,000           5,821,946
  49                500 Post Road                                               5,800,000           5,787,083
  50                Woods on the Fairway Apartments                             5,700,000           5,688,151
  51                276 Post Rd West                                            5,700,000           5,687,306
  52                EZ Storage - Laurel                                         5,600,000           5,583,408
  53                Orange Villa Shopping Center                                5,320,000           5,313,298
  54        (B)     Oakwood Estates Apartments                                  2,816,000           2,812,183
  55        (B)     Waterside Village                                           2,472,000           2,468,649
  56                La Ronda Centre                                             5,150,000           5,139,821
  57                Foxwood I & II Apartments                                   5,100,000           5,089,521
  58                Towne Oaks Apartments                                       5,100,000           5,089,200
  59                EZ Storage - Catonsville                                    5,100,000           5,084,889
  60                Highland Plaza Shopping Center                              5,000,000           4,989,314
  61                Ludwell Apartments                                          5,000,000           4,988,763
  62                Bay Medical Plaza                                           4,900,000           4,896,290
  63                Dove Park                                                   4,500,000           4,486,980
  64                Colonial Village at Cordova Apartments                      4,250,000           4,250,000
  65                Colonial Village at Hillcrest                               4,200,000           4,200,000
  66                Keokuk Apartments                                           4,150,000           4,140,374
  67                The Arbors                                                  4,025,000           4,019,254
  68                Reliable Circle Industrial                                  4,000,000           3,994,986
  69                Aurora Commons                                              4,000,000           3,989,622
  70                BI-LO Lexington                                             3,900,000           3,884,480
  71                EZ Storage - Owings Mills                                   3,800,000           3,788,741
  72                Williamsburg Apartments                                     3,750,000           3,742,384
  73                Texaco/Good Times                                           3,525,000           3,518,645
  74                Woodside Place Apartments                                   3,300,000           3,300,000
  75                Irving Oaks Apartments                                      3,150,000           3,137,619
  76                Puma Building                                               3,200,000           3,110,786
  77                Watermark at Lake Highlands                                 3,100,000           3,091,311
  78                Glen Oaks                                                   3,100,000           3,090,680
  79                2855 Mangum                                                 2,800,000           2,796,372
  80                Golden Mile Shopping Center                                 2,600,000           2,584,493
  81                Riverside-Clybourne Office                                  2,500,000           2,498,107
  82                10101 Harwin                                                2,450,000           2,446,826
  83                6666 Harwin                                                 2,400,000           2,396,890
  84                Takara South Apartments                                     2,400,000           2,393,757
  85                Crealde Executive Center                                    2,340,000           2,330,863
  86                Oak Bluff Condominiums                                      2,300,000           2,294,374
  87                Woodsmill Apartments                                        2,240,000           2,234,805
  88                Vollstedt-Alameda Building                                  2,210,000           2,208,327
  89                Abbott Acres Apartments                                     2,125,000           2,121,018
  90                Brea/Imperial Building                                      2,088,000           2,088,000
  91                Mission Trails Manufactured Housing Community               1,960,000           1,954,824
  92                Brentwood Apartments-FL                                     1,840,000           1,836,527
  93                415-17 S. 10th Street/1634-38 Lombard Street                1,830,000           1,827,653
  94                Villas of Loiret Phase III                                  1,800,000           1,798,576
  95                Shattalon Oaks Mobile Home Park                             1,800,000           1,794,479
  96                Little Boys Way Apartments                                  1,780,000           1,773,221
  97                La Villa Apartments                                         1,700,000           1,700,000
  98                Sagebrush Apartments                                        1,600,000           1,593,697
  99                McCoy's / Desert Estates MHP                                1,500,000           1,492,991
  100               Nicole Gardens                                              1,485,000           1,481,461
  101               Rincon Business Park                                        1,450,000           1,447,315
  102               Norton Apartments                                           1,440,000           1,438,048
  103               2251 E. Division St. Warehouse                              1,400,000           1,398,474
  104               Chapel Ridge-El Dorado Phase II                             1,334,000           1,334,000
  105               Executive Quarters at Delray                                1,275,000           1,272,411
  106               1912 Spruce Street                                          1,180,000           1,178,487
  107               Austin Lake Apartments                                      1,080,000           1,074,552
  108               Chapel Ridge-El Dorado Phase I                              1,069,000           1,069,000
  109               Manchester Leeds Office                                     1,000,000             996,261
  110               Santa Monica Apts                                             900,000             899,295
  111               Marlborough House & Christiana House                          850,000             848,221
  112               Pecan Grove Mobile Manor MHP                                  720,000             716,947
  113               Brookstone Park Housing Development                           408,000             406,406

                                                                       ---------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     $ 896,962,000       $ 895,698,613
                                                                       =======================================

MAXIMUM:                                                                     $ 79,000,000        $ 79,000,000
MINIMUM:                                                                        $ 408,000           $ 406,406

                                                                                                           INITIAL
                                       ORIGINATION        REMAINING      ORIGINAL         REMAINING       INTEREST
                     PERCENTAGE OF    AMORTIZATION      AMORTIZATION      TERM TO          TERM TO          ONLY       MORTGAGE
                       MORTGAGE           TERM              TERM         MATURITY          MATURITY        PERIOD      INTEREST
       #             POOL BALANCE       (MONTHS)        (MONTHS) (1)   (MONTHS) (2)    (MONTHS) (1) (2)   (MONTHS)       RATE
       -             ------------       --------        ------------   ------------    ----------------   --------       ----
       1                 8.82%             360               360            120              120                        5.882%
       2                 7.26%             300               300            120              120                        6.510%
       3                 6.82%             360               359            120              119                        7.450%
       4                 5.06%             360               356            120              116                        7.330%
       5                 3.90%             360               358            120              118                        6.950%
       6                 3.70%             360               359            120              119                        7.730%
       7                 3.68%             360               358            120              118                        7.600%
       8                 2.67%             360               356             60               56                        7.650%
       9                 2.57%             336               336            120              118             12         6.970%
       10                2.47%             360               356            120              116                        6.990%
       11                2.15%             360               360            120              120                        7.710%
       12                2.03%             360               357            120              117                        7.850%
       13                2.01%             360               360            120              120                        7.570%
       17                2.01%             360               358            120              118                        7.160%
       18                1.78%             360               360            120              117             12         7.030%
       19                1.67%             360               357            120              117                        7.510%
       20                1.66%             360               360            120              119             12         7.370%
       21                1.45%             360               357            120              117                        7.040%
       22                1.28%             360               360            120              120                        7.500%
       23                1.25%             300               300            120              120                        7.370%
       24                1.13%             360               358            120              118                        7.640%
       25                1.07%             360               360            120              118             12         7.030%
       26                1.03%             300               300            120              120                        6.510%
       27                0.97%             360               357            120              117                        7.100%
       30                0.97%             360               356            120              116                        7.060%
       31                0.89%             360               356             60               56                        7.080%
       34                0.85%             360               360            120              119             12         7.370%
       35                0.81%             360               358            120              118                        7.490%
       36                0.78%             360               355            120              115                        7.390%
       37                0.75%             360               356            120              116                        7.140%
       38                0.73%             360               355            120              115                        7.390%
       39                0.72%             360               358            120              118                        7.350%
       40                0.70%             360               357            120              117                        7.690%
       41                0.69%             360               356            120              116                        7.050%
       42                0.68%             360               358            120              118                        7.860%
       43                0.67%             360               357            120              117                        7.500%
       44                0.28%             300               297            120              117                        7.720%
       45                0.18%             300               297            120              117                        7.720%
       46                0.13%             300               297            120              117                        7.720%
       47                0.07%             300               297            120              117                        7.720%
       48                0.65%             360               354            120              114                        7.000%
       49                0.65%             360               357            120              117                        7.100%
       50                0.64%             360               357            120              117                        7.400%
       51                0.63%             360               357            120              117                        7.100%
       52                0.62%             300               297            120              117                        7.980%
       53                0.59%             360               358            120              118                        7.560%
       54                0.31%             360               358            120              118                        7.270%
       55                0.28%             360               358            120              118                        7.270%
       56                0.57%             300               298            120              118                        7.760%
       57                0.57%             360               357            120              117                        7.450%
       58                0.57%             360               357            120              117                        7.320%
       59                0.57%             300               297            120              117                        7.980%
       60                0.56%             360               357            120              117                        7.280%
       61                0.56%             360               357            120              117                        7.060%
       62                0.55%             360               359            120              119                        7.400%
       63                0.50%             360               356            60                56                        7.030%
       64                0.47%             360               360            120              119             12         7.370%
       65                0.47%             360               360            120              119             12         7.370%
       66                0.46%             360               357            120              117                        6.920%
       67                0.45%             360               358            120              118                        7.060%
       68                0.45%             360               358            120              118                        7.580%
       69                0.45%             360               356            120              116                        7.470%
       70                0.43%             312               308            120              116                        7.260%
       71                0.42%             300               297            120              117                        7.980%
       72                0.42%             360               357            120              117                        7.500%
       73                0.39%             360               357            120              117                        8.000%
       74                0.37%             360               360            120              117             24         7.070%
       75                0.35%             360               355            120              115                        7.280%
       76                0.35%             192               182            120              110                        7.250%
       77                0.35%             360               356             60               56                        7.160%
       78                0.35%             300               297            120              117                        7.900%
       79                0.31%             360               358            120              118                        7.450%
       80                0.29%             360               352            120              112                        7.250%
       81                0.28%             360               359            120              119                        7.400%
       82                0.27%             360               358            120              118                        7.450%
       83                0.27%             360               358            120              118                        7.450%
       84                0.27%             360               356            120              116                        7.460%
       85                0.26%             360               354            120              114                        7.960%
       86                0.26%             360               356            120              116                        7.700%
       87                0.25%             360               357            120              117                        6.920%
       88                0.25%             360               359            120              119                        7.400%
       89                0.24%             360               357            120              117                        7.840%
       90                0.23%             360               360            120              120                        7.480%
       91                0.22%             360               356            120              116                        7.400%
       92                0.21%             360               357            120              117                        7.810%
       93                0.20%             360               358            120              118                        7.490%
       94                0.20%             360               359            106              105                        7.180%
       95                0.20%             300               297            120              117                        7.790%
       96                0.20%             360               355            120              115                        7.440%
       97                0.19%             360               360            120              120                        7.360%
       98                0.18%             360               354             60               54                        7.920%
       99                0.17%             360               353            120              113                        7.680%
      100                0.17%             360               356            120              116                        7.800%
      101                0.16%             360               357            120              117                        7.890%
      102                0.16%             360               358            120              118                        7.270%
      103                0.16%             360               358            120              118                        8.110%
      104                0.15%             360               360            180              180                        7.400%
      105                0.14%             300               298            120              118                        7.620%
      106                0.13%             360               358            120              118                        7.490%
      107                0.12%             240               237            120              117                        7.790%
      108                0.12%             360               360            180              180                        7.400%
      109                0.11%             300               296            120              116                        8.080%
      110                0.10%             360               359            120              119                        7.230%
      111                0.09%             360               357            120              117                        7.370%
      112                0.08%             264               261            120              117                        7.600%
      113                0.05%             360               355            180              175                        7.310%

                  ----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: 100.0%             350               349            117              115                        7.186%
                  ================================================================================================================

MAXIMUM:                 8.82%             360               360            180              180                        8.110%
MINIMUM:                 0.05%             192               182             60               54                        5.882%

                                             First
                            Monthly         Payment       Maturity                      Prepayment Provision       Defeasance
       #                    Payment          Date           Date            ARD (3)     as of Origination (4)      Option (5)
       -                    -------          ----           ----            -------     ---------------------      ----------
       1                  $ 467,653 (6)     8/11/02       7/11/32          07/11/2012   Lock/117_0%/3                  Yes
       2                    439,291         8/11/02       7/11/12             N/A       Lock/114_0%/6                  Yes
       3                    425,304         7/11/02       6/11/32          06/11/2012   Lock/116_0%/4                  Yes
       4                    312,175         4/11/02       3/11/32          03/11/2012   Lock/117_0%/3                  Yes
       5                    231,682         6/11/02       5/11/32          05/11/2012   Lock/117_0%/3                  Yes
       6                    237,390         7/11/02       6/11/32          06/11/2012   Lock/117_0%/3                  Yes
       7                    233,005         6/11/02       5/11/32          05/11/2012   Lock/117_0%/3                  Yes
       8                    170,283         4/11/02       3/11/07             N/A       Lock/57_0%/3                   Yes
       9                    155,856         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       10                   147,548         4/1/02         3/1/12             N/A       Lock/35_YM1/81_0%/4            No
       11                   137,734         8/1/02         7/1/12             N/A       Lock/113_0%/7                  Yes
       12                   132,009         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       13                   126,723         8/1/02         7/1/12             N/A       Lock/116_0%/4                  Yes
       17                   121,695         6/1/02         5/1/12             N/A       Lock/116_0%/4                  Yes
       18                   106,437         5/1/02         4/1/12             N/A       Lock/116_0%/4                  Yes
       19                   104,985         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       20                   102,860         7/1/02         6/1/12             N/A       Lock/116_0%/4                  Yes
       21                    86,839         5/1/02         4/1/12             N/A       Lock/116_0%/4                  Yes
       22                    80,410         8/1/02         7/1/12             N/A       Lock/116_0%/4                  Yes
       23                    81,910         8/1/02         7/1/12             N/A       Lock/116_0%/4                  Yes
       24                    71,946         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       25                    63,729         6/1/02         5/1/12             N/A       Lock/116_0%/4                  Yes
       26                    62,177         8/11/02       7/11/12             N/A       Lock/114_0%/6                  Yes
       27                    58,467         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       30                    58,232         4/11/02       3/11/12             N/A       Lock/117_0%/3                  Yes
       31                    53,655         4/11/02       3/11/07             N/A       Lock/54_0%/6                   Yes
       34                    52,742         7/1/02         6/1/12             N/A       Lock/116_0%/4                  Yes
       35                    50,643         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
       36                    48,592         3/11/02       2/11/12             N/A       Lock/114_0%/6                  Yes
       37                    45,207         4/11/02       3/11/12             N/A       Lock/114_0%/6                  Yes
       38                    45,306         3/11/02       2/11/12             N/A       Lock/114_0%/6                  Yes
       39                    44,232         6/1/02         5/1/12             N/A       Lock/116_0%/4                  Yes
       40                    44,873         5/1/02         4/1/12             N/A       Lock/59_YM1/57_0%/4            No
       41                    41,457         4/11/02       3/11/12             N/A       Lock/117_0%/3                  Yes
       42                    44,368         6/1/02         5/1/12             N/A       Lock/59_YM1/54_0%/7            No
       43                    42,302         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       44                    18,834         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       45                    12,054         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       46                     9,040         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       47                     4,897         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       48                    38,920         2/1/02         1/1/12             N/A       Lock/116_0%/4                  Yes
       49                    38,978         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       50                    39,466         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       51                    38,306         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       52                    43,148         5/1/02         4/1/12             N/A       Lock/47_YM1/70_0%/3            No
       53                    37,417         6/1/02         5/1/12             N/A       Lock/59_YM1/54_0%/7            No
       54                    19,248         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
       55                    16,897         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
       56                    38,933         6/1/02         5/1/12             N/A       Lock/116_0%/4                  Yes
       57                    35,485         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       58                    35,033         5/11/02       4/11/32          04/11/2012   Lock/117_0%/3                  Yes
       59                    39,295         5/1/02         4/1/12             N/A       Lock/47_YM1/70_0%/3            No
       60                    34,211         5/1/02         4/1/12             N/A       Lock/116_0%/4                  Yes
       61                    33,467         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       62                    33,927         7/1/02         6/1/12             N/A       Lock/59_YM1/57_0%/4            No
       63                    30,029         4/11/02       3/11/07             N/A       Lock/54_0%/6                   Yes
       64                    29,339         7/1/02         6/1/12             N/A       Lock/116_0%/4                  Yes
       65                    28,994         7/1/02         6/1/12             N/A       Lock/116_0%/4                  Yes
       66                    27,387         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       67                    26,941         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       68                    28,188         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       69                    27,886         4/11/02       3/11/32          03/11/2012   Lock/117_0%/3                  Yes
       70                    27,834         4/11/02       3/11/28          03/11/2012   Lock/117_0%/3                  Yes
       71                    29,279         5/1/02         4/1/12             N/A       Lock/47_YM1/70_0%/3            No
       72                    26,221         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       73                    25,865         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       74                    22,110         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       75                    21,553         3/11/02       2/11/12             N/A       Lock/117_0%/3                  Yes
       76                    28,207        10/11/01       9/11/11             N/A       Lock/117_0%/3                  Yes
       77                    20,959         4/11/02       3/11/07             N/A       Lock/54_0%/6                   Yes
       78                    23,721         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       79                    19,482         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       80                    17,737         12/1/01       11/1/11             N/A       Lock/116_0%/4                  Yes
       81                    17,310         7/1/02         6/1/12             N/A       Lock/115_0%/5                  Yes
       82                    17,047         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       83                    16,699         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
       84                    16,715         4/11/02       3/11/12             N/A       Lock/114_0%/6                  Yes
       85                    17,105         2/11/02       1/11/12             N/A       Lock/114_0%/6                  Yes
       86                    16,398         4/11/02       3/11/12             N/A       Lock/114_0%/6                  Yes
       87                    14,783         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
       88                    15,302         7/1/02         6/1/12             N/A       Lock/115_0%/5                  Yes
       89                    15,356         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       90                    14,571         8/1/02         7/1/12             N/A       Lock/116_0%/4                  Yes
       91                    13,571         4/11/02       3/11/12             N/A       Lock/40_YM1/77_0%/3            No
       92                    13,258         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       93                    12,783         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
       94                    12,194         7/1/02         4/1/11             N/A       Lock/102_0%/4                  Yes
       95                    13,643         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
       96                    12,373         3/11/02       2/11/12             N/A       Lock/114_0%/6                  Yes
       97                    11,724         8/1/02         7/1/12             N/A       Lock/116_0%/4                  Yes
       98                    11,651         2/11/02       1/11/07             N/A       Lock/54_0%/6                   Yes
       99                    10,674         1/11/02      12/11/11             N/A       Lock/117_0%/3                  Yes
      100                    10,690         4/11/02       3/11/12             N/A       Lock/114_0%/6                  Yes
      101                    10,529         5/11/02       4/11/12             N/A       Lock/117_0%/3                  Yes
      102                     9,843         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
      103                    10,380         6/11/02       5/11/12             N/A       Lock/117_0%/3                  Yes
      104                     9,236         8/1/02         7/1/17             N/A       Lock/176_0%/4                  Yes
      105                     9,522         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
      106                     8,243         6/11/02       5/11/12             N/A       Lock/114_0%/6                  Yes
      107                     8,893         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
      108                     7,402         8/1/02        7/1/17              N/A       Lock/176_0%/4                  Yes
      109                     7,771         4/11/02       3/11/12             N/A       Lock/114_0%/6                  Yes
      110                     6,127         7/11/02       6/11/12             N/A       Lock/114_0%/6                  Yes
      111                     5,868         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
      112                     5,622         5/11/02       4/11/12             N/A       Lock/114_0%/6                  Yes
      113                     2,800         3/1/02         2/1/17             N/A       Lock/176_0%/4                  Yes

                            -----------------------------------------------
TOTAL/WEIGHTED AVERAGE:  $ 6,145,086        6/7/02       10/20/18
                            ===============================================
MAXIMUM:                   $ 467,653        8/11/02       7/11/32
MINIMUM:                     $ 2,800       10/11/01       1/11/07

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SARATOGA SPRINGS, WILLOWBROOK APARTMENTS, WINSHIRE SQUARE APARTMENTS, AND HUNTERS RUN ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(B) The Underlying Mortgage Loans secured by Oakwood Estates Apartments and Waterside Village are cross-collateralized and cross-defaulted.

(1)  Assumes a Cut-off Date in July 2002.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF CALCULATING TERM TO MATURITY.
(3)  ANTICIPATED REPAYMENT DATE.
(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR
               (Y) PAYMENTS
     0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(6)  BASED ON TOTAL A-NOTE SIZE OF $158 MILLION.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                              CUT-OFF DATE      MOST RECENT
                                                                               PRINCIPAL         APPRAISED     CUT-OFF DATE
  #       CROSSED   LOAN NAME                                                 BALANCE (1)          VALUE       LTV RATIO (2)
  -       -------   ---------                                                 -----------          -----       -------------
  1                 Westfarms Mall                                            $ 79,000,000     $ 328,000,000       48.2%
  2                 Northwoods Mall                                             65,000,000        83,100,000       78.2%
  3                 1201 North Market Street - Chase Building                   61,079,180        82,500,000       74.0%
  4                 Gannon West Pointe Apartments                               45,277,992        58,900,000       76.9%
  5                 The Mall at Mill Creek                                      34,948,681        51,100,000       68.4%
  6                 Riverview Commerce Center                                   33,176,473        54,935,000       60.4%
  7                 Porter Ranch Town Center                                    32,958,849        42,000,000       78.5%
  8                 Lincoln Towers Garage                                       23,940,527        40,000,000       59.9%
  9                 Roosevelt Square Shopping Center                            23,000,000        28,840,000       79.8%
  10                The Bristol Place Apartments                                22,135,143        27,800,000       79.6%
  11                University Center East                                      19,300,000        30,350,000       63.6%
  12                Annex of Arlington                                          18,215,885        24,500,000       74.4%
  13                Metaldyne                                                   18,000,000        23,360,000       77.1%
  14                North Coast Health Center                                   17,974,926        24,600,000       73.1%
  15                Colonial Grand @ Palma Sola                                 15,950,000        20,500,000       77.8%
  16                River Street Square                                         14,969,608        20,700,000       72.3%
  17                McGehee Place Apartments                                    14,900,000        22,100,000       67.4%
  18                5440 Corporate Drive Office Building                        12,970,652        17,000,000       76.3%
  19                Diversified Carlsbad                                        11,500,000        15,400,000       74.7%
  20                North Charleston Center                                     11,212,000        14,950,000       75.0%
  21                One El Paseo Plaza                                          10,137,473        13,670,000       74.2%
  22                Colonial Village                                             9,550,000        12,000,000       79.6%
  23                The Landing @ Arbor Place                                    9,200,000        14,400,000       63.9%
  24                Westport Portfolio                                           8,680,625        11,600,000       74.8%
  25                Sandia Ridge Apartments                                      8,675,011        10,900,000       79.6%
  26                College Square Portfolio                                     7,977,133        10,000,000       79.8%
  27                Ski Lodge Apartments                                         7,640,000         9,550,000       80.0%
  28                1200 East Anderson Lane                                      7,240,701         9,300,000       77.9%
  29                Canyon Crossing I                                            6,997,981         8,800,000       79.5%
  30                Sterling Point II                                            6,681,128         8,400,000       79.5%
  31                Bentwood Apartments                                          6,524,808         8,200,000       79.6%
  32                Woods Edge Apartments                                        6,411,470         8,175,000       78.4%
  33                2012 Abalone Avenue Building                                 6,287,765         8,950,000       70.3%
  34                Timmaron Ridge Apartments                                    6,182,149         8,200,000       75.4%
  35                Orange Villa Shopping Center - Phase II                      6,120,859         8,250,000       74.2%
  36                Fredericksburg Apartments                                    6,037,713         7,730,000       78.1%
  37        (A)     Saratoga Springs                                             2,492,234         3,300,000       73.0%
  38        (A)     Willowbrook Apartments                                       1,595,030         2,235,000       73.0%
  39        (A)     Winshire Square Apartments                                   1,196,272         1,680,000       73.0%
  40        (A)     Hunters Run                                                    647,981           915,000       73.0%
  41                NBR Marketplace                                              5,821,946         7,630,000       76.3%
  42                500 Post Road                                                5,787,083         7,600,000       76.1%
  43                Woods on the Fairway Apartments                              5,688,151         7,900,000       72.0%
  44                276 Post Rd West                                             5,687,306         7,900,000       72.0%
  45                EZ Storage - Laurel                                          5,583,408         7,700,000       72.5%
  46                Orange Villa Shopping Center                                 5,313,298         7,150,000       74.3%
  47        (B)     Oakwood Estates Apartments                                   2,812,183         3,520,000       79.8%
  48        (B)     Waterside Village                                            2,468,649         3,100,000       79.8%
  49                La Ronda Centre                                              5,139,821         7,440,000       69.1%
  50                Foxwood I & II Apartments                                    5,089,521         6,550,000       77.7%
  51                Towne Oaks Apartments                                        5,089,200         7,100,000       71.7%
  52                EZ Storage - Catonsville                                     5,084,889         7,100,000       71.6%
  53                Highland Plaza Shopping Center                               4,989,314         6,400,000       78.0%
  54                Ludwell Apartments                                           4,988,763         6,350,000       78.6%
  55                Bay Medical Plaza                                            4,896,290         6,450,000       75.9%
  56                Dove Park                                                    4,486,980         5,650,000       79.4%
  57                Colonial Village at Cordova Apartments                       4,250,000         5,520,000       77.0%
  58                Colonial Village at Hillcrest                                4,200,000         5,250,000       80.0%
  59                Keokuk Apartments                                            4,140,374         5,400,000       76.7%
  60                The Arbors                                                   4,019,254         5,150,000       78.0%
  61                Reliable Circle Industrial                                   3,994,986         5,400,000       74.0%
  62                Aurora Commons                                               3,989,622         5,100,000       78.2%
  63                BI-LO Lexington                                              3,884,480         4,900,000       79.3%
  64                EZ Storage - Owings Mills                                    3,788,741         7,000,000       54.1%
  65                Williamsburg Apartments                                      3,742,384         5,010,000       74.7%
  66                Texaco/Good Times                                            3,518,645         4,880,000       72.1%
  67                Woodside Place Apartments                                    3,300,000         4,750,000       69.5%
  68                Irving Oaks Apartments                                       3,137,619         4,000,000       78.4%
  69                Puma Building                                                3,110,786         5,350,000       58.1%
  70                Watermark at Lake Highlands                                  3,091,311         4,000,000       77.3%
  71                Glen Oaks                                                    3,090,680         3,875,000       79.8%
  72                2855 Mangum                                                  2,796,372         4,400,000       63.6%
  73                Golden Mile Shopping Center                                  2,584,493         3,500,000       73.8%
  74                Riverside-Clybourne Office                                   2,498,107         3,950,000       63.2%
  75                10101 Harwin                                                 2,446,826         3,500,000       69.9%
  76                6666 Harwin                                                  2,396,890         4,380,000       54.7%
  77                Takara South Apartments                                      2,393,757         3,060,000       78.2%
  78                Crealde Executive Center                                     2,330,863         3,120,000       74.7%
  79                Oak Bluff Condominiums                                       2,294,374         2,875,000       79.8%
  80                Woodsmill Apartments                                         2,234,805         2,800,000       79.8%
  81                Vollstedt-Alameda Building                                   2,208,327         3,400,000       65.0%
  82                Abbott Acres Apartments                                      2,121,018         2,700,000       78.6%
  83                Brea/Imperial Building                                       2,088,000         2,800,000       74.6%
  84                Mission Trails Manufactured Housing Community                1,954,824         2,625,000       74.5%
  85                Brentwood Apartments-FL                                      1,836,527         2,300,000       79.8%
  86                415-17 S. 10th Street/1634-38 Lombard Street                 1,827,653         2,400,000       76.2%
  87                Villas of Loiret Phase III                                   1,798,576         2,275,000       79.1%
  88                Shattalon Oaks Mobile Home Park                              1,794,479         2,275,000       78.9%
  89                Little Boys Way Apartments                                   1,773,221         2,225,000       79.7%
  90                La Villa Apartments                                          1,700,000         2,175,000       78.2%
  91                Sagebrush Apartments                                         1,593,697         2,120,000       75.2%
  92                McCoy's / Desert Estates MHP                                 1,492,991         1,995,000       74.8%
  93                Nicole Gardens                                               1,481,461         1,900,000       78.0%
  94                Rincon Business Park                                         1,447,315         2,300,000       62.9%
  95                Norton Apartments                                            1,438,048         2,000,000       71.9%
  96                2251 E. Division St. Warehouse                               1,398,474         1,925,000       72.6%
  97                Chapel Ridge-El Dorado Phase II                              1,334,000         1,570,000       85.0%
  98                Executive Quarters at Delray                                 1,272,411         1,750,000       72.7%
  99                1912 Spruce Street                                           1,178,487         1,500,000       78.6%
 100                Austin Lake Apartments                                       1,074,552         2,400,000       44.8%
 101                Chapel Ridge-El Dorado Phase I                               1,069,000         1,330,000       80.4%
 102                Manchester Leeds Office                                        996,261         1,600,000       62.3%
 103                Santa Monica Apts                                              899,295         1,400,000       64.2%
 104                Marlborough House & Christiana House                           848,221         1,310,000       64.7%
 105                Pecan Grove Mobile Manor MHP                                   716,947           900,000       79.7%
 106                Brookstone Park Housing Development                            406,406           480,000       84.7%


                                                                        -------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      $ 895,698,613    $1,441,255,000       71.7%
                                                                        =======================================================
MAXIMUM:                                                                      $ 79,000,000     $ 328,000,000       85.0%
MINIMUM:                                                                         $ 406,406         $ 480,000       44.8%

                                                                 MATURITY/
                                       Maturity/ARD            ARD LTV               Most Recent      Most Recent
               #                       Balance (3)         Ratio (2) (3) (4)             NOI            DSCR (5)
               -                       -----------        ------------------             ---           --------
               1                      $ 66,779,339          40.7%        (7)         $ 25,610,658        2.28x
               2                        50,397,210          60.6%                       7,298,023        1.38
               3                        53,944,238          65.4%                       7,402,096        1.28
               4                        39,951,759          67.8%                       4,888,729        1.23
               5                        30,493,785          59.7%                       4,439,441        1.50
               6                        29,505,131          53.7%                             N/A         N/A
               7                        29,238,097          69.6%                       3,331,516        1.17
               8                        22,902,274          57.3%                       3,368,531        1.62
               9                        19,952,861          69.2%                       2,218,943        1.14
              10                        19,362,967          69.7%                       2,123,212        1.20
              11                        17,146,004          56.5%                             N/A         N/A
              12                        16,267,123          66.4%                       2,214,188        1.31
              13                        15,935,561          68.2%                             N/A         N/A
              14                        15,769,803          64.1%                       2,176,609        1.44
              15                        14,199,413          69.3%                       2,028,733        1.47
              16                        13,258,343          64.0%                       1,771,628        1.31
              17                        13,367,595          60.5%                       1,850,231        1.50
              18                        11,352,094          66.8%                       1,568,802        1.46
              19                        10,163,164          66.0%                       1,447,309        1.50
              20                         9,074,639          60.7%                       1,562,467        1.51
              21                         9,001,894          65.9%                             N/A         N/A
              22                         8,502,680          70.9%                       1,228,614        1.53
              23                         7,133,143          49.5%                       1,292,525        1.73
              24                         7,609,195          65.6%                       1,064,433        1.40
              25                         7,602,290          69.7%                         944,728        1.25
              26                         7,585,589          75.9%                       1,006,722        1.45
              27                         6,854,257          71.8%                       1,017,530        1.61
              28                         6,405,806          68.9%                             N/A         N/A
              29                         6,185,888          70.3%                         768,749        1.21
              30                         5,866,975          69.8%                         698,831        1.17
              31                         5,767,626          70.3%                         752,004        1.27
              32                         5,652,289          69.1%                         735,747        1.15
              33                         5,593,545          62.5%                         625,660        1.08
              34                         5,416,291          66.1%                         758,820        1.43
              35                         5,464,297          66.2%                         623,501        1.17
              36                         5,346,185          69.2%                         670,809        1.24
              37                         2,044,493          59.9%                         372,206        1.48
              38                         1,308,477          59.9%                         218,097        1.32
              39                           981,358          59.9%                         176,960        1.43
              40                           531,569          59.9%                         103,368        1.66
              41                         5,100,321          66.8%                         603,904        1.28
              42                         5,072,797          66.7%                         670,760        1.33
              43                         5,024,164          63.6%                         584,835        1.15
              44                         4,985,335          63.1%                         670,881        1.35
              45                         4,614,569          59.9%                         553,628        1.06
              46                         4,708,822          65.9%                         420,540        0.93
              47                         2,474,161          70.2%                         468,906        1.90
              48                         2,171,921          70.2%                         376,867        1.73
              49                         4,217,298          56.7%                         672,324        1.04
              50                         4,501,015          68.7%                         588,087        1.27
              51                         4,486,121          63.2%                         688,953        1.53
              52                         4,202,554          59.2%                         526,813        1.10
              53                         4,393,635          68.7%                         565,619        0.93
              54                         4,368,497          68.8%                         641,939        1.52
              55                         4,318,880          67.0%                         643,720        1.58
              56                         4,264,410          75.5%                         559,763        1.44
              57                         3,812,905          69.1%                         584,199        1.66
              58                         3,768,046          71.8%                         546,427        1.57
              59                         3,612,386          66.9%                         484,869        1.39
              60                         3,517,049          68.3%                         544,449        1.60
              61                         3,542,241          65.6%                             N/A         N/A
              62                         3,532,566          69.3%                         669,218        1.96
              63                         3,213,389          65.6%                             N/A         N/A
              64                         3,131,314          44.7%                         550,666        1.55
              65                         3,313,752          66.1%                         448,232        1.31
              66                         3,153,380          64.6%                             N/A         N/A
              67                         2,992,044          63.0%                         444,941        1.57
              68                         2,765,985          69.1%                         368,840        1.32
              69                         1,682,726          31.5%                             N/A         N/A
              70                         2,942,132          73.6%                         427,059        1.58
              71                         2,548,575          65.8%                         362,234        1.16
              72                         2,471,464          56.2%                         447,526        1.54
              73                         2,281,726          65.2%                         219,592        1.03
              74                         2,203,509          55.8%                         357,245        1.64
              75                         2,162,531          61.8%                         248,604        0.96
              76                         2,118,399          48.4%                         411,713        1.66
              77                         2,119,003          69.2%                         367,180        1.73
              78                         2,089,935          67.0%                         356,604        1.51
              79                         2,042,944          71.1%                         375,321        1.81
              80                         1,949,818          69.6%                         287,464        1.50
              81                         1,947,904          57.3%                         330,315        1.76
              82                         1,893,657          70.1%                         315,298        1.50
              83                         1,844,347          65.9%                             N/A         N/A
              84                         1,727,883          65.8%                         204,217        1.19
              85                         1,638,487          71.2%                         271,019        1.62
              86                         1,616,913          67.4%                         239,107        1.53
              87                         1,612,323          70.9%                             N/A         N/A
              88                         1,475,071          64.8%                         225,217        1.33
              89                         1,569,365          70.5%                         220,966        1.43
              90                         1,497,048          68.8%                         185,657        1.32
              91                         1,530,834          72.2%                         201,728        1.34
              92                         1,330,880          66.7%                         198,157        1.52
              93                         1,322,276          69.6%                         201,524        1.53
              94                         1,293,709          56.2%                         183,511        1.33
              95                         1,265,196          63.3%                         202,851        1.62
              96                         1,255,877          65.2%                         150,680        0.94
              97                         1,039,635          66.2%                         157,049        1.42
              98                         1,039,770          59.4%                         171,690        1.46
              99                         1,042,601          69.5%                         147,100        1.47
              100                          756,394          31.5%                         197,929        1.55
              101                          833,111          62.6%                         128,101        1.29
              102                          826,585          51.7%                         203,124        2.01
              103                          789,809          56.4%                         127,147        1.71
              104                          748,645          57.1%                         135,665        1.90
              105                          540,980          60.1%                         125,238        1.79
              106                          316,289          65.9%                          60,860        1.81
                                  ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              $ 778,543,150          62.3%                   $ 110,684,492        1.46X
                                  ==================================================================================

MAXIMUM:                              $ 66,779,339          75.9%                     $25,610,658        2.28X
MINIMUM:                                 $ 316,289          31.5%                         $60,860        0.93X

                                         U/W                 U/W               U/W          Administrative
               #                         NOI               NCF (6)           DSCR (5)            Fees
               -                         ---               -------           --------            ----
               1                       $ 27,185,388         $ 26,544,982      2.37x             0.0525%
               2                          8,645,294            8,358,580       1.59             0.0525%
               3                          7,492,296            6,636,628       1.30             0.0525%
               4                          5,044,107            4,773,357       1.27             0.0925%
               5                          4,135,425            3,864,335       1.39             0.0525%
               6                          4,010,269            3,612,889       1.27             0.0525%
               7                          3,400,725            3,342,356       1.20             0.0525%
               8                          2,689,138            2,634,008       1.29             0.0525%
               9                          2,524,813            2,383,420       1.27             0.0525%
              10                          2,314,502            2,217,002       1.25             0.1025%
              11                          2,929,432            2,722,771       1.65             0.1025%
              12                          2,094,728            1,950,835       1.23             0.0525%
              13                          2,111,725            1,957,421       1.29             0.0825%
              14                          2,083,425            1,916,513       1.31             0.0925%
              15                          1,826,307            1,736,547       1.36             0.0825%
              16                          2,008,063            1,885,796       1.50             0.0525%
              17                          1,738,589            1,621,589       1.31             0.1025%
              18                          1,438,550            1,303,729       1.25             0.0725%
              19                          1,381,009            1,258,818       1.30             0.1025%
              20                          1,413,308            1,269,544       1.29             0.1525%
              21                          1,157,542            1,077,542       1.25             0.0525%
              22                          1,051,055            1,007,055       1.32             0.0825%
              23                          1,384,750            1,314,414       1.76             0.0525%
              24                            997,752              918,071       1.31             0.0525%
              25                            942,902              874,902       1.25             0.0525%
              26                            978,767              904,767       1.41             0.0525%
              27                            928,908              852,908       1.35             0.1025%
              28                            803,946              764,990       1.26             0.0525%
              29                            795,705              731,905       1.26             0.0525%
              30                            751,408              687,158       1.27             0.0525%
              31                            753,015              693,615       1.28             0.0525%
              32                            734,061              681,561       1.28             0.0825%
              33                            761,710              689,459       1.28             0.1325%
              34                            742,256              693,256       1.39             0.0525%
              35                            721,145              668,176       1.25             0.0825%
              36                            670,147              626,647       1.23             0.0525%
              37                            364,995              327,195       1.43             0.0525%
              38                            235,190              208,590       1.43             0.0525%
              39                            163,746              142,046       1.43             0.0525%
              40                             95,455               89,855       1.43             0.0525%
              41                            722,123              672,640       1.44             0.1125%
              42                            703,696              644,209       1.38             0.0525%
              43                            646,982              605,732       1.28             0.0525%
              44                            642,372              591,798       1.29             0.0525%
              45                            808,528              801,180       1.55             0.0825%
              46                            591,694              562,126       1.25             0.0825%
              47                            418,064              388,064       1.62             0.0525%
              48                            341,439              314,919       1.62             0.0525%
              49                            652,010              588,387       1.26             0.1325%
              50                            603,155              557,155       1.31             0.0525%
              51                            747,794              701,794       1.67             0.0525%
              52                            702,914              695,606       1.48             0.0825%
              53                            574,308              537,723       1.31             0.0825%
              54                            604,671              575,171       1.43             0.0525%
              55                            595,422              529,829       1.30             0.1325%
              56                            576,946              536,946       1.49             0.0525%
              57                            518,480              480,480       1.36             0.1025%
              58                            490,934              464,934       1.34             0.1025%
              59                            462,284              434,509       1.32             0.0525%
              60                            547,498              520,390       1.61             0.0525%
              61                            511,617              460,171       1.36             0.0525%
              62                            546,231              479,759       1.43             0.0525%
              63                            417,664              407,730       1.22             0.0525%
              64                            690,223              683,104       1.94             0.0825%
              65                            466,321              431,821       1.37             0.0525%
              66                            398,935              387,959       1.25             0.0525%
              67                            411,308              383,308       1.44             0.0525%
              68                            377,448              349,198       1.35             0.0525%
              69                            467,451              444,510      1.31x             0.0525%
              70                            407,576              379,076       1.51             0.0525%
              71                            375,191              343,047       1.21             0.0525%
              72                            409,503              322,933       1.38             0.0525%
              73                            307,908              295,101       1.39             0.1325%
              74                            321,855              274,321       1.32             0.1025%
              75                            353,809              301,199       1.47             0.0525%
              76                            382,980              304,082       1.52             0.0525%
              77                            299,363              279,651       1.39             0.0525%
              78                            331,716              284,174       1.38             0.0525%
              79                            320,355              300,355       1.53             0.0525%
              80                            276,181              254,181       1.43             0.0525%
              81                            285,871              248,529       1.35             0.1025%
              82                            293,465              255,465       1.39             0.0525%
              83                            245,395              228,269       1.31             0.1125%
              84                            238,015              228,115       1.40             0.0525%
              85                            220,116              207,416       1.30             0.0525%
              86                            220,878              215,788       1.41             0.0525%
              87                            197,122              192,567       1.32             0.0825%
              88                            208,277              201,077       1.23             0.0525%
              89                            207,804              198,425       1.34             0.0525%
              90                            181,670              181,669       1.29             0.1825%
              91                            220,789              205,789       1.47             0.0525%
              92                            188,770              184,770       1.44             0.0525%
              93                            171,572              166,322       1.30             0.0525%
              94                            190,832              168,355       1.33             0.0525%
              95                            207,423              195,423       1.65             0.0525%
              96                            188,253              155,093       1.25             0.0525%
              97                            156,025              140,025       1.26             0.1325%
              98                            170,451              145,844       1.28             0.0525%
              99                            137,408              135,329       1.37             0.0525%
              100                           202,524              170,012       1.59             0.0525%
              101                           118,187              102,187       1.15             0.1325%
              102                           169,623              153,621       1.65             0.0525%
              103                            98,387               96,887       1.32             0.0525%
              104                           120,843              119,093       1.69             0.0525%
              105                            96,234               91,478       1.36             0.0525%
              106                            48,309               45,033       1.34             0.1325%
                                  ------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                $126,310,740         $118,947,085      1.45X
                                  ======================================================
MAXIMUM:                               $ 27,185,388         $ 26,544,982      2.37X
MINIMUM:                                   $ 48,309             $ 45,033      1.15X

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SARATOGA SPRINGS, WILLOWBROOK APARTMENTS, WINSHIRE SQUARE APARTMENTS, AND HUNTERS RUN ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) The Underlying Mortgage Loans secured by Oakwood Estates Apartments and Waterside Village are cross-collateralized and cross-defaulted.
(1)  Assumes a Cut-off Date in July 2002.
(2) In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.
(3) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(4) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(5) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(6) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(7)  BASED ON TOTAL A-NOTE SIZE OF $158 MILLION.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                           CUT-OFF
                                                                        DATE PRINCIPAL
   #        CROSSED   PROPERTY NAME                                      BALANCE (1)      PROPERTY TYPE     SQ. FT.
   -        -------   -------------                                      -----------      -------------     -------
   1                  Westfarms Mall                                        $ 79,000,000  Retail          1,080,641
   2                  Northwoods Mall                                         65,000,000  Retail            426,545
   3                  1201 North Market Street - Chase Building               61,079,180  Office            439,027
   5                  The Mall at Mill Creek                                  34,948,681  Retail            288,948
   6                  Riverview Commerce Center                               33,176,473  Industrial        707,222
   7                  Porter Ranch Town Center                                32,958,849  Retail            201,572
   9                  Roosevelt Square Shopping Center                        23,000,000  Retail            291,729
   11                 University Center East                                  19,300,000  Office             97,754
   12                 Annex of Arlington                                      18,215,885  Retail            197,328
  13A                 Lamons Gasket Co.                                        8,090,753  Industrial        223,599
  13B                 Entegra Fastener Corporation                             5,370,719  Industrial        137,607
  13C                 Fulton Performance Products, Inc.                        4,538,527  Industrial        193,200
   14                 North Coast Health Center                               17,974,926  Office             93,271
   16                 River Street Square                                     14,969,608  Retail            266,803
   18                 5440 Corporate Drive Office Building                    12,970,652  Office             91,917
   19                 Diversified Carlsbad                                    11,500,000  Industrial        112,585
   20                 North Charleston Center                                 11,212,000  Retail            229,239
   21                 One El Paseo Plaza                                      10,137,473  Mixed Use          64,022
   23                 The Landing @ Arbor Place                                9,200,000  Retail             85,336
  24A                 191 Post Rd West                                         4,714,477  Office             30,000
  24B                 301 Riverside Ave                                        3,966,148  Office             17,972
   28                 1200 East Anderson Lane                                  7,240,701  Office             79,104
   33                 2012 Abalone Avenue Building                             6,287,765  Industrial        107,154
   35                 Orange Villa Shopping Center - Phase II                  6,120,859  Retail             50,336
   41                 NBR Marketplace                                          5,821,946  Retail             79,784
   42                 500 Post Road                                            5,787,083  Office             35,442
   44                 276 Post Rd West                                         5,687,306  Office             32,565
   46                 Orange Villa Shopping Center                             5,313,298  Retail             33,952
   49                 La Ronda Centre                                          5,139,821  Retail            107,540
   53                 Highland Plaza Shopping Center                           4,989,314  Retail             36,912
   55                 Bay Medical Plaza                                        4,896,290  Office             36,119
   61                 Reliable Circle Industrial                               3,994,986  Industrial         82,628
   62                 Aurora Commons                                           3,989,622  Retail             74,687
   63                 BI-LO Lexington                                          3,884,480  Retail             46,624
   66                 Texaco/Good Times                                        3,518,645  Retail              4,900
   69                 Puma Building                                            3,110,786  Retail             10,970
   72                 2855 Mangum                                              2,796,372  Office             72,142
   73                 Golden Mile Shopping Center                              2,584,493  Retail             13,433
   74                 Riverside-Clybourne Office                               2,498,107  Office             25,775
   75                 10101 Harwin                                             2,446,826  Office             64,158
   76                 6666 Harwin                                              2,396,890  Office             75,141
   78                 Crealde Executive Center                                 2,330,863  Office             33,934
   81                 Vollstedt-Alameda Building                               2,208,327  Office             22,723
   83                 Brea/Imperial Building                                   2,088,000  Mixed Use          11,660
   94                 Rincon Business Park                                     1,447,315  Industrial         41,260
   96                 2251 E. Division St. Warehouse                           1,398,474  Industrial         60,500
   98                 Executive Quarters at Delray                             1,272,411  Office             20,170
  102                 Manchester Leeds Office                                    996,261  Office             11,943

                                         MAJOR                                   MAJOR            MAJOR
                                       Tenant # 1                             Tenant # 1     Tenant # 1 Lease
    #                                     Name                                  Sq. Ft.       Expiration Date
    -                                     ----                                  -------       ---------------
    1                                   Filene's                                   208,790       12/31/93      (2)
    2                                    Sears                                     136,605       12/31/50      (2)
    3                               Chase Manhattan                                101,584      6/30/2008
    5                                    Kohl's                                     93,733      1/31/2012
    6                                Jabil Circuit                                 502,847      1/31/2011
    7                                   Wal-Mart                                   129,567         N/A         (2)
    9                                     Belk                                      67,267       1/1/2007
    11                             Triad Therapeutics                               60,136        3/1/14
    12                              Sports Authority                                42,845      8/31/2009
   13A                           Lamons Gasket Company                             223,599        5/1/22
   13B                           Entegra Fastener Corp                             137,607       1/31/22
   13C                         Fulton Perfomance Products                          193,200       1/31/22
    14                           HS Center for Surgery                               7,793       12/31/05
    16                                  Wal-Mart                                   120,036      8/21/2012
    18                         Federal Insurance Company                            23,796       9/30/10
    19                            Isis Pharmaceuticals                              88,877       5/31/10
    20                                Babys "R" Us                                  44,944       10/31/05
    21                            Salomon Smith Barney                              16,042      6/30/2011
    23                                 Michael's                                    23,895      8/01/2009
   24A                                HQ Westport                                   30,000      12/31/2017
   24B                          Triple Point Technology                             15,568      4/30/2007
    28         State of Texas - Texas Higher Education Coordinating Board           79,104      6/30/2010
    33                             Marwood Industries                               37,436       9/30/06
    35                             Beverages and More                               14,475       12/31/16
    41                          Winn Dixie Stores, Inc.                             49,184       10/12/20
    42                                   Terex                                      20,000      3/31/2009
    44                                Tauck Tours                                   23,000      12/31/2007
    46                                  Staples                                     24,000       12/31/14
    49                               Sun Foods IGA                                  24,067       5/31/10
    53                            Tanner's Bar & Grill                               6,068       2/28/06
    55                            Children's Hospital                                4,550       9/30/06
    61                      United States Building Supplies                         21,471      2/28/2005
    62                           Marc's Discount Store                              33,528      6/30/2005
    63                             Bi-Lo Supermarket                                46,624      12/01/2019
    66                                   Texaco                                      2,800        3/1/18
    69                                    Puma                                      10,970      11/30/2015
    72                           Absolute Direct L.L.C.                              4,637       1/31/03
    73                                   Kinkos                                      5,000       7/31/11
    74                        Deitch, Mark and Assoc., IN                            3,202       11/30/06
    75                                   Nasco                                       4,970       7/31/03
    76                                    N/A                                          N/A         N/A
    78                         American Executive Centers                            6,983      9/30/2003
    81                           University of LA Verne                              6,500       12/31/04
    83                              Century 21Realty                                 7,850       1/31/09
    94                              Morgan Services                                  7,800      09/30/2002
    96                     American Discount Office Furniture                       30,185      10/31/2004
    98                             The Fitness Studio                                5,000      9/18/2005
   102                           QHC Technology, Corp.                               3,643       7/31/05

                                MAJOR                          MAJOR            MAJOR
                             Tenant # 2                      Tenant # 2    Tenant # 2 Lease
    #                           Name                         Sq. Ft.       Expiration Date
    -                           ----                         -------       ---------------
    1                         JC Penney                          190,378       9/30/12        (2)
    2                         JC Penney                          114,425       8/28/14
    3             Morris, Nichols, Arsht & Tunnell                61,552      12/31/2013
    5                        Stop N Shop                          43,959      8/31/2006
    6                         Teleplan                            90,000       8/31/06
    7                          Ralph's                            58,366         N/A          (2)
    9                          Publix                             51,420      7/31/2008
    11                     Ceregene, Inc.                         21,192       3/31/07
    12                        Pets Mart                           27,052      1/31/2010
   13A                           N/A                                 N/A         N/A
   13B                           N/A                                 N/A         N/A
   13C                           N/A                                 N/A         N/A

    14               Radiology Service Partners                    7,357       3/31/04
    16                     OfficeMax, Inc.                        25,000      1/31/2008
    18                 RWD Technologies, Inc.                     23,796       4/30/05
    19                 Quorex Pharmaceuticals                     23,708       10/31/08
    20                        Big Lots                            25,217       1/31/04
    21                  Re/Max of the Desert                      11,432      3/31/2006
    23                      Shoe Carnival                         12,000      7/31/2009
   24A                           N/A                                 N/A         N/A
   24B                Westport Financial Group                     2,404        2/2/07

    28                           N/A                                 N/A         N/A
    33             Diamond Comic Distributors, Inc                31,365       2/28/06
    35                  West Marine Productes                      7,652       6/14/06
    41                         Petland                             4,200       12/31/10
    42                       MT Maritime                           8,198       6/30/02
    44              Iridian Asset Management, LLC                  9,565      11/19/2005
    46                       Sprint PCS                            3,130       9/17/04
    49                    Albins Furniture                        10,081       10/31/03
    53                   Meyer Music Company                       4,157       5/31/04
    55                    Scripps Hospital                         4,189       12/31/03
    61                          Atmel                             17,500      1/31/2007
    62                     Aurora Hardware                         6,405       2/28/07
    63                           N/A                                 N/A         N/A
    66                       Good Times                            2,100       2/14/12
    69                           N/A                                 N/A         N/A
    72                   1st Quote.Com, L.P.                       3,119       7/31/03
    73                   Mattress Wearhouse                        4,000       2/28/11
    74                K & E Marketing by Design                    2,430       11/30/04
    75               Escape Tours International                    3,062       7/31/05
    76                           N/A                                 N/A         N/A
    78                        Granberry                            1,617       9/30/02
    81                     Emerson College                         4,216       6/30/02
    83                     Salon Caesarea                          1,910       12/31/06
    94                       NGK Metals                            7,500      07/31/2002
    96                 1st Presort of America                     30,315      2/28/2006
    98                    RSS Laboratories                         1,500       6/30/04
   102             Stone Haven Trading USA, Corp.                  1,242       1/31/06

                           MAJOR                    MAJOR                MAJOR
                        TENANT # 3                TENANT # 3        TENANT # 3 LEASE
    #                      NAME                     SQ. FT.         EXPIRATION DATE
    -                      ----                     -------         ---------------
    1                    Nordstrom                   175,415            7/31/27        (2)
    2                     Belk's                     101,925            1/31/10        (2)
    3          Blank Rome Cominsky & McCauley         40,960            12/31/16
    5                Modell`s NJ, Inc.                15,973            7/31/06
    6                Radio Waves, Inc.                38,138            3/31/05
    7                    Toys R Us                    47,610              N/A          (2)
    9                    Steinmart                    46,021           11/30/2008
    11            Ancile Pharmaceuticals              13,000            3/31/07
    12                Barnes & Noble                  24,000           3/31/2015
   13A                      N/A                          N/A              N/A
   13B                      N/A                          N/A              N/A
   13C                      N/A                          N/A              N/A

    14            No. Coast Family Med GP              6,836            5/31/03
    16                   PetSmart                     19,118           12/20/2003
    18         Mc Kechnie Vehicle Components          21,269            3/31/10
    19                      N/A                          N/A              N/A
    20                 Office Depot                   25,000            6/30/04
    21               Wells Fargo Bank                  6,186           12/31/2006
    23            Lifeway Christian Store             10,000           7/31/2009
   24A                      N/A                          N/A              N/A
   24B                      N/A                          N/A              N/A

    28                      N/A                          N/A              N/A
    33                 Koyo Cooling                   20,462            9/30/05
    35                 Zito's Pizza                    4,580             6/1/11
    41                Dianna's Dream                   2,800            2/29/04
    42                Dr. Robert Ross                  2,070            3/31/03
    44                      N/A                          N/A              N/A
    46              La Salsa Restaurant                2,011            7/31/10
    49                Tivoli Gardens                   9,104            10/31/11
    53                Eye Associates                   3,050            9/30/02
    55              Drs. Fuller & Lurie                3,619            9/30/06
    61             Biotest Laboratories               17,500           12/31/2008
    62                Aurora Spirits                   4,647            1/31/06
    63                      N/A                          N/A              N/A
    66                      N/A                          N/A              N/A
    69                      N/A                          N/A              N/A
    72           Legacy Merchant Services              2,769            1/31/04
    73                    Nextel                       1,500            4/30/06
    74            Vedder Park Management               2,286            4/30/03
    75        Nationwide Credit Card Research          2,994            1/31/03
    76                      N/A                          N/A              N/A
    78              Payne & Randa, P.A.                1,499            9/30/02
    81           Pinkerton's Incorporated              2,538            4/30/06
    83             Baskin Robbins/Togo's               1,900            6/30/12
    94         Cars/Corona Collision Repair            7,450           08/31/2003
    96                      N/A                          N/A              N/A
    98              Catholic Charities                 1,500            8/30/03
   102          A.J. Mortgage Lending Corp.            1,080            2/19/04

(1)  ASSUMES A CUT-OFF DATE IN JULY 2002.
(2)  SHADOW ANCHOR.

    ENGINEERING RESERVES, RECURRING REPLACEMENT RESERVES, AND TI&LC RESERVES

                                                                                                         CONTRACTUAL
                                                                              Engineering                 Recurring
                                                                              Reserve at                 Replacement
  #       Crossed    Loan Name                                                Origination                  Reserve
  -       -------    ---------                                                -----------                  -------
  1                  Westfarms Mall                                               N/A        (1)             N/A      (1)
  2                  Northwoods Mall                                              N/A                      $53,371
  3                  1201 North Market Street - Chase Building                 $360,906                   $110,004
  4                  Gannon West Pointe Apartments                            $1,707,000                  $270,756
  5                  The Mall at Mill Creek                                       N/A                      $54,000
  6                  Riverview Commerce Center                                  $48,125                   $106,083
  7                  Porter Ranch Town Center                                     N/A                      $20,160
  8                  Lincoln Towers Garage                                      $14,750                      N/A
  9                  Roosevelt Square Shopping Center                             N/A                      $27,450
  10                 The Bristol Place Apartments                              $100,000                    $97,500
  11                 University Center East                                       N/A                      $19,561
  12                 Annex of Arlington                                         $12,500                    $29,604
  13                 Metaldyne                                                    N/A                      $92,774
  17                 North Coast Health Center                                    N/A                      $18,840
  18                 Colonial Grand @ Palma Sola                               $350,000                    $89,760
  19                 River Street Square                                       $200,500                      N/A
  20                 McGehee Place Apartments                                  $350,000                   $142,740
  21                 5440 Corporate Drive Office Building                         N/A                      $18,400
  22                 Diversified Carlsbad                                         N/A                      $22,517
  23                 North Charleston Center                                    $19,000                    $34,278
  24                 One El Paseo Plaza                                           N/A                      $9,603
  25                 Colonial Village                                          $150,000                    $44,000
  26                 The Landing @ Arbor Place                                    N/A                      $24,450
  27                 Westport Portfolio                                         $18,375                    $8,087
  30                 Sandia Ridge Apartments                                      N/A                      $68,000
  31                 College Square Portfolio                                  $109,000                    $74,000
  34                 Ski Lodge Apartments                                      $350,000                    $77,520
  35                 1200 East Anderson Lane                                    $2,575                     $12,807
  36                 Canyon Crossing I                                         $106,000                    $58,000
  37                 Sterling Point II                                          $46,937                    $64,250
  38                 Bentwood Apartments                                        $44,875                    $54,000
  39                 Woods Edge Apartments                                        N/A                      $52,500
  40                 2012 Abalone Avenue Building                                 N/A                      $16,073
  41                 Timmaron Ridge Apartments                                    N/A                      $49,000
  42                 Orange Villa Shopping Center - Phase II                      N/A                      $7,550
  43                 Fredericksburg Apartments                                  $11,187                    $43,500
  44        (A)      Saratoga Springs                                           $21,863                    $37,800
  45        (A)      Willowbrook Apartments                                     $19,125                    $26,600
  46        (A)      Winshire Square Apartments                                 $29,062                    $21,700
  47        (A)      Hunters Run                                                $50,000                    $5,600
  48                 NBR Marketplace                                              N/A                      $15,728
  49                 500 Post Road                                              $2,437                       N/A
  50                 Woods on the Fairway Apartments                            $60,000                    $41,250
  51                 276 Post Rd West                                             N/A                        N/A
  52                 EZ Storage - Laurel                                          N/A                      $11,016
  53                 Orange Villa Shopping Center                                 N/A                      $5,093
  54        (B)      Oakwood Estates Apartments                                 $52,575                    $30,000
  55        (B)      Waterside Village                                          $1,875                     $26,520
  56                 La Ronda Centre                                            $20,500                    $16,163
  57                 Foxwood I & II Apartments                                   $625                      $46,000
  58                 Towne Oaks Apartments                                      $25,188                    $46,000
  59                 EZ Storage - Catonsville                                     N/A                      $11,021
  60                 Highland Plaza Shopping Center                               N/A                      $6,720
  61                 Ludwell Apartments                                         $11,500                      N/A
  62                 Bay Medical Plaza                                            N/A                      $7,946
  63                 Dove Park                                                  $17,250                    $40,000
  64                 Colonial Village at Cordova Apartments                    $155,000                    $42,560
  65                 Colonial Village at Hillcrest                             $125,000                    $26,000
  66                 Keokuk Apartments                                            N/A                      $25,260
  67                 The Arbors                                                 $10,125                    $27,108
  68                 Reliable Circle Industrial                                 $2,500                       N/A
  69                 Aurora Commons                                             $17,188                    $12,958
  70                 BI-LO Lexington                                             $562                        N/A
  71                 EZ Storage - Owings Mills                                    N/A                      $10,669
  72                 Williamsburg Apartments                                    $3,406                     $34,500
  73                 Texaco/Good Times                                            N/A                        N/A
  74                 Woodside Place Apartments                                  $16,375                    $33,600
  75                 Irving Oaks Apartments                                     $35,225                    $28,250
  76                 Puma Building                                                N/A                        N/A
  77                 Watermark at Lake Highlands                               $150,444                    $28,500
  78                 Glen Oaks                                                  $31,625                    $32,144
  79                 2855 Mangum                                                  N/A                      $14,428
  80                 Golden Mile Shopping Center                                  N/A                      $2,018
  81                 Riverside-Clybourne Office                                   N/A                      $5,155
  82                 10101 Harwin                                                 N/A                      $9,624
  83                 6666 Harwin                                                  N/A                      $11,271
  84                 Takara South Apartments                                    $10,625                    $19,712
  85                 Crealde Executive Center                                   $5,000                       N/A
  86                 Oak Bluff Condominiums                                       N/A                      $20,000
  87                 Woodsmill Apartments                                         N/A                      $22,000
  88                 Vollstedt-Alameda Building                                   N/A                      $4,545
  89                 Abbott Acres Apartments                                    $34,000                    $38,000
  90                 Brea/Imperial Building                                       N/A                      $2,332
  91                 Mission Trails Manufactured Housing Community              $11,250                    $9,900
  92                 Brentwood Apartments-FL                                    $23,500                    $12,700
  93                 415-17 S. 10th Street/1634-38 Lombard Street               $9,000                     $5,090
  94                 Villas of Loiret Phase III                                   N/A                      $4,560
  95                 Shattalon Oaks Mobile Home Park                            $28,438                    $7,200
  96                 Little Boys Way Apartments                                 $9,063                     $7,395
  97                 La Villa Apartments                                          N/A                      $12,584
  98                 Sagebrush Apartments                                       $18,750                    $15,000
  99                 McCoy's / Desert Estates MHP                                 N/A                        N/A
 100                 Nicole Gardens                                               N/A                      $5,250
 101                 Rincon Business Park                                         N/A                        N/A
 102                 Norton Apartments                                          $6,961                     $12,000
 103                 2251 E. Division St. Warehouse                               N/A                      $9,075
 104                 Chapel Ridge-El Dorado Phase II                              N/A                      $16,008
 105                 Executive Quarters at Delray                               $41,875                      N/A
 106                 1912 Spruce Street                                         $2,188                     $2,079
 107                 Austin Lake Apartments                                     $80,125                    $32,512
 108                 Chapel Ridge-El Dorado Phase I                               N/A                      $16,008
 109                 Manchester Leeds Office                                    $13,125                      N/A
 110                 Santa Monica Apts                                          $7,500                     $1,500
 111                 Marlborough House & Christiana House                         N/A                      $1,750
 112                 Pecan Grove Mobile Manor MHP                               $1,875                     $4,756
 113                 Brookstone Park Housing Development                          N/A                      $3,276

                 U/W
              Recurring             TI&LC              Contractual                                  Tax &
             Replacement         Reserve at             Recurring                 U/W             Insurance
  #            Reserve           Origination              TI&LC                  TI&LC             Escrows
  -            -------           -----------              -----                  -----             -------
  1           $120,030               N/A                   N/A       (1)        $520,376             None
  2            $63,982               N/A                   N/A                  $222,732             Both
  3           $109,757           $2,890,286              $415,000    (2)        $745,911             Both
  4           $270,750               N/A                   N/A                    N/A                Both
  5            $57,790               N/A                 $60,000                $213,300             Both
  6           $106,083               N/A                 $353,611    (3)        $291,297             Both
  7            $21,418               N/A                   N/A                  $36,951              Both
  8            $55,130               N/A                   N/A                    N/A                Both
  9            $43,759               N/A                 $48,000                $97,634              Tax
  10           $97,500               N/A                   N/A                    N/A                Both
  11           $19,561               N/A                 $250,000               $187,100             Both
  12           $29,599               N/A                 $130,200               $114,294             Both
  13           $81,204               N/A                   N/A                  $73,099              None
  17           $18,840               N/A                 $150,000               $148,072             Both
  18           $89,760               N/A                   N/A                    N/A                Both
  19           $40,020               N/A                 $140,000               $82,247              Tax
  20          $117,000               N/A                   N/A                    N/A                Both
  21           $18,383               N/A                 $100,000               $116,437             Tax
  22           $22,517             $42,226               $100,000               $99,674              Both
  23           $34,386               N/A                 $40,000                $109,378             Both
  24           $9,603             $100,000                 N/A       (4)        $70,397              Both
  25           $44,000               N/A                   N/A                    N/A                Both
  26           $12,800               N/A                   N/A       (5)        $57,536              Both
  27           $14,087               N/A                 $16,000                $65,594              Both
  30           $68,000               N/A                   N/A                    N/A                Both
  31           $74,000               N/A                   N/A                    N/A                Both
  34           $76,000               N/A                   N/A                    N/A                Both
  35           $11,866            $670,000                 N/A                  $27,090              Both
  36           $63,800               N/A                   N/A                    N/A                Both
  37           $64,250               N/A                   N/A                    N/A                Both
  38           $59,400               N/A                   N/A                    N/A                Both
  39           $52,500               N/A                   N/A                    N/A                Both
  40           $10,715               N/A                 $55,000                $61,535              Both
  41           $49,000               N/A                   N/A                    N/A                Both
  42           $7,550                N/A                 $18,000                $45,419              Both
  43           $43,500               N/A                   N/A                    N/A                Both
  44           $37,800               N/A                   N/A                    N/A                Both
  45           $26,600               N/A                   N/A                    N/A                Both
  46           $21,700               N/A                   N/A                    N/A                Both
  47           $5,600                N/A                   N/A                    N/A                Both
  48           $15,957               N/A                   N/A                  $33,526              None
  49           $7,088                N/A                 $25,000                $52,399              Both
  50           $41,250               N/A                   N/A                    N/A                Both
  51           $6,513                N/A                 $59,000                $44,061              Both
  52           $7,348                N/A                   N/A                    N/A                Tax
  53           $5,093                N/A                 $12,000                $24,475              Both
  54           $30,000               N/A                   N/A                    N/A                Both
  55           $26,520               N/A                   N/A                    N/A                Both
  56           $16,118               N/A                 $12,000                $47,505              Both
  57           $46,000               N/A                   N/A                    N/A                Both
  58           $46,000               N/A                   N/A                    N/A                Both
  59           $7,308                N/A                   N/A                    N/A                Tax
  60           $6,720                N/A                  $8,004                $29,866              Both
  61           $29,500               N/A                   N/A                    N/A                None
  62           $7,946                N/A                 $50,000                $57,647              Both
  63           $40,000               N/A                   N/A                    N/A                Both
  64           $38,000               N/A                   N/A                    N/A                Both
  65           $26,000               N/A                   N/A                    N/A                Both
  66           $27,775               N/A                   N/A                    N/A                Both
  67           $27,108               N/A                   N/A                    N/A                Both
  68           $12,394               N/A                   N/A                  $39,052              Both
  69           $12,697               N/A                 $54,351                $53,775              Both
  70           $6,994                N/A                   N/A                   $2,940           Insurance
  71           $7,119                N/A                   N/A                    N/A                Tax
  72           $34,500               N/A                   N/A                    N/A                Both
  73            $735                 N/A                   N/A                  $10,241              None
  74           $28,000               N/A                   N/A                    N/A                Both
  75           $28,250               N/A                   N/A                    N/A                Both
  76           $1,646                N/A                   N/A                  $21,295              Tax
  77           $28,500               N/A                   N/A                    N/A                Both
  78           $32,144               N/A                   N/A                    N/A                Both
  79           $14,428               N/A                 $72,142                $72,142              Both
  80           $2,015                N/A                 $15,000                $10,793              Both
  81           $5,155                N/A                 $12,000                $42,379              Both
  82           $9,624                N/A                 $64,158                $42,986              Both
  83           $15,028               N/A                 $75,141                $63,870              Both
  84           $19,712               N/A                   N/A                    N/A                Both
  85           $13,608               N/A                   N/A                  $33,934              Both
  86           $20,000               N/A                   N/A                    N/A                Both
  87           $22,000               N/A                   N/A                    N/A                Both
  88           $4,545                N/A                 $15,000                $32,797              Both
  89           $38,000               N/A                   N/A                    N/A                Both
  90           $2,332                N/A                 $12,000                $14,794              Both
  91           $9,900                N/A                   N/A                    N/A                Both
  92           $12,700               N/A                   N/A                    N/A                Both
  93           $5,090                N/A                   N/A                    N/A                Both
  94           $4,555                N/A                   N/A                    N/A                Both
  95           $7,200                N/A                   N/A                    N/A                Both
  96           $9,379                N/A                   N/A                    N/A                Both
  97             N/A                 N/A                   N/A                    N/A                Both
  98           $15,000               N/A                   N/A                    N/A                Both
  99           $4,000                N/A                   N/A                    N/A                Both
 100           $5,250                N/A                   N/A                    N/A                Both
 101           $6,602              $40,000                 N/A                  $15,875              Both
 102           $12,000               N/A                   N/A                    N/A                Both
 103           $9,075              $50,000               $18,150                $24,085              Both
 104           $16,000               N/A                   N/A                    N/A                Both
 105           $4,437                N/A                   N/A                  $20,170              Both
 106           $2,079                N/A                   N/A                    N/A                Both
 107           $32,512               N/A                   N/A                    N/A                Both
 108           $16,000               N/A                   N/A                    N/A                Both
 109           $4,060              $12,000               $20,580                $11,942              Both
 110           $1,500                N/A                   N/A                    N/A                Both
 111           $1,750                N/A                   N/A                    N/A                Both
 112           $4,756                N/A                   N/A                    N/A                Both
 113           $3,276                N/A                   N/A                    N/A                Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SARATOGA SPRINGS, WILLOWBROOK APARTMENTS, WINSHIRE SQUARE APARTMENTS, AND HUNTERS RUN ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY OAKWOOD ESTATES APARTMENTS AND WATERSIDE VILLAGE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(1) REQUIRED TO DEPOSIT $1,296,250 IN ENGINEERING RESERVE IF REPAIRS ARE NOT COMPLETED BY REQUIRED DATE, $8,763.62/MONTH IN REPLACEMENT RESERVE FOLLOWING THE OCCURRENCE OF A LOCKBOX EVENT, AND $83,000/MONTH IN CONTRACTUAL TI/LC RESERVE FOLLOWING THE OCCURRENCE OF A LOCKBOX EVENT.
(2)  $34,583.33 MONTHS 1-36, $50,603.33 MONTHS 37-48, $90,833.33 MONTHS 49-84,
     $65,833.33 MONTHS 85-120.
(3)  $29,467.58 UNTIL 12/11/06 AND $35,361.08 FROM 1/11/07 UNTIL FULL PAYMENT OF
     LOAN.
(4)  $4,167 COMMENCING ON THE 13TH PAYMENT DATE, NOT TO EXCEED $250,000.
(5) $4,750.00/MONTH ONLY AFTER A TRIGGER EVENT AND UNTIL A RELEASE EVENT. "TRIGGER EVENT" IS DSCR BELOW 1.3/1.0 FOR A FISCAL YEAR. "RELEASE EVENT" IS DSCR AT LEAST EQUAL TO 1.30/1.0 FOR A FISCAL YEAR.

                              MULTIFAMILY SCHEDULE

                                                                                                      UTILITIES
                                                                                                       Tenant               #
   #       CROSSED   PROPERTY NAME                                  PROPERTY SUBTYPE                    PAYS            ELEVATORS
   -       -------   -------------                                  ----------------                    ----            ---------
   4                 Gannon West Pointe Apartments                    Conventional                  Electric/Gas            0
  10                 The Bristol Place Apartments                     Conventional                    Electric              0
  15                 Colonial Grand @ Palma Sola                      Conventional                    Electric              0
  17                 McGehee Place Apartments                         Conventional              Electric/Water/Sewer        0
  22                 Colonial Village                                 Conventional                    Electric              0
  25                 Sandia Ridge Apartments                          Conventional              Electric/Water/Sewer        0
  26A                College Square Apartments I & II                 Conventional                    Electric              0
  26B                College Square Manor                             Conventional                    Electric              0
  27                 Ski Lodge Apartments                             Conventional                    Electric              0
  29                 Canyon Crossing I                                Conventional                 Electric/Water           0
  30                 Sterling Point II                                Conventional                    Electric              0
  31                 Bentwood Apartments                              Conventional                    Electric              0
  32                 Woods Edge Apartments                            Conventional                    Electric              0
  34                 Timmaron Ridge Apartments                        Conventional                    Electric              0
  36                 Fredericksburg Apartments                        Conventional                  Electric/Gas            0
  37         (A)     Saratoga Springs                                 Conventional                    Electric              0
  38         (A)     Willowbrook Apartments                           Conventional                    Electric              0
  39         (A)     Winshire Square Apartments                       Conventional                    Electric              0
  40         (A)     Hunters Run                                      Conventional             Electric/Gas/Water/Sewer     0
  43                 Woods on the Fairway Apartments                  Conventional                    Electric              0
  47         (B)     Oakwood Estates Apartments                       Conventional              Electric/Water/Sewer        0
  48         (B)     Waterside Village                                Conventional              Electric/Water/Sewer        0
  50                 Foxwood I & II Apartments                        Conventional                    Electric              0
  51                 Towne Oaks Apartments                            Conventional                    Electric              0
  54                 Ludwell Apartments                                  Student    (1)               Electric              0
  56                 Dove Park                                        Conventional                    Electric              0
  57                 Colonial Village at Cordova Apartments           Conventional                    Electric              0
  58                 Colonial Village at Hillcrest                    Conventional                 Electric/Water           0
  59                 Keokuk Apartments                                Conventional                    Electric              0
  60                 The Arbors                                       Conventional                    Electric              0
  65                 Williamsburg Apartments                          Conventional                    Electric              0
  67                 Woodside Place Apartments                        Conventional                    Electric              0
  68                 Irving Oaks Apartments                           Conventional                    Electric              0
  70                 Watermark at Lake Highlands                      Conventional                  Electric/Gas            0
  71                 Glen Oaks                                        Conventional                 Electric/Water           0
  77                 Takara South Apartments                          Conventional              Electric/Water/Sewer        0
  79                 Oak Bluff Condominiums                           Conventional                    Electric              0
  80                 Woodsmill Apartments                             Conventional                    Electric              0
  82                 Abbott Acres Apartments                          Conventional                    Electric              0
  85                 Brentwood Apartments-FL                          Conventional                    Electric              1
  86                 415-17 S. 10th Street/1634-38 Lombard Street     Conventional                  Electric/Gas            0
  87                 Villas of Loiret Phase III                       Conventional               Electric/Gas/Water         0
  89                 Little Boys Way Apartments                       Conventional                    Electric              1
  90                 La Villa Apartments                              Conventional                    Electric              0
  91                 Sagebrush Apartments                             Conventional                    Electric              0
  93                 Nicole Gardens                                   Conventional                    Electric              0
  95                 Norton Apartments                                Conventional                    Electric              0
  97                 Chapel Ridge-El Dorado Phase II                   Section 42                     Electric              0
  99                 1912 Spruce Street                               Conventional                    Electric              0
  100                Austin Lake Apartments                           Conventional                    Electric              0
  101                Chapel Ridge-El Dorado Phase I                    Section 42                     Electric              0
  103                Santa Monica Apts                                Conventional                  Electric/Gas            0
  104                Marlborough House & Christiana House             Conventional               Electric/Gas/Sewer         0
  106                Brookstone Park Housing Development              Conventional             Electric/Gas/Water/Sewer     0

           SUBJECT    SUBJECT     SUBJECT     SUBJECT   SUBJECT      SUBJECT    SUBJECT     SUBJECT
           Studio      Studio      Studio      1 BR       1 BR        1 BR        2 BR       2 BR
   #        Units    Avg. Rent   Max. Rent     Units   Avg. Rent    Max. Rent    Units     Avg. Rent
   -        -----    ---------   ---------     -----   ---------    ---------    -----     ---------
   4         N/A        N/A         N/A         452       $547        $645        631        $656
  10         N/A        N/A         N/A         267       $762        $930         83       $1,025
  15         N/A        N/A         N/A         132       $623        $700        168        $776
  17         N/A        N/A         N/A         188       $459        $609        256        $533
  22         N/A        N/A         N/A         48        $642        $665        104        $775
  25         32         $410        $430        108       $492        $566        104        $635
  26A        N/A        N/A         N/A         84        $462        $520        124        $614
  26B        N/A        N/A         N/A         80        $506        $506        N/A         N/A
  27         N/A        N/A         N/A         160       $387        $465        144        $504
  29         N/A        N/A         N/A         152       $475        $510         80        $592
  30         N/A        N/A         N/A         181       $463        $515         76        $624
  31         N/A        N/A         N/A         144       $483        $510         72        $607
  32         N/A        N/A         N/A         15        $498        $508        171        $560
  34         36         $505        $614        112       $665        $884         48        $784
  36         N/A        N/A         N/A         61        $490        $535        113        $614
  37         N/A        N/A         N/A         51        $429        $490         57        $476
  38         N/A        N/A         N/A         32        $403        $465         44        $506
  39         N/A        N/A         N/A         34        $405        $450         28        $458
  40         N/A        N/A         N/A         N/A       N/A          N/A         16        $718
  43         N/A        N/A         N/A         100       $608        $635         65        $798
  47         N/A        N/A         N/A         N/A       N/A          N/A        100        $453
  48         N/A        N/A         N/A         51        $423        $595         51        $594
  50         N/A        N/A         N/A         120       $522        $665         64        $672
  51         N/A        N/A         N/A         48        $532        $575        120        $673
  54         N/A        N/A         N/A         61        N/A          N/A         57         N/A
  56         N/A        N/A         N/A         64        $511        $579         96        $511
  57         N/A        N/A         N/A         64        $470        $495         88        $575
  58         N/A        N/A         N/A         52        $566        $615         52        $690
  59         N/A        N/A         N/A         19        $520        $650         82        $628
  60         N/A        N/A         N/A         N/A       N/A          N/A         70        $669
  65         N/A        N/A         N/A         37        $447        $490        100        $520
  67         N/A        N/A         N/A         56        $521        $600         56        $623
  68         N/A        N/A         N/A         28        $503        $520         65        $630
  70         N/A        N/A         N/A         24        $515        $520         70        $642
  71         N/A        N/A         N/A         16        $553        $565         72        $670
  77         N/A        N/A         N/A         55        $645        $700         22        $833
  79         N/A        N/A         N/A         52        $498        $620         20        $656
  80         N/A        N/A         N/A         40        $437        $465         48        $518
  82         N/A        N/A         N/A         80        $346        $385         64        $400
  85          2         $500        $500        24        $583        $595         24        $713
  86          1         $580        $580        16       $1,115      $1,550        2        $1,531
  87         N/A        N/A         N/A         N/A       N/A          N/A        N/A         N/A
  89         26         $975       $1,000        3        $929       $1,150       N/A         N/A
  90         N/A        N/A         N/A          2        $493        $505         35        $691
  91         N/A        N/A         N/A         32        $548        $615         28        $634
  93         N/A        N/A         N/A         13        $867        $925         8        $1,163
  95         N/A        N/A         N/A          8        $535        $545         18        $618
  97         N/A        N/A         N/A         12        $349        $420         40        $417
  99         N/A        N/A         N/A          3       $1,725      $1,825        4        $2,375
  100        N/A        N/A         N/A         47        $390        $390         65        $458
  101        N/A        N/A         N/A         16        $325        $325         32        $383
  103        N/A        N/A         N/A         N/A       N/A          N/A         3        $1,763
  104        N/A        N/A         N/A          2       $1,600      $1,900        5        $1,939
  106        N/A        N/A         N/A         N/A       N/A          N/A        N/A         N/A

            SUBJECT     SUBJECT     SUBJECT      SUBJECT    SUBJECT     SUBJECT       SUBJECT
              2 BR        3 BR        3 BR        3 BR        4 BR        4 BR         4 BR
   #       MAX. RENT     UNITS     AVG. RENT    MAX. RENT    UNITS     AVG. RENT     MAX. RENT
   -       ---------     -----     ---------    ---------    -----     ---------     ---------
   4          $800        N/A         N/A          N/A        N/A         N/A           N/A
  10         $1,095        40        $1,308      $1,325       N/A         N/A           N/A
  15          $915         40         $958       $1,274       N/A         N/A           N/A
  17          $684         24         $735       $1,510       N/A         N/A           N/A
  22          $875         24         $874        $900        N/A         N/A           N/A
  25          $706         28         $794        $850        N/A         N/A           N/A
  26A         $795         8          $785        $825        N/A         N/A           N/A
  26B         N/A         N/A         N/A          N/A        N/A         N/A           N/A
  27          $625        N/A         N/A          N/A        N/A         N/A           N/A
  29          $610        N/A         N/A          N/A        N/A         N/A           N/A
  30          $705        N/A         N/A          N/A        N/A         N/A           N/A
  31          $665        N/A         N/A          N/A        N/A         N/A           N/A
  32          $641         24         $677        $690        N/A         N/A           N/A
  34          $859        N/A         N/A          N/A        N/A         N/A           N/A
  36          $680        N/A         N/A          N/A        N/A         N/A           N/A
  37          $540        N/A         N/A          N/A        N/A         N/A           N/A
  38          $841        N/A         N/A          N/A        N/A         N/A           N/A
  39          $490        N/A         N/A          N/A        N/A         N/A           N/A
  40          $750        N/A         N/A          N/A        N/A         N/A           N/A
  43          $939        N/A         N/A          N/A        N/A         N/A           N/A
  47          $590         20         $527        $575        N/A         N/A           N/A
  48          $630        N/A         N/A          N/A        N/A         N/A           N/A
  50          $785        N/A         N/A          N/A        N/A         N/A           N/A
  51          $805         16         $744        $850        N/A         N/A           N/A
  54          N/A         N/A         N/A          N/A        N/A         N/A           N/A
  56          $589        N/A         N/A          N/A        N/A         N/A           N/A
  57          $950        N/A         N/A          N/A        N/A         N/A           N/A
  58          $770        N/A         N/A          N/A        N/A         N/A           N/A
  59          $650        N/A         N/A          N/A        N/A         N/A           N/A
  60          $890         38         $751        $765        N/A         N/A           N/A
  65          $550         1          $550        $550        N/A         N/A           N/A
  67          $700        N/A         N/A          N/A        N/A         N/A           N/A
  68          $650         20         $708        $750        N/A         N/A           N/A
  70          $660         20         $812        $850        N/A         N/A           N/A
  71          $695         24         $787        $825        N/A         N/A           N/A
  77          $875        N/A         N/A          N/A        N/A         N/A           N/A
  79          $720         8          $790        $865        N/A         N/A           N/A
  80          $575        N/A         N/A          N/A        N/A         N/A           N/A
  82          $415         8          $513        $525        N/A         N/A           N/A
  85          $750        N/A         N/A          N/A        N/A         N/A           N/A
  86         $1,550        1         $1,900      $1,900       N/A         N/A           N/A
  87          N/A          16        $1,378      $1,500       N/A         N/A           N/A
  89          N/A         N/A         N/A          N/A        N/A         N/A           N/A
  90          $899         7          $964       $1,025       N/A         N/A           N/A
  91          $700        N/A         N/A          N/A        N/A         N/A           N/A
  93         $1,250       N/A         N/A          N/A        N/A         N/A           N/A
  95          $618         16         $754        $754         6          $818         $818
  97          $520         12         $502        $589        N/A         N/A           N/A
  99         $2,750       N/A         N/A          N/A        N/A         N/A           N/A
  100         $475         16         $540        $540        N/A         N/A           N/A
  101         $388         16         $444        $444        N/A         N/A           N/A
  103        $2,350        3         $2,306      $3,300       N/A         N/A           N/A
  104        $2,400       N/A         N/A          N/A        N/A         N/A           N/A
  106         N/A          10         $529        $540         2          $615         $615

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY SARATOGA SPRINGS, WILLOWBROOK APARTMENTS, WINSHIRE SQUARE APARTMENTS, AND HUNTERS RUN ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY OAKWOOD ESTATES APARTMENTS AND WATERSIDE VILLAGE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(1) 100% OF THE SUBJECT'S UNITS ARE CURRENTLY MASTER LEASED TO THE COLLEGE OF WILLIAM AND MARY FOR $890,900 (APPROXIMATELY $629/UNIT), WHICH WILL INCREASE TO $917,104 IN 9/2002, AND $941,600 IN 9/2003. THE MASTER LEASE EXPIRES JUNE 30, 2004.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                            Year Built/Year Renovated

                         Occupancy Rates at Underwriting

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

           Underlying Mortgaged Real Properties by Ownership Interest

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile



                                     A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                              WEIGHTED
                           NUMBER OF                        PERCENTAGE OF     AVERAGE                     WEIGHTED
                           UNDERLYING      CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED       AVERAGE
                            MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS          BALANCE (1)        BALANCE          RATE        U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Column                         83         $ 770,693,798         86.04%          7.160%        1.47x          71.1%
PNC                            23           125,004,815         13.96%          7.344%        1.30           75.1%

                          ---------------------------------------------------------------------------------------------
Total/Weighted Average:       106         $ 895,698,613        100.00%          7.186%        1.45x          71.7%
                          =============================================================================================

(1)  Assumes a Cut-off Date in July 2002.

                             MORTGAGE INTEREST RATES

                                                                                    WEIGHTED
                              NUMBER OF                          PERCENTAGE OF       AVERAGE                        WEIGHTED
                             UNDERLYING       CUT-OFF DATE          INITIAL         MORTGAGE       WEIGHTED         AVERAGE
      RANGE OF                MORTGAGE          PRINCIPAL         MORTGAGE POOL      INTEREST        AVERAGE      CUT-OFF DATE
MORTGAGE INTEREST RATES        LOANS           BALANCE (1)          BALANCE           RATE         U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
   5.882%  -  6.500%              1            $ 79,000,000           8.82%          5.882%          2.37x           48.2%
   6.501%  -  6.650%              2              74,200,000           8.28%          6.510%          1.61            76.4%
   6.651%  -  7.000%              6              92,280,949          10.30%          6.966%          1.33            75.1%
   7.001%  -  7.150%             14             104,936,085          11.72%          7.063%          1.35            77.2%
   7.151%  -  7.250%              6              29,459,388           3.29%          7.181%          1.34            72.1%
   7.251%  -  7.350%             10              75,915,360           8.48%          7.317%          1.33            77.1%
   7.351%  -  7.500%             31             193,502,037          21.60%          7.431%          1.31            74.5%
   7.501%  -  7.650%              9             111,304,099          12.43%          7.595%          1.29            72.6%
   7.651%  -  7.900%             19             110,805,716          12.37%          7.763%          1.35            67.9%
   7.901%  -  8.110%              8              24,294,978           2.71%          7.989%          1.52            69.4%

                            ----------------------------------------------------------------------------------------------------
Total/Weighted Average:         106            $895,698,613         100.00%          7.186%          1.45x           71.7%
                            ====================================================================================================

Maximum Mortgage Interest Rate:         8.110%
Minimum Mortgage Interest Rate:         5.882%
Wtd. Avg. Mortgage Interest Rate:       7.186%

(1)  Assumes a Cut-off Date in July 2002.


                      CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                      WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF   AVERAGE                       WEIGHTED
                                   UNDERLYING       CUT-OFF DATE        INITIAL       MORTGAGE       WEIGHTED         AVERAGE
RANGE OF CUT-OFF DATE               MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST        AVERAGE      CUT-OFF DATE
 PRINCIPAL BALANCES                  LOANS          BALANCE (1)         BALANCE         RATE         U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
  $406,406  -      500,000             1             $ 406,406            0.05%        7.310%          1.34x           84.7%
   500,001  -    1,000,000             5             4,108,705            0.46%        7.607%          1.50            67.9%
 1,000,001  -    1,500,000            11            14,383,012            1.61%        7.658%          1.37            72.5%
 1,500,001  -    2,000,000             9            15,874,008            1.77%        7.562%          1.35            77.2%
 2,000,001  -    2,500,000            12            27,973,849            3.12%        7.503%          1.43            72.5%
 2,500,001  -    3,000,000             3             8,193,048            0.91%        7.325%          1.47            72.4%
 3,000,001  -    4,000,000            11            38,649,254            4.31%        7.504%          1.40            72.3%
 4,000,001  -    5,000,000             8            35,970,976            4.02%        7.190%          1.39            77.9%
 5,000,001  -    7,500,000            19           112,769,196           12.59%        7.440%          1.33            75.3%
 7,500,001  -   10,000,000             6            51,722,770            5.77%        7.012%          1.40            76.1%
10,000,001  -   20,000,000            11           165,130,544           18.44%        7.441%          1.35            73.0%
20,000,001  -   30,000,000             3            69,075,670            7.71%        7.212%          1.27            72.8%
30,000,001  -   40,000,000             3           101,084,004           11.29%        7.418%          1.29            69.1%
40,000,001  -   50,000,000             1            45,277,992            5.06%        7.330%          1.27            76.9%
50,000,001  -  $79,000,000             3           205,079,180           22.90%        6.548%          1.80            65.4%

                                ---------------------------------------------------------------------------------------------------
Total/Weighted Average:              106          $895,698,613          100.00%        7.186%          1.45x           71.7%
                                ===================================================================================================

Maximum Cut-off Date Principal Balance (1):           $79,000,000
Minimum Cut-off Date Principal Balance (1):              $406,406
Average Cut-off Date Principal Balance (1):            $8,449,987

(1)  Assumes a Cut-off Date in July 2002.

                           ORIGINAL AMORTIZATION TERMS

                                                                              WEIGHTED
                          NUMBER OF                          PERCENTAGE OF    AVERAGE                     WEIGHTED
      RANGE OF            UNDERLYING        CUT-OFF DATE        INITIAL       MORTGAGE      WEIGHTED       AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE           PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
    TERMS (MONTHS)          LOANS            BALANCE (1)        BALANCE         RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
  192  -  300                18             $ 122,996,491        13.73%         6.986%         1.53          74.0%
  301  -  350                 2                26,884,480         3.00%         7.012%         1.26          79.7%
  351  -  360                86               745,817,643        83.27%         7.225%         1.44          71.0%

                          ------------------------------------------------------------------------------------------------
Total/Weighted Average:     106             $ 895,698,613        100.00%        7.186%         1.45x         71.7%
                          ================================================================================================

Maximum Original Amortization Term (Months):              360
Minimum Original Amortization Term (Months):              192
Wtd. Avg. Original Amortization Term (Months):            350

(1)  Assumes a Cut-off Date in July 2002.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                 NUMBER OF                            PERCENTAGE OF    AVERAGE                    WEIGHTED
         RANGE OF                UNDERLYING          CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED        AVERAGE
      ORIGINAL TERMS              MORTGAGE            PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS)        LOANS             BALANCE (2)         BALANCE         RATE      U/W DSCR     LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
   60        -        84             5              $ 41,089,649         4.59%         7.445%       1.36x          67.8%
   85        -        120           98               851,799,558        95.10%         7.172%       1.45           71.8%
  121        -        180            3                 2,809,406         0.31%         7.387%       1.23           83.2%

                              ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            106             $ 895,698,613       100.00%         7.186%       1.45x          71.7%
                              ===================================================================================================

Maximum Original Term to Stated Maturity (Months):      180
Minimum Original Term to Stated Maturity (Months):      60
Wtd. Avg. Original Term to Stated Maturity (Months):    117

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Assumes a Cut-off Date in July 2002.

                        REMAINING AMORTIZATION TERMS (1)

                                                                                    WEIGHTED
                                NUMBER OF                          PERCENTAGE OF     AVERAGE                      WEIGHTED
         RANGE OF              UNDERLYING        CUT-OFF DATE         INITIAL        MORTGAGE     WEIGHTED         AVERAGE
REMAINING AMORTIZATION          MORTGAGE           PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
    TERMS (MONTHS) (1)           LOANS             BALANCE (1)        BALANCE         RATES       U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
  182       -      250               2            $ 4,185,338          0.47%          7.389%        1.38x           54.7%
  251       -      300              16            118,811,152         13.26%          6.972%        1.54            74.7%
  301       -      320               1              3,884,480          0.43%          7.260%        1.22            79.3%
  321       -      350               1             23,000,000          2.57%          6.970%        1.27            79.8%
  351       -      360              86            745,817,643         83.27%          7.225%        1.44            71.0%

                               -----------------------------------------------------------------------------------------------
Total/Weighted Average:            106          $ 895,698,613        100.00%          7.186%        1.45x           71.7%
                               ===============================================================================================

Maximum Remaining Amortization Term (Months) (1):          360
Minimum Remaining Amortization Term (Months) (1):          182
Wtd. Avg. Remaining Amortization Term (Months) (1):        349

(1)  Assumes a Cut-off Date in July 2002.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                            Weighted
                                        Number of                          Percentage of    Average                     Weighted
            Range of                   Underlying        Cut-off Date        Initial        Mortgage     Weighted        Average
         Remaining Terms                Mortgage           Principal      Mortgage Pool     Interest      Average     Cut-off Date
to Stated Maturity (Months) (1) (2)      Loans            Balance (2)        Balance         Rates       U/W DSCR     LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
      54          -         84               5           $ 41,089,649          4.59%          7.445%        1.36x          67.8%
      85          -        117              56            312,205,573         34.86%          7.360%        1.34           75.6%
      118         -        180              45            542,403,391         60.56%          7.066%        1.52           69.7%

                                        --------------------------------------------------------------------------------------------
Total/Weighted Average:                    106           $895,698,613        100.00%          7.186%        1.45x          71.7%
                                        ============================================================================================

Maximum Remaining Term to Stated Maturity (Months) (1) (2):        180
Minimum Remaining Term to Stated Maturity (Months) (1) (2):         54
Wtd. Avg. Remaining Term to Stated Maturity (Months) (1) (2):      115

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the foregoing table.
(2)  Assumes a Cut-off Date in July 2002.

                         YEARS BUILT/YEAR RENOVATED (1)

                                                                                  WEIGHTED
                              NUMBER OF                         PERCENTAGE OF     AVERAGE                      WEIGHTED
                              MORTGAGED        CUT-OFF DATE        INITIAL        MORTGAGE    WEIGHTED          AVERAGE
    RANGE OF YEARS              REAL            PRINCIPAL        MORTGAGE POOL     INTEREST    AVERAGE        CUT-OFF DATE
  BUILT/RENOVATED (1)         PROPERTIES       BALANCE (2)         BALANCE          RATE      U/W DSCR       LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
   1958   -   1970                3           $ 26,851,606          3.00%          7.667%       1.30x            60.7%
   1971   -   1980               10             29,987,847          3.35%          7.435%       1.39             73.7%
   1981   -   1990               23            212,670,978         23.74%          7.115%       1.40             75.6%
   1991   -   2002               74            626,188,181         69.91%          7.177%       1.47             70.7%

                          -------------------------------------------------------------------------------------------------
Total/Weighted Average:         110          $ 895,698,613        100.00%          7.186%       1.45x            71.7%
                          ===================================================================s=============================

Most Recent Year Built/Renovated (1):              2002
Oldest Year Built/Renovated (1):                   1958
Wtd. Avg. Year Built/Renovated (1):                1994

(1)  Year Built/Renovated reflects the later of the Year Built or Year
     Renovated.
(2)  Assumes a Cut-off Date in July 2002.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                              WEIGHTED
                              NUMBER OF                       PERCENTAGE OF    AVERAGE                      WEIGHTED
                              MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE      WEIGHTED        AVERAGE
    RANGE OF                     REAL        PRINCIPAL       MORTGAGE POOL    INTEREST      AVERAGE      CUT-OFF DATE
OCCUPANCY RATES AT U/W        PROPERTIES     BALANCE (2)        BALANCE         RATE        U/W DSCR     LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
  84%   -   85%                    1         $ 1,954,824          0.22%         7.400%         1.40x          74.5%
  86%   -   90%                    7         109,799,468         12.26%         6.839%         1.51           74.6%
  91%   -   93%                   14         125,628,773         14.03%         7.346%         1.28           77.2%
  94%   -   95%                   12         131,490,287         14.68%         7.312%         1.31           75.5%
  96%   -   97%                   21         229,847,340         25.66%         6.798%         1.71           65.7%
  98%   -  100%                   54         273,037,393         30.48%         7.474%         1.35           72.1%

                         ---------------------------------------------------------------------------------------------
Total/Weighted Average:          109       $ 871,758,086         97.33%         7.173%         1.45x          72.0%
                         =============================================================================================

Maximum Occupancy Rate at U/W (1):           100%
Minimum Occupancy Rate at U/W (1):            84%
Wtd. Avg. Occupancy Rate at U/W (1):          95%

(1)  Does not include parking garage property.
(2)  Assumes a Cut-off Date in July 2002.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                  WEIGHTED
                               NUMBER OF                        PERCENTAGE OF     AVERAGE                        WEIGHTED
                               MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE       WEIGHTED         AVERAGE
                                 REAL          PRINCIPAL        MORTGAGE POOL     INTEREST       AVERAGE       CUT-OFF DATE
STATE                         PROPERTIES      BALANCE (2)          BALANCE          RATE         U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
California                        15          $ 126,741,291        14.15%          7.539%         1.32x            72.5%
  Southern California (1)         14            123,630,505        13.80%          7.546%          1.32            72.9%
  Northern California (1)          1              3,110,786         0.35%          7.250%          1.31            58.1%
Texas                             22            110,801,341        12.37%          7.315%          1.34            76.7%
Connecticut                        5             99,155,014        11.07%          6.129%          2.16            53.5%
South Carolina                     2             76,212,000         8.51%          6.637%          1.55            77.7%
Florida                           12             71,726,888         8.01%          7.126%          1.36            78.2%
Delaware                           1             61,079,180         6.82%          7.450%          1.30            74.0%
Missouri                           1             45,277,992         5.06%          7.330%          1.27            76.9%
New Jersey                         2             36,430,142         4.07%          6.985%          1.39            68.8%
Massachusetts                      1             33,176,473         3.70%          7.730%          1.27            60.4%
Alabama                            3             26,740,000         2.99%          7.370%          1.33            73.0%
Illinois                           3             25,707,622         2.87%          7.791%          1.26            75.3%
New York                           1             23,940,527         2.67%          7.650%          1.29            59.9%
Ohio                               4             23,333,782         2.61%          7.454%          1.48            71.6%
Iowa                               4             18,528,978         2.07%          7.138%          1.34            78.6%
Maryland                           4             17,041,531         1.90%          7.869%          1.59            68.3%
Georgia                            3             13,936,201         1.56%          6.725%          1.70            68.8%
Michigan                           1             12,970,652         1.45%          7.040%          1.25            76.3%
Nebraska                           2              9,780,097         1.09%          7.500%          1.28            76.8%
New Mexico                         1              8,675,011         0.97%          7.060%          1.25            79.6%
Oklahoma                           6              8,037,922         0.90%          7.623%          1.40            74.7%
North Carolina                     3              7,913,763         0.88%          7.284%          1.28            79.4%
Colorado                           2              7,513,631         0.84%          7.777%          1.31            73.1%
Kansas                             2              6,787,890         0.76%          7.254%          1.31            78.3%
Arizona                            2              6,632,812         0.74%          7.742%          1.30            70.4%
Virginia                           2              5,836,984         0.65%          7.105%          1.47            76.6%
Pennsylvania                       3              4,779,361         0.53%          7.471%          1.37            78.1%
Wisconsin                          1              4,538,527         0.51%          7.570%          1.29            77.1%
Arkansas                           2              2,403,000         0.27%          7.400%          1.21            83.0%

                              ------------------------------------------------------------------------------------------------
Total/Weighted Average:           110         $ 895,698,613       100.00%          7.186%          1.45x           71.7%
                              ================================================================================================

(1) Southern California consists of mortgaged real properties in California zip codes less than or equal to 93600. Northern California consists of mortgaged real properties in California zip codes greater than 93600.
(2)  Assumes a Cut-off Date in July 2002.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                             WEIGHTED
                           NUMBER OF                       PERCENTAGE OF     AVERAGE                         WEIGHTED
                          UNDERLYING       CUT-OFF DATE       INITIAL        MORTGAGE        WEIGHTED         AVERAGE
                           MORTGAGE         PRINCIPAL      MORTGAGE POOL     INTEREST        AVERAGE       CUT-OFF DATE
LOAN TYPE                    LOANS         BALANCE (1)        BALANCE          RATE          U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
Balloon                       97         $ 596,294,135        66.57%          7.277%           1.38x           74.5%
ARD                            9           299,404,478        33.43%          7.003%           1.58            66.1%

                          ------------------------------------------------------------------------------------------------
Total/Weighted Average:       106        $ 895,698,613       100.00%          7.186%           1.45x           71.7%
                          ================================================================================================

(1)  Assumes a Cut-off Date in July 2002.


           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                   WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF     AVERAGE                     WEIGHTED
                                  MORTGAGED    CUT-OFF DATE        INITIAL        MORTGAGE     WEIGHTED        AVERAGE
                                    REAL        PRINCIPAL       MORTGAGE POOL     INTEREST     AVERAGE      CUT-OFF DATE
OWNERSHIP INTEREST               PROPERTIES    BALANCE (1)          BALANCE         RATES       U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Fee                                  110       $ 895,698,613        100.00%         7.186%       1.45x           71.7%

                                 -------------------------------------------------------------------------------------------
Total/Weighted Average:              110       $ 895,698,613         100.0%         7.186%       1.45x           71.7%
                                 ===========================================================================================

(1)  Assumes a Cut-off Date of July 2002.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                  Weighted
                                 Number of                    Percentage of       Average                     Weighted
                                Underlying    Cut-off Date       Initial          Mortgage      Weighted       Average
   Range of                      Mortgage      Principal      Mortgage Pool       Interest      Average     Cut-off Date
   U/W DSCRs                      Loans       Balance (1)        Balance            Rate        U/W DSCR    LTV Ratio (1)
--------------------------------------------------------------------------------------------------------------------------
1.15x  -   1.19                     1          $ 1,069,000        0.12%            7.400%        1.15x          80.4%
1.20   -   1.25                    14          136,251,641       15.21%            7.470%         1.23          77.1%
1.26   -   1.30                    23          296,365,992       33.09%            7.443%         1.28          73.0%
1.31   -   1.35                    19           96,532,413       10.78%            7.254%         1.32          73.8%
1.36   -   1.45                    27          128,496,475       14.35%            7.181%         1.39          74.0%
1.46   -   1.60                    11          108,022,535       12.06%            6.935%         1.56          75.7%
1.61   -   1.99                    10           49,960,557        5.58%            7.360%         1.69          66.9%
2.00   -   2.37x                    1           79,000,000        8.82%            5.882%         2.37          48.2%

                            ----------------------------------------------------------------------------------------------
Total/Weighted Average:           106        $ 895,698,613      100.00%            7.186%         1.45x         71.7%
                            ==============================================================================================

Maximum U/W DSCR:                         2.37x
Minimum U/W DSCR:                         1.15x
Wtd. Avg. U/W DSCR:                       1.45x

(1)  Assumes a Cut-off Date in July 2002.


                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                 WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF    AVERAGE                        WEIGHTED
                                 UNDERLYING    CUT-OFF DATE        INITIAL       MORTGAGE      WEIGHTED          AVERAGE
       RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE        CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)       LOANS       BALANCE (1)        BALANCE         RATE        U/W DSCR       LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
44.8%   -   50.0%                    2         $ 80,074,552          8.94%         5.907%        2.36x             48.2%
50.1%   -   65.0%                   14          106,607,315         11.90%         7.568%         1.43             61.1%
65.1%   -   72.0%                   11           90,010,687         10.05%         7.258%         1.38             69.4%
72.1%   -   75.0%                   25          201,096,850         22.45%         7.519%         1.32             73.9%
75.1%   -   77.0%                   10           92,747,836         10.35%         7.236%         1.31             76.5%
77.1%   -   78.5%                   16          181,490,593         20.26%         7.097%         1.40             78.1%
78.6%   -   79.5%                    9           33,931,892          3.79%         7.271%         1.33             79.2%
79.6%   -   80.0%                   16          106,929,481         11.94%         7.148%         1.31             79.7%
80.1%   -   85.0%                    3            2,809,406          0.31%         7.387%         1.23             83.2%

                             ------------------------------------------------------------------------------------------------
Total/Weighted Average:            106        $ 895,698,613        100.00%         7.186%         1.45x            71.7%
                             ================s===============================================================================

Maximum Cut-off Date LTV Ratio (1):              85.0%
Minimum Cut-off Date LTV Ratio (1):              44.8%
Wtd. Avg. Cut-off Date LTV Ratio (1):            71.7%

(1) Assumes a Cut-off Date in July 2002.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                              Weighted
                              Number of                      Percentage of    Average                     Weighted
                              Mortgaged      Cut-off Date       Initial       Mortgage     Weighted        Average
                                Real          Principal      Mortgage Pool    Interest     Average      Cut-off Date
Property Type                Properties      Balance (1)        Balance         Rate       U/W DSCR     LTV Ratio (1)
-----------------------------------------------------------------------------------------------------------------------
Retail                           19          $ 332,978,286       37.18%        6.824%       1.63x           68.6%
Multifamily                      54            269,770,212       30.12%        7.270%        1.34           77.1%
Office                           18            160,562,822       17.93%        7.383%        1.35           72.2%
Industrial                        9             75,805,014       8.46%         7.656%        1.29           68.3%
Other                             1             23,940,527       2.67%         7.650%        1.29           59.9%
Self Storage                      3             14,457,037       1.61%         7.980%        1.63           67.4%
Mixed Use                         2             12,225,473       1.36%         7.613%        1.26           74.3%
Manufactured Housing              4              5,959,242       0.67%         7.612%        1.35           76.5%

                            -------------------------------------------------------------------------------------------
Total/Weighted Average:          110         $ 895,698,613      100.00%        7.186%       1.45x           71.7%
                            ===========================================================================================

(1)  Assumes a Cut-off Date in July 2002.

                MORTGAGED RETAIL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE                      WEIGHTED
                                           MORTGAGED     CUT-OFF DATE       INITIAL       MORTGAGE       WEIGHTED       AVERAGE
                                             REAL         PRINCIPAL      MORTGAGE POOL    INTEREST       AVERAGE     CUT-OFF DATE
PROPERTY TYPE     PROPERTY SUB-TYPE       PROPERTIES     BALANCE (1)        BALANCE         RATE         U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
Retail
                  Anchored                    16        $ 323,764,362      36.15%         6.803%          1.64x          68.7%
                  Unanchored                   3            9,213,924       1.03%         7.536%          1.31           67.9%

                               -----------------------------------------------------------------------------------------------------
Total/Weighted Average:                       19        $ 332,978,286      37.18%         6.824%          1.63x          68.6%
                               =====================================================================================================


(1)  Assumes a Cut-off Date in July 2002.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                              WEIGHTED        WEIGHTED
                                                                              AVERAGE          AVERAGE
                                                            PERCENTAGE OF    REMAINING        REMAINING        WEIGHTED
      RANGE OF                NUMBER OF    CUT-OFF DATE        INITIAL        LOCKOUT          LOCKOUT         AVERAGE
  REMAINING TERMS TO           MORTGAGE      PRINCIPAL      MORTGAGE POOL      PERIOD      PLUS YM PERIOD      MATURITY
STATED MATURITY (YEARS)         LOANS         BALANCE          BALANCE        (YEARS)          (YEARS)       (YEARS) (1)
------------------------------------------------------------------------------------------------------------------------------
  2.00   -    4.99                5       $  41,089,649          4.59%          4.3             4.3               4.7
  5.00   -    9.49                4           8,986,847          1.00%          8.9             8.9               9.2
  9.50   -    9.99               85         625,812,712         69.87%          8.9             9.5               9.8
 10.00   -   10.99                9         217,000,000         24.23%          9.6             9.6              10.0
 11.00   -   15.00                3           2,809,406          0.31%         14.6            14.6              14.9

                            --------------------------------------------------------------------------------------------------
Total/Weighted Average:         106       $ 895,698,613        100.00%          8.9             9.3               9.6
                            ==================================================================================================

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the foregoing table.


                                PREPAYMENT OPTION

                                                                                 Weighted         Weighted
                                                                                  Average           Average
                                                                 Percentage of   Remaining         Remaining       Weighted
                                 Number of      Cut-off Date        Initial       Lockout           Lockout        Average
                                  Mortgage        Principal      Mortgage Pool     Period       Plus YM Period     Maturity
  Prepayment Option                Loans           Balance          Balance       (Years)           (Years)      (Years) (1)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 97       $ 834,533,396          93.17%         9.3               9.3            9.6
Lockout / Yield Maintenance          9           61,165,217          6.83%          3.7               9.4            9.7

                              ---------------------------------------------------------------------------------------------------
Total/Weighted Average:             106       $ 895,698,613         100.00%         8.9               9.3            9.6
                              ===================================================================================================

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the foregoing table.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                   Number of
                 Months Since      Mortgage      Outstanding       % of Pool        Yield        % of Pool
       Date      Cut-off Date        Loans      Balance (mm)        Lockout      Maintenance       Open          Total
----------------------------------------------------------------------------------------------------------------------------------
      Jul-02          0               106          $ 895.7           100.0%          0.0%          0.0%         100.0%

      Jul-03          12              106          $ 887.6           100.0%          0.0%          0.0%         100.0%

      Jul-04          24              106          $ 878.4           100.0%          0.0%          0.0%         100.0%

      Jul-05          36              106          $ 868.3            97.5%          2.5%          0.0%         100.0%

      Jul-06          48              106          $ 857.4            95.7%          4.3%          0.0%         100.0%

      Jul-07          60              101          $ 806.7            92.8%          7.2%          0.0%         100.0%

      Jul-08          72              101          $ 794.9            92.8%          7.2%          0.0%         100.0%

      Jul-09          84              101          $ 782.0            92.8%          7.2%          0.0%         100.0%

      Jul-10          96              101          $ 768.1            92.8%          7.2%          0.0%         100.0%

      Jul-11         108              100          $ 751.6            92.6%          7.2%          0.2%         100.0%

      Jul-12         120               3           $  2.5            100.0%          0.0%          0.0%         100.0%

      Jul-13         132               3           $  2.4            100.0%          0.0%          0.0%         100.0%

      Jul-14         144               3           $  2.4            100.0%          0.0%          0.0%         100.0%

      Jul-15         156               3           $  2.3            100.0%          0.0%          0.0%         100.0%

      Jul-16         168               3           $  2.3            100.0%          0.0%          0.0%         100.0%

----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the hyper-amortization loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-3

                                   TERM SHEET




















                                     A-3-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                                  CSFB 2002-CP3

                       COLLATERAL & STRUCTURAL TERM SHEET

                                  $783,736,000

                                  (APPROXIMATE)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-CP3

                                [GRAPHIC OMITTED]
                             [COLUMN FINANCIAL LOGO]
                      a CREDIT SUISSE FIRST BOSTON company

                                   [PNC LOGO]

CREDIT SUISSE FIRST BOSTON
                                 MORGAN STANLEY
                                                             PNC CAPITAL MARKETS

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       1

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

I.  TRANSACTION OFFERING





------------------------------------------------------------------------------------------------------------------------------------
                         INITIAL    APPROXIMATE                         ASSUMED
                        PRINCIPAL   % OF TOTAL                INITIAL   WEIGHTED
                        BALANCE OR    INITIAL    APPROXIMATE   PASS-    AVERAGE                   EXPECTED
        EXPECTED         NOTIONAL    PRINCIPAL     CREDIT     THROUGH     LIFE       EXPECTED     PRINCIPAL      LEGAL
CLASS  RATINGS (1)        AMOUNT      BALANCE      SUPPORT    RATE(2)   (YEARS)(3)  MATURITY(3)   WINDOW(3)      STATUS     ERISA(4)
-----  -----------        ------      -------      -------    -------   ----------  -----------   ---------      ------     --------
Offered Certificates:
A-1     Aaa/AAA        $50,680,000      5.66%       21.88%       %         2.7        03/07      08/02-03/07     Public       Yes
A-2     Aaa/AAA       $127,174,000     14.20%       21.88%       %         7.0        02/12      03/07-02/12     Public       Yes
A-3     Aaa/AAA       $521,910,000     58.27%       21.88%       %         9.8        06/12      02/12-06/12     Public       Yes
B       Aa2/AA         $34,708,000      3.87%       18.00%       %         9.9        07/12      06/12-07/12     Public       Yes
C        A2/A          $40,307,000      4.50%       13.50%       %        10.0        07/12      07/12-07/12     Public       Yes
D        A3/A-          $8,957,000      1.00%       12.50%       %        10.0        07/12      07/12-07/12     Public       Yes

Non-Offered Certificates: (5)
E      Baa1/BBB+       $10,076,000      1.12%       11.38%       %        10.0        07/12      07/12-07/12  Private-144A    Yes
F      Baa2/BBB        $14,555,000      1.62%        9.75%       %        10.0        07/12      07/12-07/12  Private-144A    Yes
G      Baa3/BBB-       $15,675,000      1.75%        8.00%       %        10.0        07/12      07/12-07/12  Private-144A    Yes
H       Ba1/BB+        $11,196,000      1.25%        6.75%       %        10.0        07/12      07/12-07/12  Private-144A     No
J       Ba2/BB         $17,914,000      2.00%        4.75%       %        10.0        07/12      07/12-07/12  Private-144A     No
K       Ba3/BB-         $6,718,000      0.75%        4.00%       %        10.0        07/12      07/12-07/12  Private-144A     No
L        B1/B+          $4,479,000      0.50%        3.50%       %        10.0        07/12      07/12-07/12  Private-144A     No
M        B2/B          $11,196,000      1.25%        2.25%       %        10.0        07/12      07/12-07/12  Private-144A     No
N        B3/B-          $4,478,000      0.50%        1.75%       %        10.0        07/12      07/12-07/12  Private-144A     No
O        NR/NR         $15,675,612      1.75%        0.00%       %        10.7        07/17      07/12-07/17  Private-144A     No
A-X     Aaa/AAA    $895,698,612(6)     100.00%        N/A        %         9.0        07/17          N/A      Private-144A    Yes
A-SP    Aaa/AAA    $757,687,000(6)      84.59%        N/A        %         6.0        07/09          N/A      Private-144A    Yes
------------------------------------------------------------------------------------------------------------------------------------

(1) These classes are expected to be rated by Moody's Investors Service, Inc. and Fitch Ratings.
(2) Classes __, __, __, __, and __ will be fixed rate. Classes __, __, __, __, and __will be fixed subject to the net WAC of the Pool. Classes __,
         __, and __ will be equal to the Net WAC of the Pool.
(3) Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the prospectus supplement) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the prospectus supplement. Assumed weighted average life expressed in years.
(4) Expected to be eligible for Credit Suisse First Boston Corporation's individual prohibited transaction exemption under ERISA.
(5)      Not offered by the prospectus supplement or this term sheet.
(6)      Notional Amount.

MORTGAGE LOAN SELLER PROFILE:
-----------------------------

Column Financial, Inc., "Column", will be selling 83 mortgage loans, representing 86.0% of the initial net mortgage pool balance of the trust. Column was established in August 1993 and is an indirect wholly owned subsidiary of Credit Suisse Group. Column has originated more than 2,800 commercial mortgage loans, totaling approximately $16.0 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 17 production offices located throughout the U.S. and Canada. Seven of these mortgage loans were acquired by Column Financial, Inc. from PNC Bank, National Association prior to the closing date.

PNC Bank, National Association, "PNC Bank," will be selling 23 mortgage loans, representing 14.0% of the initial net mortgage pool balance of the Trust. PNC Bank is headquartered in Pittsburgh, Pennsylvania and is a wholly owned subsidiary of The PNC Financial Services Group, Inc., which had approximately $70 billion of assets as of December 31, 2001. PNC Bank has originated over 1,000 conduit loans totaling $3.6 billion since 1998. PNC Bank's conduit operation, including origination, underwriting, and closing activities, is based in Kansas City, Missouri.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       2

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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
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II.  COLLATERAL OVERVIEW(1)

o   MORTGAGE LOAN POOL
       Initial Net Mortgage Pool Balance:          $895,698,613
       Average Cut-off Date Principal Balance:     $8,449,987
       Loans / Properties:                         106/110
       Largest Loan:                               8.8%
       Five Largest Loans / Group of Loans:        31.9%
       Ten Largest Loans / Group of Loans:         47.0%

o   PROPERTY TYPE CONCENTRATIONS
       Retail:                                     37.2% (Anchored 36.2%;
                                                         Unanchored 1.0%)
       Multifamily/Manufactured Homes:             30.8%
       Office:                                     17.9%
       Industrial:                                 8.5%
       Other:                                      2.7%
       Self Storage:                               1.6%
       Mixed Use                                   1.4%

o   GEOGRAPHIC DISTRIBUTION
       California:                                 14.2% (Southern 13.8% /
                                                         Northern 0.4%) (2)
       Texas:                                      12.4%
       Connecticut:                                11.1%
       South Carolina:                             8.5%
       Florida:                                    8.0%

o   CREDIT STATISTICS
       Wtd. Avg. Underwritten DSCR:                1.45x
       Wtd. Avg. Cut-off Date LTV Ratio:           71.7%
       Wtd. Avg. Balloon/ARD LTV Ratio:            62.3%


(1) All information provided based on a July 2002 Cut-off Date unless otherwise noted.
(2) "Southern California" consists of mortgaged real properties in California zip codes less than or equal to 93600. "Northern California" consists of mortgaged real properties in zip codes greater than 93600.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       3

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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
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II.  COLLATERAL OVERVIEW (CONTINUED)

o   LOANS WITH RESERVE REQUIREMENTS
       Tax escrows:                            87.1%
       Insurance escrows:                      79.9%
       Cap. Ex escrows(1):                     89.5%
       TI/LC escrows(1):                       60.8%

o   MORTGAGE LOAN POOL CHARACTERISTICS
       Gross WAC:                              7.186%
       Wtd. Avg. Remaining Term(2):            115
       Wtd. Avg. Seasoning:                    2 months
       Call Protection:                        All of the mortgage loans provide
                                               for either a prepayment lockout
                                               period ("Lockout"), a defeasance
                                               period ("Defeasance"), a yield
                                               maintenance premium period
                                               ("YMP"), or a combination
                                               thereof.
       Lockout/Defeasance:                     93.2%
       Ownership Interest:                     Fee (100.0%)
       Delinquency:                            None of the mortgage loans will
                                               be 30 days or more delinquent
                                               with respect to any monthly debt
                                               service payment as of the July
                                               2002 due date or at any time
                                               during the 12-month period
                                               preceding that date.

(1) Includes loans with provisions for upfront and/or collected reserves. TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.
(2) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       4

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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
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III.  TRANSACTION OVERVIEW

OFFERED CERTIFICATES:         Classes A-1, A-2, A-3, B, C and D.

PASS-THROUGH STRUCTURE:       Senior/Subordinate, Sequential Pay Pass-Through
                              Certificates

MORTGAGE LOAN SELLERS:        Column Financial, Inc., and PNC Bank, National
                              Association

LEAD MANAGER & BOOKRUNNER:    Credit Suisse First Boston Corporation

CO-MANAGERS:                  Morgan Stanley and PNC Capital Markets, Inc.

RATING AGENCIES:              Moody's Investors Service, Inc. and Fitch Ratings.

MASTER SERVICER:              Midland Loan Services, Inc.

SPECIAL SERVICER:             Clarion Partners, LLC

TRUSTEE:                      LaSalle Bank National Association

CUT-OFF DATE:                 July 2002

SETTLEMENT DATE:              On or about July __, 2002

DISTRIBUTION DATE:            The fourth business day following the
                              Determination Date in that month, beginning August
                              2002

DETERMINATION DATE:
                              The eleventh calendar day of each month, or, if the eleventh calendar day is not a business day, the next succeeding business day, beginning August 2002

MINIMUM DENOMINATIONS:        $10,000 for all offered certificates and in
                              additional multiples of $1

SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds,
                              with accrued interest

SMMEA: It is expected that the Class A-1, Class A-2, Class A-3, Class B, Class A-X, and Class A-SP certificates will be SMMEA eligible.

ERISA: Classes A-1, A-2, A-3, B, C, D, E, F, G, A-X, and A-SP are expected to be eligible for the Lead Manager's individual prohibited transaction exemption with respect to ERISA, subject to certain conditions of eligibility.

TAX TREATMENT:                REMIC

ANALYTICS:                    Cashflows are expected to be available through
                              Bloomberg, the Trepp Group, Intex Solutions and
                              Charter Research

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       5

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IV.  STRUCTURE DESCRIPTION

[GRAPHIC OMITTED]


                                                             Private
                                                              A-SP
                                                             Aaa/AAA
-----------    ----------------------------------------------------------------------------------------------------------
Public         Public      Public      Public      Public      Public      Private      Private      Private      Private
Class          Class       Class       Class       Class       Class       Class        Class        Class        Class
A-1            A-2         A-3         B           C           D           E            F            G            H
Aaa/AAA        Aaa/AAA     Aaa/AAA     Aa2/AA      A2/A        A3/A-       Baa1/BBB+    Baa2/BBB     Baa3/BBB-    Ba1/BB+


                        Private
                         A-X
                        Aaa/AAA
---------------------------------------------------------------------
Private     Private     Private     Private     Private     Private
Class       Class       Class       Class       Class       Class
J           K           L           M           N           O
Ba2/BB      Ba3/BB-     B1/B+       B2/B        B3/B-       NR/NR

o The P&I certificates will be paid principal sequentially beginning with Class A-1.

o The Class A-X and Class A-SP Certificates will collectively accrue interest on the total principal balance of the Class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, and O Certificates. The Preliminary Prospectus Supplement describes the notional amounts on which the Class A-X and Class A-SP Certificates individually accrue interest.

o The Class A-X and Class A-SP Certificates will collectively accrue interest at a rate approximately equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for Class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, and O Certificates. The Preliminary Prospectus Supplement describes the pass-through rates at which the Class A-X and Class A-SP Certificates individually accrue interest.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       6

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V.  YIELD MAINTENANCE PREPAYMENT PREMIUM

YIELD MAINTENANCE PREPAYMENT
PREMIUMS:                                   Yield Maintenance Prepayment
                                            Premiums will be distributed on each
                                            Distribution Date as follows: A
                                            portion (based on the product of the
                                            Base Interest Fraction and the
                                            Principal Entitlement Fraction as
                                            described below) will be delivered
                                            to each of the following Classes:
                                            A-1, A-2, A-3, B, C, D, E, F, and G
                                            (the "Yield Maintenance Classes").
                                            The entire amount remaining will be
                                            distributed to Class A-X
                                            Certificates.

                                            With respect to each Yield
                                            Maintenance Class, the "Base
                                            Interest Fraction" is a fraction,
                                            not greater than one or less than
                                            zero, having:

                                            o   A numerator equal to the excess,
                                                if any, of the pass-through rate
                                                on such class of certificates
                                                over the relevant discount rate
                                                and

                                            o   A denominator equal to the
                                                excess, if any, of the mortgage
                                                interest rate of the prepaid
                                                loan over the relevant discount
                                                rate.

                                            With respect to each Yield
                                            Maintenance Class, the "Principal
                                            Entitlement Fraction" is a fraction
                                            having:

                                            o   A numerator equal to the total
                                                principal distributable on such
                                                class of certificates on the
                                                subject Distribution Date, and

                                            o   A denominator equal to the total
                                                principal, distributable on all
                                                the certificates, public and
                                                private, on the subject
                                                Distribution Date.

YIELD MAINTENANCE PREPAYMENT
PREMIUM EXAMPLE:                            The following is an example of the
                                            Yield Maintenance Prepayment Premium
                                            allocation based on the following
                                            assumptions:

                                            o   Class receiving principal
                                                payment is A-1

                                            o   Mortgage rate: 8.00%

                                            o   The Discount Rate at time of
                                                prepayment: 5.75%

                                            o   The Class Pass-Through Rate is
                                                equal to 7.00%


                                                          CLASS A-1
METHOD                                                   CERTIFICATES              CLASS A-X DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------
(Class Pass Through Rate - Discount Rate)                (7.00%-5.75%)       (100.00%-Class A-1 Certificate Percentage)
-----------------------------------------                -------------
(Mortgage Rate-Discount Rate)                            (8.00%-5.75%)

Yield Maintenance Prepayment Premium Allocation          55.56%              44.44%

-----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       7

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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
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VI. ADDITIONAL DEAL FEATURES

   PREPAYMENT INTEREST SHORTFALLS:          Any Prepayment Interest Shortfalls
                                            that are not offset by the servicing
                                            fee and shortfalls resulting from
                                            such prepayments will be allocated
                                            pro-rata to each interest-bearing
                                            Class of Certificates for such
                                            distribution date.

   PRINCIPAL & INTEREST ADVANCES:           The master servicer will generally
                                            be required to advance delinquent
                                            scheduled payments of principal and
                                            interest on the mortgage loans
                                            (excluding any balloon payments,
                                            default interest or excess interest)
                                            and other required amounts through
                                            liquidation, subject to a
                                            recoverability standard. The master
                                            servicer will be required to make
                                            advances for those balloon loans
                                            that become defaulted after their
                                            maturity dates, on the same
                                            amortization schedule as if the
                                            maturity date had not occurred. In
                                            the event that the master servicer
                                            fails to make a required advance of
                                            delinquent scheduled payments of
                                            principal and interest, the Trustee
                                            will be obligated to make the
                                            advance. In the event that the
                                            Trustee fails to make a required
                                            advance of delinquent scheduled
                                            payments of principal and interest,
                                            the Fiscal Agent will be obligated
                                            to make the advance.

   OPTIONAL TERMINATION:                    On any Distribution Date on which
                                            the mortgage pool balance, net of
                                            outstanding advances of principal,
                                            is less than 1% of the Initial
                                            Mortgage Pool Balance, the trust
                                            fund may be terminated and the
                                            certificates retired at the option,
                                            in turn, of: any single holder or
                                            group of holders of a majority of
                                            the Controlling Class; or, if it
                                            declines, the master servicer; and
                                            lastly, the special servicer. On any
                                            Distribution Date on which the total
                                            principal balance of the offered
                                            certificates and Class E, Class F
                                            and Class G certificates is reduced
                                            to zero, the trust fund may also be
                                            terminated in connection with an
                                            exchange of all the remaining
                                            certificates for all the mortgage
                                            loans and foreclosure properties in
                                            the trust fund at the time of
                                            exchange.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       8

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                       MORTGAGED REAL PROPERTIES BY STATE

[GRAPHIC OMITTED]

CA   14.15%       IA   2.07%       NY   2.67%       CT  11.07%
AZ    0.74%       IL   2.87%       PA   0.53%       NJ   4.07%
CO    0.84%       MO   5.06%       VA   0.65%       DE   6.82%
NM    0.97%       AR   0.27%       NC   0.88%       MD   1.90%
NE    1.09%       WI   0.51%       SC   8.51%
KS    0.76%       MI   1.45%       GA   1.56%
OK    0.90%       OH   2.61%       FL   8.01%
TX   12.37%       AL   2.99%       MA   3.70%


--------------------------------------------------------------------------------

                                                                                  WEIGHED
                              NUMBER OF                       PERCENTAGE OF       AVERAGE                          WEIGHTED
                              MORTGAGED     CUT-OFF DATE         INITIAL          MORTGAGE         WEIGHTED        AVERAGE
                                REAL        PRINCIPAL         MORTGAGE POOL       INTEREST         AVERAGE         CUT-OFF DATE
STATE                         PROPERTIES    BALANCE              BALANCE           RATE            U/W DSCR        LTV RATIO(2)
-----------------            -----------    --------------    --------------     -----------     ------------    ---------------
California                        15        $126,741,291          14.15%            7.539%           1.32x            72.5%
  Southern California(1)          14         123,630,505          13.80%            7.546%           1.32             72.9%
  Northern California(1)           1           3,110,786           0.35%            7.250%           1.31             58.1%
Texas                             22         110,801,341          12.37%            7.315%           1.34             76.7%
Connecticut                        5          99,155,014          11.07%            6.129%           2.16             53.5%
South Carolina                     2          76,212,000           8.51%            6.637%           1.55             77.7%
Florida                           12          71,726,888           8.01%            7.126%           1.36             78.2%
Delaware                           1          61,079,180           6.82%            7.450%           1.30             74.0%
Missouri                           1          45,277,992           5.06%            7.330%           1.27             76.9%
New Jersey                         2          36,430,142           4.07%            6.985%           1.39             68.8%
Massachusetts                      1          33,176,473           3.70%            7.730%           1.27             60.4%
Alabama                            3          26,740,000           2.99%            7.370%           1.33             73.0%
Illinois                           3          25,707,622           2.87%            7.791%           1.26             75.3%
New York                           1          23,940,527           2.67%            7.650%           1.29             59.9%
Ohio                               4          23,333,782           2.61%            7.454%           1.48             71.6%
Iowa                               4          18,528,978           2.07%            7.138%           1.34             78.6%
Maryland                           4          17,041,531           1.90%            7.869%           1.59             68.3%
Georgia                            3          13,936,201           1.56%            6.725%           1.70             68.8%
Michigan                           1          12,970,652           1.45%            7.040%           1.25             76.3%
Nebraska                           2           9,780,097           1.09%            7.500%           1.28             76.8%
New Mexico                         1           8,675,011           0.97%            7.060%           1.25             79.6%
Oklahoma                           6           8,037,922           0.90%            7.623%           1.40             74.7%
North Carolina                     3           7,913,763           0.88%            7.284%           1.28             79.4%
Colorado                           2           7,513,631           0.84%            7.777%           1.31             73.1%
Kansas                             2           6,787,890           0.76%            7.254%           1.31             78.3%
Arizona                            2           6,632,812           0.74%            7.742%           1.30             70.4%
Virginia                           2           5,836,984           0.65%            7.105%           1.47             76.6%
Pennsylvania                       3           4,779,361           0.53%            7.471%           1.37             78.1%
Wisconsin                          1           4,538,527           0.51%            7.570%           1.29             77.1%
Arkansas                           2           2,403,000           0.27%            7.400%           1.21             83.0%
                                 ---        ------------         -------           -------           -----            -----
TOTAL/WEIGHTED AVERAGE:          110        $895,698,613         100.00%            7.186%           1.45x            71.7%
                                 ===        ============         =======           =======           =====            =====

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.
(2)  ASSUMES A CUT-OFF DATE IN JULY 2002.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                        9

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

[GRAPHIC OMITTED]

Retail                             37.2%
Multifamily/Manufactured Homes     30.8%
Office                             17.9%
Industrial                          8.5%
Other                               2.7%
Self Storage                        1.6%
Mixed Use                           1.4%

--------------------------------------------------------------------------------



                                                                                  WEIGHED
                              NUMBER OF                       PERCENTAGE OF       AVERAGE                          WEIGHTED
                              MORTGAGED     CUT-OFF DATE         INITIAL          MORTGAGE         WEIGHTED        AVERAGE
PROPERTY                        REAL        PRINCIPAL         MORTGAGE POOL       INTEREST         AVERAGE         CUT-OFF DATE
TYPE                          PROPERTIES    BALANCE              BALANCE           RATE            U/W DSCR        LTV RATIO(1)
-----------------            -----------    --------------    --------------     -----------     ------------    ---------------
Retail                          19          $332,978,286           37.18%          6.824%           1.63x            68.6%
Multifamily                     54           269,770,212           30.12%          7.270%           1.34             77.1%
Office                          18           160,562,822           17.93%          7.383%           1.35             72.2%
Industrial                       9            75,805,014            8.46%          7.656%           1.29             68.3%
Other                            1            23,940,527            2.67%          7.650%           1.29             59.9%
Self Storage                     3            14,457,037            1.61%          7.980%           1.63             67.4%
Mixed Use                        2            12,225,473            1.36%          7.613%           1.26             74.3%
Manufactured Housing             4             5,959,242            0.67%          7.612%           1.35             76.5%
                               ---          ------------          -------          ------           -----            -----
TOTAL/WEIGHTED AVERAGE:        110          $895,698,613          100.00%          7.186%           1.45x            71.7%
                               ===          ============          =======          ======           =====            =====

(1)  ASSUMES A CUT-OFF DATE IN JULY 2002.
--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       10

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE
--------------------------------------------------------------------------------



                                   NUMBER OF                      PERCENTAGE OF       WEIGHTED                      WEIGHTED
                                   MORTGAGED     CUT-OFF DATE        INITIAL          AVERAGE         WEIGHTED       AVERAGE
PROPERTY       PROPERTY SUB-         REAL         PRINCIPAL       MORTGAGE  POOL      MORTGAGE         AVERAGE    CUT-OFF DATE
  TYPE             TYPE           PROPERTIES      BALANCE (1)        BALANCE       INTEREST RATE      U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
RETAIL
               Anchored               16        $ 323,764,362         36.15%           6.803%          1.64x          68.7%
               Unanchored              3            9,213,924          1.03%           7.536%          1.31           67.9%
                                 ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               19          332,978,286       $ 37.18%           6.824%          1.63X          68.6%
                                 ==============================================================================================


(1) ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
                         UNDERLYING MORTGAGE LOAN SELLER
--------------------------------------------------------------------------------

                           NUMBER OF                       PERCENTAGE OF      WEIGHTED                      WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
                           MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
MORTGAGE LOAN SELLER        LOANS         BALANCE (1)         BALANCE      INTEREST RATE     U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
Column                        83        $  770,693,798         86.04%          7.160%          1.47x          71.1%
PNC                           23           125,004,815         13.96%          7.344%          1.30           75.1%
                         -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      106        $  895,698,613        100.00%          7.186%          1.45X          71.7%
                         ===============================================================================================


(1) ASSUMES A CUT-OFF DATE IN JULY 2002.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCES
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]




                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES


                           NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL         AVERAGE        WEIGHTED        AVERAGE
RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
 PRINCIPAL BALANCES         LOANS         BALANCE (1)         BALANCE      INTEREST RATE     U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
$   406,406 -    500,000      1         $     406,406          0.05%           7.310%          1.34x           84.7%
    500,001 -  1,000,000      5             4,108,705          0.46%           7.607%          1.50            67.9%
  1,000,001 -  1,500,000     11            14,383,012          1.61%           7.658%          1.37            72.5%
  1,500,001 -  2,000,000      9            15,874,008          1.77%           7.562%          1.35            77.2%
  2,000,001 -  2,500,000     12            27,973,849          3.12%           7.503%          1.43            72.5%
  2,500,001 -  3,000,000      3             8,193,048          0.91%           7.325%          1.47            72.4%
  3,000,001 -  4,000,000     11            38,649,254          4.31%           7.504%          1.40            72.3%
  4,000,001 -  5,000,000      8            35,970,976          4.02%           7.190%          1.39            77.9%
  5,000,001 -  7,500,000     19           112,769,196         12.59%           7.440%          1.33            75.3%
  7,500,001 - 10,000,000      6            51,722,770          5.77%           7.012%          1.40            76.1%
 10,000,001 - 20,000,000     11           165,130,544         18.44%           7.441%          1.35            73.0%
 20,000,001 - 30,000,000      3            69,075,670          7.71%           7.212%          1.27            72.8%
 30,000,001 - 40,000,000      3           101,084,004         11.29%           7.418%          1.29            69.1%
 40,000,001 - 50,000,000      1            45,277,992          5.06%           7.330%          1.27            76.9%
 50,000,001 - $79,000,000     3           205,079,180         22.90%           6.548%          1.80            65.4%
                          ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     106         $ 895,698,613        100.00%           7.186%          1.45X           71.7%
                          ==============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $79,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $406,406
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1): $8,449,987

(1) ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]




               RANGE OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                           NUMBER OF                       PERCENTAGE OF     WEIGHTED                       WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL        AVERAGE         WEIGHTED        AVERAGE
      RANGE OF             MORTGAGE       PRINCIPAL        MORTGAGE POOL     MORTGAGE        AVERAGE       CUT-OFF DATE
      U/W DSCRs             LOANS         BALANCE (1)         BALANCE      INTEREST RATE     U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
   1.15x - 1.19               1        $   1,069,000           0.12%           7.400%          1.15x           80.4%
   1.20  - 1.25              14          136,251,641          15.21%           7.470%          1.23            77.1%
   1.26  - 1.30              23          296,365,992          33.09%           7.443%          1.28            73.0%
   1.31  - 1.35              19           96,532,413          10.78%           7.254%          1.32            73.8%
   1.36  - 1.45              27          128,496,475          14.35%           7.181%          1.39            74.0%
   1.46  - 1.60              11          108,022,535          12.06%           6.935%          1.56            75.7%
   1.61  - 1.99              10           49,960,557           5.58%           7.360%          1.69            66.9%
   2.00  - 2.37x              1           79,000,000           8.82%           5.882%          2.37            48.2%
                          ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     106        $ 895,698,613         100.00%           7.186%          1.45x           71.7%
                          ==============================================================================================

MAXIMUM U/W DSCR:          2.37X
MINIMUM U/W DSCR:          1.15X
WTD. AVG. U/W DSCR:        1.45X

(1) ASSUMES A CUT-OFF DATE IN JULY 2002.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]




                   RANGE TO CUT-OFF DATE LOAN-TO-VALUE RATIOS


                           NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL         AVERAGE        WEIGHTED        AVERAGE
RANGE TO CUT-OFF DATE      MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
LOAN-TO-VALUE RATIOS        LOANS         BALANCE (1)         BALANCE      INTEREST RATE     U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
44.8%  -  50.0%               2        $   80,074,552           8.94%          5.907%          2.36x            48.2%
50.1%  -  65.0%              14           106,607,315          11.90%          7.568%          1.43             61.1%
65.1%  -  72.0%              11            90,010,687          10.05%          7.258%          1.38             69.4%
72.1%  -  75.0%              25           201,096,850          22.45%          7.519%          1.32             73.9%
75.1%  -  77.0%              10            92,747,836          10.35%          7.236%          1.31             76.5%
77.1%  -  78.5%              16           181,490,593          20.26%          7.097%          1.40             78.1%
78.6%  -  79.5%               9            33,931,892           3.79%          7.271%          1.33             79.2%
79.6%     80.0%              16           106,929,481          11.94%          7.148%          1.31             79.7%
80.1%  -  85.0%               3             2,809,406           0.31%          7.387%          1.23             83.2%
                          ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     106        $  895,698,613         100.00%          7.186%         1.45x             71.7%
                          ==============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):   85.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):    44.8%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 71.7%

(1) ASSUMES A CUT-OFF DATE IN JULY 2002.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                           NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
     RANGE OF              MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS         BALANCE (1)         BALANCE      INTEREST RATE     U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------

5.882%  -  6.500%             1         $  79,000,000          8.82%           5.882%          2.37x          48.2%
6.501%  -  6.650%             2            74,200,000          8.28%           6.510%          1.61           76.4%
6.651%  -  7.000%             6            92,280,949         10.30%           6.966%          1.33           75.1%
7.001%  -  7.150%            14           104,936,085         11.72%           7.063%          1.35           77.2%
7.151%  -  7.250%             6            29,459,388          3.29%           7.181%          1.34           72.1%
7.251%  -  7.350%            10            75,915,360          8.48%           7.317%          1.33           77.1%
7.351%  -  7.500%            31           193,502,037         21.60%           7.431%          1.31           74.5%
7.501%  -  7.650%             9           111,304,099         12.43%           7.595%          1.29           72.6%
7.651%  -  7.900%            19           110,805,716         12.37%           7.763%          1.35           67.9%
7.901%  -  8.110%             8            24,294,978          2.71%           7.989%          1.52           69.4%
                          ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     106         $ 895,698,613        100.00%           7.186%          1.45X          71.7%
                          ==============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:   8.110%
MINIMUM MORTGAGE INTEREST RATE:   5.882%
WTD. AVG. MORTGAGE INTEREST RATE: 7.186%

(1) ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
                         MORTGAGE LOAN AMORTIZATION TYPE
--------------------------------------------------------------------------------

                           NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
                          UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
                           MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
LOAN TYPE                   LOANS         BALANCE (1)         BALANCE      INTEREST RATE     U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------
Balloon                       97       $  596,294,135         66.57%           7.277%         1.38x            74.5%
ARD                            9          299,404,478         33.43%           7.003%         1.58             66.1%
                          ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      106       $  895,698,613        100.00%           7.186%         1.45X            71.7%
                          ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN JULY 2002.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO ORIGINAL MATURITY (1)
--------------------------------------------------------------------------------

                                NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
        RANGE OF               UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
     ORIGINAL TERMS             MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS)      LOANS        BALANCE (1)         BALANCE       INTEREST RATE     U/W DSCR      LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
        60  -  84                  5       $   41,089,649           4.59%           7.445%          1.36x           67.8%
        85  - 120                 98          851,799,558          95.10%           7.172%          1.45            71.8%
       121  - 180                  3            2,809,406           0.31%           7.387%          1.23            83.2%
                              -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          106       $  895,698,613         100.00%           7.186%          1.45X           71.7%
                              ===============================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):    180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):     60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):  117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)    ASSUMES A CUT-OFF DATE IN JULY 2002.

--------------------------------------------------------------------------------
                     REMAINING TERM TO ORIGINAL MATURITY (1)
--------------------------------------------------------------------------------

                                     NUMBER OF                       PERCENTAGE OF      WEIGHTED                      WEIGHTED
           RANGE OF                 UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
        ORIGINAL TERMS               MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE        AVERAGE      CUT-OFF DATE
TO STATED MATURITY(MONTHS)(1)(2)       LOANS        BALANCE (1)         BALANCE       INTEREST RATES   U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
       54     -     84                  5        $   41,089,649          4.59%           7.445%          1.36x          67.8%
       85     -    117                 56           312,205,573         34.86%           7.360%          1.34           75.6%
      118     -    180                 45           542,403,391         60.56%           7.066%          1.52           69.7%
                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               106        $  895,698,613        100.00%           7.186%          1.45X          71.7%
                                  ==================================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   180
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2): 115

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)    ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           ORIGINAL AMORTIZATION TERM
--------------------------------------------------------------------------------

                                     NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
           RANGE OF                 UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
    ORIGINAL AMORTIZATION            MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
        TERMS (MONTHS)                LOANS         BALANCE (1)         BALANCE       INTEREST RATE    U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
     192     -      300                18        $  122,996,491          13.73%          6.986%           1.53           74.0%
     301     -      350                 2            26,884,480           3.00%          7.012%           1.26           79.7%
     351     -      360                86           745,817,643          83.27%          7.225%           1.44           71.0%
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               106        $  895,698,613         100.00%          7.186%           1.45X          71.7%
                                    ================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):     192
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):   350

(1) ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
                          REMAINING AMORTIZATION TERM
--------------------------------------------------------------------------------

                                     NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
           RANGE OF                 UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
     REMAINING AMORTIZATION          MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
        TERMS (MONTHS)(1)             LOANS         BALANCE (1)         BALANCE       INTEREST RATE    U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
      182      -      250               2         $   4,185,338           0.47%           7.389%         1.38x           54.7%
      251      -      300              16           118,811,152          13.26%           6.972%         1.54            74.7%
      301      -      320               1             3,884,480           0.43%           7.260%         1.22            79.3%
      321      -      350               1            23,000,000           2.57%           6.970%         1.27            79.8%
      351      -      360              86           745,817,643          83.27%           7.225%         1.44            71.0%
                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               106         $ 895,698,613         100.00%           7.186%         1.45X           71.7%
                                   =================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):   360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):   182
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1): 349

(1)    ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------


                                     NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
                                    UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
       RANGE OF YEARS                MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
       BUILT/RENOVATED(1)             LOANS         BALANCE (2)         BALANCE       INTEREST RATE    U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
      1958     -     1970               3         $  26,851,606          3.00%           7.667%          1.30x            60.7%
      1971     -     1980              10            29,987,847          3.35%           7.435%          1.39             73.7%
      1981     -     1990              23           212,670,978         23.74%           7.115%          1.40             75.6%
      1991     -     2002              74           626,188,181         69.91%           7.177%          1.47             70.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               110         $ 895,698,613        100.00%           7.186%          1.45X            71.7%
                                   =================================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):  2002
OLDEST YEAR BUILT/RENOVATED (1):       1958
WTD. AVG. YEAR BUILT/RENOVATED (1):    1994

(1)    YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR YEAR
       RENOVATED.
(2)    ASSUMES A CUT-OFF DATE IN JULY 2002.




--------------------------------------------------------------------------------
                        OCCUPANCY RATES AT UNDERWRITING
--------------------------------------------------------------------------------


                                     NUMBER OF                       PERCENTAGE OF      WEIGHTED                       WEIGHTED
                                    UNDERLYING     CUT-OFF DATE         INITIAL          AVERAGE       WEIGHTED        AVERAGE
       RANGE OF YEARS                MORTGAGE       PRINCIPAL        MORTGAGE POOL      MORTGAGE       AVERAGE       CUT-OFF DATE
   OCCUPANCY RATES AT U/W             LOANS         BALANCE (2)         BALANCE       INTEREST RATE    U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

    84%     -      85%                  1        $   1,954,824           0.22%           7.400%         1.40x            74.5%
    86%     -      90%                  7          109,799,468          12.26%           6.839%         1.51             74.6%
    91%     -      93%                 14          125,628,773          14.03%           7.346%         1.28             77.2%
    94%     -      95%                 12          131,490,287          14.68%           7.312%         1.31             75.5%
    96%     -      97%                 21          229,847,340          25.66%           6.798%         1.71             65.7%
    98%     -     100%                 54          273,037,393          30.48%           7.474%         1.35             72.1%
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               109        $ 871,758,086          97.33%           7.173%         1.45x            72.0%
                                    ================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):   100%
MINIMUM OCCUPANCY RATE AT U/W (1):    84%
WTD. AVG. OCCUPANCY RATE AT U/W (1):  95%

(1) DOES NOT INCLUDE PARKING GARAGE PROPERTY.
(2) ASSUMES A CUT-OFF DATE IN JULY 2002.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     PREPAYMENT PROVISION AS OF CUT-OFF DATE
--------------------------------------------------------------------------------


                                                                                         WEIGHTED
                                                                                         AVERAGE       WEIGHTED
                                                                     PERCENTAGE OF      REMAINING      AVERAGE         WEIGHTED
          RANGE OF                   NUMBER OF      CUT-OFF DATE         INITIAL         LOCKOUT   REMAINING LOCKOUT    AVERAGE
      REMAINING TERMS TO             MORTGAGE        PRINCIPAL       MORTGAGE POOL        PERIOD     PLUS YM PERIOD    MATURITY
   STATED MATURITY (YEARS)            LOANS           BALANCE           BALANCE          (YEARS)       (YEARS)          (YEARS) (1)
------------------------------------------------------------------------------------------------------------------------------------
    2.00     -     4.99                 5       $  41,089,649            4.6%              4.3            4.3             4.7
    5.00     -     9.49                 4           8,986,847            1.0%              8.9            8.9             9.2
    9.50     -     9.99                85         625,812,712           69.9%              8.9            9.5             9.8
   10.00     -    10.99                 9         217,000,000           24.2%              9.6            9.6            10.0
   11.00     -    15.00                 3           2,809,406            0.3%             14.6           14.6            14.9
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               106       $ 895,698,613          100.0%              8.9            9.3             9.6
                                    ================================================================================================

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.



--------------------------------------------------------------------------------
                                PREPAYMENT OPTION
--------------------------------------------------------------------------------


                                                                                         WEIGHTED
                                                                                         AVERAGE       WEIGHTED
                                                                     PERCENTAGE OF      REMAINING      AVERAGE         WEIGHTED
                                     NUMBER OF      CUT-OFF DATE         INITIAL         LOCKOUT   REMAINING LOCKOUT    AVERAGE
                                     MORTGAGE        PRINCIPAL       MORTGAGE POOL        PERIOD     PLUS YM PERIOD    MATURITY
           PREPAYMENT OPTION          LOANS           BALANCE           BALANCE          (YEARS)       (YEARS)          (YEARS) (1)
------------------------------------------------------------------------------------------------------------------------------------
 Lockout/Defeasance                     97        $  834,533,396         93.2%             9.3           9.3             9.6
 Lockout/Yield Maintenance               9            61,165,217          6.8%             3.7           9.4             9.7
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                106        $  895,698,613        100.0%             8.9           9.3             9.6
                                   =================================================================================================


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      MORTGAGE POOL PREPAYMENT PROFILE (1)
--------------------------------------------------------------------------------

                           NUMBER OF
           MONTHS SINCE    MORTGAGE   OUTSTANDING      % OF POOL        YIELD       % OF POOL
  DATE     CUT-OFF DATE      LOANS    BALANCE(mm)       LOCKOUT      MAINTENANCE       OPEN          TOTAL
--------------------------------------------------------------------------------------------------------------
JUL-02          0             106    $    895.7           100.0%          0.0%         0.0%          100.0%

JUL-03         12             106    $    887.6           100.0%          0.0%         0.0%          100.0%

JUL-04         24             106    $    878.4           100.0%          0.0%         0.0%          100.0%

JUL-05         36             106    $    868.3            97.5%          2.5%         0.0%          100.0%

JUL-06         48             106    $    857.4            95.7%          4.3%         0.0%          100.0%

JUL-07         60             101    $    806.7            92.8%          7.2%         0.0%          100.0%

JUL-08         72             101    $    794.9            92.8%          7.2%         0.0%          100.0%

JUL-09         84             101    $    782.0            92.8%          7.2%         0.0%          100.0%

JUL-10         96             101    $    768.1            92.8%          7.2%         0.0%          100.0%

JUL-11        108             100    $    751.6            92.6%          7.2%         0.2%          100.0%

JUL-12        120               3    $      2.5           100.0%          0.0%         0.0%          100.0%

JUL-13        132               3    $      2.4           100.0%          0.0%         0.0%          100.0%

JUL-14        144               3    $      2.4           100.0%          0.0%         0.0%          100.0%

JUL-15        156               3    $      2.3           100.0%          0.0%         0.0%          100.0%

JUL-16        168               3    $      2.3           100.0%          0.0%         0.0%          100.0%


(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE HYPER-AMORTIZATION LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
21.  ONE EL PASEO   |  Palm Desert
            PLAZA   |  CA



[GRAPHIC OMITTED]                                 [GRAPHIC OMITTED]
15.  COLONIAL GRAND |  Bradenton                  8.       LINCOLN  | New York
        @PALMA SOLA |  FL                            TOWERS GARAGE  | NY



[GRAPHIC OMITTED]
24B.   301 RIVERSIDE  |  Westport
              AVENUE  |  CT




[GRAPHIC OMITTED]
1.  WESTFARMS   |  Farmington
        MALL    |  CT

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       21

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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
7.   PORTER RANCH   |  Porter Ranch
      TOWN CENTER   |  CA



[GRAPHIC OMITTED]
4.        GANNON WEST  |  Maryland Heights
     POINTE APARTMENTS |  MO


[GRAPHIC OMITTED]
3.   1201 NORTH MARKET        |  Wilmington
      STREET - CHASE BUILDING |  DE


[GRAPHIC OMITTED]
25.   SANDIA RIDGE  |  Albuquerque
        APARTMENTS  |  NM

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Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       22

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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

                                                              Percentage
                                                            of Initial Net                                                   Cut-off
                                             Cut-off Date     Mortgage                     Loan      Mortgage                  Date
                                 Property     Principal         Pool                       Per       Interest       U/W        LTV
 #    Loan Name                    Type        Balance         Balance       SF/Units    SF/Unit       Rate        DSCR       Ratio
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- ---------
 1  Westfarms Mall               Retail      $79,000,000       8.8%        1,080,641     $   146(1)   5.8817%(1)   2.37x(1) 48.2%(1)
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 2  Northwoods Mall              Retail      $65,000,000       7.3%          426,545     $   152       6.510%      1.59x    78.2%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 3  1201 North Market Street
    - Chase Building             Office      $61,079,180       6.8%          439,027     $   139       7.450%      1.30x    74.0%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 4  Gannon West Pointe
    Apartments                 Multifamily   $45,277,992       5.1%            1,083     $41,808       7.330%      1.27x    76.9%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 5  The Mall at Mill Creek       Retail      $34,948,681       3.9%          288,948     $   121       6.950%      1.39x    68.4%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 6  Riverview Commerce
    Center II                  Industrial    $33,176,473       3.7%          707,222     $    47       7.730%      1.27x    60.4%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 7  Porter Ranch Town Center     Retail      $32,958,849       3.7%          201,572     $   164       7.600%      1.20x    78.5%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 8  Lincoln Towers Garage         Other      $23,940,527       2.7%            1,339     $17,879       7.650%      1.29x    59.9%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
 9  Roosevelt Square
    Shopping Center              Retail      $23,000,000       2.6%          291,729     $    79       6.970%      1.27x    79.8%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
10  The Bristol Place
    Apartments                 Multifamily   $22,135,143       2.5%              390     $56,757       6.990%      1.25x    79.6%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------
    TOTAL / WTD. AVG.                       $420,516,846      47.0%                                    6.950%      1.54X    68.7%
--- -------------------------- ------------ -------------- -------------- ------------- ---------- ------------ ---------- -------

        (1) Based on total A-note size of $158,000,000.

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Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------


                                                         WESTFARMS MALL

------------------------------------------------------------------------         ---------------------------------------------------
                        Loan Information                                                        Property Information
------------------------------------------------------------------------         ---------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:       $79,000,000(1)                              SINGLE ASSET/PORTFOLIO:      Single Asset

FIRST PAYMENT DATE:                   August 11, 2002                             PROPERTY TYPE:               Retail

INTEREST RATE:                        5.8817%                                     PROPERTY SUB-TYPE:           Anchored

AMORTIZATION:                         360 months                                  LOCATION:                    Farmington, CT

HYPERAMORTIZATION:                    After July 11, 2012, the                    YEAR BUILT/RENOVATED:        1974/1997
                                      interest rate increases by 2.000%
                                      to 7.8817% and all excess cash              SQUARE FOOTAGE:              1,080,641(7)
                                      flow is used to reduce the
                                      outstanding principal balance               OCCUPANCY:                   96%(8)
                                      on the Westfarms Mall Loan
                                      until the principal balance is              OWNERSHIP INTEREST:          Fee
                                      reduced to zero.

ARD DATE:                             July 11, 2012
                                                                                                           % of Total      LEASE
MATURITY DATE:                        July 11, 2032                             MAJOR TENANTS:     NRSF       NRSF       EXPIRATION
                                                                                -------------     -------  ----------    ----------
                                                                                Filene's (9)      208,790     N/A        12/31/2093
EXPECTED MATURITY BALANCE:            $66,779,339                               JC Penney (10)    190,378    17.62        9/30/2012
                                                                                Nordstrom (10)    175,415    16.23        7/31/2027
SPONSOR(S):                           The Taubman Realty Group
                                      Limited Partnership

INTEREST CALCULATION:                 Actual/360                                 PROPERTY MANAGEMENT:     The Taubman Company, LLC

CALL PROTECTION:                      Lockout/defeasance until after             U/W NET CASH FLOW:       $26,544,982
                                      the date that is three months
                                      prior to the anticipated                   U/W DSCR:                2.37x(11)
                                      repayment date.
                                                                                 APPRAISED VALUE:         $328,000,000
LOAN PER SF:                          $146(2)
                                                                                 CUT-OFF DATE LTV:        48.2%(11)

UP-FRONT RESERVES:                    Engineering Reserve(3)  $1,295,250         MATURITY LTV:            40.7%(11)

ONGOING RESERVES:                     Taxes and Insurance Escrow(4)  Yes
                                      Replacement Reserve(5)         Yes
                                      Rollover Reserve(6)            Yes

LOCKBOX:                              Springing

MEZZANINE:                            None

---------------------------------------------------------------------           --------------------------------------------------

(1) Based on the cut-off date principal balance. The Westfarms Mall Loan is secured on a pari passu basis with one other note for $79,000,000 which is not included in the trust. Additionally, with respect to the Westfarms Mall Loan, the related mortgaged property also secures a subordinated B note of $52,000,000. The Mortgage Loan Seller, who is currently the holder of the Westfarms Mall B Note has the option to sell the B note to a third party subject to the terms of the intercreditor agreement.
(2) Loan/SF is based on the aggregate A note size of $158,000,000 and square footage of 1,080,641. Square footage includes 480,493 square feet of anchor space that is under ground lease.
(3) A required repair reserve may be required to be funded by borrower in the amount of $1,295,250 for immediate repairs at the Westfarms Mall Property that are estimated to cost $1,177,000 if such required repairs are not completed by December 31, 2002, or in the case of the recommended escalator repairs, by December 31, 2003.
(4)  Upon the occurrence of a "Lockbox Event" which includes the occurrence of:
     (i) an event of default under the Westfarms Mall Total Loan, (ii) the aggregate debt service coverage ratio for the Westfarms Mall Total Loan ($210MM) falling below 1.23x or (iii) the Anticipated Repayment Date if the Westfarms Mall Total Loan is not paid in full by such date, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) Upon the occurrence of a Lockbox Event, the borrower is required to deposit $8,783.62 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) Upon the occurrence of Lockbox Event, the borrower is required to deposit $83,000 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations.
(7)   Square footage number includes anchor spaces under ground leases.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       24

(8) Occupancy is based on the 6/19/02 rent roll and does not include ground lease square footage.
(9)   Non-owned anchor.
(10)  Anchors under ground leases.
(11)  Based on total A-note size of $158,000,000.


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Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                 WESTFARMS MALL


--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Westfarms Mall is a two-story enclosed 1.3 million square foot super-regional mall located in West Hartford, Connecticut approximately 10 miles west of the Hartford CBD. The subject was built in 1974 and renovated in 1997.

o The collateral includes 600,148 SF of net rentable area which includes Filene's Men and Furniture (79,992 SF) and approximately 150 in-line stores (520,156 SF). The remaining anchor tenants: Lord and Taylor, Nordstrom, and JC Penney are under ground leases. Filene's (separate from Filene's Men and Furniture) owns their own site.

o The subject is located in the West Hartford submarket, a residential suburb of the Hartford metropolitan area that encompasses 22 square miles. The town has a full range of quality housing from starter homes to luxury estates, as well as strong retail and business service centers. Hartford is the state capital of Connecticut.

o         Westfarms Mall is anchored by five national tenants with strong sales:
          Lord and Taylor ($257/SF sales), Nordstrom ($235/SF sales), Filene's ($331/SF sales), Filene's Men's and Furniture ($329/SF sales), and JC Penney ($135/SF sales). Nortstrom's Westfarms' location is the only one in the state of Connecticut. Noteworthy in-line stores include Pottery Barn, Talbots, Ann Taylor, Williams Sonoma, Coach, Foot Locker, and Rainforest Cafe.

o All five of the anchors have investment grade credit ratings (S&P/Moody's/Fitch) and are under long term leases: Filene's (parent company May Department Stores is rated A+/A1/NR, 2093), Filene's Men and Furniture (parent company May Department Stores is rated A+/A1/NR,
          2025), Lord and Taylor (parent company May Department Stores is rated A+/A1/NR, 2014), Nordstrom (A-/Baa1/NR, 2027), and JC Penney (BBB-/Ba2/BB-, 2012).

o Westfarms primary trade area is considered to be a 15-mile radius around the mall. (population: 909,504).

o Mall occupancy for 1999, 2000 and 2001 was 96%, 98%, and 97%, respectively. Comparable in-line store sales for the same periods were $450 PSF, $463 PSF, and $457 PSF. 2001 sales indicate an occupancy cost of approximately 15%. Filene's is the strongest performing store in its chain, with sales of $331 PSF, compared to its national average of $249 PSF.

o An affiliate of Taubman Centers Inc. is the Sponsor of this transaction. The property is owned and managed by Taubman, a REIT headquartered in Bloomfield Hills, Michigan. Taubman's retail portfolio consists of some of the most coveted regional and super regional retail centers located in major markets throughout the US. Taubman Centers, Inc. (NYSE: TCO) is a BB+ (S&P) rated entity that has a market cap of $3.4 billion as of year-end 2001. Taubman's portfolio consists of 19 regional/super-regional shopping malls across the nation and it manages an additional 12 centers that have average sales of $479/sf.

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Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                                      WESTFARMS MALL
------------------------------------------------------------------------------------------------------------------------------------
                                        Lease Rollover Schedule Westfarms Mall
------------------------------------------------------------------------------------------------------------------------------------
                                     Average
                                    Base Rent                                             % of Total Base
                     # of Leases     per SF        % of Total SF      Cumulative % of     Rental Revenues     Cumulative % of Total
       Year            Rolling      Rolling          Rolling           SF Rolling            Rolling        Rental Revenues Rolling
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2002               4           $50.14            1.3%               1.3%                 3.0%                       3.0%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2003              13           $58.32            3.5%               4.8%                 9.1%                      12.0%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2004              10           $53.59            2.1%               6.9%                 4.9%                      16.9%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2005              20           $61.81            3.2%               10.1%                8.9%                      25.8%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2006              14           $95.76            1.2%               11.4%                5.3%                      31.1%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2007              23           $44.99            7.2%               18.6%                14.4%                     45.5%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2008              23           $44.27            7.6%               26.1%                14.9%                     60.4%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2009              14           $46.24            6.8%               32.9%                13.9%                     74.3%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2010               8           $29.17            3.9%               36.9%                5.1%                      79.4%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2011              15           $48.56            5.5%               42.4%                11.9%                     91.3%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2012               8            $6.12           19.5%               61.9%                5.3%                      96.6%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------
       2013               4           $44.18            1.4%               63.3%                2.7%                      99.3%
------------------- -------------- -------------- ----------------- -------------------- -------------------- ----------------------




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Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                                         NORTHWOODS MALL

------------------------------------------------------------------------         ---------------------------------------------------
                    Loan Information                                                          Property Information
------------------------------------------------------------------------         ---------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:       $65,000,000                                 SINGLE ASSET/PORTFOLIO:      Single Asset

FIRST PAYMENT DATE:                   August 11, 2002                             PROPERTY TYPE:               Retail

INTEREST RATE:                        6.510%                                      PROPERTY SUB-TYPE:           Anchored

AMORTIZATION:                         300 months                                  LOCATION:                    North Charleston, SC

HYPERAMORTIZATION:                    N/A                                         YEAR BUILT/RENOVATED:        1972/1985

ARD DATE:                             N/A                                         SQUARE FOOTAGE:              426,545

MATURITY DATE:                        July 11, 2012                               OCCUPANCY:                   86%(4)

EXPECTED MATURITY BALANCE:            $50,397,210                                 OWNERSHIP INTEREST:          Fee

                                                                                                      % of Total
SPONSOR(S):                           CBL & Assoicates Properties, Inc.         MAJOR TENANTS   NRSF     NRSF      LEASE EXPIRATION
                                                                                -------------   ----    --------   ----------------
INTEREST CALCULATION:                 30/360
                                                                                Sears(5)       136,605    N/A      12/31/2050
CALL PROTECTION:                      Lockout/defeasance until after the date   JC Penney      114,425   26.83%     2/28/2014
                                      that is six months prior to the maturity  Belk's(5)      101,925    N/A       1/31/2010
                                      date.
                                                                                  PROPERTY MANAGEMENT:         CBL & Associates
                                                                                                               Management, Inc.
LOAN PER SF:                          $152
                                                                                  U/W NET CASH FLOW:           $8,358,580
UP-FRONT RESERVES:                    None
                                                                                  U/W DSCR:                    1.59x
ONGOING RESERVES:                     Taxes and Insurance Escrow:(1)    Yes
                                      Replacement Reserve:(2)           Yes       APPRAISED VALUE:             $83,100,000
                                      Rollover Reserve:(3)              Yes
                                                                                  CUT-OFF DATE LTV:            78.2%
LOCKBOX:                              Springing
                                                                                  MATURITY LTV:                60.6%
MEZZANINE:                            None

---------------------------------------------------------------------      ---------------------------------------------------------

(1) In addition to the initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(2) The borrower is required to deposit $4,447.58 per month into a replacement reserve to fund ongoing repairs and replacements. Deposits will no longer be required in any month once the balance equals or exceeds $106,742.
(3) Upon an event of default or if the DSCR falls below 1.25x, the borrower is required to deposit $22,417 per month into the rollover reserve to fund tenant improvements and leasing commission obligations.
(4) Occupancy is based on the 5/23/02 rent roll and does not include ground lease square footage.
(5)   Non-owned anchors.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                 NORTHWOODS MALL

--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Northwoods Mall is a 765,074 square foot regional mall located in North Charleston, South Carolina, approximately 12 miles north of downtown Charleston.

o The collateral for the loan includes JC Penney (114,425 SF) and in-line space totaling 312,120 SF.

o Anchor tenants include: Belk, Dillard's, JC Penney, and Sears. Belk, Dillard's and Sears are not part of the collateral. Other major tenants include General Cinema ($13/sf; 8% NRA; lease exp. 5/31/10) and Books-A-Million ($9/sf; 5% NRA; lease exp. 1/31/08). National tenants include: Aeropostale, American Eagle Outfitters, The Children's Place, Limited Too, The Gap, Victoria's Secret, and Gymboree.

o Sales for in-line tenants were $341/sf for 2001, indicating an occupancy cost of 10.4%. Sears and JC Penney's are both displaying sales well above their national averages.

o Northwoods Mall is the center of a large concentration of commercial real estate. Directly facing the subject on Rivers Avenue is a power center, Northwoods Marketplace, which includes retailers such as Best Buy, Barnes & Noble, Linens `N Things, Petsmart, Old Navy, and various smaller retailers. Adjacent to Northwood Marketplace is another strip center, North Rivers Market, that contains Toys R' Us, Gateway Country, Sports Authority, TJ Maxx, as well as a variety of smaller shops. To the west of the mall is a Holiday Inn Express, Home Depot, Lowe's, and a community shopping center that contains various local retailers including a furniture outlet and ice skating rink.

o Charleston has experienced a 17.0% increase in population since 1995 and is now over 540,000 people.

o The mall is one of two malls in a large geographic trade area, with the subject being the dominant mall. The sole competitor is ten miles south of the subject property.

o The Sponsor, CBL & Associates Properties, Inc., is a publicly owned Real Estate Investment Trust (REIT) that primarily engages in the development and management of regional malls and community and neighborhood centers. CBL's portfolio is approximately 56.0 million square feet making it the third largest shopping center REIT in the United States.

o         CBL & Associates Properties, Inc. manages the property.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                                       NORTHWOODS MALL
------------------------------------------------------------------------------------------------------------------------------------
                                            Lease Rollover Schedule Northwoods Mall
------------------------------------------------------------------------------------------------------------------------------------
                                     Average
                                    Base Rent                                           % of Total Base
                   # of Leases       per SF      % of Total SF      Cumulative % of     Rental Revenues     Cumulative % of Total
     Year            Rolling        Rolling        Rolling           SF Rolling            Rolling         Rental Revenues Rolling
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2002              1           $25.46           0.6%                0.6%                 0.8%                       0.8%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2003              5           $21.37           2.3%                2.9%                 2.8%                       3.6%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2004             10           $22.19           6.1%                9.0%                 7.6%                      11.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2005              9           $21.46           5.2%                14.2%                6.3%                      17.6%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2006             27           $34.16           8.9%                23.2%                17.3%                     34.9%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2007             12           $27.12           5.3%                28.5%                8.2%                      43.0%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2008             12           $16.35           10.7%               39.2%                9.9%                      52.9%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2009              9           $22.28           6.7%                45.9%                8.5%                      61.4%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2010              9           $44.59           5.3%                51.2%                13.4%                     74.8%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2011              7           $25.99           4.4%                55.6%                6.5%                      81.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2012              5           $37.14           3.1%                58.8%                6.6%                      87.9%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2013              1           $28.96           0.3%                59.1%                0.4%                      88.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                   1201 NORTH MARKET STREET -- CHASE BUILDING


------------------------------------------------------------------------    --------------------------------------------------------
                       Loan Information                                                      Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:    $61,079,180                               SINGLE ASSET/PORTFOLIO:             Single Asset

FIRST PAYMENT DATE:                July 11, 2002                             PROPERTY TYPE:                      Office

INTEREST RATE:                     7.450%                                    PROPERTY SUB-TYPE:                  CBD

AMORTIZATION:                      360 months                                LOCATION:                           Wilmington, DE

HYPERAMORTIZATION:                 After June 11, 2012, the interest rate    YEAR BUILT/RENOVATED:               1988/N/A
                                   increases by 2.000% to 9.450% and all
                                   excess cash flow is used to reduce the    SQUARE FOOTAGE:                     439,027
                                   outstanding principal balance on the
                                   1201 North Market Street Loan until the   OCCUPANCY:                          95%(9)
                                   principal balance is reduced to zero.
                                                                             OWNERSHIP INTEREST:                 Fee
ARD DATE:                          June 11, 2012
                                                                                                               % OF TOTAL   LEASE
MATURITY DATE:                     June 11, 2032                             MAJOR TENANTS             NRSF       NRSF    EXPIRATION
                                                                             ---------------         -------   ---------- ----------
EXPECTED MATURITY BALANCE:         $53,944,238                               Chase Manhattan Bank    101,584    23.14%    6/30/2008
                                                                             Morris Nichols Arsht
SPONSOR(S):                        Paul M. McConnell and Scott Johnson          & Tunnell             61,552    14.02%   12/31/2013
                                                                             Blank Rome Cominsky
INTEREST CALCULATION:              Actual/360                                   & McCauley            40,960     9.33%   12/31/2016

CALL PROTECTION:                   Lockout/defeasance until after the date   PROPERTY MANAGEMENT:     McConnell Johnson Real
                                   that is four months prior to the                                   Estate Company, LLC
                                   anticipated repayment date.
                                                                             U/W NET CASH FLOW:       $6,636,628
LOAN PER SF:                       $139
                                                                             U/W DSCR:                1.30x
UP-FRONT RESERVES:                 TI/LC Reserve(1)        $2,890,286
                                   Engineering Reserve(2)  $  360,906        APPRAISED VALUE:         $82,500,000

ONGOING RESERVES:                  Taxes and Insurance Escrow(3)   Yes       CUT-OFF DATE LTV:        74.0%
                                   Replacement Reserve(4)          Yes
                                   Rollover Reserve(5)             Yes       MATURITY LTV:            65.4%
                                   Morris Nichols Reserve(6)       Yes
                                   Mortgage Reserve(7)             Yes

LOCKBOX:                           Hard

MEZZANINE:                         Yes(8)

-----------------------------------------------------------------------    ---------------------------------------------------------

(1) The reserve was established at closing to fund certain tenant improvement, leasing commission, tenant relocation and other current contractual lease obligations incurred prior to the date of closing.
(2) The engineering reserve was established at closing to fund specified renovation items.
(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The 1201 North Market Street borrower is required to deposit $9,167 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) For potential tenant improvement and leasing commission obligations the borrower is required to make the following payments: commencing on the first payment date through the thirty-sixth payment date, the borrower is required to pay $34,583.33; commencing on the thirty-seventh payment date through the forty-eighth payment date, the borrower is required to pay $50,603.33; commencing on the forty-ninth payment date through the eighty-fourth payment date with the borrower is required to pay $90,833.33; commencing with the eighty-fifth payment date through the one hundred and twentieth payment date the borrower is required to pay $65,833.33.
(6) For tenant improvement allowance for Morris, Nichols, Arsht & Tunnell, the borrower shall make the following payments: commencing on the first payment date through the thirty-sixth payment date, the borrower is required to pay $6,250; commencing with the thirty-seventh payment date through the forty-eighth payment date, the borrower is required to pay

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       31

      $6,896.67. All such amounts are required to be deposited with the lender for payment of a tenant improvement allowance to Morris, Nichols, Arsht & Tunnell under the office lease, dated May 15, 1988.
(7) Commencing on the first payment date the borrower is required to pay on each payment date the sum of $47,314.82 in order to accumulate sufficient funds to make quarterly interest payments due under the subordinate loan.
(8) An interest-only subordinate loan with an original term of five years in the amount of $4,000,000 exists between the borrower and 1201 North Market Mezzanine Financing LLC. The second mortgage is secured by the subject property.
(9)   Occupancy is based on the 3/1/02 rent roll.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       32

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                   1201 NORTH MARKET STREET -- CHASE BUILDING







--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o The subject property, 1201 North Market Street, is a 439,027 SF Class A multi-tenant, 23-story office building that is located in the central business district of Wilmington, Delaware.

o The property is Wilmington's most prominent building and is currently leased to 29 tenants engaged in legal, insurance, finance, trust and professional services. Historical occupancy for the property has been 96% in 1998, 99.9% for 1999 & 2000, and 97.2% in 2001. Current occupancy is
      95%.

o Major tenants include: Chase Manhattan Bank ($20/sf; 23% NRA; lease exp. 6/30/08), Morris Nichols Arsht & Tunnell ($24/sf; 14% NRA; lease exp. 12/31/13), and Blank Rome Cominsky & McCauley ($27/sf; 9% NRA; lease exp. 12/31/16). Chase Manhattan Bank (parent company JP Morgan Chase & Co.) is rated AA3 by Moody's and AA- by S&P.

o The subject, known as Chase Manhattan Plaza, is located in the heart of the Wilmington CBD near Rodney Square, considered the central focal point of the CBD.

o Land uses in the Wilmington CBD are a balanced mixture of office buildings with ground level retail, hotel, surface parking, and parking garages. Wilmington serves as headquarters to MBNA, DuPont, Hercules, Bank One, and Wilmington Trust.

o The borrower's managing member, McConnell Johnson Real Estate Company LLC, is comprised of Paul McConnell, a local Delaware resident with 20 years real estate experience, and Scott Johnson, a Wilmington resident with more than 15 years of experience leasing and managing Class A properties in Wilmington's CBD.

o McConnell Johnson Real Estate Company LLC manages the property under Mr. McConnell and Mr. Johnson. Mr. McConnell has developed over 8.5 million SF of office and industrial space in the tri-state area and Mr. Johnson has served as the leasing manager for the subject property for the last four years.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------


                                      1201 NORTH MARKET STREET -- CHASE BUILDING
------------------------------------------------------------------------------------------------------------------------------------
                         Lease Rollover Schedule 1201 North Market Street - Chase Building
------------------------------------------------------------------------------------------------------------------------------------
                                     Average
                                    Base Rent                                             % of Total Base
                     # of Leases     per SF        % of Total SF      Cumulative % of     Rental Revenues     Cumulative % of Total
      Year             Rolling      Rolling          Rolling           SF Rolling            Rolling        Rental Revenues Rolling
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------

      2002              0          $0.00            0.0%                0.0%                 0.0%                       0.0%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2003              4          $28.66           7.5%                7.5%                 9.2%                       9.2%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2004              5          $24.34           8.3%                15.8%                8.7%                      17.8%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2005              3          $22.55           0.3%                16.0%                0.3%                      18.1%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2006              1          $27.44           1.8%                17.8%                2.1%                      20.2%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2007              3          $30.06           5.4%                23.3%                7.0%                      27.2%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2008              2          $17.28           24.5%               47.8%                18.1%                     45.3%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2009              2          $29.32           4.1%                51.8%                5.1%                      50.4%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2010              1          $26.25           4.7%                56.5%                5.2%                      55.7%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2011              4          $26.98           8.2%                64.7%                9.5%                      65.1%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2012              1          $24.33           6.9%                71.6%                7.2%                      72.3%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------
      2013              3          $27.88           14.0%               85.6%                16.7%                     89.0%
------------------ ------------ ------------- ------------------ -------------------- -------------------- -------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                          GANNON WEST POINTE APARTMENTS


------------------------------------------------------------------------    --------------------------------------------------------
                       Loan Information                                                        Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:  $45,277,992                                    SINGLE ASSET/PORTFOLIO:    Single Asset

FIRST PAYMENT DATE:              April 11, 2002                                 PROPERTY TYPE:             Multifamily

INTEREST RATE:                   7.330%
                                                                                PROPERTY SUB-TYPE:         Conventional
AMORTIZATION:                    360 months
                                                                                LOCATION:                  Maryland Heights, MO
HYPERAMORTIZATION:               After March 11, 2012, if the loan is not
                                 prepaid on such date, the interest rate        YEAR BUILT/RENOVATED:      1969/2002
                                 increases by 2.000% to 9.330% and all
                                 excess cash flow is used to reduce the         UNITS:                     1,083
                                 outstanding principal balance on the
                                 Gannon West Pointe Apartments Loan until       OCCUPANCY:                 92%(8)
                                 the principal balance is reduced to
                                 zero.                                          OWNERSHIP INTEREST:        Fee

ARD DATE                         March 11, 2012                                 PROPERTY MANAGEMENT:       The Gannon Management
                                                                                                           Company of Missouri

MATURITY DATE:                   March 11, 2032                                 U/W NET CASH FLOW:         $4,773,357

EXPECTED MATURITY BALANCE:       $39,951,759                                    U/W DSCR:                  1.27x

SPONSOR(S):                      William E. Franke                              APPRAISED VALUE:           $58,900,000

INTEREST CALCULATION:            Actual/360                                     CUT-OFF DATE LTV:          76.9%

CALL PROTECTION:                 Lockout/defeasance until after the date        MATURITY LTV:              67.8%
                                 that is three months prior to the
                                 anticipated repayment date.

LOAN PER UNIT:                   $41,808

UP-FRONT RESERVES:               Engineering Reserve(1)               $1,707,000
                                 Supplemental Replacement Reserve(2)  $1,500,000

ONGOING RESERVES:                Taxes and Insurance Escrow(3)        Yes
                                 Replacement Reserve(4)               Yes
                                 Supplemental Replacement Reserve(5)  Yes
                                 Debt Service Reserve(6)              Yes

LOCKBOX:                         Hard

MEZZANINE:                       Yes(7)

---------------------------------------------------------------------      ---------------------------------------------------------

(1) The engineering reserve was established to fund specified renovation items anticipated to be completed within 24 months. Renovation items include: replacement of mansards, shingles, soffits, gutters, downspouts, and fascia; patio/deck refurbishment; interior hallway and stairwell rehab; and parking lot overlay, patchwork and re-striping. Failure to complete such renovation within 24 months may result in the application of such reserve amounts against the loan balance and payment of a yield maintenance fee.
(2) The supplemental replacement reserve will be released to borrower provided no event of default has occurred and is continuing when the subject property has achieved a monthly gross income from operations of $672,715 for 3 consecutive calendar months.
(3) In addition to the up-front deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $22,563 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) If gross income from operation is less than $659,605 for any calendar month, the borrower is required to deposit excess cash flow up to a maximum balance of $1,750,000 into the supplemental replacement reserve. The balance of the reserve is released to the borrower when the property has achieved a monthly gross income of $672,715 for three consecutive months.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       35

(6) The full Condemnation Award of $3,975,000 will be used to retire debt ($50,000/unit) and fund a debt service reserve up to $950,000. Any remaining funds will be deposited into the replacement reserve account.
(7) The parent of the borrower is allowed to incur up to $5,200,000 of mezzanine financing in the future from a qualified institutional lender subject to Lender's approval and the satisfaction of certain financial hurdles provided that the borrower cannot guarantee the future loan or use the subject property to secure the loan.
(8)   Occupancy is based on the 6/4/02 rent roll.




--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                          GANNON WEST POINTE APARTMENTS



--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Gannon West Pointe Apartments is a 1,083-unit garden-style apartment community located in Maryland Heights, Missouri. The subject property, which was built in four phases from 1969 to 1973, consists of 70 two-story buildings containing 452 one-bedroom apartment units, and 631 two-bedroom apartment units.

o The City of Maryland Heights is situated in St. Louis County, approximately 20 miles northwest of the St. Louis CBD and four miles west of the Lambert-St. Louis International Airport.

o Project amenities include an 8,000 SF clubhouse with a large clubroom, entertainment center, state-of-the-art fitness center, resident business center, conference room, leasing office, and central laundry facilities. Additional complex amenities include three swimming pools, two hot tubs, a sand volleyball court, and extensive landscaping.

o The borrower is controlled by William Franke, the principal of West Pointe Apartments, LLC. In 1983, Mr. Franke, the sole shareholder of Gannon International, Ltd. ("Gannon"), founded Gannon which today has a multifamily portfolio of 5,600 units with an overall occupancy of 95%. He is the majority owner in all of Gannon's real estate holdings.

o Gannon Management Company is an affiliate of the borrower. They have been managing the property since 1992. Gannon Management Company, which has more than 15 years of management experience, currently manages more than 5,600 apartment units in 16 separate complexes. The St. Louis-based team manages over 2,700 units in the Missouri area.

o The City of Maryland Heights has obtained an order of condemnation for a portion of the subject property's improvements. The condemnation proceedings are in order to facilitate the construction of a 500-room Adam's Mark Hotel and two 200,000 square foot office buildings just east of the subject property. The condemnation includes the permanent taking of 36 of the 342 units where part of the entrance to the new development will be located. The full amount of the award is $3,775,000 of which $800,000 is payable to the borrower immediately with the remaining dollars to be funded at the earlier of condemnation of the units or five years.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       37

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                             THE MALL AT MILL CREEK


------------------------------------------------------------------------    --------------------------------------------------------
                     Loan Information                                                         Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:   $34,948,681                                SINGLE ASSET/PORTFOLIO:      Single Asset

FIRST PAYMENT DATE:               June 11, 2002                              PROPERTY TYPE:               Retail

INTEREST RATE:                    6.950%                                     PROPERTY SUB-TYPE:           Anchored

AMORTIZATION:                     360 months                                 LOCATION:                    Secaucus, NJ

HYPERAMORTIZATION:                After May 11, 2012, the interest rate      YEAR BUILT/RENOVATED:        1986/1998
                                  increases by 2.000% to 8.950% and all
                                  excess cash flow is used to reduce the     SQUARE FOOTAGE:              288,948
                                  outstanding principal balance on the
                                  Mall at Mill Creek Loan until the          OCCUPANCY:                   96%(4)
                                  principal balance is reduced to zero.
                                                                             OWNERSHIP INTEREST:          Fee
ARD DATE:                         May 11, 2012
                                                                                                          % OF TOTAL     LEASE
MATURITY DATE:                    May 11, 2032                               MAJOR TENANTS       NRSF      NRSF        EXPIRATION
                                                                             ---------------     ------   ----------   ----------
EXPECTED MATURITY BALANCE:        $30,493,785
                                                                             Kohl's             93,733    32.44%       1/31/2012
SPONSOR(S):                       Hartz Mountain Industries, Inc.            Stop N Shop        43,959    15.21%       8/31/2006
                                                                             Modell`s NJ, Inc.  15,973    5.53%        7/31/2006
INTEREST CALCULATION:             Actual/360

                                                                             PROPERTY MANAGEMENT:         Hartz Mountain Industries,
CALL PROTECTION:                  Lockout/defeasance until after the date
                                  that is three months prior to the          U/W NET CASH FLOW:           $3,864,335
                                  anticipated repayment date.
                                                                             U/W DSCR:                    1.39x
LOAN PER SF:                      $121
                                                                             APPRAISED VALUE:             $51,100,000
UP-FRONT RESERVES:                None
                                                                             CUT-OFF DATE LTV:            68.4%
ONGOING RESERVES:                 Tax and Insurance Escrow(1)    Yes
                                  Replacement Reserve (2)        Yes         MATURITY DATE LTV:           59.7%
                                  TI/LC Reserve(3)               Yes

LOCKBOX:                          Springing

MEZZANINE:                        None





---------------------------------------------------------------------      ---------------------------------------------------------

(1) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. The borrower is not required to escrow insurance premiums for Olive Garden and Kohl's because such tenants maintain their own insurance. The borrower is not required to escrow taxes for Olive Garden provided that Olive Garden maintains an investment grade credit rating (BBB- by Fitch and Baa3 by Moody's).

(2) The borrower is required to deposit $4,500 per month into a replacement reserve to fund ongoing repairs and replacements.

(3) The borrower is required to deposit $5,000 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations. The borrower is not required to make a deposit to the rollover reserve in any month when the balance of the tenant improvement and leasing commission reserve equals or exceeds $240,000.

(4)   Occupancy is based on the 3/1/02 rent roll.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       38

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                             THE MALL AT MILL CREEK



--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o The subject property is a 288,948 SF enclosed shopping center and freestanding restaurant located in Secaucus, New Jersey. The Mall at Mill Creek is anchored by Kohl's ($8/sf; 32% NRA; lease exp. 1/31/12), Stop N Shop ($12/sf; 15% NRA; lease exp. 8/31/06), and Modell's ($20/sf; 6% NRA; lease exp 7/31/06). Kohl's is rated A2 by Moody's and A- by S&P. Royal Ahold (parent company of Stop N Shop) is rated Baa1 by Moody's and BBB+ by S&P.

o Hartz Mountain constructed the property in 1986 and completed extensive renovations to the food court and other areas in 1998.

o The in-line tenancy includes 56 suites ranging in size from 500-16,000 SF and a Food Court of 6,839 SF. The diverse tenant mix is comprised of a variety of local and national tenants including: Payless Shoes (rated BBB-by S&P), Casual Male, Claire's Boutique, and RadioShack (rated Baa1 by Moody's; rated A- by S&P; rated A- by Fitch). Olive Garden (rated Baa1 by Moody's; BBB+ by S&P; BBB+ by Fitch) is a 10,000 SF freestanding restaurant on an outparcel.

o The Mall at Mill Creek is located in the Harmon Meadow Development, 6 miles west of New York City. The area was developed by Hartz Mountain in the 1960's and is a mixed-use community encompassing nearly 500 acres. The development includes 2.5 million SF of office, seven hotels (Marriott, Radisson, Main Stay, Hampton Inn, Embassy Suites, Holiday Inn and AmeriSuites), and approximately 420,000 SF of retail space.

o The primary trade area has a population of 250,000 and an average household income of $85,000.

o There is little threat of new competition due to the lack of available land, adjoining marshlands, and the dominance of Hartz Mountain in the area. The surrounding uses of the property generally consist of marshlands to the north and west and commercial and residential infill to the south and east.

o Hartz Mountain Development Corp., wholly owned by Hartz Mountain Industries, Inc., is one of the largest privately held real estate companies in the United States. Their real estate portfolio now has over 185 buildings containing 35 million SF, and includes industrial, office, retail, and hospitality properties containing over 2,300 rooms. The company has built and currently manages and owns 7 retail centers in the northern New Jersey area.

o Hartz Mountain Industries, Inc. provides management services to the subject.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
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                                       39

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                                   THE MALL AT MILL CREEK
------------------------------------------------------------------------------------------------------------------------------------
                                       Lease Rollover Schedule for the Mall At Mill Creek
------------------------------------------------------------------------------------------------------------------------------------

                                     Average                                                                           Cumulative %
                                    Base Rent                                             % of Total Base               of Total
                     # of Leases     per SF        % of Total SF      Cumulative % of     Rental Revenues            Rental Revenues
     Year              Rolling       Rolling          Rolling           SF Rolling            Rolling                    Rolling
------------------------------------------------------------------------------------------------------------------------------------

     2002              2              $14.67               1.9%              1.9%                   1.8%                     1.8%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2003              8              $20.39               5.4%              7.3%                   6.9%                     8.7%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2004              5              $24.47               5.6%              12.9%                  8.7%                    17.4%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2005              6              $22.72               6.9%              19.8%                  9.8%                    27.2%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2006              8              $17.11              27.7%              47.5%                 29.8%                    57.0%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2007              8              $28.09               3.4%              50.9%                  6.1%                    63.1%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2008              3              $20.16               4.0%              54.8%                  5.0%                    68.1%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2009              4              $24.23               4.3%              59.1%                  6.5%                    74.6%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2010              2              $49.27               0.6%              59.7%                  1.9%                    76.5%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2011              4              $26.03               2.7%              62.4%                  4.4%                    80.9%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2012              3              $8.69               32.6%              95.0%                 17.8%                    98.7%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------
     2013              0              $0.00                0.0%              95.0%                  0.0%                    98.7%
---------------- -------------- ------------------- ------------------- ---------------- --------------------------- ---------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       40

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                          RIVERVIEW COMMERCE CENTER II


------------------------------------------------------------------------    --------------------------------------------------------
                          Loan Information                                                     Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:   $33,176,473                                SINGLE ASSET/PORTFOLIO:     Single Asset

FIRST PAYMENT DATE:               July 11, 2002                              PROPERTY TYPE:              Industrial

INTEREST RATE:                    7.730%                                     PROPERTY SUB-TYPE:          N/A

AMORTIZATION:                     360 months                                 LOCATION:                   Tewksbury and Billerica, MA

HYPERAMORTIZATION:                After June 11, 2012, the interest rate     YEAR BUILT/RENOVATED:       1940/2002
                                  increases by 2.000% to 9.730% and all
                                  excess cash flow is used to reduce the     SQUARE FOOTAGE:             707,222
                                  outstanding principal balance on the
                                  Riverview Commerce Center Loan until the   OCCUPANCY:                  100%(6)
                                  principal balance is reduced to zero.
                                                                             OWNERSHIP INTEREST:         Fee
ARD DATE:                         June 11, 2012
                                                                             PROPERTY MANAGEMENT:        Levco Development Corp.
MATURITY DATE:                    June 11, 2032
                                                                                                           % OF TOTAL      LEASE
EXPECTED MATURITY BALANCE:        $29,505,131                                MAJOR TENANTS         NRSF        NRSF      EXPIRATION
                                                                             -------------        -------  ----------    ----------
SPONSOR(S):                       Equity Industrial Properties Corp.
                                                                             Jabil Circuit        502,847   71.10%       1/31/2011
INTEREST CALCULATION:             Actual/360                                 Teleplan              90,000   12.73%       8/31/2006
                                                                             Radio Waves, Inc.     38,138    5.39%       3/31/2005
CALL PROTECTION:                  Lockout/defeasance until after the date
                                  that is three months prior to the          U/W NET CASH FLOW:          $3,612,889
                                  anticipated repayment date.
                                                                             U/W DSCR:                   1.27x
LOAN PER SF:                      $47
                                                                             APPRAISED VALUE:            $54,935,000
UP-FRONT RESERVES:                Engineering Reserve(1)    $48,125
                                                                             CUT-OFF DATE LTV:           60.4%
ONGOING RESERVES:                 Taxes and Insurance Escrow(2)       Yes
                                  Replacement Reserve(3)              Yes    MATURITY DATE LTV:          53.7%
                                  TI/LC Reserve(4)                    Yes
                                  Monthly Access Easement Reserve(5)  Yes

LOCKBOX:                          Hard

MEZZANINE:                        None

---------------------------------------------------------------------      ---------------------------------------------------------


(1) The engineering reserve was funded at closing to fund immediate repairs and replacements.
(2) In addition to the initial deposits, the borrower is required to make monthly payments in the tax & insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) Borrower is required to deposit $8,840.28 per month into a replacement reserve to fund ongoing repairs and replacements including performance of work to roofs, chimneys, gutters, downspouts, fixtures, elevators and mechanical and HVAC equipment.
(4) Borrower is required to deposit $29,467.58 per month into the rollover reserve to fund potential tenant improvements and leasing commission obligations until 12/31/2006 and $35,361.08 from 1/11/2007 until full payment of the loan. In the event that Jabil Circuit does not give notice of renewal by 5/1/2010 for an additional term of five years, a full cash sweep to the rollover reserve will begin. If Jabil Circuit does not exercise their renewal option, these funds can be used to subsidize debt service.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       41

(5) The borrower is required to deposit $131.53 into the monthly access easement reserve for payment of the annual fees due the Massachusetts Bay Transit Authority under the grant of easement which provides access to and from the Riverview Commerce Center Property.
(6)   Occupancy is based on the 2/15/02 rent roll.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       42

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                          RIVERVIEW COMMERCE CENTER II



--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Riverview Commerce Center II is a 707,222 SF industrial property located in Tewksbury and Billerica, Massachusetts, a northwestern suburb 20 miles from the Boston CBD. The property consists of four R&D buildings occupied by six tenants.

o Major tenants include: Jabil Circuit ($7/sf; 71% NRA; lease exp. 1/31/11), Teleplan ($8/sf; 13% NRA; lease exp. 8/31/06), and Radio Waves ($6/sf; 5% NRA; lease exp. 3/31/05). Jabil Circuit provides services for international electronics companies in the automotive, computing and storage, consumer, medical, networking, and telecommunications markets. Founded in 1966, Jabil established themselves in the marketplace in 1976 when they contracted with General Motors to establish a high volume manufacturing partnership.

o The subject consists of four separate buildings. The Jabil Building is 100% leased to 3 tenants with Jabil Circuits occupying 502,847 SF. The Teleplan Building is 100% leased to two tenants with Teleplan occupying 90,000 SF. The two other buildings are leased to and occupied by a single tenant, Taurus Lubricants. Overall, the degree of tenant finish is allocated as follows: 24% office, 53% production/tech space, and 23% warehouse.

o Development in the subject area includes residential, industrial/R&D, and commercial uses. Population within a 1, 3 and 5 mile radius of the subject is 7,829; 87,379; and 194,347; respectively.

o The borrower sponsor, Equity Industrial Properties, is a private real estate firm that specializes in acquiring, renovating, and leasing industrial properties in the northeast. Equity owns over 4.2 million SF of industrial property and its four principals have been active in the development, ownership, and management of northeastern industrial properties for many years.

o Equity Industrial Partners Corp. provides management services to the subject. Equity Industrial Partners manages over 4.2 million SF of industrial property, primarily in the Boston metropolitan area.

o During the term of the loan, the lesser of the entire outstanding balance or $3,350,000 is recourse to the borrower and to the indemnitors, Donald
      A. Levine, Lewis Heafitz, and Neal Shalom.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       43

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      Lease Rollover Schedule Riverview Commerce Center II
------------------------------------------------------------------------------------------------------------------------------------

                                     Average
                                    Base Rent                                            % of Total Base
                   # of Leases       per SF       % of Total SF     Cumulative % of     Rental Revenues     Cumulative % of Total
     Year            Rolling        Rolling         Rolling          SF Rolling            Rolling        Rental Revenues Rolling
------------------------------------------------------------------------------------------------------------------------------------
     2002              0           $0.00            0.0%                0.0%                   0.0%                      0.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2003              0           $0.00            0.0%                0.0%                   0.0%                      0.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2004              2           $5.47            5.7%                5.7%                   4.4%                      4.4%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2005              1           $5.50            5.4%                11.1%                  4.2%                      8.7%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2006              1           $7.50            12.7%               23.8%                 13.6%                     22.3%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2007              0           $0.00            0.0%                23.8%                  0.0%                     22.3%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2008              0           $0.00            0.0%                23.8%                  0.0%                     22.3%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2009              0           $0.00            0.0%                23.8%                  0.0%                     22.3%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2010              0           $0.00            0.0%                23.8%                  0.0%                     22.3%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2011              1           $6.72            71.1%               94.9%                 68.2%                     90.5%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2012              0           $0.00            0.0%                94.9%                  0.0%                     90.5%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2013              0           $0.00            0.0%                94.9%                  0.0%                     90.5%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       44

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                            PORTER RANCH TOWN CENTER


------------------------------------------------------------------------    --------------------------------------------------------
                         Loan Information                                                      Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE: $32,958,849                                   SINGLE ASSET/PORTFOLIO:     Single Asset

FIRST PAYMENT DATE:             June 11, 2002                                 PROPERTY TYPE:              Retail

INTEREST RATE:                  7.600%                                        PROPERTY SUB-TYPE:          Anchored

AMORTIZATION:                   360 months                                    LOCATION:                   Porter Ranch, CA

HYPERAMORTIZATION:              After May 11, 2012, the interest rate         YEAR BUILT/RENOVATED:       1999/N/A
                                increases by 2.000% to 9.600% and all
                                excess cash flow is used to reduce the        SQUARE FOOTAGE:             201,572
                                outstanding principal balance on the
                                Porter Ranch Town Center Loan until the       OCCUPANCY:                  92%(4)
                                principal balance is reduced to zero.
                                                                              OWNERSHIP INTEREST:         Fee
ARD DATE:                       May 11, 2012
                                                                              PROPERTY MANAGEMENT:        Shapell Industries, Inc.
MATURITY DATE:                  May 11, 2032
                                                                                                            % OF TOTAL      LEASE
EXPECTED MATURITY BALANCE:      $29,238,097                                   MAJOR TENANTS      NRSF          NRSF      EXPIRATION
                                                                              ---------------    ------     ----------  -----------
SPONSOR(S):                     Shapell Industries, Inc. & Liberty Building
                                Company                                       Wal-Mart(5)        129,567        N/A          N/A
                                                                              Ralph's(5)          58,366        N/A          N/A
INTEREST CALCULATION:           Actual/360                                    Toys R Us(5)        47,610        N/A          N/A
                                                                              Joann's Fabrics     45,157      22.40%      6/30/2015
CALL PROTECTION:                Lockout/defeasance until after the date       Best Buy(5)         45,121        N/A          N/A
                                that is three months prior to the             Long's Drugs        23,077      11.45%      10/31/2019
                                anticipated repayment date.

LOAN PER SF:                    $164                                          U/W NET CASH FLOW:         $3,342,356

UP-FRONT RESERVES:              None                                          U/W DSCR:                  1.20x

ONGOING RESERVES:               Taxes and Insurance Escrow (1)    Yes         APPRAISED VALUE:           $42,000,000
                                Replacement Reserve(2)            Yes
                                Debt Service Reserve(3)           Yes         CUT-OFF DATE LTV:          78.5%

LOCKBOX:                        Modified                                      MATURITY DATE LTV:         69.6%

MEZZANINE:                      None

---------------------------------------------------------------------      ---------------------------------------------------------

(1) In addition to the initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(2) The borrower is required to deposit $1,680 per month into the replacement reserve to fund ongoing repairs and replacements.

(3) The borrower is required to fund the debt service reserve or provide a letter of credit in a to be determined amount if the following financial hurdles have not occurred by May 11, 2005: (i) construction has been completed on all of the Master Leased Premises; (ii) all the Master Leased Premises are subject to leases meeting the requirements of the related loan documents; (iii) the property realizes annual base rental income of at least $3,900,000 and has an occupancy rate of at least ninety-five percent (95%); (iv) no material adverse change in the rent roll or the financial condition of the tenants at the property has occurred and (v) no default under the related loan documents has occurred. The "Master Leased Premises" are pads that have not been constructed or leased. As a condition of closing, the borrower has master leased these outparcels for a period of 12 years. The master lease is guaranteed by Shapell Industries, Inc.

(4)   Occupancy is based on the 1/1/02 rent roll.

(5)   Anchor-owned collateral.



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       45

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                            PORTER RANCH TOWN CENTER



--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Porter Ranch Town Center is a 525,000 SF grocery-anchored regional power center located in Porter Ranch, California, approximately 25 miles northwest of Los Angeles. The loan is secured by 201,572 SF of this center.

o Major tenants of the collateral include: JoAnn's ($13/sf; 22% NRA; lease exp. 6/30/15), Long's Drug Store ($8/sf; 11% NRA; lease exp. 10/31/19), and Petco ($18/sf; 7% NRA; lease exp. 1/31/11). Major tenants of the power center include: Wal-Mart, Ralph's Supermarket, Toys R' Us, and Best Buy.

o The subject property was built in 1999. Subsequently, additional buildings were completed in 2000-2001. Subject property is located in the foothills of the Santa Susana Mountains in the northwestern corner of the San Fernando Valley and sits on a Freeway (State Highway 118) off ramp at the entrance to Porter Ranch master planned community containing 3,500 homes.

o The subject property is located in the affluent neighborhood of Porter Ranch in the San Fernando Valley. Land use in the trade area is primarily residential with home prices ranging from $500,000 to $1,000,000. Population within the 1-3-5 mile radii are 6,594, 87,322 and 263,422. The average household income within the Porter Ranch master planned community area is approximately $171,717.

o The borrower is controlled by Shapell Industries, Inc., a Delaware Corporation. Shapell Industries is a privately owned development company with assets of approximately $1 billion and a net worth of approximately $603 million. Since 1955, Shapell Industries has developed more than 62,000 homes and various master-planned communities throughout Southern California. Shapell's real estate portfolio consists of office buildings, 3,200 residential lots, 2.4 million GLA on 130 acres of vacant land and 250 residential units.

o     The property management company is Shapell Industries.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       46

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                                              PORTER RANCH TOWN CENTER
------------------------------------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE PORTER RANCH TOWN CENTER
------------------------------------------------------------------------------------------------------------------------------------

                                     Average
                                    Base Rent                                             % of Total Base
                   # of Leases       per SF        % of Total SF      Cumulative % of     Rental Revenues     Cumulative % of Total
     Year            Rolling        Rolling          Rolling           SF Rolling            Rolling        Rental Revenues Rolling
------------------------------------------------------------------------------------------------------------------------------------
     2002              0           $0.00            0.0%                0.0%                   0.0%                      0.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2003              0           $0.00            0.0%                0.0%                   0.0%                      0.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2004              1           $38.40           0.4%                0.4%                   0.9%                      0.9%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2005              0           $0.00            0.0%                0.4%                   0.0%                      0.9%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2006              8           $29.08           9.3%                9.8%                  15.2%                     16.1%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2007              4           $26.29           6.1%                15.8%                  8.9%                     25.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2008              0           $0.00            0.0%                15.8%                  0.0%                     25.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2009              0           $0.00            0.0%                15.8%                  0.0%                     25.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2010              0           $0.00            0.0%                15.8%                  0.0%                     25.0%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2011             10           $23.67           27.6%               43.4%                 36.6%                     61.6%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2012              3           $39.49           2.1%                45.5%                  4.5%                     66.1%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------
     2013              1           $23.99           2.5%                48.0%                  3.3%                     69.5%
---------------- -------------- ------------- ------------------ -------------------- ----------------------- ----------------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       47

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                           LINCOLN TOWERS GARAGE

------------------------------------------------------------------------    --------------------------------------------------------
                        Loan Information                                                     Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:   $23,940,527                                   SINGLE ASSET/PORTFOLIO:   Single Asset

FIRST PAYMENT DATE:               April 11, 2002                                PROPERTY TYPE:            Other

INTEREST RATE:                    7.650%                                        PROPERTY SUB-TYPE:        Parking Garage

AMORTIZATION:                     360 months                                    LOCATION:                 New York, NY

HYPERAMORTIZATION                 None                                          YEAR BUILT/RENOVATED:     1962/N/A

ARD DATE:                         N/A                                           SPACES:                   1,339

MATURITY DATE:                    March 11, 2007                                OCCUPANCY:                N/A

EXPECTED MATURITY BALANCE:        $22,902,274                                   OWNERSHIP INTEREST:       Fee

SPONSOR(S):                       ACP Holdings, Inc                             PROPERTY MANAGEMENT:      Gemini Parking
                                                                                                          Corporation (IKON Parking)
INTEREST CALCULATION:             Actual/360
                                                                                U/W NET CASH FLOW:        $2,634,008
CALL PROTECTION:                  Lockout/defeasance until after the date
                                  that is three months prior to the             U/W DSCR:                 1.29x
                                  maturity date.
                                                                                APPRAISED VALUE:          $40,000,000
LOAN PER SPACE:                   $17,879
                                                                                CUT-OFF DATE LTV:         59.9%
UP-FRONT RESERVES:                Engineering Reserve(1)   $   14,750
                                  Letter of Credit(2)      $1,500,000           MATURITY DATE LTV:        57.3%
                                  Common Charges(3)        $   65,000

ONGOING RESERVES:                 Taxes and Insurance Escrow(4)    Yes

LOCKBOX:                          Hard

MEZZANINE:                        None

---------------------------------------------------------------------      ---------------------------------------------------------


(1) The engineering reserve was established to fund immediate repairs at the Lincoln Towers Garages Property.

(2) A letter of credit was established which is to be drawn upon by lender in the event that the management company does not remit to the borrower its appropriate share of revenues.

(3) In addition to the initial deposit of $65,000, the common charges reserve was established to fund an amount equal to the current monthly common charges payable by borrower at the Lincoln Towers Garages Property.

(4) In addition to up-front deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       48

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                             LINCOLN TOWERS GARAGE


--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Lincoln Towers Garage is a 367,532 SF parking garage containing a total of 1,339 parking spaces in four underground garages (three are contiguous) located on West End Avenue in the Upper West Side of Manhattan. The garage was constructed between 1962 and 1963.

o The subject is part of the Lincoln Towers Complex, a residential apartment complex consisting of eight 32-story apartment buildings containing 1,820 units. These units reportedly sell for an average of over $400,000 for a one-bedroom unit.

o The subject is located in the Upper West Side neighborhood of Manhattan. The neighborhood is primarily residential in nature, with adequate retail to support the area. The subject's area, between 59th and 72nd Streets, is known as Lincoln Square. Located in proximity to the subject is the Lincoln Center, the midtown campus of Fordham University and the Fordham Law School, the American Museum of Natural History, and the Hayden Planetarium.

o The subject is not reliant on transient visitors to local attractions as demonstrated by its high level of non-transient revenue. Eighty-six percent of the revenue generated is from non-transient, long-term leases (monthly parking) of individuals living in the subject's market area. This level of monthly leases has been 80%, 82%, 83%, 84% and 86% in the years 1997 through 2001.

o The borrower is wholly owned by American Continental Properties (ACP), a company that has been engaged in the ownership, operation, management, leasing, acquisition, expansion, and development of real estate properties for over 20 years. ACP currently has an interest in 47 income-producing properties in the United States, which consist of shopping centers, office buildings, apartments, townhouses, and other type of properties.

o ICON Parking Systems, the management company, has operated a New York City portfolio of owned and leased parking facilities for over 50 years. Today, ICON's parking facilities number more than 140 with many located in the most prestigious commercial, residential, and hotel properties in New York City. Almost all of the garages are located in Manhattan, including 19 on the Upper West Side, near the subject. ICON has managed the subject property since 1993.

o The current in-place management agreement is an above market contract due to the revenue sharing component of the agreement that was executed when the asset was not yet stabilized in 1993. The current management agreement will expire in October of 2005. Based on today's market conditions, the estimated increase in cash flow to the Sponsors will be over $750,000 per year once a new management agreement is signed in 2005.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       49

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                            ROOSEVELT SQUARE SHOPPING CENTER




------------------------------------------------------------------------    --------------------------------------------------------
                      Loan Information                                                        Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:   $23,000,000                                 SINGLE ASSET/PORTFOLIO:   Single Asset

FIRST PAYMENT DATE:               June 11, 2002                               PROPERTY TYPE:            Retail

INTEREST RATE:                    6.970%                                      PROPERTY SUB-TYPE:        Anchored

AMORTIZATION:                     336 months(1)                               LOCATION:                 Jacksonville, FL

HYPERAMORTIZATION:                None                                        YEAR BUILT/RENOVATED:     1960/1998

ARD DATE:                         N/A                                         SQUARE FOOTAGE:           291,729

MATURITY DATE:                    May 11, 2012                                OCCUPANCY:                96%(5)

EXPECTED MATURITY BALANCE:        $19,952,861                                 OWNERSHIP INTEREST:       Fee

SPONSOR(S):                       John K. Dewberry                            PROPERTY MANAGEMENT:      Dewberry Capital Corporation

INTEREST CALCULATION:             Actual/360                                                              % OF TOTAL    LEASE
                                                                              MAJOR TENANTS     NRSF        NRSF      EXPIRATION
CALL PROTECTION:                  Lockout/defeasance until after the date     -------------   ---------   ----------  ----------
                                  that is three months prior to the
                                  maturity date.                              Belk             67,267       23.06%       1/1/2007
                                                                              Publix           51,420       17.62%      7/31/2008
LOAN PER SF:                      $79                                         Steinmart        46,021       15.77%     11/30/2008

UP-FRONT RESERVES:                None                                        U/W NET CASH FLOW:          $2,383,420

ONGOING RESERVES:                 Taxes and Insurance Escrow(2)    Yes        U/W DSCR:                   1.27x
                                  Replacement Reserve(3)           Yes
                                  Rollover Reserve(4)              Yes        APPRAISED VALUE:            $28,840,000

LOCKBOX:                          Springing                                   CUT-OFF DATE LTV:           79.8%

MEZZANINE:                        None                                        MATURITY DATE LTV:          69.2%



---------------------------------------------------------------------      ---------------------------------------------------------

(1)   The loan is interest-only for the first twelve months.

(2) In addition to initial deposits, the borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(3) The borrower is required to deposit $2,287.48 per month into a replacement reserve to fund ongoing replacements and reserves.

(4) The borrower is required to deposit $4,000 per month into a rollover reserve to fund potential tenant improvement and leasing commission obligations, provided that the borrower is not required to make a deposit to the rollover reserve in any month when the balance of the reserve equals or exceeds $150,000.

(5)   Occupancy is based on the 3/1/02 rent roll.



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       50

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                        ROOSEVELT SQUARE SHOPPING CENTER

--------------------------------------------------------------------------------
                             Additional Information
--------------------------------------------------------------------------------

o Roosevelt Square Shopping Center is a 96% occupied 291,729 SF grocery-anchored shopping center located in southwest Jacksonville, FL.

o The subject is well located in a heavily populated area of Jacksonville. Within a 3-mile radius there are approximately 76,000 individuals in 32,300 households.

o The subject has a strong tenant base including Belk ($3/sf; 23% NRA; lease exp. 1/1/07), Publix ($10/sf; 18% NRA; lease exp 7/31/08), SteinMart ($6/sf; 16% NRA; lease exp. 11/30/08), and Eckerd ($18.79/sf; 4.5% NRA;
      lease exp 9/1/06). Publix reported sales of $803 and $849 PSF for 2000 and 2001 respectively and Eckerd reported sales of $751 and $802 PSF for the same period.

o The property was originally constructed in 1960 as an anchored, enclosed mall. The borrower acquired the three separate but adjacent parcels in 1997 and combined the properties, which underwent a major redevelopment and renovation that was completed in 1999 to create an open-air, grocery-anchored center. Currently, the borrower is in the process of constructing an additional 17,870 SF at an estimated cost of $2,000,000. This new space is adjacent to the SteinMart store. Total rentable square footage at completion will be 309,599 SF. The subject property and a $2,000,000 Completion Guaranty secures the loan.

o Given the property's location (which backs up to the Ortega River), there is virtually no competition in the subject's immediate vicinity. The nearest shopping centers are either on the other side of the river or several miles west of the subject property.

o The borrower's general partner is Dewberry Capital Corporation (DCC), of which John K. Dewberry is the largest limited partner. DCC has developed real estate valued in excess of $200 million including office, multi-family, and retail properties. DCC's current portfolio is comprised of 12 projects including retail, multifamily, and office properties. DCC's corporate strategy is to develop, lease, and manage quality properties with the intent to hold them for a long period of time. Mr. Dewberry has been in real estate business since 1987.

o Dewberry Capital Corporation manages the subject property along with other properties in their portfolio. The company does not utilize third-party management nor do they provide any third-party management.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       51

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------


                                                    ROOSEVELT SQUARE SHOPPING CENTER
------------------------------------------------------------------------------------------------------------------------------------
                                       LEASE ROLLOVER SCHEDULE ROOSEVELT SQUARE SHOPPING CENTER
------------------------------------------------------------------------------------------------------------------------------------
                                     Average
                                    Base Rent                                             % of Total Base
                     # of Leases     per SF        % of Total SF      Cumulative % of     Rental Revenues     Cumulative % of Total
     Year               Rolling      Rolling          Rolling           SF Rolling            Rolling        Rental Revenues Rolling
------------------------------------------------------------------------------------------------------------------------------------
     2002              0           $0.00            0.0%                0.0%                 0.0%                       0.0%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2003              8           $13.28           9.5%                9.5%                 15.6%                     15.6%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2004              9           $15.28           6.0%                15.5%                11.3%                     26.9%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2005              7           $15.26           4.2%                19.6%                7.9%                      34.8%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2006              3           $7.15            6.9%                26.6%                6.1%                      41.0%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2007              3           $0.59            23.8%               50.4%                1.8%                      42.7%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2008              3           $7.17            18.8%               69.2%                16.8%                     59.5%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2009              1           $15.00           2.1%                71.3%                3.8%                      63.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2010              2           $17.73           2.3%                73.5%                5.0%                      68.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2011              1           $14.00           1.5%                75.0%                2.6%                      70.9%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2012              1           $23.35           0.8%                75.8%                2.4%                      73.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------
     2013              0           $0.00            0.0%                75.8%                0.0%                      73.3%
---------------- -------------- ------------- ------------------ -------------------- -------------------- -------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       52

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                          THE BRISTOL PLACE APARTMENTS



------------------------------------------------------------------------    --------------------------------------------------------
                     Loan Information                                                          Property Information
------------------------------------------------------------------------    --------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:   $22,135,143                                SINGLE ASSET/PORTFOLIO:    Single Asset

FIRST PAYMENT DATE:               April 1, 2002                              PROPERTY TYPE:             Multifamily

INTEREST RATE:                    6.990%                                     PROPERTY SUB-TYPE:         Conventional

AMORTIZATION:                     360 months                                 LOCATION:                  Houston, TX

HYPERAMORTIZATION:                N/A                                        YEAR BUILT/RENOVATED:      1999/N/A

MATURITY DATE:                    March 1, 2012                              UNITS:                     390

EXPECTED MATURITY BALANCE:        $19,362,967                                OCCUPANCY:                 94% (4)

SPONSOR(S):                       Michael B. Smuck                           OWNERSHIP INTEREST:        Fee

INTEREST CALCULATION:             Actual/360                                 PROPERTY MANAGEMENT:       MBS-Management Services, Inc

CALL PROTECTION:                  Lockout until March 1, 2005, the greater   U/W NET CASH FLOW:         $2,217,002
                                  of Yield Maintenance or 1% from March 1,
                                  2005 through December 1, 2011, freely      U/W DSCR:                  1.25x
                                  payable thereafter.
                                                                             APPRAISED VALUE:           $27,800,000
LOAN PER SF:                      $56,757
                                                                             CUT-OFF DATE LTV:          79.6%
UP-FRONT RESERVES:                Engineering Reserve (1)     $100,000
                                                                             MATURITY DATE LTV:         69.7%
ONGOING RESERVES:                 Taxes and Insurance Escrow (2)    Yes
                                  Replacement Reserve (3)           Yes

LOCKBOX:                          N/A

MEZZANINE:                        None

---------------------------------------------------------------------      ---------------------------------------------------------


(1) The engineering reserve was established at closing to fund immediate repairs and replacements.

(2) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(3) The borrower is required to deposit $8,125 per month to fund ongoing repairs and replacements.

(4)   Occupancy is based on the 1/14/02 rent roll.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       53

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

                          THE BRISTOL PLACE APARTMENTS


--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o Bristol Place Apartments is a 390-unit Class A apartment project located on 26.62 acres in Houston, TX. The subject property, built in 1999, consists of 76 2 & 3 story buildings containing 267 1-bedrooms, 83 2-bedrooms, and 40 3-bedrooms.

o Bristol Place Apartments is located in a neighborhood that is well established and currently in a growth stage of development. Developments in the immediate vicinity consist of affluent residential housing with prices ranging from $150,000 to $750,000 plus and a golf course that is in development nearby.

o On-site amenities include a lap pool and jacuzzi, a picnic area with BBQ pits and tables, a putting green and sport court, a clubhouse with the sales/management office, a computer resource room, kitchen and community rooms, and a fully loaded fitness center. Additional amenities include a valet trash service, security alarms, washer/dryers within each unit, and attached garages and carport availability.

o The sponsor, Michael B. Smuck, is the principal of The MBS Companies, which is made up of the following companies: MBS Realty Investors Ltd.; MBS Realty Advisors, Inc.; MBS Consulting Services, Inc.; MBS Investments, Inc.; and MBS Management Services, Inc. The MBS Companies has formed companies that currently own and manage 65 multifamily properties containing nearly 12,000 apartment units with acquisition prices that total approximately $315 MM. Since their inception in 1987, the MBS Companies' have formed 85 ownership entities for the acquisition of multi-family properties valued in excess of $385 MM.

o The subject will be managed by MBS Management Services, Inc., which is controlled by Michael B. Smuck. MBS Management Services, formed in 1987, is an asset management company whose primary emphasis is the day-to-day management of all properties owned and operated by the MBS Companies and their affiliates. Overall, MBS Companies manages nearly 12,000 apartment units in the south and southeast regions including Houston, Dallas-
      Ft. Worth and Tampa. This includes 27 apartment complexes in the Houston market (5,499 units).

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       54

--------------------------------------------------------------------------------
CSFB 2002-CP3         COLLATERAL AND STRUCTURAL TERM SHEET          JULY 8, 2002
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                           REAL ESTATE DEBT CAPITAL MARKETS
-----------------------------------------------------------------------------------------------------------------
CONTACT                     PHONE                        FAX                         E-MAIL

Ken Rivkin                  212.325.3295                 212.325.8104                ken.rivkin@csfb.com
Managing Director

Barry Polen                 212.325.3295                 212.325.8104                barry.polen@csfb.com
Director

Chris Anderson              212.538.3941                 212.325.9807                chris.anderson@csfb.com
Director

Derek Barcelona             212.325.2648                 212.325.8105                derek.barcelona@csfb.com
Vice President

Jason Fruchtman             212.325.3492                 212.325.8105                jason.fruchtman@csfb.com
Associatet

Martin Gilligan             212.325.3295                 212.743.4618                martin.gilligan@csfb.com
Analyst

--------------------------- ---------------------------- --------------------------- ----------------------------
--------------------------- ---------------------------- --------------------------- ----------------------------


-----------------------------------------------------------------------------------------------------------------
                                       STRUCTURED FINANCE
-----------------------------------------------------------------------------------------------------------------
CONTACT                     PHONE                        FAX                         E-MAIL

Anand Gajjar                212.538.6415                 212.325.6815                anand.gajjar@csfb.com
Managing Director

Jeffrey Altabef             212.325.5584                 212.743.5227                jeffrey.altabef@csfb.com
Director

Dan Wolins                  212.538.6282                 212.743.5556                daniel.wolins@csfb.com
Vice President

Stephen Krooth              212.538.2507                 212.743.4623                stephen.krooth@csfb.com
Vice President

John Palmer                 212.325.0557                 212.743.4693                john.palmer@csfb.com
Associate

Kevin Pivnick               212.538.1603                 212.325.8106                kevin.pivnick@csfb.com
Associate

Bonnie Ko                   212.538.5980                 212.743.5551                bonnie.ko@csfb.com
Analyst

Pascal Schneidinger         212.325.3619                 212.743.5551                pascal.schneidinger@csfb.com
Analyst

--------------------------- ------------------------- --------------------------- --------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PNC Capital Markets, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       55

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
135 S. LaSalle Street Suite 1625                          SERIES 2002-CP3                              Prior Payment:
Chicago, IL 60603-4159                                                                                 Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X
Administrator:                                                                                         Analyst:
                                                REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id:                                                                            ------   Closing Date:
                                        REMIC Certificate Report                              First Payment Date:
                                        Bond Interest Reconcilation                           Assumed Final Payment Date:
Monthly Data File Name:                 Cash Reconciliation Summary
======================================  15 Month Historical Loan Status Summary               ======================================
                                        15 Month Historical Payoff/Loss Summary
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Mortgage Loan Characteristics
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================

                    =============================================================================================
                                                        CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                                             ISSUER:
                                                            DEPOSITOR:
                                                           UNDERWRITER:
                                                          MASTER SERVICER:
                                                         SPECIAL SERVICER:
                                                          RATING AGENCY:
                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                            www.etrustee.net




                                 ==================================================================

====================================================================================================================================



ABN AMRO                                       Credit Suisse First Boston Corporation                  Statement Date:
LaSalle Bank N.A.                                   Credit Suisse First Boston                         Payment Date:
                                                          Series 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST    INTEREST    PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT   ADJUSTMENT      RATE (2)
CUSIP      Per 1,000      Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00           0.00         0.00           0.00          0.00       0.00        0.00             0.00
====================================================================================================================================
                                                                      Total P&I Payment        0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                   BOND INTEREST RECONCILIATION

====================================================================================================================
                                                      Deductions                               Additions
                                     -----------------------------------------  ---------------------------------
          Accrual         Accrued                 Add.    Deferred &               Prior     Prepay-     Other
       -------------    Certificate  Allocable   Trust    Accretion   Interest  Int. Short-   ment     Interest
Class  Method  Days      Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                          0.00        0.00       0.00         0.00      0.00         0.00       0.00        0.00
====================================================================================================================

===============================================================

                             Remaining
  Distributable   Interest  Outstanding       Credit Support
   Certificate    Payment    Interest      --------------------
    Interest       Amount   Shortfalls     Original  Current(3)
---------------- ----------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------

 --------------------------------------------------------------
     0.00          0.00        0.00
 ==============================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                    CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  -----------------------------------------
       INTEREST SUMMARY                               SERVICING FEE SUMMARY                          PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  -----------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              -----------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid To Servicer             Total Servicing Fees Paid                    -----------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer             -------------------------------------------- Curtailments
Less Misc. Fees & Expenses                                 PPIS SUMMARY                   Prepayments in Full
Less Non Recoverable Advances                -------------------------------------------- Liquidation Proceeds
-------------------------------------------                                               Repurchase Proceeds
Interest Due Trust                           Gross PPIS                                   Other Principal Proceeds
-------------------------------------------  Reduced by PPIE                              -----------------------------------------
Less Trustee Fee                             Reduced by Shortfalls in Fees                Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Other Amounts                     -----------------------------------------
Less Misc. Fees Paid by Trust                -------------------------------------------- Remittance Principal
-------------------------------------------  PPIS Reducing Scheduled Interest             -----------------------------------------
Remittance Interest                          --------------------------------------------
-------------------------------------------  PPIS Reducing Servicing Fee
                                             -------------------------------------------- -----------------------------------------
                                             PPIS Due Certificate                         Servicer Wire Amount
                                             -------------------------------------------- -----------------------------------------

                                             --------------------------------------------
                                                        POOL BALANCE SUMMARY
                                             --------------------------------------------
                                                                           Balance  Count
                                             --------------------------------------------
                                             Beginning Pool
                                             Scheduled Principal Distriubution
                                             Unscheduled Principal Distribution
                                             Deferred Interest
                                             Liquidations
                                             Repurchases
                                             Ending Pool
                                             --------------------------------------------

            -------------------------------------------------------------------------------------------------------------
                                                             ADVANCES
            -------------------------------------------------------------------------------------------------------------
              Prior Outstanding           Current Period                  Recovered                 Ending Outstanding
            Principal    Interest      Principal     Interest      Principal     Interest         Principal     Interest
            -------------------------------------------------------------------------------------------------------------


            -------------------------------------------------------------------------------------------------------------



====================================================================================================================================



ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                  ASSET-BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =====================================================================================================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------  --------------------------------------
                                                                                                               Specially
Distribution   Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =====================================================================================================================

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

------------   ---------------------------------------------------------------------------------------------------------------------

============   =====================================================================================================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category




ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                    ASSET-BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
Distribution   Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.



ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                               HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==========================================  ====================  ====================================

Disclosure  Distribution    Initial                  Payoff  Penalty  Prepayment  Maturity         Property
 Control #      Date        Balance     Code         Amount   Amount     Date       Date             Type          State
========================  ==========================================  ====================  ====================================
------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

------------------------  ------------------------------------------  --------------------  ------------------------------------

========================  ==========================================  ====================  ====================================
                                   CUMULATIVE              0      0
                                                     ===============


======== ================= ======
          Remaining Term    Note
         ---------------
 DSCR     Life    Amort.    Rate
-------- ----------------  ------
-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

-------- ----------------- ------

======== ================= ======


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

================================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure       Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
================================================================================================================================




















====================================================================================================================================
A. P&I Advance - Loan in Grace Period  1. P&I Advance - Loan delinquent 1  Month   3. P&I Advance - Loan delinquent 3 months or More
B. P&I Advance - Late Payment But      2. P&I Advance - Loan delinquent 2  Months  4. Matured Balloon/Assumed Scheduled Payment
                 < one month delinq
====================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
   Current                                  Weighted Average         Current                                    Weighted Average
  Scheduled   # of  Scheduled   % of    -------------------------    Mortgage     # of  Scheduled   % of    ------------------------
   Balances   Loans  Balance   Balance    Term    Coupon    DSCR   Interest Rate  Loans  Balance   Balance   Term     Coupon    DSCR
=================================================================  =================================================================








                                                                   =================================================================
                                                                                    0         0      0.00%
=================================================================  =================================================================
                0         0      0.00%                             Minimum Mortgage Interest Rate           10.0000%
=================================================================  Maximum Mortgage Interest Rate           10.0000%
Average Scheduled Balance
Maximum Scheduled Balance                                                       DISTRIBUTION OF REMAINING TERM (BALLOON)
Minimum Scheduled Balance                                          =================================================================
                                                                                                                 Weighted Average
        DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)             Balloon       # of  Scheduled   % of    ----------------------
=================================================================  Mortgage Loans  Loans   Balance   Balance  Term     Coupon   DSCR
                                              Weighted Average     =================================================================
Fully Amortizing  # of  Scheduled   % of   ----------------------    0  to  60
 Mortgage Loans   Loans  Balance   Balance Term     Coupon   DSCR   61  to 120
=================================================================  121  to 180
                                                                   181  to 240
                                                                   241  to 360



=================================================================  =================================================================
                      0     0      0.00%                                             0         0      0.00%
=================================================================  =================================================================
                                  Minimum Remaining Term           Minimum Remaining Term  0
                                  Maximum Remaining Term           Maximum Remaining Term  0


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (Current)                                            GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
 Debt Service     # of   Scheduled    % of                                        # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance  WAMM     WAC   DSCR      State      Loans    Balance    Balance  WAMM     WAC     DSCR
=================================================================  =================================================================







=================================================================
                     0         0     0.00%
=================================================================
Maximum  DSCR
Minimum  DSCR

                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
   Debt Service    # of  Scheduled    % of
  Coverage Ratio  Loans   Balance    Balance    WAMM   WAC   DSCR
=================================================================








=================================================================  =================================================================
                     0         0     0.00%                                           0                 0.00%
=================================================================  =================================================================
Maximum   DSCR                 0.000
Minimum   DSCR                 0.000




ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
 Property   # of   Scheduled    % of                                Number of    # of     Scheduled    % of
   Types   Loans    Balance    Balance   WAMM       WAC     DSCR      Years      Loans     Balance    Balance  WAMM     WAC    DSCR
=================================================================  =================================================================












=================================================================  =================================================================
             0        0        0.00%                                               0          0        0.00%
=================================================================  =================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
Current Scheduled # of    Scheduled    % of                                       # of      Scheduled   % of
   Balance       Loans    Balance    Balance   WAMM   WAC   DSCR       Year       Loans      Balance   Balance    WAMM    WAC   DSCR
=================================================================  =================================================================
                                                                       1998
                                                                       1999
                                                                       2000
                                                                       2001
                                                                       2002
                                                                       2003
                                                                       2004
                                                                       2005
                                                                       2006
                                                                       2007
                                                                       2008
                                                                   2009 & Longer
=================================================================  =================================================================
                                                                                   0           0       0.00%
=================================================================  =================================================================




ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                         LOAN LEVEL DETAIL

====================================================================================================================================
                                                    Operating             Ending                             Spec.          Loan
Disclosure         Property                         Statement  Maturity  Principal   Note   Scheduled  Mod.  Serv   ASER   Status
 Control #  Grp      Type     State    DSCR    NOI    Date       Date     Balance    Rate      P&I     Flag  Flag   Flag    Code(1)
====================================================================================================================================












====================================================================================================================================
                             W/Avg  0.00    0                               0                0
====================================================================================================================================

===================================
            Prepayment
-----------------------------------
Amount       Penalty         Date
===================================







===================================
    0           0
===================================


====================================================================================================================================
*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in Grace Period     2. P&I Adv - delinquent 2 months  5. Prepaid in Full     8. Bankruptcy 11. Modification
            B. P&I Adv - < one month delinq  3. P&I Adv - delinquent 3+ months 6. Specially Serviced  9. REO
            1. P&I Adv -  delinquent 1 month 4. Mat. Balloon/Assumed  P&I      7. Foreclosure        10. DPO
====================================================================================================================================


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ===============
                             Balance                           Remaining Term
Disclosure  Transfer   -------------------    Note   Maturity  --------------           Property                             NOI
Control #     Date      Scheduled  Actual     Rate     Date     Life   Amort.             Type            State  NOI  DSCR  Date
=====================  ===================  =================================  ================================  ===============




















=====================  ===================  =================================  ================================  ===============




ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS

=========================================  =========================================================================================
   Disclosure             Resolution
   Control #               Strategy                                           Comments
=========================================  =========================================================================================





























=========================================  =========================================================================================



ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

================================================  ==================================================================================

 Disclosure   Modification       Modification                                  Modification
  Control #      Date               Code                                       Description
------------------------------------------------  ----------------------------------------------------------------------------------
























================================================  ==================================================================================


ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                         REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Net
                                                                       Gross Proceeds                           Proceeds
                                                   Beginning             as a % of     Aggegate        Net      as a % of
Distribution Disclosure   Appraisal   Appraisal    Scheduled    Gross      Sched.    Liquidation  Liquidation    Sched.     Realized
   Period     Control #     Date       Value       Balance    Proceeds   Principal     Expenses*    Proceeds     Balance       Loss
------------------------------------------------------------------------------------------------------------------------------------





















------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                           0.00      0.00                  0.00            0.00         0.00
CUMULATIVE                                              0.00      0.00                  0.00            0.00         0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



ABN AMRO                                       CREDIT SUISSE FIRST BOSTON CORPORATION                  Statement Date:
LaSalle Bank N.A.                                   CREDIT SUISSE FIRST BOSTON                         Payment Date:
                                                          SERIES 2002-CP3                              Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                    ABN AMRO ACCT:XX-XXXX-XX-X

                                                    APPRAISAL REDUCTION DETAIL

===================== ======================= ===================================== ===================== ======== =================
                                                                   Remaining Term                                    Appraisal
Disclosure  Appraisal Scheduled    Reduction    Note    Maturity   ---------------  Property                       ---------------
 Control #  Red. Date  Balance      Amount      Rate      Date     Life      Amort.   Type     State       DSCR     Value    Date
--------------------- ----------------------- ------------------------------------- --------------------- -------- ----------------




























===================== ======================= ===================================== ===================== ======== =================


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

              PERCENT OF CLASS CERTIFICATE BALANCE OUTSTANDING FOR:
              -----------------------------------------------------

                             CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                         ------------     -------------    -------------     -------------     --------------
Issue Date........................             %                 %                %                 %                 %










Weighted average life (in years)..


                             CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                         ------------     -------------    -------------     -------------     --------------
Issue Date........................             %                 %                %                 %                 %










Weighted average life (in years)..


                             CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                         ------------     -------------    -------------     -------------     --------------
Issue Date........................             %                 %                %                 %                 %










Weighted average life (in years)..

                              CLASS B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                         ------------     -------------    -------------     -------------     --------------
Issue Date........................             %                 %                %                 %                 %










Weighted average life (in years)..


                              CLASS C CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                         ------------     -------------    -------------     -------------     --------------
Issue Date........................             %                 %                %                 %                 %










Weighted average life (in years)..


                              CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                         ------------     -------------    -------------     -------------     --------------
Issue Date........................             %                 %                %                 %                 %










Weighted average life (in years)..

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3, Class A-1, Class A-2, Class A-3, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

         (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury regulations; or

         (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 30% (declining to 29% in 2004 and 28% in 2006) unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."


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                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation;

o    consist of one or more classes with various payment characteristics;

o    evidence beneficial ownership interests in a trust established by us; and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.
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                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
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     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is May 2, 2002.

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...........3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................3

SUMMARY OF PROSPECTUS.........................................................4

RISK FACTORS.................................................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS....................................29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..........................29

USE OF PROCEEDS..............................................................29

DESCRIPTION OF THE TRUST ASSETS..............................................30

YIELD AND MATURITY CONSIDERATIONS............................................53

DESCRIPTION OF THE CERTIFICATES..............................................59

DESCRIPTION OF THE GOVERNING DOCUMENTS.......................................67

DESCRIPTION OF CREDIT SUPPORT................................................77

LEGAL ASPECTS OF MORTGAGE LOANS..............................................79

FEDERAL INCOME TAX CONSEQUENCES..............................................90

STATE AND OTHER TAX CONSEQUENCES............................................124

ERISA CONSIDERATIONS........................................................124

LEGAL INVESTMENT............................................................127

PLAN OF DISTRIBUTION........................................................129

LEGAL MATTERS...............................................................130

FINANCIAL INFORMATION.......................................................130

RATING......................................................................130

GLOSSARY....................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE.........................................  Credit Suisse First Boston Mortgage Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of
                                                     Credit Suisse First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit
                                                     Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.......................  The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                                     "Rating."

                                                     Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.....................  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities
                                                     Being Offered" above.

THE GOVERNING DOCUMENTS............................  In  general,  a  pooling  and  servicing  agreement  or other  similar agreement or collection of agreements will govern, among other things--

                                                     o    the issuance of each series of offered certificates;

                                                     o    the creation of and transfer of assets to the related trust; and

                                                     o    the servicing and administration of those assets.

                                                     The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                                     If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                     o    a master servicer that will generally be responsible for
                                                          performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                                     o    a special servicer that will generally be responsible for
                                                          servicing and administering those mortgage loans that are
                                                          defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                                     The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s)
                                                     may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                     In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS.............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt.
                                                     The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include-

                                                     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                                     o    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                                     o    office buildings;

                                                     o    hospitality properties;

                                                     o    casino properties;

                                                     o    health care-related facilities;

                                                     o    industrial facilities;

                                        5

                                                     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                                     o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                                     o    manufactured housing communities, mobile home parks and
                                                          recreational vehicle parks;

                                                     o    recreational and resort properties;

                                                     o    arenas and stadiums;

                                                     o    churches and other religious facilities;

                                                     o    parking lots and garages;

                                                     o    mixed use properties;

                                                     o    other income-producing properties; and/or

                                                     o    unimproved land.

                                                     The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                     o    may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                                     o    may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an
                                                          adjustable interest rate;

                                                     o    may provide for no accrual of interest;

                                                     o    may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                                     o    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                                     o    may permit the negative amortization or deferral of accrued interest;

                                                     o    may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                                     o    may permit defeasance and the release of real property collateral in connection with that defeasance;

                                                     o    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                                     o    may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being
                                                          attributable to separate and distinct mortgage loans.

                                                     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                                     United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                     We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                                     Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust
                                                     Assets--Mortgage Loans."

                                                     The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                     o    the security has been registered under the Securities Act of 1933, as amended; or

                                                     o    we would be free to publicly resell the security without
                                                          registration.

                                                     See "Description of the Trust Assets--Mortgage-Backed Securities."

                                                     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any

                                                     series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.........................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for-

                                                     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                                     o    other mortgage loans or mortgage-backed securities that--

                                                          1.   conform to the description of mortgage assets in this
                                                               prospectus; and

                                                          2.   satisfy the criteria set forth in the related prospectus
                                                               supplement.

                                                     In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                     o    conform to the description of mortgage assets in this prospectus;
                                                          and

                                                     o    satisfy the criteria set forth in the related prospectus
                                                          supplement.

                                                     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED CERTIFICATES........  An offered certificate may entitle the holder to receive-

                                                     o    a stated principal amount;

                                                     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                                     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                                     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                                     o    payments of interest, with disproportionate, nominal or no payments of principal;

                                                     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
                                                          outstanding on one or more other classes of certificates of the same series;

                                                     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                          1.   faster and, in some cases, substantially faster, or

                                                          2.   slower and, in some cases, substantially slower,

                                                     than the rate at which payments or other  collections of principal are received on the related mortgage assets;

                                                     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
                                                          methodology; or

                                                     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                     A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                     We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                     The trust assets with respect to any series of offered certificates may also include any of the following agreements-

                                                     o    guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                                     o    interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                                     o    currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate
                                                          fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                                     We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                     See "Risk Factors," "Description of the Trust Assets" and "Description
                                                     of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS.......  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                                     o    delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                                     o    property protection expenses;

                                                     o    other servicing expenses; or

                                                     o    any other items specified in the related prospectus supplement.

                                                     Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                                     If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION...............................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--



                                                     o    all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                                     o    that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                     See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............  Any class of offered certificates will constitute or evidence ownership of-

                                                     o    regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the
                                                          Internal Revenue Code of 1986; or

                                                     o    interests in a grantor trust under Subpart E of Part I of
                                                          Subchapter J of the Internal Revenue Code of 1986.

                                                     See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.......................  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT...................................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you.
                                                     We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
                                                     as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

     o   that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following-

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value-

     o   the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   the characteristics of the neighborhood where the property is located;

     o   the proximity and attractiveness of competing properties;

     o   the existence and construction of competing properties;

     o   the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o   demographic factors;

     o   customer tastes and preferences;

     o   retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include-

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o   an increase in vacancy rates;

     o   a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by-

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   the rental rates at which leases are renewed or replaced;

     o   the percentage of total property expenses in relation to revenue;

     o   the ratio of fixed operating expenses to those that vary with revenues;
         and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes-

     o to pay for maintenance and other operating expenses associated with the property;

     o   to fund repairs, replacements and capital improvements at the property;
         and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include-

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o   an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o   a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include-

     o   the business operated by the tenants;

     o   the creditworthiness of the tenants; and

     o   the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to-

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     o   changes in interest rates;

     o   the availability of refinancing sources;

     o   changes in governmental regulations, licensing or fiscal policy;

     o   changes in zoning or tax laws; and

     o   potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o   responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o   maintain or improve occupancy rates, business and cash flow;

     o   reduce operating and repair costs; and

     o   preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including-

     o   rental rates;

     o   location;

     o   type of business or services and amenities offered; and

     o   nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that-

     o   offers lower rents;

     o   has lower operating costs;

     o   offers a more favorable location; or

     o   offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including-

     o   the fair market value and condition of the underlying real property;

     o   the level of interest rates;

     o   the borrower's equity in the underlying real property;

     o   the borrower's financial condition;

     o   the operating history of the underlying real property;

     o   changes in zoning and tax laws;

     o   changes in competition in the relevant area;

     o   changes in rental rates in the relevant area;

     o   changes in governmental regulation and fiscal policy;

     o   prevailing general and regional economic conditions;

     o   the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to-

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o   changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o   the bankrupt party--

         1.    was insolvent at the time of granting the lien,

         2.    was rendered insolvent by the granting of the lien,

         3.    was left with inadequate capital, or

         4.    was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o   the related real property; or

     o   a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if-

     o   the default is deemed to be immaterial;

     o   the exercise of those remedies would be inequitable or unjust; or

     o   the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL
PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following-

     o   breach of contract involving a tenant, a supplier or other party;

     o   negligence resulting in a personal injury; or

     o   responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things-

     o   war;

     o   revolution;

     o   governmental actions;

     o   floods and other water-related causes;

     o   earth movement, including earthquakes, landslides and mudflows;

     o   wet or dry rot;

     o   vermin; and

     o   domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o   tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o   any condition on the property that causes exposure to lead-based paint;
         and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion-

     o   generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for-

     o   individuals;

     o   estates;

     o   trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may-

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate-

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of-

     o   various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property-

     o   rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o   office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o   casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o   industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o   arenas and stadiums;

     o   churches and other religious facilities;

     o   parking lots and garages;

     o   mixed use properties;

     o   other income-producing properties; and

     o   unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o   shares in a cooperative corporation which owns the property; or

     o   any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o   second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o   the period of the delinquency;

     o   any forbearance arrangement then in effect;

     o   the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include-

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o   the types of services offered at the property;

     o   the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o   the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o   the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o   require written leases;

     o   require good cause for eviction;

     o   require disclosure of fees;

     o   prohibit unreasonable rules;

     o   prohibit retaliatory evictions;

     o   prohibit restrictions on a resident's choice of unit vendors;

     o   limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o   fixed percentages;

     o   percentages of increases in the consumer price index;

     o   increases set or approved by a governmental agency; or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o   the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o   mortgage loan payments;

     o   real property taxes;

     o   maintenance expenses; and

     o   other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o   maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o   shopping centers;

     o   factory outlet centers;

     o   malls;

     o   automotive sales and service centers;

     o   consumer oriented businesses;

     o   department stores;

     o   grocery stores;

     o   convenience stores;

     o   specialty shops;

     o   gas stations;

     o   movie theaters;

     o   fitness centers;

     o   bowling alleys;

     o   salons; and

     o   dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o   to lower rents;

     o   to grant a potential tenant a free rent or reduced rent period;

     o   to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o   competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   perceptions regarding the safety of the surrounding area;

     o   demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o   traffic patterns and access to major thoroughfares;

     o   the visibility of the property;

     o   availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o   customer tastes, preferences and spending patterns; and

     o   the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including-

     o   an anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o   a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars-

     o   factory outlet centers;

     o   discount shopping centers and clubs;

     o   catalogue retailers;

     o   television shopping networks and programs;

     o   internet web sites; and

     o   telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include-

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o   the quality and philosophy of building management;

     o   access to mass transportation; and

     o   changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include-

     o   rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o   access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include-

     o   the cost and quality of labor;

     o   tax incentives; and

     o   quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including-

     o   full service hotels;

     o   resort hotels with many amenities;

     o   limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o   other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o the location of the property and its proximity to major population centers or attractions;

     o   the seasonal nature of business at the property;

     o   the level of room rates relative to those charged by competitors;

     o   quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o   the existence or construction of competing hospitality properties;

     o   nature and quality of the services and facilities;

     o   financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon-

     o   the continued existence and financial strength of the franchisor;

     o   the public perception of the franchise service mark; and

     o   the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include-

     o location, including proximity to or easy access from major population centers;

     o   appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o   the existence or construction of competing casinos;

     o   dependence on tourism; and

     o   local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o   offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include-

     o   hospitals;

     o   skilled nursing facilities;

     o   nursing homes;

     o   congregate care facilities; and

     o   in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to-

     o   statutory and regulatory changes;

     o   retroactive rate adjustments;

     o   administrative rulings;

     o   policy interpretations;

     o   delays by fiscal intermediaries; and

     o   government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including-

     o   federal and state licensing requirements;

     o   facility inspections;

     o   rate setting;

     o   reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on-

     o location of the property, the desirability of which in a particular instance may depend on--

         1.    availability of labor services,

         2.    proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

         1.    ceiling heights,

         2.    column spacing,

         3.    number and depth of loading bays,

         4.    divisibility,

         5.    floor loading capacities,

         6.    truck turning radius,

         7.    overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o   building design;

     o   location and visibility;

     o   tenant privacy;

     o   efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o   services provided at the property, such as security;

     o   age and appearance of the improvements; and

     o   quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include-

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o   the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o   changes in demographics, consumer habits and traffic patterns;

     o   the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o   segment;

     o   product;

     o   price;

     o   value;

     o   quality;

     o   service;

     o   convenience;

     o   location; and

     o   the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o   lower operating costs;

     o   more favorable locations;

     o   more effective marketing;

     o   more efficient operations; or

     o   better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include-

     o actions and omissions of any franchisor, including management practices that--

         1.    adversely affect the nature of the business, or

         2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include-

     o   the number of comparable competing properties in the local market;

     o   the age, appearance and reputation of the property;

     o   the quality of management; and

     o   the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o   multifamily rental properties;

     o   cooperatively-owned apartment buildings;

     o   condominium complexes; and

     o   single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to-

     o   fixed percentages;

     o   percentages of increases in the consumer price index;

     o   increases set or approved by a governmental agency; or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include-

     o   the location and appearance of the property;

     o   the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o   geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o   sensitivity to weather and climate changes; and

     o   local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors-

     o   the appeal of the particular event;

     o   the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include-

     o   the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o   the amount of alternative parking spaces in the area;

     o   the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o   its location;

     o   its size;

     o   the surrounding neighborhood; and

     o   local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o   the successful operation of the property; and

     o   its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o   make the loan payments on the related mortgage loan;

     o   cover operating expenses; and

     o   fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o   some health care-related facilities;

     o   hotels and motels;

     o   recreational vehicle parks; and

     o   mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o   warehouses;

     o   retail stores;

     o   office buildings; and

     o   industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from-

     o   increases in energy costs and labor costs;

     o   increases in interest rates and real estate tax rates; and

     o   changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o   a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example-

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o   an original term to maturity of not more than approximately 40 years;
         and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that-

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o   provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o   permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts-

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o   more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include-

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o   will have been registered under the Securities Act of 1933, as amended;

     o   will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts-

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o   the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o   a description of the related credit support, if any;

     o   the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for-

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o   other mortgage loans or mortgage-backed securities that--

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o   conform to the description of mortgage assets in this prospectus; and

     o   satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include-

     o the subordination or one or more other classes of certificates of the same series;

     o   a letter of credit;

     o   a surety bond;

     o   an insurance policy;

     o   a guarantee;

     o   a credit derivative; and/or

     o   a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include-

     o   interest rate exchange agreements;

     o   interest rate cap agreements;

     o   interest rate floor agreements;

     o   currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o   the price you paid for your offered certificates;

     o   the pass-through rate on your offered certificates; and

     o   the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following-

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o   the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including-

     o   the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o   the quality of management of the related real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o   prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes-

     o   to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o   realize its equity in the property;

     o   meet cash flow needs; or

     o   make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o   the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o   the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o   scheduled amortization; or

     o   prepayments, including--

         1.    voluntary prepayments by borrowers, and

         2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o   to refinance the loan; or

     o   to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o   the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that-

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following-

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources-

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o   have the same series designation;

     o   were issued under the same Governing Document; and

     o   represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o   have the same class designation; and

     o   have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive-

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

         1.    faster and, in some cases, substantially faster, or

         2.    slower and, in some cases, substantially slower,

     than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify-

     o   the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of-

     o   a 360-day year consisting of twelve 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o   any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o   payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources-

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows-

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o   by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o   property protection expenses;

     o   other servicing expenses; or

     o   any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o   the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o   that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following-

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg. DTC is-

     o   a limited-purpose trust company organized under the New York Banking
         Law;

     o   a "banking corporation" within the meaning of the New York Banking Law;

     o   a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including-

     o   in the case of a mortgage loan-

         1.    the address of the related real property,

         2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         3.    the remaining term to maturity,

         4. the remaining amortization term if that mortgage loan is a balloon loan, and

         5.    the outstanding principal balance; and

     o   in the case of a mortgage-backed security-

         1.    the outstanding principal balance, and

         2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things-

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o   that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will-

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that-

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including-

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o   ensuring that the related properties are properly insured;

     o   attempting to collect delinquent payments;

     o   supervising foreclosures;

     o   negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o   maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of-

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o   mortgage loans as to which there is a material non-monetary default;

     o   mortgage loans as to which the related borrower has-

         1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can-

     o   make the initial determination of appropriate action;

     o   evaluate the success of corrective action;

     o   develop additional initiatives;

     o   institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o   performing property inspections; and

     o   collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o   continuing to receive payments on the mortgage loan;

     o   making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o   reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense-

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless-

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o   either-

         1. that party is specifically required to bear the expense of the action, or

         2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons-

     1.  to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.  to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following-

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o   the establishment of one or more reserve funds; or

     o   any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following-

     o   the nature and amount of coverage under that credit support;

     o   any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o   the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o   the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o   the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o   a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o   the trustor, who is the equivalent of a mortgagor;

     o   the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by-

     o   the express provisions of the related instrument;

     o   the law of the state in which the real property is located;

     o   various federal laws; and

     o   in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o   without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o   judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may-

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

         1.    a failure to adequately maintain the mortgaged property, or

         2.    an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o   upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o   record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o   to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease-

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o   extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o   past due rent;

     o   accelerated rent;

     o   damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court-

     o   assume the lease and either retain it or assign it to a third party; or

     o   reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to-

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.

Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows-

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o   second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks-

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood LLP, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o   banks;

     o   insurance companies; and

     o   foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o   is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

         1.    REMIC "regular interests", or

         2.    REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o   whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

         1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

         2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes-

     o   a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o   a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o   one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o   a fixed number of basis points;

     o   a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
         Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o   a single fixed rate;

     o   a qualified floating rate;

     o   an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o   a fraction--

         1.    the numerator of which is the amount of the payment, and

         2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o   the total amount of the de minimis original issue discount, and

     o   a fraction--

         1. the numerator of which is the amount of the principal payment, and

         2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o   the sum of--

         1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

         2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o   the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o   on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o   the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     o   the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o   unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o   "excess inclusions";

     o   residual interests without "significant value"; and

     o   "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal--

     o   the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o   the following items--

         1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

         2. amortization of any premium on the mortgage loans held by the REMIC,

         3. bad debt losses with respect to the mortgage loans held by the REMIC, and

         4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See
"--

REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o   the amount paid for that REMIC residual certificate; increased by

     o amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     o distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o   through distributions;

     o   through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o   the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o   regulated investment companies;

     o   common trust funds; and

     o   certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o   the present value of the expected future distributions on the interest;
         and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o   an individual;

     o   an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts, then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o   an individual,

     o   an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o   an individual;

     o   an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o   the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o   entitle the holder to a specified principal amount;

     o   pay interest at a fixed or variable rate; and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     o   reacquires that same REMIC residual certificate;

     o   acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o   the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o   the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o   the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o   events that have occurred up to the time of the transfer;

     o   the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o   the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o   the United States;

     o   any State or political subdivision thereof;

     o   any foreign government;

     o   any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o   any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o   regulated investment company;

     o   real estate investment trust;

     o   trust;

     o   partnership; or

     o   certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o   income;

     o   deductions;

     o   gains;

     o   losses; and

     o   classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o   corporations;

     o   trusts;

     o   securities dealers; and

     o   certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o   two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o   income;

     o   excess inclusions;

     o   investment expenses; and

     o   relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o   otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o   a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o   a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o   owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o   foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2.    the sum of--

     o   normal administration fees, and

     o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o   "permitted assets" within the meaning of Section 860L(c) of the Code;
         and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
         7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o   a master servicer;

     o   a special servicer;

     o   any sub-servicer; or

     o   their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o   the treatment of certain stripped bonds as market discount bonds; and

     o   de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o   the sum of all payments to be made on that certificate;

     o   other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o   0.25% of the stated redemption price; and

     o   the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o   the stated redemption price of the mortgage loans; and

     o   their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o   the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o   the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o   its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o   its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o   any and all--

         1.    previously reported losses,

         2.    amortized premium, and

         3.    payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o   entitle the holder to a specified principal amount;

     o   pay interest at a fixed or variable rate; and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o   a custodian of a person's account;

     o   a nominee; and

     o   a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose various requirements on--

     o   Plans; and

     o   persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o   investment prudence and diversification; and

     o   compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include-

     o   sales, exchanges or leases of property;

     o   loans or other extensions of credit; and

     o   the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan; or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o   deemed to be a fiduciary with respect to the investing Plan; and

     o   subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should-

     o   consider your general fiduciary obligations under ERISA; and

     o   consult with your legal counsel as to--

         1. the potential applicability of ERISA and the Code to investment, and

         2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o   whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o   federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows-

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o   by placements by us with institutional investors through dealers; and

     o   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o   Cadwalader, Wickersham & Taft;

     o   Sidley Austin Brown & Wood LLP; or

     o   Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o   whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o   the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means-

     o   the United States;

     o   any State or political subdivision of the United States;

     o   any foreign government;

     o   any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o   any organization described in Section 1381(a)(2)(C) of the Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any-

     o   regulated investment company;

     o   real estate investment trust;

     o   trust;

     o   partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the ERISA and Section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means-

     o   a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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[GRAPHIC OMITTED]

11.   UNIVERSITY CENTER EAST
      San Diego CA


[GRAPHIC OMITTED]

6.    RIVERVIEW COMMERCE CENTER
      Billerica and Tewksbury MA


[GRAPHIC OMITTED]

2.    NORTHWOODS MALL
      North Charleston SC


[GRAPHIC OMITTED]

5.    THE MALL AT MILL CREEK
      Secaucus NJ

[GRAPHIC OMITTED]

9.    ROOSEVELT SQUARE SHOPPING CENTER
      Jacksonville FL


[GRAPHIC OMITTED]

43.   WOODS ON THE FAIRWAY APARTMENTS
      Atacsocita TX


[GRAPHIC OMITTED]

12.   ANNEX OF ARLINGTON
      Arlington Heights IL


[GRAPHIC OMITTED]

59.   KEOKUK APARTMENTS
      Iowa City IA


[GRAPHIC OMITTED]

10.   THE BRISTOL PLACE APARTMENTS
      Houston TX

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB 2002-CP3.XLS." The spreadsheet file "CSFB 2002-CP3.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.

Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
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(1) Microsoft Excel is a registered trademark of Microsoft Corporation.